PROSPECTUS

Filed Pursuant to Rule 424(b)(4)
Registration Statement No. 333-266897

2,500,000 Common Units, Each Consisting of a Common Share and a Warrant to Purchase One Common Share

KWESST Micro Systems Inc.

This is the initial public offering (“IPO”) of securities of KWESST Micro Systems Inc., a British Columbia corporation (the “Company”), in the United States, consisting of 2,500,000 common units (each a “Common Unit”). Each Common Unit consists of one common share, no par value per share (a “Common Share”), and one warrant (each a “Warrant”), in a firm commitment underwritten offering at a public offering price of USD$4.13 per Common Unit. Each Warrant will entitle the holder to purchase one Common Share at an exercise price of USD$5.00 and expire five years from date of issuance.

A holder will not have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance, 9.99%) of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants (the "Warrant Exercise Limitation"). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to us.

We also offered to those purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chose, pre-funded units (each a “Pre-funded Unit”) in lieu of Common Units.  Each Pre-funded Unit consists of one pre-funded warrant to purchase one Common Share at an exercise price of USD$0.01 per share (each a “Pre-funded Warrant”) and one Warrant.  The purchase price of each Pre-funded Unit is equal to the price per Common Unit being sold to the public in this offering, minus USD$0.01. The Pre-funded Warrants are immediately exercisable and may be exercised at any time and were subject to the Warrant Exercise Limitation.

The Common Shares included in the Common Units and the Warrants included in the Common Units can only be purchased together in this offering, but the securities contained in the Common Units are immediately separable and will be issued separately.

The offering also includes the Common Shares issuable from time to time upon exercise of the Warrants and Pre-funded Warrants.

Although this is our IPO for securities in the United States, our Common Shares are listed for trading on the TSX Venture Exchange (the “TSXV”) under the trading stock symbol “KWE.V”, were quoted on the OTCQB® Venture Market (the “OTCQB”) under the stock symbol of “KWEMF” prior to the Up-Listing (as defined below), and listed on the Frankfurt Stock Exchange under the stock symbol of “62U”. Our Common Shares and the Warrants being offered  have been approved for trading on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “KWE” and “KWESW”, respectively, and commenced trading on December 7, 2022 (the “Up-Listing”). There is no established trading market for the Pre-funded Warrants. We do not expect a market for such securities to develop. In addition, we do not intend to apply for the listing of the Common Units, Pre-funded Units or Pre-funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

Concurrent with the IPO, we are offering units in Canada for aggregate gross proceeds of USD$3,000,000 on a firm commitment underwritten basis (the “Canadian Offering”) led by PI Financial Corp. (the “Canadian Underwriter”). Each unit offered in Canada (each, a “Canadian Unit”) will consist of one Common Share and one warrant to purchase one Common Shares (each, a “Canadian Warrant”). Each Canadian Unit will be sold in Canada at the public offering price of the Common Units in the IPO (the “Offering Price”). The Canadian Warrants being sold in the Canadian Offering will be issued in electronic book-entry form and governed by a warrant indenture by and between us and TSX Trust Company, as warrant agent. Each Canadian Warrant will entitle the holder to purchase one Common Share at an exercise price of USD$5.00 and expire five years from date of issuance.  The Canadian Warrants will not be listed on any exchange or market place. The securities offered in the Canadian Offering are not being offered by this Prospectus and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States. The Canadian Offering will be conducted in each of the provinces of Canada, except Québec, pursuant to the exclusion from the registration requirements of the Securities Act afforded by Rule 903 of Regulation S under the Securities Act. Closing of the Canadian Offering is conditional on the closing of the IPO.

In connection with our application to list our Common Shares and the Warrants on Nasdaq, we effected a one for seventy (1-for-70) reverse stock split of our Common Shares on October 28, 2022 (the “Reverse Split”).  Accordingly, all shareholders of record at the opening of business on October 28, 2022, received one issued and outstanding post-Reverse Split Common Share of the Company in exchange for 70 outstanding pre-Reverse Split Common Shares of the Company.  No fractional shares were issued in connection with the Reverse Split.  All fractional shares created by the Reverse Split were rounded to the nearest whole number of common shares, with any fractional interest representing 0.5 or more Common Shares entitling holders thereof to receive one whole Common Share.  At the opening of business on October 28, 2022, we had 778,801 outstanding Common Shares. Effective on the date of the Reverse Split, the exercise price and number of Common Shares issuable upon the exercise of outstanding stock options were proportionately adjusted to reflect the Reverse Split.  The restricted share units (“RSUs”) and performance stock units (“PSUs”) have also been adjusted for the Reverse Split.  While the number of outstanding warrants has not changed as a result of the Reverse Split; the conversion rate for each warrant was adjusted from one common share to 0.01428571 Common Share.  All information respecting outstanding Common Shares and other securities of the Company, including net loss per share, in the current and comparative periods presented are on a Reverse Split basis.

On December 6, 2022, the closing price for our Common Shares on the OTCQB was USD$4.95. The actual public offering price per Common Unit was not determined by any particular formula but was determined through negotiations between us and the underwriter at the time of pricing.

We are an “emerging growth company” and a “foreign private issuer” as defined under United States federal securities laws and may elect to comply with reduced public company reporting requirements. Please read Implications of Being an Emerging Growth Company and Foreign Private Issuer Status beginning on page 9 of this Prospectus for more information.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 18 to read about factors you should consider before buying our securities.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Unit	Total
Public offering price	USD$4.13	USD$10,325,000
Underwriting discounts and commissions(1)	USD$0.30975	USD$774,375
Proceeds, before expenses, to us	USD$3.82025	USD$9,550,625

(1) We have also agreed to issue warrants to purchase up to 143,750 Common Shares to the underwriter (the “Underwriter Warrants”) and to reimburse the underwriter for certain expenses. This table depicts broker-dealer commissions of 7.5% of the gross offering proceeds. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1% of the public offering price payable to the underwriter. See Underwriting on page 100 for additional disclosure regarding underwriting discounts and commissions, over-allotments, and reimbursement of expenses.

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and purchase all of the Common Units and Pre-funded Units offered under this Prospectus if any such securities are taken.

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to 375,000 Common Shares and/or up to 375,000 Pre-funded Warrants and/or up to 375,000 Warrants, in each case, solely to cover over-allotments, if any (the “Over-Allotment Option”). The Underwriter will not receive commissions or discounts for the exercise of the Over-Allotment Option with respect to Warrants.

If the Over-Allotment Option is exercised solely in full for Common Shares or Pre-Funded Warrants, we will receive incremental proceeds of approximately USD$1,432,500, after the underwriting discount of 7.5%, but before other expenses, and if the Over-Allotment Option is exercised solely in full for Warrants, we will receive total gross proceeds of approximately USD$3.75.

The underwriter expects to deliver the securities to the investors on or about December 9, 2022.

ThinkEquity

The date of this Prospectus is December 6, 2022.

KWESST

NON-LETHAL: PARA OPS

The Reliability of a Cartridge-Based System

Low Energy Cartridge

A low energy cartridge casing and energetic actuator in the base. No gunpowder or pneumatics. Automatically stabilizes specialized projectiles in flight. Calibrated actuator for approximately 12 joules of energy

Specialized Projectiles

Payloads come pre-loaded into cartridges. Payloads include: incapacitating pepper, inert colored powder, and a solid slug

Launchers for Personal and Professional Use

Pre-commercial devices and launchers that fire only the Para Ops cartridge. Devices include a single-shot and five-shot flashlight for personal security. Launchers also include automatic pistols and carbines for non-lethal operations and force-on-force training.

KWESST

NON-LETHAL: ARWEN

ARWEN
LESS LETHAL

PRECISION ACCURACY

All ARWEN launchers feature an aggressively rifled barrel to ensure extreme accuracy when it matters most

UNRIVALLED VERSATILITY

With 22 different munitions grouped into 6 specific categories, all ARWEN launchers provide the ability to respond to a wide range of operational needs.

INNOVATIVE DESIGN

All ARWEN launchers feature an innovative design that allows for immediate visual inspection of any loaded munitions and for rapid fire.

KWESST

DIGITIZATION: TASCS & CIMS

ASSESS, DECIDE, and ACT faster to increase OPERATIONAL EFFECTIVENESS and SURVIVABILITY for Military and Security Forces

SAMSUNG

Tactical and Situational Control System ("TASCS")

App that networks soldiers on the ground with each other thought their own smart devices

Receive and share real-time situational awareness information

TASCS app extended to "Joint Fire" applications, converting "dumb" legacy weapons into "smart" precision weapon systems without weapon modification

Critical Incident Management System ("CIMS")

Seamless integration and fusion of crucial real-time position location, imagery, and targeted time-sensitive emergency services data and information for the effective and coordinated delivery of emergency services

Supporting stakeholders from Emergency Operations Centres (EOC), Incident Command Post (ICP), Incident Commanders, and all first responders whether mobile or dismounted

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-1 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this Prospectus and the related registration statement carefully. This Prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable prospectus supplement, or any sale of a security.

Except as otherwise indicated, references in this Prospectus to "KWESST," "Company," "we," "us" and "our"  refer to KWESST Micro Systems Inc. and its consolidated subsidiaries.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Market, Industry and Other Data

This Prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in Risk Factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See Forward-Looking Statements.

Trademarks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this Prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Financial Information and Currency

Our financial statements appearing in this Prospectus are prepared in Canadian dollars and in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"), as described in Note 2 to the consolidated financial statements for the three and nine months ended June 30, 2022, the fiscal year ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 31, 2019. In September 2020, we changed our fiscal year from December 31st to September 30th.

Unless otherwise indicated, all references in this Prospectus to "dollars" or "CAD" or "$" are to Canadian dollars and all references to "USD" or "USD$" are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the year ended September 30, 2021, nine months ended September 30, 2020, the year ended December 31, 2019, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended September 30, 2021	1.2644
Nine Months Ended September 30, 2020	1.3539
Year Ended December 31, 2019	1.3268

Month Ended	Average
November 30, 2022	1.3449
October 31, 2022	1.3700
September 30, 2022	1.3319
August 31, 2022	1.2922
July 31, 2022	1.2942
June 30, 2022	1.2814
May 31, 2022	1.2852
April 30, 2022	1.2628
March 31, 2022	1.2658
February 28, 2022	1.2716
January 31, 2022	1.2616
December 31, 2021	1.2794

The daily average exchange rate on December 6, 2022 as reported by the Bank of Canada for the conversion of USD into CAD was USD$1.00 equals CAD$1.3649.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this Prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire Prospectus, including the sections of this Prospectus entitled "Risk Factors" and "Operating and Financial Review and Prospects" and our consolidated financial statements and the related notes included elsewhere in this Prospectus, before deciding to invest in our securities.

Overview of the Company

KWESST Micro Systems Inc. develops and commercializes next-generation technology solutions that deliver a tactical advantage for military, public safety agencies and personal defense markets.  Our core mission is to protect and save lives.

We focus on three niche market segments as follows:

Non-Lethal

Our goal is to provide professionals and consumers with reliable and safer, non-lethal alternatives to the use of firearms.  Our products are designed to offer our customers effective solutions for personal, family and community protection that do not require the use of lethal force, and are intended for both the consumer and security professional markets.

In the consumer market, our products are designed to provide civilians who face potential threats from would-be assailants with an effective, non-lethal tool to deter would-be assailants and to escape harm's way.

In the professional market, our products are designed to provide domestic and international law enforcement agencies, corrections and custodial officers, private security professionals, private investigators and other professional security users with a reliable, non-lethal option to address threats and resolve conflicts without the need to resort to lethal force.

Our non-lethal product suite includes the following:

  PARA OPS, our innovative, patent-pending cartridge-based firing platform system, intended to provide more reliable non-lethal choices (single-shot and multi-shot) for consumers and law enforcement agencies; and
  A line of projectiles that are fired by PARA OPS devices, including solid slug (kinetic), inert color powder, and irritant pepper powder.
  ARWEN less-lethal launchers and ammunition for law enforcement agencies, used primarily for riot control and police tactical teams during high-risk arrests against potentially armed or violent persons.  ARWEN products have been in the marketplace for over 30 years.

The stage of development for our non-lethal product suite is as follows:

  PARA OPS: We have finalized the development of our single-shot PARA OPS device and we are currently in the low-rate initial production ("LRIP") to provide samples to potential customers and strategic partners. We expect to finalize our sales, marketing and distribution plan and begin the commercialization phase during our first quarter ending December 31, 2022 of fiscal year 2023 (i.e., October 1, 2022 to September 30, 2023) ("Fiscal 2023"). by initially targeting law enforcement agencies in which we are currently selling the ARWEN product line.  We are in the prototype phase for the multi-shot PARA OPS device, which we expect to complete and begin LRIP during Q1 Fiscal 2023.
  ARWEN: Both our ARWEN ACE (single-shot launcher) and ARWEN 37 (multi-shot launcher) are in full production, along with the related ammunition.  Our current sales and marketing efforts are primarily through tradeshows in the United States and Canada, pro bono training and direct sales to our existing law enforcement agency customers.

For further details on our non-lethal products, refer to Business Overview - Principal Products and Services.

Digitization

We offer proprietary next-generation real-time situational awareness solutions for both the military and civilian markets. In the military market, our signature proprietary product, Tactical and Situational Control System ("TASCS"), offers an app that networks soldiers on the ground with each other through their smart devices so they can receive and share situational awareness information from any source including drones.  Further, we extend the TASCS app to "Joint Fires" applications (Joint Fires is a common terminology used in military for fires produced during the employment of forces from two or more components in a coordinated action toward a common objective) on indirect fire weapons like mortars, grenade launchers, heavy machine guns, rocket launchers, artillery and more. Effectively, we convert these "dumb" legacy weapon systems to "smart" precision weapon systems without any modification to the weapon or ammunition.

After successfully developing digital technologies for tactical military applications which provide real-time exchange of situational awareness, navigation, imagery, and operational information for soldiers on the ground, we became aware of opportunities to apply these digitization solutions to the public safety market. These solutions solve critical challenges for law enforcement, fire, emergency response, search and rescue, and natural disaster management, all of whom require networked situational awareness to understand, decide, and act faster and more effectively in response to a critical incident. When responders are facing a public emergency, they need information quickly. Whether it is a wildfire, active shooter scenario or a natural disaster, they need to know what they are walking into and where their resources are located. They also need to communicate and collaborate in real-time - across teams and information sources and often across departments.

We entered the civilian public safety market by launching our Critical Incident Management System ("CIMS") for enhanced public safety. Our CIMS solution integrates emergency operations, incident command post, incident commanders, and all responders whether mobile or dismounted. Our CIMS architecture is a native cloud-based Microsoft environment (MS Azure) integrated with the Team Awareness Kit ("TAK"). This provides key stakeholders with seamless fusion and sharing of crucial real-time position location, imagery, and time-sensitive emergency services data and information for effective and coordinated delivery of emergency services, including rescue, fire suppression, emergency medical care, law enforcement, and other forms of hazard control and mitigation.

The stage of development for our digitization products and services is as follows:

  TASCS Indirect Fire Modules System ("TASCS IFM"): We have completed the development for TASCS IFM for the 81mm mortar system and have conducted extensive user testing with the United States military in the past year.  We are also marketing this product to the Canadian forces and expect to conduct trials over the next twelve months. At this time, we do not expect further development unless funded by the military customer.  We will proceed to production only upon receiving a customer order.

  CIMS: Leveraging from our TAK integration experience with military customers, we are currently offering CIMS services to the public safety market.  In July 2022, we won our first contract with CounterCrisis Technology Inc. to co-implement a national Ground Search and Rescue Incident Command System for Public Safety Canada, with the Ontario Provincial Police as technical advisory stakeholder for this project.

Sales and marketing efforts for our digitization products is primarily through tradeshows and direct sales to military and public safety markets. Further details on our digitization products, refer to Business Overview - Principal Products and Services.

Counter-Threat

We offer proprietary next-generation counter-threat solutions to protect against hostile enemy lasers, electronic detection and drones.  Our patented Phantom product is a miniaturized electronic warfare device with the ability to emulate the electronic communications of North Atlantic Treaty Organization ("NATO") countries to spoof adversaries as to the location of NATO forces.  Due to its small size, it can be easily deployed by soldiers at the tactical level or by drones in an area of operation, or mounted on light tactical vehicles. Our Battlefield Laser Detection System ("BLDS") product suite specifically addresses a current NATO need to protect against laser threats: lasers used to "paint" or "lase" ground personnel to target them for attack, or weaponized lasers intended to cause direct injury to personnel from a high-energy laser beam itself.  With our latest product under development, referred to as GhostNet, we believe it will provide an effective solution to counter-measure against hostile drones including loitering munitions that can hover for hours waiting for a designed target.  Military and Homeland Security agencies are seeking additional options of stopping drones kinetically but without collateral damage.

The stage of development for our counter-threat product suite is as follows:

  BLDS: We have completed the operational prototype development of our vehicle and squad laser detection product suite.  We are currently conducting sensitivity and environmental testing in preparation for customer orders at which stage we will then move the operational prototypes to production.

  Phantom: We have completed the development of Phantom Electromagnetic Spectrum Operations ("EMSO") operational prototypes. We have tested, and are currently undergoing testing, EMSO with the United States military.  This may lead to further development to be funded by the military customer, upon receiving their specific requirements.  We will proceed to production only upon receiving a customer order.

  GhostNet: We are currently in the concept and designing phase.

Sales and marketing efforts for our counter-threat products are primarily through tradeshows and direct sales to military. Further details on our counter-threat products, refer to Business Overview - Principal Products and Services.

Our Market Opportunity

Non-Lethal

According to Allied Market Research: Non-Lethal Market, May 2021, the global non-lethal weapons market was approximately USD$7.4 billion in 2020 and is projected to reach USD$12.5 billion in 2028 (a 7.4% compound annual growth rate). Today, competitors are offering either high-energy cartridge systems that can be lethal (e.g. Taser) or air-based devices (e.g. Byrna ® HD brand) that are often unreliable and high maintenance based on our Executive Chairman's former experience with a non-lethal company in the United States. Our PARA OPS devices provide a unique market solution addressing these weaknesses.  Our devices are based on a low-energy cartridge system with projectile velocity (kinetic energy) well below the lethal threshold, providing a reliable, low-maintenance device for consumers and law enforcement agencies.  Based on the above global non-lethal market size, even if we win 1% global market share this represents a revenue opportunity of over USD$74 million per annum recurring.  We plan to initially focus our sales effort in the United States in the law enforcement market via distributors, an e-commerce platform and approved Federal Firearms License ("FFL") distributors.

In December 2021, we expanded our non-lethal business with the acquisition of Police Ordinance Company Inc. an Ontario (Canada) corporation ("Police Ordnance"), the owner of the ARWEN launchers sold worldwide to law enforcement agencies. A key objective of our acquisition of ARWEN was to secure a ready channel to a base of prospective law enforcement customers for PARA OPS.  In addition, the preview of PARA OPS products at the 2022 ShotSHOW in January 2022, and other events and discussions since then, elicited enquiries from various law enforcement agencies. During the quarter ended September 30, 2022, we began LRIP of the PARA OPS single shot product and we plan to contact these law enforcement agencies and others to arrange demonstrations for feedback before commencing full production.

As well, PARA OPS has been introduced and demonstrated to influential former police officers including Daniel V. Garcia (former Chief of Police, Phoenix AZ and Deputy Chief of Police, Dallas TX), and Brandon Tatum (former Tucson police officer), who have been and will be advocating PARA OPS with the law enforcement community, based on their experience with less-lethal products in service with their former agencies.

Digitization

On the military front, a top priority for the U.S. and its allies, is to modernize the soldier on the ground with a digital networked common operating picture to reduce combat casualties and enable greater operational effectiveness. Our proprietary TASCS solution specifically addresses this market need. In fiscal year 2022, which ended on September 30, 2022 (“Fiscal 2022"), we successfully completed the integration of our TASCS IFM with an 81 mm mortar system for a United States military customer. Additional live demonstrations took place this summer in response to customer requests, which we expect will then lead to customer acceptance and future orders.

Further, in November 2021, we entered into a master agreement with General Dynamics Mission System ("GDMS") (the "Master Agreement") to support the development of digitization solutions for the Canadian military in which we will assist GDMS in the development of an initial prototype system that networks soldiers with information from various sources in real time, including the location of friendly forces and adversaries, and facilitates more effective, coordinated fire. We have delivered timely on the first phase of the project in June 2022, and we expect to begin the second phase in July 2022.  Management has estimated the total contract value at approximately $1 million over 12 months from the date of the Master Agreement.

Additionally, public safety agencies across the United States and abroad are seeking to implement digital solutions that can improve responder safety and incident management.  According to Accenture, digital transformation presents one of the biggest challenges for public safety agencies. Globally, the public safety and security market was USD$435 billion in 2021 and is expected to reach USD$868 billion by 2028, growing at a CAGR of 10.4%, according to Fortune Business Insights.

Counter-Threats

In today's warfare, there is a greater need to provide innovative counter-threat solutions at the tactical edge (i.e. the frontline operations at the level of soldiers and armored vehicles). Our Phantom and BLDS are two product lines that are focused on addressing this need to save soldier lives. According to Fortune Business Insights: Electronic Warfare, June 2021, the global electronic warfare market size is projected to reach USD$33.5 billion by 2028, a 5.24% CAGR from 2021.

The addressable market for miniaturized tactical electronic warfare devices such as our Phantom is new and therefore undefined.  In Fiscal 2022, General Dynamics Land Systems ("GDLS") selected our Phantom system to be incorporated into their next-generation armored vehicle for a bid proposal to a United States military customer for up to 500 armored vehicles, a requirement for the bid proposal.  While GDLS is currently the incumbent, there is no assurance that it will win this bid; however, if they do, we are very well positioned to win a large order for our Phantom.  The U.S. government plans to announce the winner in 2023. Further, in Q4 of fiscal year 2021 ("Fiscal 2021"), we partnered with Alare Technologies ("Alare") in the United States, a system design development engineering firm, to assist us with the development of our GhostNet to address the emerging market demand for counter-loitering munitions with no collateral damage.

Competitive Strengths

We believe the following strengths distinguish us from our competitors and position us well to take a leadership position in the non-lethal market and significant success in the military and security forces market:

  Experienced senior management: Our Executive Chairman has over 30 years of experience in the non-lethal market, including as founder of SimunitionTM, the world-leading non-lethal combat training munitions system, and as the former Chairman and CEO of United Tactical Systems based in the United States (owner of the non-lethal PepperBall brand).  Further, he, along with our President and CEO and other members of senior management have collectively over 100 years' experience in the defense industry while serving in the military and working for defense contractors.
  Diversified business model: With a mix of anticipated non-lethal product sales (shorter sales cycle than the military market) and large military contracts, we offer a more diversified business platform than competitors in either the non-lethal or defense market.
  Recurring business: While military contracts have longer sales cycle, once awarded, they tend to be for multiple years, providing a reliable source of recurring business.  Further, within our non-lethal business line, we will be able to sell to the same customer projectiles / ammunitions over the lifetime of their product, providing a good source of recurring revenue.
  Non-lethal cartridge-based system: Our patent-pending, proprietary cartridge-based PARA OPS system is innovative and could disrupt the non-lethal market because it specifically addresses the shortfalls from "air-powered" devices and dangerous high-energy cartridge systems currently offered in the marketplace.
  Teaming with OEMs for military contracts: By teaming with global defense Original Equipment Manufacturers ("OEMs") as we have done in Fiscal 2022 with General Dynamics Mission Systems ("GDMS") and GDLS for certain product lines, we are in a better position to indirectly win significant multi-year contracts.  OEMs are effectively integrators who look for technology partners like us to fill their technology gaps when bidding for a military contract.
  Teaming with OEMs for non-lethal applications: With our proprietary cartridge-based firing platform for non-lethal devices, we have an opportunity to partner with competitors for "white-labeling" our technology to complement their air-based product suites.
  Market synergies in non-lethal: With the recent acquisition of Police Ordnance in December 2021, we have immediate access to its law enforcement sales channel to cross-sell PARA OPS.
  Outsourced scalable model: While we continue to develop and research innovative technologies internally, we will outsource our production to a ready supply chain of proven vendors to provide scalability without taking any significant capital expenditure risks.

Growth Strategies

We believe the following are the key pillars for our growth strategy:

  Commercialization of PARA OPS: Over the next three to six months, we plan to offer our PARA OPS devices (single-shot and multi-shot) to both the professional and consumers markets with an initial focus in the United States. This will provide a new source of revenue to us including recurring revenue from the sale of projectiles. We expect to drive most of our PARA OPS revenue through our upcoming e-commerce website and to a lesser extent from licensed distributors in the United States. Over time, we expect to expand to other international markets.
  OEM partnerships for revenue growth: In addition to GDMS and GDLS, we are in discussions with other potential OEMs for strategic partnerships to accelerate our go-to-market for our Digitization and Counter-Threat product solutions for the military and security markets.
  Law enforcement penetration: We see an attractive opportunity to increase ARWEN market penetration with law enforcement agencies internationally with increased marketing spend, coupled with the cross-selling opportunity for our non-lethal PARA OPS devices.
  Strategic acquisitions: We have successfully integrated two assets and one business acquisition over the last two years.  We expect to continue to acquire complementary acquisitions that are a strategic fit and attractively priced to accelerate our growth plans.
  War in Ukraine: We have observed significant military budget spending increases by various NATO countries in response to the current war in Ukraine.  We believe this positions us well to receive new orders for our Digitization and Counter-Threat products during Fiscal 2023.

Risk Factors

Our business is subject to a number of risks which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" in deciding whether to invest in our securities. These risks include but are not limited to the following:

• You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

• The liquidity of our Common Shares may be decreased as a result of the Reverse Split.

• Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

• The market price of our Common Shares may be adversely impacted by the release of certain of our securities that are currently escrowed if the holders immediately trade these securities upon release.

• We have no operating experience as a publicly traded company in the United States.

• We will incur significantly increased costs and devote substantial management time as a result of operating as a United States public company.

• Global inflationary pressure may result in lower gross margins on our future product sales if we are unable to pass on the related increase in cost to our customers through an increase in the price of our products.

• Due the current global supply chain challenges, we may incur higher costs or unavailability of components, materials, and accessories.

• Our inability to comply with Nasdaq's continued listing requirements could result in our Common Shares and Warrants being delisted, which could affect the market price and liquidity of our securities and reduce our ability to raise capital.

• We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors.

• There can be no certainty that we will ever achieve or sustain profitability or positive cash flow from our operating activities.

• Our ability to generate substantial revenue growth, or to sustain any revenue growth that is achieved.

• COVID-19, global economic turmoil, and other regional economic conditions may present a wide range of potential issues or disruptions in our business and the business of third parties who we depend on or might depend in the future for materials and manufacturing.

• Reliance on third-party suppliers may create risks related to our potential inability to obtain an adequate supply of components or materials and reduced control over pricing and timing of delivery of components and materials.

• We will be reliant on information technology systems and may be subject to damaging cyber-attacks.

• Protecting and defending against intellectual property claims may have a material adverse effect on our business.

• Our business is subject to certain risks inherent in international business, many of which are beyond our control.

• Our directors, officers or members of management may have conflicts of interest and it may not be possible for foreign investors to enforce actions against us, and our directors and officers.

• Our insurance policies may be inadequate to fully protect us from material judgments and expenses.

• Our Common Shares may experience extreme stock price volatility unrelated to our actual or expected perating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common shares.

• We are subject to extensive government regulation in the United States for our products and may not be able to comply with changes in government policies and legislation.

• Rapidly changing technology and evolving industry standards could result in product obsolescence or short product life cycles.

• If we are unable to satisfy the requirements of Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley") or our internal controls over financial reporting are not effective, the reliability of our financial statements may be questioned.

• We may lose foreign private issuer status in the future, which could result in additional costs and expenses.

Implications of Being an Emerging Growth Company

As a company with less than USD$1.235 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include:

  reduced executive compensation disclosure;

  exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

  an exemption from the auditor attestation requirement under Section 404 of Sarbanes-Oxley in the assessment of the emerging growth company's internal control over financial reporting.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least USD$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than USD$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would occur if the market value of our Common Shares that are held by non-affiliates exceeds USD$700 million. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

  we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

  for interim reporting, we are permitted to comply solely with our home country requirements, which may be less rigorous than the rules that apply to domestic public companies;

  we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

  we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

  we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

  we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Corporate Information

We are a corporation domiciled in Canada and were incorporated under the Business Corporations Act (British Columbia) (the "BCBCA") on November 28, 2017. Our registered and head office is located at 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and our principal place of business is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8. Our internet site is https://www.kwesst.com; our telephone number is (613) 319-0537.

Our registered agent in the United States is C T Corporation System, located at 1015 15th Street N.W., Suite 1000 and its telephone number is (202)572-3133.

THE OFFERING

Issuer	KWESST Micro Systems Inc.
Common Units offered by us

2,500,000 Common Units, each Common Unit consisting of one Common Share and one Warrant, with each Warrant exercisable for one Common Share. The Warrants offered as part of the Common Units are exercisable immediately, at an exercise price of USD$5.00 and expire five years from the date of issuance.  The securities contained in the Common Units are immediately separable and will be issued separately in this offering.

This Prospectus also relates to the offering of the Common Shares issuable upon exercise of the Warrants.

A holder of Warrants will not have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance, 9.99%) of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to us.

Pre-funded Units offered by us

We also offered to those purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chose, Pre-funded Units in lieu of Common Units.

Each Pre-funded Unit consists of a Pre-funded Warrant to purchase one Common Share at an exercise price of USD$0.01, per share and one Warrant.  The purchase price of each Pre-funded Unit is equal to the price per Common Unit being sold to the public in this offering, minus USD$0.01. The Pre-funded Warrants are immediately exercisable and may be exercised at any time. The Pre-funded Warrants are subject to the Warrant Exercise Limitation. This Prospectus also relates to the offering of the Common Shares issuable upon exercise of the Pre-funded Warrants.

Underwriter's over-allotment option

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to 375,000 Common Shares and/or up to 375,000 Pre-funded Warrants and/or up to 375,000 Warrants, solely to cover over-allotments, if any.

The Over-Allotment Option purchase price to be paid per additional Common Share or Pre-funded Warrant by the underwriter shall be equal to the public offering price of one Common Unit or one Pre-funded Unit, as applicable less underwriting discount, and the purchase price to be paid per additional Warrant by the underwriter shall be USD$0.00001.

Common Shares to be outstanding after this offering(1)

3,280,873 Common Shares (or 3,655,873 Common Shares if the underwriter exercises its option to purchase additional Common Units in full).

Including the Canadian Offering based on an offering price of USD$4.13 per Canadian Unit, 4,007,265 Common Shares (or 4,382,265 Common Shares if the underwriter exercises its option to purchase additional Common Units in full).

Symbol and Listing

Our Common Shares and the Warrants being offered  have been approved for trading on Nasdaq under the symbol “KWE” and “KWESW”, respectively, and commenced trading on December 7, 2022.

In addition, we do not intend to apply for the listing of the Common Units, Pre-funded Units or Pre-funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

Our Common Shares were quoted on the OTCQB under the stock symbol of “KWEMF” prior to the Up-Listing, are listed on the TSXV under the stock symbol “KWE.V” and listed on the Frankfurt Stock Exchange under the symbol of “62U”.

Use of proceeds

We expect to receive approximately USD$8.5 million in net proceeds from the sale of securities offered by us in this offering (approximately USD$9.9 million if the underwriter exercises its Over-Allotment Option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us of approximately USD$2.0 million, based on an offering price of USD$4.13 per Common Unit.

We expect to receive approximately USD$2.3 million in additional net proceeds from the sale of securities in the Canadian Offering, after deducting estimated underwriting discounts and commissions and estimated Canadian Offering expenses payable by us of approximately USD$0.7 million.

We expect to receive approximately USD$10.8 million (approximately USD$12.2 million if the underwriter exercises its Over-Allotment Option in full) in combined net proceeds from this offering and the Canadian Offering, after deducting estimated underwriting discounts and commissions and estimated expenses payable by us in connection with this Offering and the Canadian Offering of approximately USD$2.7 million.

If the Over-Allotment Option is exercised solely in full for Common Shares or Pre-Funded Warrants, we will receive total approximate gross proceeds of USD$1.4 million, after underwriting discount of 7.5% and if the Over-Allotment Option is exercised solely in full for Warrants, will receive total approximate gross proceeds of USD$3.75.

We intend to use the net proceeds from this offering and the Canadian Offering for working capital (including commercial roll-out of PARA OPS in the United States), repayment of outstanding loans, and other general corporate purposes. We may also use of a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies.  We have not allocated specific amounts of net proceeds for any of these purposes.

The proceeds from the Canadian Offering will be used principally to repay part or all of outstanding unsecured loans in the amount of CAD$2.0 million and USD$0.22 million.

Lock-up

Our directors, executive officers, and certain shareholders who own 5% or more of our outstanding Common Shares have agreed with the underwriter to not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of ninety days from the date of the offering. See Underwriting for additional information.

Risk Factors	Investing in our securities involves a high degree of risk. See Risk Factors in this Prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1) The number of Common Shares shown above to be outstanding after this offering is based on 780,873 Common Shares outstanding as of  December 6, 2022 and excludes as of such date (USD$ equivalent is based on a conversion rate of $1.3649):

  Warrants to purchase 191,673 Common Shares at a weighted average exercise price of $54.25 (USD$39.75) per share;

  57,102 Common Shares issuable upon the exercise of outstanding but unexercised stock options to purchase Common Shares, under our Long-Term Performance Incentive Plan as approved by our shareholders on March 31, 2022 (“LTIP”) at a weighted average exercise price of $84.00 (USD$61.54) per share;

  16,346 Common Shares issuable upon the conversion of 13,689 restricted share units (“RSUs”), and 2,657 share appreciation rights (“SARs”), under our LTIP;

  837 Common Shares issuable upon the conversion of 837 agent option units at an exercise price of $87.50 (USD$64.11) per share, each unit comprised of one Common Share and seventy warrants exercisable at $1.75 (USD$1.31) per 0.01428571 common shares (70 warrants for one Common Share);

  Exercise of the over-allotment option;

  Up to 2,500,000 Common Shares issuable upon the exercise of the Warrants;

  Up to 143,750 Common Shares issuable upon the exercise of the Underwriter Warrants;

  50,848 Common Shares issuable upon the exercise of the Canadian Compensation Options (as defined below); and

  54,073 Common Units upon the repayment of the Second Loan (as defined below) by way of issuance of 54,073 Common Shares and 54,973 warrants to purchase Common Shares at an exercise price of US$5.00 per share, subject to the closing of this Offering and final TSX Venture Exchange approval.

NON-IFRS FINANCIAL MEASURES

In this Prospectus, we have presented earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA that has been adjusted for the removal of one-time, irregular and nonrecurring items ("Adjusted EBITDA") to provide readers with a supplemental measure of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on IFRS financial measures. Management also uses non-IFRS measures, in addition to IFRS financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and to evaluate our financial performance. We believe that these non-IFRS financial measures enable us to identify underlying trends in our business that could otherwise by hidden by the effect of certain expenses that we exclude in the calculations of the non-IFRS financial measures.

Accordingly, we believe that these non-IFRS financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis in the business and provides useful information to investors and securities analysts, and other interested parties in understanding and evaluating our operating results, enhancing their overall understanding of our past performance and future prospects.

We caution readers that these non-IFRS financial measures do not replace the presentation of our IFRS financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with IFRS. There are limitations in the use of non-IFRS measures because they do not include all the expenses that must be included under IFRS as well as they involve the exercise of judgment concerning exclusions of items from the comparable non-IFRS financial measure. Furthermore, other peers may use other non-IFRS measures to evaluate their performance, or may calculate non-IFRS measures differently, all of which could reduce the usefulness of our non-IFRS financial measures as tools for comparison.

SUMMARY FINANCIAL DATA

The following tables provide a summary consolidated financial data and should be read in conjunction with our consolidated financial statements, the related notes and other financial information included elsewhere in this Prospectus and the section of this Prospectus entitled Operating and Financial Review and Prospects. We have derived the following selected financial information from our audited consolidated financial statements for the fiscal year ended December 31, 2019, the fiscal period ended September 30, 2020, the fiscal year ended September 30, 2021, and unaudited condensed consolidated interim financial statements for the three and nine months ended June 30, 2021 and 2022. As an early-stage company, our historical results will not be indicative of the results to be expected in the future, and the results for any interim period are not necessarily indicative expected in any full year.

($ in thousands, except per share)
Consolidated Statements of Operations and Comprehensive Loss Data	Year ended December 31, 2019	Nine months ended September 30, 2020	Year ended September 30, 2021	Nine months ended June 30, 2021 (Unaudited)	Nine months ended June 30, 2022 (Unaudited)
REVENUE	$509	$862	$1,276	$1,115	$466
Cost of sales	(85)	(247)	(799)	(718)	(405)
Gross profit	424	614	477	397	60
Gross margin %	83%	71%	37%	36%	13%
Operating expenses	1,438	4,106	9,679	6,754	7,953
Operating loss	(1,014)	(3,491)	(9,203)	(6,356)	(7,892)
NET LOSS	(1,147)	(3,537)	(9,315)	(6,431)	(8,133)
Net finance costs	245	61	108	61	304
Depreciation	102	104	141	88	225
EBITDA LOSS (1)	(800)	(3,372)	(9,067)	(6,282)	(7,604)
Non-cash M&A costs (2)	-	1,514	-	-	-
Stock-based compensation	-	283	2,463	1,399	1,876
Professional fees relating to U.S. financing	-	-	-	-	500
Gain on acquisition	-	-	-	-	(42)
Fair value adjustments	(113)	(29)	-	-	-
Foreign exchange loss (gain)	1	14	4	14	(23)
Loss on disposal	-	-	1	-	1
ADJUSTED EBITDA LOSS (1)	(912)	(1,590)	(6,599)	(4,869)	(5,292)
Loss per Common Share, Basic and Diluted, as reported	$4.61	$8.03	$14.72	$10.44	$11.32

(1) EBITDA Loss and Adjusted EBITDA Loss are non-IFRS financial measures. These non-IFRS financial measures do not replace the presentation of our IFRS financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with IFRS.

(2) M&A means merger and acquisition.

The following as adjusted consolidated statements of financial position as of June 30, 2022, gives effect to (i) the sale by us of 2,500,000 Common Units offered by us in this Prospectus (excluding the underwriter’s Over-Allotment Option), after deducting the estimated underwriting discounts and other offering expenses and (ii) the sale by us of 2,500,000 Common Units offered by us in this Prospectus (excluding the underwriter’s Over-Allotment Option), after deducting the estimated underwriting discounts and other offering expenses, and including the sale by us of 726,392 Canadian Units offered in the Canadian Offering (excluding the Canadian Underwriter’s Compensation Options), after deducting the estimated underwriting discounts and other Canadian Offering expenses.

(CAD$ in thousands)
Consolidated Statements of Financial Position Data	September 30, 2021	June 30, 2022 (Unaudited)	June 30, 2022 As adjusted for Pre-IPO transactions (1) (Unaudited)	June 30, 2022 As adjusted for the IPO, net of Loan Repayment (Unaudited)	June 30, 2022 As adjusted for the IPO and Canadian Offering, net of Loan Repayments (2) (Unaudited)
Cash	$2,688	$190	$993	$11,729	$12,616
Working capital	2,896	(3,094)	(2,750)	8,215	10,855
Total assets	8,718	6,522	7,326	18,062	18,949
Total liabilities	2,594	5,531	5,991	5,761	4,008
Accumulated deficit	(15,389)	(23,522)	(23,522)	(23,579)	(23,916)
Total shareholders' equity	$6,124	$992	$1,335	$12,301	$14,940

1) Includes CAD$344,000 as a result of Common Shares issued on July 14, 2022, in connection with the closing of a non-brokered private placement of 22,857 units, net of $nil units offering costs.  Each unit comprised of one Common Share and seventy warrants convertible into one Common Share. Additionally, it includes USD$400,000 or CAD$520,000 unsecured loans issued on August 29, 2022, net of CAD$80,869 debt offering costs.

2) Includes the estimated net proceeds from the Canadian Offering after the anticipated repayment of certain outstanding loans after the closing of the Canadian Offering (see Use of Proceeds).  The accumulated deficit was also adjusted to reflect the immediate charge of the unamortized debt offering costs for loan repayments.

RISK FACTORS

There are a number of risks that may have a material and adverse impact on our future operating and financial performance and could cause our operating and financial performance to differ materially from the estimates described in our forward-looking statements. These include widespread risks associated with any form of business and specific risks associated with our business and our involvement in the defense technology industry.

This section describes risk factors identified as being potentially significant to us. In addition, other risks and uncertainties not discussed to date or not known to management could have material and adverse effects on the valuation of our securities, existing business activities, financial condition, results of operations, plans and prospects.

Risks Related to This Offering

You will experience immediate and substantial dilution as a result of this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 2,500,000 Common Units (3,226,392 Common Units when combined with the 726,392 Canadian Units offered in the Canadian Offering) at a public offering price of USD$4.13 per Common Unit, excluding the exercise of the underwriter’s Over-Allotment Option to purchase additional Common Shares, Warrants and Pre-funded Warrants, and after deducting underwriting discounts, commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of USD$1.95 per Common Share and USD$1.84 per Common Share, when combined with the Canadian Offering (see Dilution).

In addition, you may experience further dilution (i) if the underwriter exercises its Over-Allotment Option to purchase additional Common Shares and/or Warrants and/or Pre-funded Warrants, (ii) upon the exercise of the Underwriter Warrants issued to the underwriter, (iii) upon the exercise of the Warrants included in the Common Units, (iv) upon the exercise of the Pre-Funded Warrants and/or Warrants included in the Pre-funded Units, if applicable, (v) upon the exercise of the Canadian Warrants included in the Canadian Units and/or (vi) upon the exercise of the Canadian Warrants included in the Canadian Units issued to the Canadian Underwriter in connection with the Canadian Compensation Options.

The liquidity of our Common Shares may be decreased as a result of the Reverse Split.

The liquidity of the shares of our Common Shares may be affected adversely by the Reverse Split given the reduced number of shares that are now outstanding, especially if the market price of our Common Shares does not increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Shares, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Although we believe that a higher market price of our Common Shares may help generate greater or broader investor interest, there can be no assurance that our increased share price following the Reverse Split will actually attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Shares will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Shares may not necessarily improve.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

We have no operating experience as a publicly traded company in the United States.

We have no operating experience as a publicly traded company in the United States. Although the individuals who now constitute our management team have experience managing a publicly-traded company, there is no assurance that the past experience of our management team will be sufficient to operate our company as a publicly traded company in the United States, including timely compliance with the disclosure requirements of the SEC. Following the completion of this offering, we will be required to develop and implement internal control systems and procedures in order to satisfy the periodic and current reporting requirements under applicable SEC regulations and comply with the Nasdaq listing standards. These requirements will place significant strain on our management team, infrastructure and other resources. In addition, our management team may not be able to successfully or efficiently manage our company as a United States public reporting company that is subject to significant regulatory oversight and reporting obligations.

We will incur significantly increased costs and devote substantial management time as a result of operating as a United States public company.

As a United States public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company or as a Canadian public company. For example, we will be subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of Sarbanes-Oxley and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC and the including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404, which involve annual assessments of a company's internal controls over financial reporting. We plan to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to establish an internal audit function. Furthermore, we expect the premium for director & officer insurance will increase significantly due to a more litigious environment in the United States. At this time, we cannot reasonably predict or estimate the amount of additional costs that we may incur as a result of becoming a United States public company or the timing of such costs.

In connection with our Nasdaq listing of the Common Shares and Warrants, as a foreign private issuer, we intend to follow certain home country corporate governance practices instead of certain Nasdaq corporate governance requirements applicable to United States domestic companies.

As a foreign private issuer whose securities may be listed on Nasdaq, we are permitted to follow certain home country corporate governance practices instead of certain corporate governance requirements of Nasdaq. We intend to follow the TSXV listing rules in respect of private placements instead of Nasdaq requirements to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in us and certain acquisitions of the stock or assets of another company) and the minimum quorum requirement for a shareholders meeting. Under Nasdaq listing rules, the required minimum quorum for a shareholders meeting is 33 1/3% of the outstanding Common Shares. Under Canadian law and pursuant to our notice of articles, a quorum shall be present at a shareholder meeting if two or more holders of Common Shares representing at least 5% of the total number of voting rights attaching to the said Common Shares entitled to be voted at the meeting are present or represented by proxy. Accordingly, our shareholders may not be afforded the same protection as provided under Nasdaq corporate governance rules for domestic issuers.

We cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market.

The Reverse Split was intended, among other reasons, to allow us to achieve the requisite increase in the market price of our Common Shares to be in compliance with the minimum bid price of  Nasdaq. Although our stock price meets such minimum bid price requirements as of the date hereof, there is no guarantee that the price of our Common Shares will stay above the minimum requirements for the time period required by Nasdaq. Further, there can be no assurance that the market price of our Common Shares will remain at the level required for continuing compliance with the minimum price requirements. It is not uncommon for the market price of a company’s common shares to decline in the period following a reverse stock split. If the market price of our Common Shares declines, the percentage decline may be greater than would have occurred in the absence of the Reverse Split. If the market price of our common were to experience such a decline, or if other factors unrelated to the number of shares of our Common Shares outstanding, such as negative financial or operational results, adversely affect the market price of our Common Shares, that may jeopardize our ability to meet or maintain the minimum bid price requirement of the exchange on which our Common Shares is listed.

Our inability to comply with Nasdaq's continued listing requirements could result in our Common Shares or Warrants being delisted, which could affect the market price and liquidity of our securities and reduce our ability to raise capital.

Upon completion of this offering, we will be required to meet certain qualitative and financial tests to maintain the listing of our Common Shares and Warrants on Nasdaq. If we do not maintain compliance with Nasdaq’s continued listing requirements within specified periods and subject to permitted extensions, our Common Shares or Warrants may be recommended for delisting (subject to any appeal we would file). No assurance can be provided that we will comply with these continued listing requirements. Nasdaq has broad discretionary authority over the continued listing of securities, which it could exercise with respect to the listing of our Common Shares or Warrants. If our Common Shares or Warrants were delisted, it could be more difficult to buy or sell our Common Shares or Warrants and to obtain accurate quotations, and the price of our securities could suffer a material decline. Delisting would also impair our ability to raise capital.

The Form of Warrant Certificate and the Form of Pre-funded Warrant Certificate designate the state and federal courts sitting in the City of New York, Borough of Manhattan as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Warrants or Pre-funded Warrants, as the case may be. The warrant agency agreement designates that disputes relating to such agreement may be litigated in courts located within the Borough of Manhattan in the City of New York. In all three instances, the forum provisions could limit the ability of holders of Warrants and Pre-funded Warrants, as applicable, to obtain a favorable judicial forum for disputes with the Company.

The Form of Warrant Certificate and Form of Pre-funded Warrant Certificate provide that (i) all questions concerning the construction, validity, enforcement and interpretation of the Warrant and Pre-funded Warrant, as applicable, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof, (ii) all legal proceedings concerning the interpretation, enforcement and defense of the Warrant and Pre-funded Warrant, as applicable, shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”) and (iii) that each party to the Warrant and Pre-funded Warrant, as applicable, irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute under the Warrant and Pre-funded Warrant, as applicable, or in connection therewith or with any transaction contemplated thereby or discussed therein (including with respect to the enforcement of any provision under the Warrant and Pre-funded Warrant, as applicable), and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such Proceeding.

The warrant agency agreement to be entered into with Continental Stock Transfer & Trust (the “Warrant Agency Agreement”) provides that all actions and proceedings relating to or arising from, directly or indirectly, the Warrant Agency Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York.

Notwithstanding the foregoing, these provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants or Pre-funded Warrants, as applicable, will be deemed to have notice of and to have consented to the forum provisions in the applicable agreement. If any action, the subject matter of which is within the scope the forum provisions of the applicable agreement, is filed in a court other than a court of the State of New York (a “foreign action”) in the name of any holder of the Warrants or Pre-funded Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the New York Courts in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

These forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find these provisions inapplicable or unenforceable with respect to one or more actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations. See “Description of our Securities” and “Market for our Common Shares.”

Risks Relating to Our Business

We are an early-stage company.

We are an early-stage company and as such, we are subject to many risks including under-capitalization, cash shortages, and limitations with respect to personnel, financial and other resources and the lack of revenue. There is no assurance that we will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of our early stage of operations. Our prospects must be considered speculative in light of the risks, expenses, and difficulties frequently encountered by companies in their early stages of operations, particularly in the highly competitive and rapidly evolving markets in which we operate. To attempt to address these risks, we must, among other things, successfully implement our business plan, marketing, and commercialization strategies, respond to competitive developments, and attract, retain, and motivate qualified personnel. A substantial risk is involved in investing in us because, as a smaller commercial enterprise that has fewer resources than an established company, our management may be more likely to make mistakes, and we may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

We currently have negative operating cash flows.

Since inception, we have generated significant negative cash flow from operations, financed in great part through equity financing. There can be no certainty that we will ever achieve or sustain profitability or positive cash flow from our operating activities. In addition, our working capital and funding needs may vary significantly depending upon a number of factors including, but not limited to:

• progress of our manufacturing, licensing, and distribution activities;

• collaborative license agreements with third parties;

• opportunities to license-in beneficial technologies or potential acquisitions;

• potential milestone or other payments that we may make to licensors or corporate partners;

• technological and market consumption and distribution models or alternative forms of proprietary technology for game-changing applications in the military and homeland security market that affect our potential revenue levels or competitive position in the marketplace;

• the level of sales and gross profit;

• costs associated with production, labor, and services costs, and our ability to realize operation and production efficiencies;

• fluctuations in certain working capital items, including product inventory, short-term loans, and accounts receivable, that may be necessary to support the growth of our business; and

• expenses associated with litigation.

There is no guarantee that we will ever become profitable. To date, we have generated limited revenues and a large portion of our expenses are fixed, including expenses related to facilities, equipment, contractual commitments and personnel. With the anticipated commercialization for certain of our product offerings during Fiscal 2023, we expect our net losses from operations will improve. Our ability to generate additional revenues and potential to become profitable will depend largely on the timely productization of our products, coupled with securing timely, cost-effective outsourced manufacturing arrangements and marketing our products. There can be no assurance that any such events will occur or that we will ever become profitable. Even if we achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time, we may be unable to continue our business.

Global inflationary pressure may have an adverse impact on our gross margins and our business.

Since December 31, 2021, we have experienced increases in global inflation, resulting in an increase in cost for some of the raw materials (batons / custom chemicals and casings) that we source to manufacture the ammunition for our ARWEN launchers. However, this increase in cost had a small negative impact to the overall gross margin earned from the sales of ARWEN ammunition (our current gross margin for ammunition is greater than 30% excluding indirect costs).

As we are not yet in the production phase for digitization and counter-threat business lines, we do not currently procure large volume of raw materials and therefore the current inflation is negligible for these business lines except for labor costs relating to research and development ("R&D") activities. During Fiscal 2022, we incurred significant payroll cost increases for some of our employees in order to retain and hire engineers given the strong local demand for experienced software and hardware engineers.  While we believe we will be able to pass on this inflation cost to our prospect military customers, there is no assurance that we will succeed.  Accordingly, continued inflationary pressure may have an adverse impact on our gross margins and could have a material adverse effect on our business, financial condition, results of operations or cash flows.

The coronavirus may adversely impact our business.

As of the date of this Prospectus, markets, governments and health organizations around the world continue to work to contain the outbreak of the coronavirus ("COVID-19"). COVID-19 may present a wide range of potential issues or disruptions in our business and the business of third parties who we depend on or might depend in the future for materials and manufacturing, most of which we are not able to know the full extent of at the time of this Prospectus. These disruptions could include disruptions of our ability to receive timely materials, manufacture our products, or distribute our products, as well as closures of our primary facility in Ottawa, Ontario or the facilities of our suppliers, manufacturers, and customers. Any disruption of the business of our suppliers, manufacturers, or customers would likely impact our sales and operating results. Additionally, a significant outbreak of epidemic, pandemic, or contagious diseases (including COVID-19) could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products. Any of these events could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

While COVID-19 has not had a material impact to our business to date, the following is a summary of what we believe may impact our future business given the persistency of COVID-19: disruptions to business operations resulting from quarantines of employees, customers, manufacturers and other third-party service providers in areas affected by the outbreak; disruptions to business operations resulting from travel restrictions, including travel to industry tradeshows; and uncertainty around the duration of the virus' impact.

Despite the global vaccination efforts underway, the extent to which COVID-19 could impact our operations, financial condition, results of operations, and cash flows is highly uncertain and cannot be predicted. Negative financial results, uncertainties in the market, and a tightening of credit markets, caused by COVID-19, or a recession, could have a material adverse effect on our liquidity and ability to obtain financing in the future.

Moreover, if a pandemic, epidemic, or outbreak of an infectious disease, including COVID-19, or other public health crisis were to affect our facilities, staff, auditors, or advisors, our business could be adversely and materially affected. Such a pandemic could result in mandatory social distancing, travel bans, and quarantine restrictions, and this may limit access to our employees and professional advisors, and consequently may hamper our efforts to comply with our filing obligations with regulatory authorities.

We may not be able to successfully execute our business plan.

The execution of our business plan poses many challenges and is based on a number of assumptions. We may not be able to successfully execute our business plan. If we experience significant cost overruns, or if our business plan is more costly than we anticipate, certain activities may be delayed or eliminated, resulting in changes or delays to our current plans. Also, we may be compelled to secure additional funding (which may or may not be available or available at conditions unfavorable to us) to execute our business plan. We cannot predict with certainty our future revenues or results from our operations. If the assumptions on which our revenues or expenditures forecasts are based change, the benefits of our business plan may change as well. In addition, we may consider expanding our business beyond what is currently contemplated in our business plan. Depending on the financing requirements of a potential business expansion, we may be required to raise additional capital through the issuance of equity or debt. If we are unable to raise additional capital on acceptable terms, we may be unable to pursue a potential business expansion.

A significant portion of our revenues are non-recurring.

A significant portion of our revenue for Fiscal 2021 was prior to commercial production of TASCS IFM and considered to be non-recurring. While we expect to reach commercialization stage for certain product offerings during Fiscal 2023, there is no assurance we will succeed.

With the completion of the PARA OPS system technology acquisition in April 2021 (see Business Overview), we expect to launch the commercialization of our non-lethal PARA OPS devices during Fiscal 2023 which we anticipate will drive product revenue on a monthly basis with the use of distributors and an e-commerce platform. However, there is no assurance that we will successfully complete timely the productization of our PARA OPS or obtain market acceptance of these products. See Business Overview - Government Regulations.

There is uncertainty with respect to our revenue growth.

There can be no assurance that we can generate substantial revenue growth, or that any revenue growth that is achieved can be sustained. Revenue growth that we have achieved or may achieve may not be indicative of future operating results. In addition, we may further increase our operating expenses in order to fund higher levels of research and development, increase our sales and marketing efforts and increase our administrative resources in anticipation of future growth. To the extent that increases in such expenses precede or are not subsequently followed by increased revenues, our business, operating results and financial condition will be materially adversely affected.

We may not be able to fully develop our products, which could prevent us from ever becoming profitable.

If we experience difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, we may not be able to fully develop market-ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market. A failure by us to achieve a low-cost structure through economies of scale or improvements in manufacturing processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations and financial condition.

We may experience delays in product sales due to marketing and distribution capabilities.

In order to successfully commercialize our products, we must continue to develop our internal marketing and sales force with technical expertise and with supporting distribution capabilities or arrange for third parties to perform these services. In order to successfully commercialize any of our products, we must have an experienced sales and distribution infrastructure. The continued development of our sales and distribution infrastructure will require substantial resources, which may divert the attention of our management and key personnel and defer our product development and commercialization efforts. To the extent that we enter into marketing and sales arrangements with other companies, our revenues will depend on the efforts of others.

Additionally, in marketing our products, we would likely compete with companies that currently have extensive and well-funded marketing and sales operations. Despite marketing and sales efforts, we may be unable to compete successfully against these companies. We may not be able to do so on favorable terms.

In the event we fail to develop substantial sales, marketing and distribution channels, or to enter into arrangements with third parties for those purposes, we will experience delays in product sales, which could have a material adverse effect on prospects, results of operations, financial condition and cash flows.

There is no assurance that our products will be accepted in the marketplace or that we will turn a profit or generate immediate revenues.

There is no assurance as to whether our products will be accepted in the marketplace. While we believe our products address customer needs, the acceptance of our products may be delayed or not materialize. We have incurred and anticipate incurring substantial expenses relating to the development of our products, the marketing of our products and initial operations of our business. Our revenues and possible profits will depend upon, among other things, our ability to successfully market our products to customers. There is no assurance that revenues and profits will be generated.

Strategic alliances may not be achieved or achieve their goals.

To achieve a scalable operating model with minimal capital expenditures, we plan to rely upon strategic alliances with OEMs for the manufacturing and distribution of our products. There can be no assurance that such strategic alliances can be achieved or will achieve their goals.

We are dependent on key suppliers for our ARWEN product line.

We are only be able to purchase certain key components of our products from a limited number of suppliers for our ARWEN product line within our non-lethal business line. As of the date of this Prospectus, we do not have any commercial or financial contracts with any key suppliers who we have procured raw materials from.  Procurement is done in the form of individual, non-related standard purchase orders. As a result, there is no contract in place to ensure sufficient quantities are available timely on favorable terms and consequently this could result in possible lost sales or uncompetitive product pricing. The ongoing COVID-19 pandemic could adversely impact the supply chain relating to these components.

We may incur higher costs or unavailability of components, materials and accessories.

As we expect to commercialize certain of our product lines in Fiscal 2022, we may depend on certain domestic and international suppliers for the delivery of components and materials used in the assembly of our products and certain accessories including ammunition, used with our products. Further, any reliance on third-party suppliers may create risks related to our potential inability to obtain an adequate supply of components or materials and reduced control over pricing and timing of delivery of components and materials. We currently have no long-term agreements with any of our suppliers and there is no guarantee the supply will not be interrupted.

In light of the current global supply chain challenges caused by COVID-19 and Russia's invasion of Ukraine, components used in the manufacture of our products may be delayed, become unavailable or discontinued. Any delays may take weeks or months to resolve. Further, parts obsolescence may require us to redesign our product to ensure quality replacement components. While we have not been impacted significantly from the above events to date, there is no assurance that we will not experience significant setback in operations if the global supply chain challenges worsen or continue to persist for a longer period of time.  Accordingly, supply chain delays could cause significant delays in manufacturing and loss of sales, leading to adverse effects significantly impacting our financial condition or results of operations.

Additionally, our shipping costs and the timely delivery of our products could be adversely impacted by a number of factors which could reduce the profitability of our operations, including: higher fuel costs, potential port closures, customs clearance issues, increased government regulation or changes for imports of foreign products into Canada, delays created by terrorist attacks or threats, public health issues and pandemics and epidemics, national disasters or work stoppages, and other matters. Any interruption of supply for any material components of our products could significantly delay the shipment of our products and have a material adverse effect on our revenues, profitability, and financial condition.

We rely upon a limited number of third parties for manufacturing, shipping, transportation, logistics, marketing and sales of our products.

We rely on third parties to ship, transport, and provide logistics for our products. Further, we plan on relying on third parties to manufacture, market and sell our PARA OPS system products. Our dependence on a limited number of third parties for these services leaves us vulnerable due to our need to secure these parties' services on favorable terms. Loss of, or an adverse effect on, any of these relationships or failure of any of these third parties to perform as expected could have a material and adverse effect on our business, sales, results of operations, financial condition, and reputation.

We may be subject to product liability proceedings or claims.

We may be subject to proceedings or claims that may arise in the ordinary conduct of the business, which could include product and service warranty claims, which could be substantial. Product liability for us is a major risk as some of our products will be used by military personnel in theaters-of-war (for the Tactical and Counter-Threat product offerings) and by consumers and law enforcement (for the non-lethal systems). The occurrence of product defects due to non-compliance of our manufacturing specifications and the inability to correct errors could result in the delay or loss of market acceptance of our products, material warranty expense, diversion of technological and other resources from our product development efforts, and the loss of credibility with customers, manufacturers' representatives, distributors, value-added resellers, systems integrators, original equipment manufacturers and end-users, any of which could have a material adverse effect on our business, operating results and financial conditions. To mitigate product liability risk, our products will be sold with a liability disclaimer for misuse of the product.

If we are unable to successfully design and develop or acquire new products, our business may be harmed.

To maintain and increase sales we must continue to introduce new products and improve or enhance our existing products or new products. The success of our new and enhanced products depends on many factors, including anticipating consumer preferences, finding innovative solutions to consumer problems or acquiring new solutions through mergers and acquisitions, differentiating our products from those of our competitors, and maintaining the strength of our brand. The design and development of our products as well as acquisitions of other businesses.

Our business could be harmed if we are unable to accurately forecast demand for our products or our results of operations.

To ensure adequate inventory supply, we forecast inventory needs and often place orders with our manufacturers before we receive firm orders from our retail partners or customers. If we fail to accurately forecast demand, we may experience excess inventory levels or a shortage of product.

If we underestimate the demand for our products, we or our suppliers may not be able to scale to meet our demand, and this could result in delays in the shipment of our products and our failure to satisfy demand, as well as damage to our reputation and retail partner relationships. If we overestimate the demand for our products, we could face inventory levels in excess of demand, which could result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would harm our gross margins. In addition, failures to accurately predict the level of demand for our products could cause a decline in sales and harm our results of operations and financial condition.

In addition, we may not be able to accurately forecast our results of operations and growth rate. Forecasts may be particularly challenging as we expand into new markets and geographies and develop and market new products for which we have no or limited historical data. Our historical sales, expense levels, and profitability may not be an appropriate basis for forecasting future results. Our lack of historical data related to new products makes it particularly difficult to make forecasts related to such products. The lead times and reliability of our suppliers has been inconsistent as a result of the COVID-19 pandemic and may be affected by global events in the future. These effects are expected to last through the remainder of the pandemic. Pandemic related variances require a very quick pivot and adjustments to the supply chain, production and marketing. If we are unable to make these changes quickly or at all our inventory, production and sales may be materially affected.

Failure to accurately forecast our results of operations and growth rate could cause us to make poor operating decisions that we may not be able to correct in a timely manner. Consequently, actual results could be materially different than anticipated. Even if the markets in which we compete expand, we cannot assure you that our business will grow at similar rates, if at all.

Undetected flaws may be discovered in our products.

There can be no assurance that, despite testing by us, flaws will not be found in our products and services, resulting in loss of, or delay in, market acceptance. We may be unable, for technological or other reasons, to introduce products and services in a timely manner or at all in response to changing customer requirements. In addition, there can be no assurance that while we are attempting to finish the development of our technologies, products and services, a competitor will not introduce similar or superior technologies, products and services, thus diminishing our advantage, rendering our technologies, products and services partially or wholly obsolete, or at least requiring substantial re-engineering in order to become commercially acceptable. Failure by us to maintain technology, product and service introduction schedules, avoid cost overruns and undetected errors, or introduce technologies, products and services that are superior to competing technologies, products and services would have a materially adverse effect on our business, prospects, financial condition, and results of operations.

We will be reliant on information technology systems and may be subject to damaging cyber-attacks.

We use third parties for certain hardware, software, telecommunications and other information technology ("IT") services in connection with our operations. Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations. Moreover, failure to meet the minimum cybersecurity requirements for defense contracts may disqualify us from participating in the tendering process. To date, we have not experienced any losses relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cybersecurity and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

In certain circumstances, our reputation could be damaged.

Damage to our reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. Reputational risk for us is a major risk as some of our products will be used by military personnel in theaters-of-war or by law enforcement personnel. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding us and our activities, whether true or not. Although we believe that we operate in a manner that is respectful to all stakeholders and that we take care in protecting our image and reputation, we do not ultimately have direct control over how we are perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse impact on financial performance, financial condition, cash flows and growth prospects.

Our results of operations are difficult to predict and depend on a variety of factors.

There is no assurance that the production, technology acquisitions, and the commercialization of proprietary technology for game-changing applications in the military, security forces and personal defense markets will be managed successfully. Any inability to achieve such commercial success could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects. In addition, the comparability of results may be affected by changes in accounting guidance or changes in our ownership of certain assets. Accordingly, the results of operations from year to year may not be directly comparable to prior reporting periods. As a result of the foregoing and other factors, the results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon successful protection of our intellectual property. While we have some patents and trademarks, we also rely on trade secrets to protect our technology, which is inherently risky. Going forward, we will attempt to protect proprietary and intellectual property rights to our technologies through available copyright and trademark laws, patents and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright, trademark and patent laws afford only limited practical protection in certain countries where we distribute our products. As a result, it may be possible for unauthorized third parties to copy and distribute our products or certain portions or applications of our intended products, which could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

Litigation may also be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, infringement or invalidity claims could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

We face risks from doing business internationally.

Our commercialization strategies for our products include sales efforts outside Canada and deriving revenues from international sources. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control.

These risks may include:

• laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

• anti-corruption laws and regulations such as the Foreign Corrupt Practices Act that impose strict requirements on how we conduct our foreign operations and changes in these laws and regulations;

• changes in local regulatory requirements, including restrictions on content and differing cultural tastes and attitudes;

• international jurisdictions where laws are less protective of intellectual property and varying attitudes towards the piracy of intellectual property;

• financial instability and increased market concentration of buyers in foreign markets;

• the instability of foreign economies and governments;

• fluctuating foreign exchange rates;

• the spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and

• war and acts of terrorism.

Events or developments related to these and other risks associated with international trade could adversely affect our revenues from non-Canadian sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects. Protection of electronically stored data is costly and if our data is compromised in spite of this protection, we may incur additional costs, lost opportunities, and damage to our reputation.

We maintain information in digital form as necessary to conduct our business, including confidential and proprietary information and personal information regarding our employees.

Data maintained in digital form is subject to the risk of intrusion, tampering, and theft. We develop and maintain systems to prevent this from occurring, but it is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our efforts, the possibility of intrusion, tampering, and theft cannot be eliminated entirely, and risks associated with each of these acts remain. In addition, we provide confidential information, digital content and personal information to third parties when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk that data systems of these third parties may be compromised. If our data systems or data systems of these third parties are compromised, our ability to conduct our business may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and we may lose revenue as a result of unlicensed use of our intellectual property. A breach of our network security or other theft or misuse of confidential and proprietary information, digital content or personal employee information could subject us to business, regulatory, litigation, and reputation risk, which could have a materially adverse effect on our business, financial condition, and results of operations.

Our success depends on management and key personnel.

Our success depends largely upon the continued services of our executive officers and other key employees. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. If we are unable to attract and retain top talent, our ability to compete may be harmed. Our success is also highly dependent on our continuing ability to identify, hire, train, retain and motivate highly qualified personnel. Competition for highly skilled executives and other employees is high in our industry, especially from larger and better capitalized defense and security companies. We may not be successful in attracting and retaining such personnel. Failure to attract and retain qualified executive officers and other key employees could have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows.

Our directors, officers or members of management may have conflicts of interest.

Certain of our directors, officers, and other members of management serve (and may in the future serve) as directors, officers, and members of management of other companies and therefore, it is possible that a conflict may arise between their duties as one of our directors, officers or members of management and their duties as a director, officer or member of management of such other companies. Our directors and officers are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest and we will rely upon such laws in respect of any directors' and officers' conflicts of interest or in respect of any breaches of duty by any of our directors or officers. All such conflicts will be disclosed by such directors or officers in accordance with the BCBCA and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

It may not be possible for foreign investors to enforce actions against us, and our directors and officers.

We are a corporation organized under the laws of the Province of British Columbia and our Canadian subsidiaries are organized under the laws of the Province of Ontario and our United States subsidiaries are organized under the laws of Delaware. All of our directors and executive officers reside principally in Canada. Because all or a substantial portion of our assets and the assets of these persons are located in Canada, it may not be possible for foreign investors, including United States investors, to effect service of process from outside of Canada upon us or those persons, or to realize in the United States upon judgments of United States courts predicted upon civil liabilities under the Exchange Act or other United States laws. Furthermore, it may not be possible to enforce against us foreign judgments obtained in courts outside of Canada based upon the civil liability provisions of the securities laws or other laws in those jurisdictions.

Any disruption at our places of business could delay revenues or increase our expenses.

Most of our operations are conducted at locations in the Province of Ontario. We maintain a significant business development operation in the United States, through our contractual relationship with SageGuild, LLC ("SageGuild") (see History and Development of the Company - Principal Capital Expenditures and Divestitures). A natural disaster, such as a fire, flood or earthquake, could cause substantial delays in our operations, damage or destroy our offices, and cause us to incur additional expenses.

In addition, because we do not maintain "key person" life insurance on any of our executive officers, employees or consultants, any delay in replacing such persons, or an inability to replace them with persons of similar expertise, would have a material adverse effect on our business, financial condition, and results of operations.

Our internal computer systems are vulnerable to damage and failure.

Despite the implementation of security measures and backup storage, our internal computer systems are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war, and telecommunication and electrical failure. Any system failure, accident or security breach that causes interruption in our operations could result in a material disruption of our projects. To the extent that any disruption or security breach results in a loss or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we may incur liability as a result. In addition, our technology program may be adversely affected and the further development of our technology may be delayed. We may also incur additional costs to remedy the damages caused by these disruptions or security breaches.

Business interruptions could adversely affect our operations.

Our operations are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures, and similar events beyond our control. Although we have developed certain plans to respond in the event of a disaster, there can be no assurance that they will be effective in the event of a specific disaster. Any losses or damages incurred by us could have a material adverse effect on our business and results of operations.

We are subject to risks associated with possible acquisitions, licensing, business combinations, or joint ventures.

While to date we have mainly focused on developing our own products, from time to time, we could be engaged in discussions and activities with respect to possible business and/or technology acquisitions or licensing, sale of assets, business combinations, or joint ventures with the view of either complementing or expanding our internally developed products. These acquisitions and licensing activities are not crucial to our long-term business success. The anticipated benefit from any of the transactions we may pursue may not be realized as expected. Regardless of whether any such transaction is consummated, the negotiation of a potential transaction and the integration of the acquired business or technology, acquired or licensed, could incur significant costs and cause diversion of management's time and resources. Any such transaction could also result in impairment of goodwill and other intangibles, development write-offs, and other related expenses. Such transactions may pose challenges in the consolidation and integration of information technology, accounting systems, personnel, and operations. We may have difficulty managing the combined entity in the short term if we experience a significant loss of management personnel during the transition period after a significant acquisition. We may also have difficulty managing the product development and commercialization following a technology acquisition or licensing. No assurance can be given that expansion, licensing or acquisition opportunities will be successful, completed on time, or that we will realize expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

Claims against us relating to any acquisition, licensing or business combination may necessitate seeking claims against the seller for which the seller may not indemnify us or that may exceed the seller's or licensor's indemnification obligations.

There may be liabilities assumed in any technology acquisition or licensing or business combination that we did not discover or that we underestimated in the course of performing our due diligence. Although a seller or licensor generally will have indemnification obligations to us under a licensing, acquisition or merger agreement, these obligations usually will be subject to financial limitations, such as general deductibles and maximum recovery amounts, as well as time limitations. There is no assurance that our right to indemnification from any seller or licensors will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the amount of any undiscovered or underestimated liabilities that we may incur. Any such liabilities could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

Growth may cause pressure on our management and systems.

Our future growth may cause significant pressure on our management, and our operational, financial, and other resources and systems. Our ability to manage our growth effectively will require that we implement and improve our operational, financial, manufacturing, and management information systems, hire new personnel and then train, manage, and motivate these new employees. These demands may require the hiring of additional management personnel and the development of additional expertise within the existing management team. Any increase in resources devoted to production, business development, and distribution efforts without a corresponding increase in our operational, financial, and management information systems could have a material adverse effect on our business, financial condition, and results of operations.

We may infringe intellectual property rights of third parties.

For certain of our product lines, we have elected to protect our technology and products as trade secrets as opposed to seeking patent protection. We may, in future, elect to seek patent protection for some of our future products. While we believe that our products and other intellectual property do not infringe upon the proprietary rights of third parties, our commercial success depends, in part, upon us not infringing intellectual property rights of others. A number of our competitors and other third parties have been issued or may have filed patent applications or may obtain additional patents and proprietary rights for technologies similar to those utilized by us. Some of these patents may grant very broad protection to the owners of the patents. While we have engaged external intellectual property legal counsels to undertake an extensive review of existing third-party patents and prepare our patent applications for some of our products(see Business Overview), there is no assurance that their reviews and conclusion will not prevail if challenged by a third party of an alleged infringement of their intellectual properties. We may become subject to claims by third parties that our technology infringes their intellectual property rights due to the growth of products in our target markets, the overlap in functionality of those products and the prevalence of products. We may become subject to these claims either directly or through indemnities against these claims that we provide to end-users, manufacturer's representatives, distributors, value-added resellers, system integrators and original equipment manufacturers. Litigation may be necessary to determine the scope, enforceability and validity of third-party proprietary rights or to establish our proprietary rights. Some of our competitors have, or are affiliated with companies having, substantially greater resources than we and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could be time consuming to evaluate and defend, result in costly litigation, cause product shipment delays or stoppages, divert management's attention and focus away from the business, subject us to significant liabilities and equitable remedies, including injunctions, require that we enter into costly royalty or licensing agreements and require that we modify or stop using infringing technology.

We may be prohibited from developing or commercializing certain technologies and products unless we obtain a license from a third party. There can be no assurance that we will be able to obtain any such license on commercially favorable terms or at all. If we do not obtain such a license, we could be required to cease the sale of certain of our products.

Risks Relating to Our Industry

The following risks relate specifically to Digitization and Counter-Threat business lines:

We are subject to extensive government regulation in the United States for our products designed for the military market.

Our customers in the United States are global defense contractors and they are subject to various United States government regulations which some may be passed on to us in order for them to be compliant. The most significant regulations and regulatory authorities that may affect our future business include the following:

• the Federal Acquisition Regulations and supplemental agency regulations, which comprehensively regulate the formation and administration of, and performance under, United States government contracts;

• the Truth in Negotiations Act, which requires certification and disclosure of all factual cost and pricing data in connection with contract negotiations;

• the False Claims Act and the False Statements Act, which impose penalties for payments made on the basis of false facts provided to the government and on the basis of false statements made to the government, respectively;

• the Foreign Corrupt Practices Act, which prohibits United States companies from providing anything of value to a foreign official to help obtain, retain or direct business, or obtain any unfair advantage; and

• laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes or determined to be "controlled unclassified information" and the exportation of certain products and technical data.

Our failure to comply with applicable regulations, rules and approvals; changes in the United States government's interpretation of such regulations, rules and approvals as have been and are applied to our contracts, proposals or business or misconduct by any of our employees could result in the imposition of fines and penalties, the loss of security clearances, a decrease in profitability, or the loss of our subcontract contracts with United States defense contractors generally, any of which could harm our business, financial condition and results of operations.

A decline in the United States and other government budgets, changes in spending or budgetary priorities, or delays in contract awards may significantly and adversely affect our future revenue.

Since inception, most of our revenue was driven by contracts from the United States government, through United States prime defense contractors. Our results of operations could be adversely affected by government spending caps or changes in government budgetary priorities, as well by delays in the government budget process, program starts, or the award of contracts or orders under existing contracts. As a result, the market for our military solution may be impacted due to shifts in the political environment and changes in the government and agency leadership positions under the new United States administration. If annual budget appropriations or continuing resolutions are not enacted timely, we could face United States government shutdown, which could adversely impact our business and our ability to receive indirectly timely payment from United States government entities on future contracts.

United States government contracts are generally not fully funded at inception and contain certain provisions that may be unfavorable to us.

We have entered into defense contracts with United States prime defense contractors, which it in turns transact directly with the United States government.

United States government contracts typically involve long lead times for design and development, and are subject to significant changes in contract scheduling. Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs are often only partially funded initially, and additional funds are committed only as Congress makes further appropriations. The termination or reduction of funding for a government program would result in a loss of anticipated future revenue attributable to that program. In addition, United States government contracts generally contain provisions permitting termination, in whole or in part, at the government's convenience or for contractor default.

The actual receipt of revenue on future awards subcontracted to us may never occur or may change because a program schedule could change or the program could be cancelled, or a contract could be reduced, modified or terminated early.

While our remaining subcontract with the United States prime defense contractor was fully funded at September 30, 2021, we are exposed to the above risk for future United States government related contracts.

We may not be able to comply with changes in government policies and legislation.

The manufacture, sale, purchase, possession and use of weapons, ammunitions, firearms, and explosives are subject to federal, provincial and foreign laws. If such regulation becomes more expansive in the future, it could have a material adverse effect on our business, operating results, financial condition, and cash flows. New legislation, regulations, or changes to or new interpretations of existing regulation could impact our ability to manufacture or sell our products and our projectiles, or limit their market, which could impact our cost of sales and demand for our products. Similarly changes in laws related to the domestic or international use of chemical irritants by civilians or law enforcement could impact both our cost of sales and the size of our reachable market.

We may be subject, both directly and indirectly, to the adverse impact of existing and potential future government regulation of our products, technology, operations, and markets. For example, the development, production, exportation, importation, and transfer of our products and technology is subject to Canadian and provincial laws. Further, as we plan to conduct business in the United States, we will also be subject to United States and foreign export control, sanctions, customs, import and anti-boycott laws and regulations, including the Export Administration Regulations (the "EAR") (collectively, "Trade Control Laws"). If one or more of our products or technology, or the parts and components we buy from others, is or become subject to the International Traffic in Arms Regulations (the "ITAR") or national security controls under the EAR, this could significantly impact our operations, for example by severely limiting our ability to sell, export, or otherwise transfer our products or technology, or to release controlled technology to foreign person employees or others in the United States or abroad. We may not be able to retain licenses and other authorizations required under the applicable Trade Control Laws. The failure to satisfy the requirements under the Trade Control Laws, including the failure or inability to obtain necessary licenses or qualify for license exceptions, could delay or prevent the development, production, export, import, and/or in-country transfer of our products and technology, which could adversely affect our revenues and profitability.

Failure by us, our employees, or others working on our behalf to comply with the applicable government policies and regulations could result in administrative, civil, or criminal liabilities, including fines, suspension, debarment from bidding for or performing government contracts, or suspension of our export privileges, which could have a material adverse effect on us.

The following risk relates specifically to PARA OPS business line:

We will be subject to regulation in the United States for our non-lethal systems.

While our PARA OPS devices are non-lethal (based on the kinetic energy of our projectiles), these are automatically classified as form of a firearm under the United States Bureau of Alcohol, Tobacco and Firearms ("ATF") rules and regulations because we use pyrotechnic based primers in our proprietary ammunition cartridges. We have therefore self-classified our .67 caliber PARA OPS single shot device as not only a firearm, but a "destructive device" in accordance with the ATF regulations. We intend to self-classify our other PARA OPS devices as a form of a firearm under ATF regulations until such time we have found an alternative for primers (i.e., a non-pyrotechnic gas generator) to launch our projectiles, and therefore be subject to ATF regulations. We are currently reviewing an alternative to replace the primer.  While we are confident of identifying an alternative by the end of Q1 Fiscal 2023 in order to offer "non-firearm" PARA OPS devices to the consumers market, there is no assurance that we will succeed and consequently this may adversely affect our future revenues and related results of operations, business, prospects, and financial condition.  Further, in the event we have implemented an alternative to replace the primer and then self-classify our PARA OPS devices as "non-firearm", there is no assurance that the ATF may not contest our self-classification, which could result in discontinuing sales to consumers with no firearm license where required by state law. Accordingly, this could also adversely affect our future revenues and related results of operations, business, prospects, and financial condition.

Because our business model relies on outsourced production, we have no plans of becoming a firearm manufacturer in the United States but rather to continue to partner with a FFL manufacturer for the production and distribution of our PARA OPS products. Accordingly, post commercialization in the United States the burden to comply with ATF rules and regulations applicable to the manufacturing and distribution process will be with our FFL business partners.  Our primary risk of governmental interruption of manufacturing and distribution therefore lies within the operations and attendant internal control environment of our FFL business partners.

Furthermore, with respect to transfers to end users (government, military, or consumer), the obligation to comply with ATF rules and regulations and any applicable state laws resides with the downstream FFL wholesaler/distributor/retailer  and any penalties levied upon such parties do not flow up the distribution chain.

See Business Overview - Government Regulation - Non-Lethal for a summary of relevant regulation in the United States for our non-lethal business line.

The following risks apply to all business lines:

Rapid technological development could result in obsolescence or short product life cycles of our products.

The markets for our products are characterized by rapidly changing technology and evolving industry standards, which could result in product obsolescence or short product life cycles. Accordingly, our success is dependent upon our ability to anticipate technological changes in the industries we serve and to successfully identify, obtain, develop and market new products that satisfy evolving industry requirements. There can be no assurance that we will successfully develop new products or enhance and improve our existing products or that any new products and enhanced and improved existing products will achieve market acceptance. Further, there can be no assurance that competitors will not market products that have perceived advantages over our products or which render the products currently sold by us obsolete or less marketable.

We must commit significant resources to developing, testing and demonstrating new products before knowing whether our investments will result in products the market will accept. To remain competitive, we may be required to invest significantly greater resources than currently anticipated in research and development and product enhancement efforts, and result in increased operating expenses.

Our industry is highly competitive.

The industry for military and security forces and personal defense is highly competitive and composed of many domestic and foreign companies. We have experienced and expect to continue to experience, substantial competition from numerous competitors whom we expect to continue to improve their products and technologies. Competitors may announce and introduce new products, services or enhancements that better meet the needs of end-users or changing industry standards, or achieve greater market acceptance due to pricing, sales channels or other factors. With substantially greater financial resources and operating scale than we do currently, certain competitors may be able to respond more quickly than us to changes in end-user requirements and devote greater resources to the enhancement, promotion and sale of their products. Such competition could adversely affect our ability to win new contracts and sales.

Since we operate in evolving markets, our business and future prospects may be difficult to evaluate.

Our technological solutions are in new and rapidly evolving markets. The military, civilian public safety, professional and personal defense markets we target are in early stages of customer adoption. Accordingly, our business and future prospects may be difficult to evaluate. We cannot accurately predict the extent to which demand for our products and services will develop and/or increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact our ability to do the following:

• generate sufficient revenue to obtain and/or maintain profitability;

• acquire and maintain market share;

• achieve or manage growth in operations;

• develop and renew contracts;

• attract and retain additional engineers and other highly-qualified personnel;

• successfully develop and commercially market products and services;

• adapt to new or changing policies and spending priorities of governments and government agencies; and

• access additional capital when required or on reasonable terms.

If we fail to address these and other challenges, risks and uncertainties successfully, our business, results of operations and financial condition would be materially harmed.

Uncertainty related to exportation could limit our operations in the future.

We must comply with Canadian federal and provincial laws regulating the export of our products. In some cases, explicit authorization from the Canadian government is needed to export certain products. The export regulations and the governing policies applicable to our business are subject to change. We cannot provide assurance that such export authorizations will be available for our products in the future. To date, compliance with these laws has not significantly limited our operations, but could significantly limit them in the future. Noncompliance with applicable export regulations could potentially expose us to fines, penalties and sanctions. If we cannot obtain required government approvals under applicable regulations, we may not be able to sell our products in certain international jurisdictions, which could adversely affect our business, prospects, financial condition and results of operations.

Global economic turmoil and regional economic conditions in the United States could adversely affect our business.

In addition to the risks pertaining to COVID-19 disclosed above, global economic turmoil may cause a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, levels of intervention from the United States federal government and other foreign governments, decreased consumer confidence, overall slower economic activity, and extreme volatility in credit, equity, and fixed income markets. A decrease in economic activity in the United States or in other regions of the world in which we do business could adversely affect demand for our products, thus reducing our revenues and earnings. A decline in economic conditions could reduce sales of our products.

Risks Relating to Our Financial Condition

We face substantial capital requirements and financial risk.

To be successful, our business requires a substantial investment of capital. The production, acquisition, and distribution of proprietary technology for game-changing applications in the military and security forces and personal defense markets require substantial capital. A significant amount of time may elapse between our expenditure of funds and the receipt of revenues. This may require a significant portion of funds from equity, credit, and other financing sources to fund the business. There can be no assurance that these arrangements will continue to be successfully implemented or will not be subject to substantial financial risks relating to the production, acquisition, and distribution of proprietary technology for game-changing applications in the military and security forces and personal defense markets. In addition, if demand increases through internal growth or acquisition, there may be an increase to overhead and/or larger up-front payments for production and, consequently, these increases bear greater financial risks. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

We may require additional capital which may result in dilution to existing shareholders.

We may need to engage in additional equity or debt financings to secure additional funds to fund our working capital requirement and business growth. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of the Common Shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities.

We can provide no assurance that sufficient debt or equity financing will be available on reasonable terms or at all to support our business growth and to respond to business challenges and failure to obtain sufficient debt or equity financing when required could have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows.

Over the short-term, we expect to incur operating losses and generate negative cash flow until we can produce sufficient revenues to cover our costs. We may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. There are substantial uncertainties associated with our ability to achieving and sustaining profitability. We expect our current cash position will be reduced due to future operating losses and working capital requirements, and we cannot provide certainty as to how long our cash position will last or that we will be able to access additional capital if and when necessary.

Exercise of options or warrants or vesting of restricted stock units will have a dilutive effect on your percentage ownership and will result in a dilution of your voting power and an increase in the number of Common Shares eligible for future resale in the public market, which may negatively impact the trading price of our Common Shares.

The release of securities currently held in escrow may adversely impact the price of our Common Shares or Warrants.

The market price of our Common Shares or Warrants may be adversely impacted by the release of certain of our securities that are currently escrowed if the holders immediately trade these securities upon release. These securities are currently issued and outstanding but restricted from trading. These will be released from escrow in lots on pre-determined dates.

As of December 6, 2022, we have 1,376 Common Shares subject to escrow conditions pursuant to the CPC Escrow Agreement (as defined below), 2,750,000 Company 2024 Warrants exercisable for an aggregate of 39,285 Common Shares subject to escrow conditions pursuant to the Surplus Security Escrow Agreement (as defined below), 113,435 Common Shares subject to escrow conditions pursuant to the Surplus Security Escrow Agreement (as defined below), 15,000 Common Shares subject to escrow conditions pursuant to the Value Security Escrow Agreement (as defined below), and 1,050,000 Company 2024 Warrants exercisable for an aggregate 15,000 Common Shares subject to escrow conditions pursuant to the Value Security Escrow Agreement (as defined below) (collectively, the “Escrowed Securities”). The Escrowed Securities will be released in lots of 39,124 Common Shares and 1,275,000 Company 2024 Warrants on March 18, 2023, and 90,686 Common Shares and 2,525,000 Company 2024 Warrants on September 18, 2023. See Escrowed Securities and Material Contracts.

We may need to divest assets if there is insufficient capital.

If sufficient capital is not available, we may be required to delay, reduce the scope of, eliminate or divest one or more of our assets or products, any of which could have a material adverse effect on our business, financial condition, prospects, or results of operations.

We have broad discretion over the use of net proceeds from future capital raises.

We will have broad discretion over the use of the net proceeds from any future capital raises. Because of the number and variability of factors that will determine our use of such proceeds, the ultimate use might vary substantially from the planned use. Investors may not agree with how we allocate or spend the proceeds from future capital raises. We may pursue collaborations that ultimately do not result in an increase in the market value of the Common Shares and that instead increase our losses.

Currency fluctuations may have a material effect on us.

Fluctuations in the exchange rate between the United States dollar, other currencies and the Canadian dollar may have a material effect on our results of operations. To date, we have not engaged in currency hedging activities. To the extent that we may seek to implement hedging techniques in the future with respect to our foreign currency transactions, there can be no assurance that we will be successful in such hedging activities.

Unavailability of adequate director and officer insurance could make it difficult for us to retain and attract qualified directors and could also impact our liquidity.

We have directors and officers liability ("D&O") insurance we believe to be adequate to cover risk exposure for us and our directors and officers, who we indemnify to the full extent permitted by law, there is no guaranty that such coverage will be adequate in the event of litigation.

Our coverage needs for D&O insurance may change or increase in the future for various reasons including changes in our market capitalization, changes in trading volume or changes in the listing rules of exchanges or marketplaces on which our securities may trade from time to time. There is no guaranty that such coverage will be available or available at reasonable rates. While we have obtained new D&O insurance before completing the Up-Listing and may need to increase our D&O coverage as needed in the future, there can be no assurance that we will be able to do so at reasonable rates or at all, or in amounts adequate to cover expenses and liability should litigation occur. Without adequate D&O insurance, the costs of litigation including amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to us could have a material adverse effect on our financial condition, results of operations and liquidity. Further, if we are unable to obtain adequate D&O insurance in the future for any reason, we may have difficultly retaining and attracting talented and skilled directors and officers, which could adversely affect our business, and may be unable to list our Common Shares on a national exchange in the United States, which could impact the liquidity and value of our stock.

Our insurance policies may be inadequate to fully protect us from material judgments and expenses.

We require insurance coverage for a number of risks, including business interruption, environmental matters and contamination, personal injury and property damage as well as general aviation liability coverage. Although we maintain insurance policies, we cannot provide assurance that this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A successful product liability claim could result in substantial cost to us. If insurance coverage is unavailable or insufficient to cover any such claims, our financial resources, results of operations and prospects could be adversely affected.

Even if we are fully insured as it relates to a claim, the claim could nevertheless diminish our brand and divert management's attention and resources, which could have a negative impact on our business, prospects, financial condition and results of operations.

Risks Relating to the Ownership of our Securities

An investment in our securities involves significant risks.

Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business and operations and cause the trading price of our securities to decline. If any of the following or other risks occur, our business, prospects, financial condition, results of operations and cash flows could be materially adversely impacted. In that event, the trading price of our securities could decline and security holders could lose all or part of their investment. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below or other unforeseen risks.

Our Common Shares may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Common Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Shares.

In addition, if the trading volumes of our Common Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Common Shares. This low volume of trades could also cause the price of our Common Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Common Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Common Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Common Shares.

As a result of this volatility, investors may experience losses on their investment in our Common Shares. A volatile market price of our Common Shares also could adversely affect our ability to issue additional shares of Common Shares or other securities and our ability to obtain additional financing in the future.

The market price of our securities may be volatile.

The market price for our securities may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including, but not limited to, the following: (i) actual or anticipated fluctuations in our quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to us; (iv) departure of executive officers or other key personnel; (v) issuances or anticipated issuances of additional Common Shares; (vi) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and (vii) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

Financial markets have historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of our securities may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the trading price of the Common Shares may be materially adversely affected.

There can be no assurance of active market for the Common Shares.

The Common Shares are listed on the TSXV since September 22, 2020, quoted on the OTCQB since February 4, 2021 and listed on the Frankfurt Stock Exchange since March 29, 2022. As of December 7, 2022, following the Up-Listing, our Common Shares will no longer be quoted on the OTCQB. There can be no assurance an active and liquid market for the Common Shares or Warrants will be maintained. The Warrants to be sold in this offering are not listed on an exchange or marketplace.

Approximately 0.2 million or 17% of the outstanding Common Shares as of December 6, 2022, subject to regulatory escrow imposed by the TSXV in connection with the Amalgamation (as defined below). These escrow and restrictions will gradually be lifted over a period ending on September 18, 2024. See Share Capital - Escrowed Securities.

If an active public market is not maintained, our shareholders may have difficulty selling the Common Shares or Warrants.

We are selling a substantial number of Common Shares and Warrants to purchase Common Shares in this offering, which could cause the price of our Common Shares to decline.

In this offering, we will sell 2,500,000 Common Shares (excluding the underwriter’s Over-Allotment option) and 3,226,392 (excluding the Canadian Underwriter’s Canadian Compensation Options) Common Shares including the concurrent Canadian Offering. Additionally, we are selling Warrants to purchase Common Shares equal to the number of Common Shares being sold in the offering (excluding the underwriter’s Over-Allotment Option). The existence of the potential additional Common Shares in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our Common Shares. We cannot predict the effect, if any, that market sales of those Common Shares or the availability of those Common Shares for sale will have on the market price of our Common Shares. Any decline in the price of a Common Share may also have a negative effect on the price in the market of a Warrant.

There is no public market for either the Warrants or the Pre-funded Warrants being sold in this offering.

There is no established public trading market for either the warrants or the pre-funded warrants being sold in this offering. We intend to list the Warrants on Nasdaq, however there is no assurance that any market will develop. We will not list the Pre-funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Therefore, we do not expect a market to ever develop for the Pre-funded Warrants. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

The Warrants and Pre-funded Warrants are speculative in nature.

Neither the Warrants nor the Pre-funded Warrants confer any rights of Common Share ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Shares and pay the stated exercise price per share prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Commencing on the date of issuance, holders of the Pre-funded Warrants may exercise their right to acquire the Common Shares and pay the stated exercise price per share until exercised in full. There can be no assurance that the market price of our Common Shares will ever equal or exceed the exercise price of the Warrants offered by this prospectus, and if so, the Warrants would expire without value.

The Warrants included in the Units and Pre-Funded Units were listed on Nasdaq separately upon the pricing of this offering, and may provide investors with an arbitrage opportunity that could adversely affect the trading price of our Common Shares.

Because the Units and Pre-Funded Units will never trade as a unit, and the Warrants trade on Nasdaq, investors may be provided with an arbitrage opportunity that could depress the price of our Common Shares.

In the event that our Common Share price does not exceed the exercise price of the Warrants or the Pre-funded Warrants during the period when the Warrants or the Pre-funded Warrants are exercisable, as applicable, such warrants may not have any value.

Until holders of the Warrants and the Pre-funded Warrants acquire Common Shares upon exercise thereof, holders of the Warrants and Pre-funded Warrants will have no rights with respect to our Common Shares. Upon exercise of the Pre-funded Warrants, such holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

There is no assurance that any of the Warrants will be exercised and we will receive the exercise proceeds therefrom.

The Warrants have an exercise price above the price of a Common Share. If the price of our Common Shares does not exceed the Warrant exercise price, then it is unlikely that the Warrants will be exercised. The Warrants will expire on the fifth anniversary of their issuance, which if they expire without being exercised the Company will not receive any proceeds therefrom.

Additionally, for the Warrants to be exercised for cash, we must keep an effective registration statement available for issuance of the Common Shares issuable on exercise of the Warrants. If we fail to maintain an effective registration statement, then the Warrants may be exercised on a cashless basis, and we will not receive any cash amount from their exercise.

If we are unable to satisfy the requirements of Sarbanes-Oxley or our internal controls over financial reporting are not effective, the reliability of our financial statements may be questioned.

We will become subject to the requirements of Sarbanes-Oxley if the registration statement of which this Prospectus is a part is declared effective by the SEC. Section 404 of Sarbanes-Oxley ("Section 404") requires companies subject to the reporting requirements of United States securities laws to complete a comprehensive evaluation of their internal controls over financial reporting. To comply with this statute, we will be required to document and test our internal control procedures and our management will be required to assess and issue a report concerning our internal controls over financial reporting. Pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, we will be classified as an "emerging growth company." Under the JOBS Act, emerging growth companies are exempt from certain reporting requirements, including the independent auditor attestation requirements of Section 404(b) of Sarbanes-Oxley. Under this exemption, our independent auditor will not be required to attest to and report on management's assessment of our internal controls over financial reporting during a five year transition period, except in the event this is accelerated if we lose our status as an "emerging growth company". We will need to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. However, the continuous process of strengthening our internal controls and complying with Section 404 is complicated and time-consuming. Furthermore, we believe that our business will grow both domestically and internationally, organically and through acquisitions, in which case our internal controls will become more complex and will require significantly more resources and attention to ensure our internal controls remain effective overall. During the course of our testing, management may identify material weaknesses or significant deficiencies, which may not be remedied in a timely manner to meet the deadline imposed by Sarbanes-Oxley. If management cannot favorably assess the effectiveness of our internal controls over financial reporting, or our independent registered public accounting firm identifies material weaknesses in our internal controls, investor confidence in our financial results may weaken, and the market price of our securities may suffer.

 Our status as an "emerging growth company."

We will be an "emerging growth company" as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act), and will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of USD$1.235 billion (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than USD$1 billion in non-convertible debt; and (d) the date on which we are deemed to be a "large accelerated filer", as defined in Rule 12b-2 under the Exchange Act. We will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of our second fiscal quarter of such year the aggregate worldwide market value of our common equity held by non-affiliates is USD$700 million or more.

For so long as we remain an emerging growth company, we are permitted to, and intend to, rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404. We cannot predict whether investors will find our securities less attractive because we rely upon certain of these exemptions. If some investors find the securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile. On the other hand, if we no longer qualify as an emerging growth company, we would be required to divert additional management time and attention from development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact our business, financial condition and results of operations.

We may lose foreign private issuer status in the future, which could result in significant additional costs and expenses.

We may in the future lose foreign private issuer status if a majority of the Common Shares are held in the United States and if we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (i) a majority of the directors or executive officers are United States citizens or residents; (ii) a majority of assets are located in the United States; or (iii) the business is administered principally in the United States. The regulatory and compliance costs to us under United States securities laws as a United States domestic issuer will be significantly more than the costs incurred as an SEC foreign private issuer. If we are not a foreign private issuer, we would be required to file periodic and current reports and registration statements on United States domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to foreign private issuers. In addition, we may lose the ability to rely upon exemptions from corporate governance requirements that are available to foreign private issuers.

FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus constitute "forward-looking statements". Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as "may", "would", "should", "could", "expect", "intend", "estimate", "anticipate", "plan", "foresee", "believe", or "continue", the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

  our expectations regarding our business, financial condition and results of operations;
  the future state of the legislative and regulatory regimes, both domestic and foreign, in which we conduct business and may conduct business in the future;
  our expansion into domestic and international markets;
  our ability to attract customers and clients;
  our marketing and business plans and short-term objectives;
  our ability to obtain and retain the licenses and personnel we require to undertake our business;
  our strategic relationships with third parties;
  our anticipated trends and challenges in the markets in which we operate;
  governance of us as a public company; and
  expectations regarding future developments of products and our ability to bring these products to market.

Forward-looking statements are based upon a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following risk factors:

  limited operating history;
  failure to realize growth strategy;
  failure to complete transactions or realize anticipated benefits;
  reliance on key personnel;
  regulatory compliance;
  competition;
  changes in laws, regulations and guidelines;
  demand for our products;
  fluctuating prices of raw materials;
  pricing for products;
  ability to supply sufficient product;
  expansion to other jurisdictions;
  damage to our reputation;
  operating risk and insurance coverage;
  negative operating cash flow;
  management of growth;
  product liability;
  product recalls;
  environmental regulations and risks;
  ownership and protection of intellectual property;
  constraints on marketing products;
  reliance on management;
  fraudulent or illegal activity by our employees, contractors and consultants;
  breaches of security at our facilities or in respect of electronic documents and data storage and risks related to breaches of applicable privacy laws;
  government regulations with regards to COVID-19, employee health and safety regulations;
  the duration and impact of COVID-19, and including variants of COVID-19, on our operations;
  regulatory or agency proceedings, investigations and audits;
  additional capital requirements to support our operations and growth plans, leading to further dilution to shareholders;
  conflicts of interest;
  litigation;
  risks related to United States' and other international activities;
  risks related to security clearances and risks relating to the ownership of our securities, such as potential extreme volatility in the price of our securities; and
  no assurance of an active market for Common Shares and Warrants

Although the forward-looking statements contained in this Prospectus are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

CAPITALIZATION AND INDEBTEDNESS

The following table presents our unaudited capitalization and indebtedness as of June 30, 2022, in accordance with IFRS as well as the as adjusted capitalization and indebtedness as of June 30, 2022, reflecting the effect of (i) the sale by us of 2,500,000 Common Units offered by us in this prospectus (excluding the underwriter’s Over-Allotment Option) at the public offering price of USD$4.13 per Common Unit, after deducting the estimated underwriting discounts and other offering expenses and (ii) the sale by us of 2,500,000 Common Units offered by us in this prospectus (excluding the underwriter’s Over-Allotment Option) at the public offering price of USD$4.13 per Common Unit, after deducting the estimated underwriting discounts and other offering expenses, and including the sale by us of 726,392 Canadian Units offered in the Canadian Offering (excluding the Canadian Underwriter’s Compensation Options), after deducting the estimated underwriting discounts and other Canadian Offering expenses. You should read this table in conjunction with the sections of this Prospectus entitled Operating and Financial Review and Prospects, Financial Statements and the related notes and other financial information contained elsewhere in this Prospectus.

	As of June 30, 2022
(CAD$ in thousands)	Actual	As adjusted for Pre-IPO Transactions(1)	As adjusted for IPO net of Loan Repayment	As adjusted for IPO and Canadian Offerings, net of Loan Repayments(2)
Debt:
Lease obligations	$292	$292	$292	$292
Unsecured borrowings	1,753	2,192	1,962	210
Total debt	2,045	2,484	2,254	502

Equity:
Share capital	19,166	19,510	30,532	33,510
Warrants	1,902	1,902	1,902	1,902
Contributed surplus	3,474	3,474	3,474	3,474
Accumulated other comprehensive gain	(28)	(28)	(28)	(28)
Accumulated deficit	(23,522)	(23,522)	(23,579)	(23,916)
Total equity	992	1,335	12,301	14,940

TOTAL CAPITALIZATION	$3,037	$3,819	$14,555	$15,442

1) Includes CAD$344,000 as a result of Common Shares issued on July 14, 2022, in connection with the closing of a non-brokered private placement of 22,857 units, net of $nil units offering costs.  Each unit comprised of one Common Share and seventy warrants convertible into one Common Share. Additionally, it includes USD$400,000 or CAD$520,000 unsecured loans issued on August 29, 2022, net of CAD$80,869 debt offering costs.

2) Includes the estimated net proceeds from the Canadian Offering after the anticipated repayment of certain outstanding loans after the closing of the Canadian Offering (see Use of Proceeds). The accumulated deficit was also adjusted to reflect the immediate charge of the unamortized debt offering costs for loan repayments.

The information in the above table for the actual information and as adjusted basis as of June 30, 2022, excludes as of such date (USD$ equivalent is based on a conversion rate of $1.3649 as of December 6, 2022):

  warrants to purchase 181,243 Common Shares at a weighted average exercise price of $56.70 (USD$41.54) per share;

  60,138 Common Shares issuable upon the exercise of outstanding but unexercised stock options to purchase Common Shares, under our LTIP, at a weighted average exercise price of $95.90 (USD$70.26) per share;

  36,371 Common Shares issuable upon the conversion of 21,828 RSUs, 11,885 PSUs, and 2,657 SARs, under our LTIP;

  837 Common Shares issuable upon the conversion of 837 agent option units at an exercise price of $87.50 (USD$64.11) per share, each unit comprised of one Common Share and seventy warrants exercisable at $1.75 (USD$1.28) per 0.01428571 common shares (70 warrants for one Common Share);

  2,500,000 Common Shares issuable upon the exercise of the Warrants;

  143,750 Common Shares issuable upon the exercise of the Underwriter Warrants; and

  50,848 Common Shares issuable upon the exercise of the Canadian Compensation Options.

USE OF PROCEEDS

Whe net proceeds from this offering will be approximately USD$8.5 million or USD$10.8 million including the Canadian Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its Over-Allotment Option in full, excluding the exercise of Warrants, we estimate that the net proceeds to us from this offering will be approximately USD$9.9 million or USD$12.2 million including the Canadian Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the Over-Allotment Option is exercised solely in full for Common Shares or Pre-Funded Warrants, we will receive total approximate net proceeds of USD$1.4 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and if the Over-Allotment Option is exercised solely in full for Warrants, will receive total approximate net proceeds of USD$3.75.

We expect to use the net proceeds from this offering, including the Canadian Offering, for working capital (including commercial roll-out of PARA OPS in the United States) and other general corporate purposes. Further, the Canadian Offering proceeds will be used principally to repay part or all of the following outstanding loans:

  CAD$2 million issued in March 2022 of which CAD$1.8 million will mature on April 11, 2023, and CAD$0.2 million on April 15, 2023. These loans bear interest at 9% per annum. See Material Contracts – Unsecured Loan Agreement – March 2022.

  USD$200,000 issued in August 2022, which bears interest at 6% per annum and matures on August 30, 2023. The principal at maturity is USD$220,000. See Material Contracts - Unsecured Loan Agreement – August 2022.

The use of proceeds from the above loans were for working capital and general corporate purposes.

We may also use a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies. We do not currently have any plans for any such acquisitions or investments.  We have not allocated specific amounts of net proceeds for any of these purposes.

INFORMATION ON THE COMPANY

Business Overview

We develop and commercialize next-generation technology solutions that deliver a tactical advantage for military, public safety agencies and personal defense markets. Our core mission is to protect and save lives.

Principal Products and Services

The following is a summary of our main product and service categories for each business line:

Non-Lethal	Digitization	Counter-Threat

PARA OPS products:

Non-reciprocating devices:

  A single-shot device
  A five-shot device
  12 gauge shotgun

Reciprocating devices

  Replica pistol
  AR style

Ammunitions

ARWEN products:

  Single shot 37mm launcher
  Multi-round 37mm launcher
  Ammunitions
	Products: TASCS IFM TASCS NORS Services: ATAK Centre of Excellence Critical Incident Management System ("CIMS")	Products: Battlefield Laser Defense System ("BLDS") Phantom Electronic Warfare device GhostNet Counter-Drone system

Non-Lethal Products

Non-reciprocating PARA OPS devices

We are in the LRIP phase for the .67 caliber single shot and expect to complete our sales, marketing and distribution plan and begin the commercialization phase during our first quarter of Fiscal 2023, which ends December 31, 2022; whereas we are in in the prototype phase for the .67 multi-shot devices, with LRIP planned for Q1 Fiscal 2023 and commercialization in Q2 Fiscal 2023.  Both will be offered to the professional and personal defense markets, including our proprietary projectiles for these devices.

(Single shot)	(Multi-shot)

(Proprietary cartridge and projectile)

We will offer three types of payload for projectiles based on customer needs:

  solid slug for practice or pain compliance,
  inert colored powder for practice or realistic close quarters combat simulation, and incapacitating irritant pepper powder for operation use.

Reciprocating PARA OPS devices

We plan to begin the design and prototype of PARA OPS high-capacity automatic pistols and carbines (referred as reciprocating devices) for non-lethal operations and force-on-force training in Q1 Fiscal 2024.

See below for further details of our projected product development cycle and estimated additional investment to reach full commercialization for our PARA OPS devices.

ARWEN launchers

As a result of the Police Ordinance Acquisition, we are currently selling the following ARWEN products and related ammunition to law enforcement agencies:

(Multi-shot launcher)	(Single-shot launcher)

Digitization

For the Digitization business line, our products share the same core technology platforms and leverages our domain knowledge, proprietary sensor-software integration, algorithms and electronic circuity in order to develop and deliver integrated solutions to our clients who operate in the primarily dismounted domain (i.e., away from supporting platforms such as vehicles, aircraft and armored vehicles):

  Micro Integrated Sensor Software Technology ("MISST") a proprietary integration of miniaturized sensors, optics, ballistics and software that provides an advancement in affordable smart systems and mission capability. Current applications and offerings of the MISST technology enable: (i) a real-time networked situational awareness for soldiers and their weapons systems, and (ii) smart management of ordnance systems.  MISST also provides solutions for countering drone attacks and countermeasures against weaponized lasers in our Counter-Threat business line.

  Android Team Awareness Kit ("ATAK"). ATAK is a United States government owned situational awareness software application that is hosted on Android end user devices. Based on our observation, ATAK is becoming the de facto standard in the United States, Canada, and NATO for software based situational awareness and as a command and control battle management application in the dismounted domain. While the base software is United States Government owned and is available at no cost, being able to develop specific plug-ins and secure tactical networks is beyond the capacity of most user organizations. We have the experience and expertise to offer ATAK integration and networking services to prospective clients.

  After successfully developing digital technologies for tactical military applications which provide real-time exchange of situational awareness, navigation, imagery, and operational information for soldiers on the ground, we saw opportunities to apply these digitization solutions to the public safety market. These solutions solve critical challenges for law enforcement, fire, emergency response, search and rescue, and natural disaster management, all of whom require networked situational awareness to understand, decide, and act faster and more effectively in response to a critical incident. When responders are facing a public emergency, they need information quickly. Whether it is a wildfire, active shooter scenario or a natural disaster, they need to know what they're walking into and where their resources are located. They also need to communicate and collaborate in real-time - across teams and information sources and often across departments.

We entered the civilian public safety market by launching our CIMS for enhanced public safety. A critical incident is any situation that requires swift, decisive action involving multiple components in response to and occurring outside of the normal routine business activities of a public safety response, which generally involves the police department, the fire department, and can also involve the Office of Emergency Management.  The primary goal of addressing a critical incident is the resource management of first responders, equipment, and the integration of communications and technology. Our CIMS is a digital technology solution that addresses this need by integrating emergency operations, incident command post, incident commanders, and all responders whether mobile or dismounted. Our CIMS architecture is a native cloud-based Microsoft environment (MS Azure) integrated with Team Awareness Kit ("TAK"). This provides key stakeholders with seamless fusion and sharing of crucial real-time position location, imagery, and time-sensitive emergency services data and information for effective and coordinated delivery of emergency services, including rescue, fire suppression, emergency medical care, law enforcement, and other forms of hazard control and mitigation.

The following is a summary of our Digitization main products that are ready for commercialization in Fiscal 2022:

Counter Threats

We offer the following proprietary next-generation counter-threat solutions to protect against hostile enemy lasers, electronic detection, and drones.

Other products under development

In Q4 Fiscal 2021, we partnered with Alare in the United States to establish the technical feasibility of a kinetic system to neutralize small Unmanned Aircraft Systems ("UAS") to neutralize small UAS and loitering munitions without collateral damage.  The nature of our contract with Alare is of a short-term consulting agreement in which we agree to pay for engineering services as rendered. Further details of this drone project, referred as GhostNet, remain confidential for security and competitive reasons at the present time.  We discontinued further investment in another drone project under development, referred as GreyGhost, which was a licensed technology with AerialX Drone Solutions Inc. ("AerialX") providing a kinetic interceptor that could use multiple methods to engage target drones.  To date, AerialX has not successfully delivered a functional prototype and as a result we redirected our investment to the above GhostNet project, a niche market which we are well positioned to leverage using our specialized counter-threat knowledge and technology.

We have also started the development of Shot Counter which is largely based on the same sensor technology as the TASCS, and which can be incorporated into a firearm in order to count the number of rounds fired by the weapon. It is a small device that fits inside the pistol grip of most weapons, and functions with no user input for up to ten years on a single battery. Today we have reached the concept design; but, we have not yet built a prototype.

Over the last three financial years we have made significant investment to further advance our product development and position ourselves with OEM partners for expected commercialization during Fiscal 2023. We also concluded two acquisitions, the PARA OPS and Phantom solutions. At the moment, only the ARWEN product line is considered to be in full production.

The following table provides an update of our current product development cycle by product line and estimated timeline by quarter (fiscal year ended September 30th) to reach production:

	Concept & Design	Prototype(1)	Market Testing(2)	Pre- Production(3)	Commercialization(4)
PARA OPS– single shot device (5)			Q4 FY22	Q4 FY22	Q1 FY23
PARA OPS– multi-shot device (5)		Q4 FY22	Q4 FY22	Q1 FY23	Q2 FY23

PARA OPS – reciprocating devices	Q1 FY23	Q1 FY23	Q2FY23	Q2 FY23	Q3 FY23

TASCS IFM					To Be Determined
BLDS					To Be Determined
Phantom					To Be Determined

Notes:

(1) Includes prototype Version 1 (V1), integration, and testing.

(2) Includes field testing and prototype V2.

(3) Includes final product development, LRIP, and sales demonstration units. A product is not ready for pre-production until it reaches Technology Readiness Level (TRL) of 5 to 6.

(4) Subject to market demand for KWESST's product.
(5) Includes the cartridges for the devices.

We consider a product to have reached the commercialization phase when we have begun LRIP and we have a sales, marketing, and distribution plan for the product.

The following table provides management's estimate of the additional investment to reach commercialization, excluding our existing internal engineering labor costs:

	Concept & Design	Prototype	Market Testing	Pre-production	Total
Single shot PARA OPS (non-reciprocating devices)	N/A	N/A	N/A	$25,000	$25,000
Multi-shot PARA OPS (non-reciprocating devices)	N/A	N/A	$50,000	$150,000	$200,000
PARA OPS (reciprocating devices)	N/A	$125,000	$50,000	$175,000	$350,000
TASCS IFM	N/A	N/A	N/A	Funded (1)	Funded (1)
BLDS	N/A	N/A	N/A	$50,000	$50,000
Phantom	N/A	N/A	N/A	$100,000 (2)	$100,000
TOTAL	$Nil	$125,000	$100,000	$500,000	$725,000

Notes:

(1) Funded by customer orders.

(2) We are in the process of enhancing our existing Phantom units following feedback received from invitation-only United States military trials that took place during August 2022.

Refer to Liquidity and Capital Resources, for our current available liquidity and capital resources to fund the above.

Principal Markets

Our total revenues by category of activity and geographic market for each of the last three financial years were as follows:

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
Major products / service lines
TASCS System	$1,255,982	$835,097	$472,749
Other	19,822	26,820	36,399
	$1,275,804	$861,917	$509,148

Primary geographical markets
United States	$1,238,063	$835,097	$472,749
Canada	37,741	26,820	36,399
	$1,275,804	$861,917	$509,148

Market Opportunities

Non-Lethal

According to Allied Market Research: Non-Lethal Market, May 2021, the global non-lethal weapons market was approximately USD$7.4 billion in 2020 and is projected to reach USD$12.5 billion in 2028 (a 7.4% compound annual growth rate). We plan to target the following two markets, with an initial focus in the United States:

  Professional market:

Our main focus in the short-term is the professional market in the United States as it represents a major opportunity for our non-lethal security products. According to the U.S. Bureau of Labor Statistics, in the United States there are nearly 917,000 police officers, detectives and criminal investigators. Cases involving police shootings and deaths related to the use of conductive energy devices have increased in the United States. According to The Washington Post, there have been over 6,300 shootings in the United States since 2015 involving police.

A Reuters report estimates that at least 1,000 people have died as a result of being stunned by conductive energy devices in the United States. In over 150 of those deaths, the conductive energy device was determined to be a cause or a contributing factor.

There are several other security-related occupations which we believe are potential customers for our non-lethal products. These include 800,000 private security guards, 346,000 corrections officers and 90,000 private detectives, according to the U.S. Bureau of Labor Statistics. We believe that our PARA OPS products could play a meaningful role in addressing the tragic increase in school shooting events. According to the Naval Postgraduate School's Center for Homeland Defense and Security, there have been approximately 460 shooting events in K-12 schools during the last five years. We believe our non-lethal security products offer school personnel important options to create a tactical advantage in school shootings without using lethal firearms.

According to the U.S. Department of Education, there are over 132,000 elementary and secondary schools and nearly 6,000 colleges and universities in the United States. We believe there is an opportunity to utilize our products to enhance school safety.

Other public spaces such as grocery stores, houses of worship, bars and nightclubs, concert venues, sporting arenas and public transportation centers are also confronted with increased security challenges. Each of these locations represents an opportunity for us as they could improve security without introducing lethal firearms into crowded civilian environments by equipping their employees and security personnel with our non-lethal products.

Other market opportunities that we intend to further explore include the international professional market, realistic force-on-force training for military and police, realistic high-action gaming and animal control, both in the United States and internationally.

The principal market for the ARWEN product line of non-lethal systems is law enforcement, primarily in Canada and United States.

  Consumer market:

According to Gallup and United States Census Bureau, as at January 2022, there are approximately 82 million gun owners in the United States. We believe our PARA OPS devices will offer gun owners and members of their households a safer, personal defense option, without the risk of loss of human life.

In addition to personal defense, we believe we have an opportunity to disrupt the recreational market - specifically for paintball guns, which are air-based devices rather than cartridge-based (see below, Business Overview - Competitive Conditions). According to market research by Statista, the paintball gun market size in the United States was $1.3 billion in 2020.

Digitization

The principal market for our digitization business lines is primarily among military and public safety agencies in countries that are members of NATO, as well as Australia and New Zealand. As the largest purchaser and user of military and public safety products, the United States is our primary focus, followed by the other NATO member countries, and to a lesser extent, the Middle and Far East.

In addition to increased military spending in the United States and other members of NATO, another important trend that we have observed is an increase in funding within the military for projects related to precision munitions for weapons already in use by the military (legacy weapons) to further enhance survivability of soldiers and their operational effectiveness. Our TASCS products are expected to benefit from these trends by transforming "dumb" legacy weapons into "smart" weapons (with better accuracy).

For our CIMS offering, our principal market is public safety agencies, primarily in Canada and United States. Public safety agencies across the United States are seeking to implement digital solutions that can improve responder safety and incident management. According to Accenture, digital transformation presents one of the biggest challenges for public safety agencies. Globally, the public safety and security market was USD$435 billion in 2021 and is expected to reach USD$868 billion by 2028, growing at a CAGR of 10.4%, according to Fortune Business Insights.

The major factors fueling the public safety market include rising instances of mass shooting, natural disasters, terrorist activities and security breaches as well as increasing law enforcement requirements for public safety and investments in public safety measures for smart cities.

Counter Threat

Our BLDS and Phantom products were developed expressly to address the health and safety threats from weaponized and/or targeting laser devices by adversaries in the field.

We are also in the counter unmanned aircraft system ("Counter-UAS") market including loitering munitions. The proliferation of small hostile drones continues to be a growing worldwide problem for military forces, sensitive facilities, and public security agencies. Most counter-drone systems are electronic, designed to detect, identify, track and, if possible, disrupt the communications protocols of drones to prevent completion of their mission. Increasingly, however, drones are being developed by adversaries that are difficult or impossible to disrupt electronically.  Military and Homeland Security agencies are therefore seeking alternatives for stopping drones kinetically but without collateral damage.  We are working with Alare Technologies Inc. to develop a proprietary drone to address this opportunity.

Competitive Conditions

Non-lethal

We expect our competition for non-lethal PARA OPS products will primarily be manufacturers of:

  handheld CO2-powered launchers of chemical irritant projectiles, including Byrna Technologies Inc. (which sells products under the Byrna® HD brand), United Tactical Systems, LLC (which sells products under the PepperBall brand), and FN Herstal;
  conductive energy devices, including Axon Enterprises, Inc. (which sells the TASER device); and
  remote restraint devices, including Wrap Technologies Inc.

Our competitive advantage is principally our proprietary system consisting of:

  a low energy cartridge system with a cartridge casing that generates spin to a projectile, a far more reliable platform than air-based launchers;
  inexpensive firing platforms in any design that fire only our PARA OPS;
  different payloads in the projectile for various applications;
  velocities and muzzle energy far below the "lethal" threshold;
  simple internal mechanisms with few components simplifying the manufacturing process; and
  specifically configured interior mates with projectile to generate self-stabilizing spin for accuracy and distance.

Our Executive Chairman was the inventor of PARA OPS. He was previously the founder of Simunition, a manufacturer of non-lethal training ammunition, since sold to General Dynamics. Further, he was also the CEO and Executive Chairman of United Tactical Systems, LLC, a company offering public-safety products for law enforcement, military and personal defense (owns the PepperBall brand). Accordingly, he brings a wealth of market knowledge to us. Additionally, our President and CEO has almost 20 years of firearms manufacturing experience. He was previously the General Manager of Colt Canada (the Canadian division of the American firearms manufacturer). In August 2021, we also hired a senior Technical Manager with over 17 years of firearms manufacturing, he previously held senior roles at Colt Canada including most recently R&D Manager and Product Support Engineering. While we do not build lethal firearms, this experience is very relevant for building our PARA OPS business.

Many air-powered (CO2-powered) devices are complex and less reliable, specifically:

  ambient temperature causes performance to vary, especially in colder weather;
  synthetic seals and "O" rings dry out and can cause catastrophic failures; and
  such devices entail long logistics tails (for example, heavy air tanks, compressors and spare parts).

We have filed a patent application with the U.S. Patent and Trademark Office ("USPO") for our proprietary cartridge-based firing system and are developing additional filings.

For the ARWEN's product line, our primary competitors are the following:

  DEFTEC / Safariland's 40 mm LTM launchers; and
  ALS (a Pacem Defense Company)'s single shot 37mm and 40mm launchers and 40mm multi-shot launchers.

A further market advantage is the access to the law enforcement market through our ownership of ARWEN, and the strength of its brand, which has been selling non-lethal systems to law enforcement agencies internationally for over 30 years. As a result of our acquisition of Police Ordnance, we believe there are synergies between our PARA OPS and ARWEN products such as access to law enforcement market for PARA OPS, providing a low-energy cartridge for ARWEN launchers and combining facilities and engineering.

Digitization and Counter-Threat

Our competition for digitization and counter threat business lines is primarily:

  R&D labs funded by the U.S. Department of Defense for developing systems like TASCS;
  Fabrique Nationale Herstal S.A. for their remote weapon stations (although these do not offer high angular resolution like TASCS); and
  known developers of electronic decoy systems including Motorola (Tactical TV Decoys), Synchopated Engineering (Mockingbird RF Signal Emulator), and CACI Systemware (MAGPIE).

We are currently not aware of any major direct competitors for our BLDS technology.

Our competitive advantage is the significant experience that our team of engineers and technicians have in soldier systems (which we consider to be any device that a soldier carries onto the battlefield, ranging from a communications device to a sensor), weapons, and sensor fields. Our expertise in the field of networked weapons has been recognized by the United States military who requested that we participate in the NATO working group tasked with developing standards and requirements for these types of networked weapons.

We are also not aware of any major direct competitors for our CIMS.

Seasonality

We do not expect our non-lethal business line will be exposed to seasonality. While our Digitization and Counter-Threat business lines may be affected by national military budgets, as well as federal, state and local government spending, we expect the various customers having different spending cycles will mitigate our potential cyclicality exposure.

Manufacturing and Availability of Raw Materials

Non-lethal

We have currently outsourced the engineering work for the PARA OPS devices to a third party, with oversight by us. We plan to lease new office and lab space in the Kitchener-Waterloo area (Ontario) during the first quarter of Fiscal 2023, likely less than 10,000 square foot facility.  To achieve a scalable operating model with minimal capital expenditures, we plan to rely upon strategic alliances with OEMs for the manufacturing and distribution of our PARA OPS products.

For the ARWEN launchers, these are currently manufactured in Toronto (Ontario) area in a combined manufacturing and training facility of approximately 5,000 square feet (see Property, Plants and Equipment).  The current lease is on a month-to-month basis.

Today, we are not aware of material sourcing issues or pricing volatility of raw materials, except for price volatility for certain components to manufacture ARWEN ammunition that will be required for our non-lethal business line (see Risk Factors - We Are Dependent on Key Suppliers for our ARWEN Product Line).

With the COVID-19 pandemic and global supply chain challenges, it is not possible to predict whether this could eventually materially impact our sourcing and pricing of our key raw materials for our non-lethal business line.

Digitization and Counter-Threat

Today we have assembled a team of engineers, technicians and advisors that have significant experience in soldier systems (which we consider to be any device that a soldier carries onto the battlefield, ranging from a communications device to a sensor), weapons, and sensor fields. It is this combination of disparate knowledge sets that enables us to integrate and develop innovative solutions. We leverage from this same pool of talent to deploy CIMS solutions for the public safety market.

Except for GhostNet, all the product development is done at our facility in Ottawa (see below, Property, Plants and Equipment). For as long as market demand justifies a low rate of production quantities, we will internally produce these products. Once demand reaches quantities necessitating commercial-level production quantities, we will outsource our production to companies specifically suited to producing each particular product. We are not aware of any material regulatory approvals that are required for us to outsource production.

Today, we are not aware of material sourcing issues or pricing volatility of key components for our Digitization and Counter-Threat business lines. However, with the COVID-19 pandemic, it is not possible to predict whether this could eventually materially impact our sourcing and pricing of our key raw materials.

Marketing Plans and Strategies

Non-lethal

Initially we plan to sell our PARA OPS to the professional market which includes law enforcement agencies and then to the consumer market through an e-commerce store and a network of distributors. As announced on September 28, 2021, we entered into a strategic partnership with Stryk Group USA to assist us with the branding strategy and the creation and implementation of a website, coupled with the planning, communication, and marketing of our presence at the 2022 Shot Show to be held in Las Vegas, Nevada on January 18-21 of 2022.  In February 2022, we have discontinued our partnership with Stryk Group USA in favor of a team of outside experts under our direct control. In February 2022, we retained the services of Orchid Advisors LLC ("Orchid Advisors") for the commercialization of PARA OPS product line (see below Government Regulations).

For the ARWEN launchers, we plan to continue direct sales to law enforcement agencies, with marketing via tradeshows and social media/web-based.

Digitization and Counter-Threat

For digitization and counter-threat products, we plan to market through direct customer contact, tradeshows, demonstrations, and web-based marketing. Currently, we are planning to attending the following tradeshows:

Tradeshow	Location	Date of Event	Estimated Costs
CANSEC	Ottawa, Ontario	June 2022	$52,000
Eurosatory	Paris, France	June 2022	$70,000
Close Combat Symposium	Shrivenham, England	July 2022	$17,600
Ontario Tactical Advisory Board	Collingwood, Ontario	May 2022	$6,000
Silent Swarm	Grayling, Michigan	August 2022	$27,000
AUSA	Washington, DC	October 2022	$48,500
EW Symposium	Shrivenham, England	November 2022	$17,000
Best Defense	London, Ontario	November 2022	$9,000
Shot Show	Las Vegas, Nevada	January 2023	$125,000

Proprietary Protection

Non-lethal

On February 11, 2022, we filed United States patent application No. 17/669,420 claiming priority to a provisional patent application serial 63/148,163 by the USPO for our PARA OPS system. On October 18, 2022, we were advised by USPO that a notice of publication of application had been issued in relation to our patent application.

Additionally, we filed patent applications for our PARA OPS system with the Canadian Intellectual Property Office (Filing Certification pending) on October 24, 2022 and with the Australian Patent Office (Serial No. 2022259822) on October 27, 2022.

We have the following active and pending trademarks:

Trademark	Country	File Date for Pending	Application # / Registration #	Status / Registration Date
PARA OPS	United States	February 2, 2022	97/248,319	Pending
LOW ENERGY CARTRIDGE	Canada	October 25, 2022	Application number not yet assigned	Pending
LOW ENERGY CARTRIDGE	Australia	October 27, 2022	2022259822	Pending
LOW ENERGY CARTRIDGE	United States	November 2, 2022	17/669,420	Pending
PENTA OPS	Canada	November 5, 2021	2,145,499	Pending
	Canada	November 5, 2021	2,145,500	Pending
EVERYONE GOES HOME ALIVE	Canada	August 10, 2022	2,203,009	Pending
EVERYONE GOES HOME ALIVE	United States	September 16, 2022	97/594,701	Pending
ARWEN	Canada	N/A	TMA657,575	January 31, 2006
ARWEN	Great Britain	N/A	UK00001247086	July 27, 1985
ARWEN	Singapore	N/A	T9105613J	June 8, 1991
ARWEN	United States	N/A	1,404,833	August 12, 1986

Digitization

While we rely significantly on trade secrets to protect our internally developed technologies, we currently have the following patent pending application regarding our digitization business lines:

Product line	Country	Application #	File Date	Title	Status
TASCS IFM	International	PCT/CA2021/050993	Filed on July 19, 2021 which claims the benefit of 63/054,435	Methods and Systems for Digital Image-Referenced Indirect Target Aiming	Published as W02022/016260 Pending Applicant is KWESST Inc.

Counter Threat

While we rely significantly on trade secrets to protect our internally developed technologies, we currently have the following patent and pending patent applications regarding our counter-threat business lines:

Product line	Country	Application #	File Date	Title	Status
Phantom	United States	16/686,095	Filed on November 15, 2019 which claims the benefit of 62/657,706	Programmable Multi-Waveform RF Generator for Use as Battlefield Decoy	Issued as Patent No. 10,969,467 (assigned to KWESST Inc.)
Phantom	United States	16/116,914	Filed on August 30, 2018 which claims the benefit of 62/657,706	Programmable Multi-Waveform RF Generator for Use as Battlefield Decoy	Issued as Patent No. 11,096,243 (assigned to KWESST Inc.)
Phantom	United States	17/163,546	Filed on January 31, 2021 which claims benefit of 16/116,914	Programmable Multi-Waveform RF Generator for Use as Battlefield Decoy	Pending
Phantom	United States	17/405,021	Filed on August 17, 2021 which claims the benefit of 16/116,914	Programmable Multi-Waveform RF Generator for Use as Battlefield Decoy	Pending
Phantom	International	PCT/CA2021/050038	Filed on January 15, 2021	Programmable Multi-Waveform RF Generator for Use as Battlefield Decoy	Published as W02022/150901 Pending Applicant is KWESST Inc.
Phantom	Canada	3,106,716	Filed on January 21, 2021	Programmable Multi-Waveform RF Generator for Use as Battlefield Decoy	Pending (assigned to KWESST Inc.)
Phantom	Australia	2021200556	Filed on January 29, 2021	Programmable Multi-Waveform RF Generator for Use as Battlefield Decoy	Pending (assigned to KWESST Inc.)

We also have the following pending trademark applications:

Trademark	Country	Application #	File Date	Status
GreyGhost	Canada	2,044,815	August 10, 2020	Pending
GreyGhost	United States	90/114,280	August 14, 2020	Pending
Phantom	Canada	2,047,424	August 24, 2020	Pending
Phantom	United States	90/135,612	August 25, 2020	Pending
	Canada	2,063,763	November 12, 2020	Pending
	United States	90/518,212	February 8, 2021	Pending

Government Regulations

Non-lethal

United States

In February 2022, we retained the services of Orchid Advisors to assist us with the classification and ATF compliance for our PARA OPS devices.  Orchid Advisors is a FFL compliance solutions firm headquartered in Hartford, Connecticut.

Based on Orchid Advisor's interpretation of the ATF rules and regulations, we have self-classified the .67 caliber version of the PARA OPS devices as a "destructive device," providing us with the ability to go to market much sooner than waiting for ATF classification ruling. Under the ATF rules, a manufacturer must determine whether the device is a firearm and therefore be subject to ATF regulation and if it is a firearm whether it is subject to National Firearms Act of 1934 ("NFA") regulations.

To be considered a regulated firearm in the United States, the device must be: (i) a weapon that (ii) will or is designed to expel a projectile (iii) by the action of an explosive. Although primers in ammunition cartridges are exempt from control under the explosives regulations as administered by ATF, they are still considered an "explosive" for the purposes of the firearm definition.  Because we use primers in the ammunition cartridges for our PARA OPS devices, we have decided to self-classify our PARA OPS devices as a form of firearm in the United States pending any different eventual classification by the ATF.

As the PARA OPS product line is identified as a firearm in the United States, it must be determined whether an additional level of control is imposed by the NFA. Under NFA regulations, there are only two possible types of NFA firearm that PARA OPS could be defined as: (1) a "any other weapon" ("AOW") or (2) a "destructive device".  Sale of either of these to consumers is permissible but requires a lengthy approval process conducted by the ATF (the background check process on the consumer); whereas sale to law enforcement agencies, military bodies, or government agencies is a more expedient approval process (usually less than 7 days). Further, the AOW classification requires only a $5 transfer tax to consumers whereas a destructive device classification results in a $200 transfer tax to consumers (such tax being borne by the consumer). While our PARA OPS is non-lethal (the kinetic energy of our projectile is well below lethal threshold), we have determined that the current version of our PARA OPS devices are "destructive devices" because the measurement of the bore of our device is currently in excess of the one-half inch in diameter, the maximum size for AOW.

As a result, initial sales of our PARA OPS devices in the United States are expected to come primarily from law enforcement agencies until we reduce the bore of our device to less than one-half inch in diameter for the consumer market. In July 2022, we entered into a consulting agreement with an FFL engineering firm in the United States to finalize the prototype for the PARA OPS multi-shot device, including LRIP anticipated for Q1 Fiscal 2023, in addition to producing pre-production samples of the PARA OPS single shot device during Q4 Fiscal 2022.  We are currently developing a new version of PARA OPS device to meet the AOW firearm classification in order to reduce the tax burden on a consumer purchasing the PARA OPS devices.  We expect to commercially launch this AOW version during Fiscal 2023.  The distribution of our PARA OPS in the United States will be done directly with FFL distributors/firearm dealers for civilian sales.  Today, all 50 states of the United States allow civilians to own a firearm subject to the firearm laws of the state (which vary by state).  We expect the sales of our PARA OPS devices will position us well for significant recurring revenues through the sale of subsequent ammunition over the next 12 months (see Risk Factors - We have Significant Non-Recurring Revenue).

For the non-lethal ARWEN products, we maintain a Firearm Business License issued by the Chief Firearms Office of the Ontario Ministry of the Solicitor General and we are also registered under the Controlled Goods Program in Canada. For further information, see Digitization and Counter Threat. Additionally, we maintain a Federal Explosives License/Permit for the manufacturing of explosives and a Federal Firearms License for manufacturer and sale of destructive devices, both issued by the ATF in the United States.  All sales of our ARWEN launchers are made directly to law enforcement agencies.

Rest of the World

As our current focus is commercializing PARA OPS in the United States, we have not begun analyzing the related government regulations for the rest of the world.

Digitization and Counter-Threat

Firearm Business License

In Canada, we maintain a firearm business license (the "Firearm Business License") with the Chief Firearms Officer of the Ontario Ministry of Solicitor General for our following business activities:

  Manufacture, modification and assembly: prohibited weapons, ammunition, restricted firearms, prohibited devices, prohibited ammunition, prohibited handguns, non-restricted firearms, prohibited firearms;
  Retail sales (including consignment sales): restricted firearms and non-restricted firearms;
  Consignment sales: prohibited firearms including prohibited handguns;
  Gunsmithing: prohibited firearms, prohibited handguns, non-restricted firearms, restricted firearms;
  Transportation of inventory: prohibited firearms, ammunition, prohibited handguns, non-restricted firearms, prohibited ammunition, prohibited devices, restricted firearms, prohibited weapons;
  Storage of firearms: restricted firearms, non-restricted firearms, prohibited firearms, prohibited handguns.
  Export: ammunition, prohibited handguns, non-restricted firearms, prohibited ammunition, prohibited firearms, prohibited weapons, prohibited devices;
  Possession for the purpose of instruction: restricted firearms, ammunition, non-restricted firearms, prohibited handguns.
  Import: prohibited firearms, non-restricted firearms, prohibited devices, prohibited ammunition, ammunition, prohibited weapons, prohibited handguns and restricted firearms.

The Firearm Business License is delivered for the purposes of: (i) the performance of a contract entered into by the Government of Canada, the government of a province, the government of a municipality acting on behalf of a police force, or a police force, or by a person acting on behalf of such a government or a police force; and (ii) the development, modification or testing of a prohibited firearm, prohibited weapon, prohibited device or prohibited ammunition, or any component or part thereof, for the purpose of training, or supplying goods or training materials used in the training of, a public officer as defined in subsection 117.07(2) of the Criminal Code (Canada), who is acting in the course of his or her duties or employment.

As of the date of this Prospectus, we are fully compliant with all the conditions under which the Firearm Business License is delivered and maintained.

We have applied for and received a Firearms Business License that covers off any potential scenario that we may from time to time be involved in which such a license would be required. We are currently not in the retail or consignment sale of firearms and do not expect to be in this type of business.

For greater clarity, we use real firearms in the development and testing of our products as well as in training users on their use. Any device such as the TASCS IFM or TASCS NORS must be developed and tested on the weapon platforms for which it is designed. The Shot Counter is designed to work on automatic weapons in military and police inventories. These types of weapons are classified as prohibited and are solely utilized in the development and testing of the product. Replica systems are utilized for static demonstration, trade shows and other non-firing events.

We procure ammunition such as those required for mortars, grenade launchers and others weapon types to conduct testing and evaluation. On occasion, we may need to export ammunition in support of demonstrations.

Controlled Goods Program

In Canada, an individual or organization must register in the Controlled Goods Program with the Public Services and Procurement Canada if they need to:

  examine, possess or transfer controlled goods (munitions);
  transfer controlled goods outside of Canada; or
  receive bid solicitation documents containing controlled goods or controlled technology.

We are registered in the Controlled Goods Program and believe we are in compliance as of the date of this Prospectus.

Drone Regulations

In Canada

New regulations regarding drones in Canada by Transport Canada came into effect on June 1, 2019. The regulations, published in the Canadian Aviation Regulations (Part IX), introduce requirements and rules based on the weight of the remotely piloted aircraft ("RPA") and the intended operation. The new regulations apply to RPAs that: weigh 250 grams (g) up to and including 25 kilograms (kg) and are operated within the drone pilot's visual-line-of-sight.

The regulations introduce three categories of drones operations: basic ("Basic RPAs"), advanced ("Advanced RPAs") and all others that do not fall into these two categories. The categories are based on distance from bystanders and on airspace rules. The regulations focus on foundational issues such as aircraft making and registration, pilot knowledge and certification, airworthiness of the aircraft and flight rules.

As of the date of this Prospectus, we discontinued our investment in the Canadian drone project and therefore we are no longer subject to the above regulations.

In the United States

As our current focus is commercializing PARA OPS in the United States, we have not begun analyzing the related government regulations for the Counter-UAS market in the United States.

Economic Dependence

As an early-stage company, the revenue stream in Fiscal 2021 for the TASCS system was concentrated on one United States military customer. We recognized 98.3% of the total revenue (US $0.8 million) for this United States military customer during Fiscal 2021 (see Operating and Financial Review and Prospects, Critical Accounting Estimates).  We have delivered the remaining milestone and recognized the remaining 2.7% of the total revenue during the first quarter of Fiscal 2022. While we expect follow-on orders for our TASCS IFM 81mm mortar system during Fiscal 2023, there is no assurance of such orders.

Since September 30, 2021, we have further diversified our revenue base as a result of the Police Ordnance Acquisition.  Additionally, on December 1, 2021, we entered into a master professional services agreement (the “MPSA”) with GDMS to support the development of digitization solutions for future Canadian land C41SR programs under Strong, Secure, Engaged: Canada’s Defence Policy. This includes TAK integration and CIMS services over 12 months. The MPSA serves as the master agreement and governs the basic terms and conditions for all future statements of work (“SOW”) but does not in itself give rise to financial rights or obligations for either GDMS or us nor does it ensure that a future SOW will be awarded. Accordingly, there are no material terms in the MPSA except for the termination provision. At its sole discretion, GDMS may terminate the MPSA and/or a SOW by written notice to us. Under such event, GDMS will be liable for work rendered or expenses incurred prior to the effective date of such termination for which payment has not been made to us. GDMS may also terminate the MPSA immediately in the event of default (as defined in the GDMS). Concurrently with entering in the MPSA, we entered into a SOW with GDMS for the first phase of the project (“GDMS SOW No. 1”) which was delivered by the end of Q3 Fiscal 2022 and fully collected.  GDMS accounted for 55.9% and 63.9% of our Q3 and year-to-date (“YTD”) Fiscal 2022 consolidated revenue, respectively. Based on recent discussions with GDMS, we expect to enter into a SOW in Q1 Fiscal 2023 and another SOW in Q2 Fiscal 2023, for an aggregate value of approximately $0.4 million. With the anticipated commercial launch of PARA OPS product line in Fiscal 2023 and continued product sales from the ARWEN launchers, we anticipate our total consolidated revenue will continue to diversify with various customers, resulting in less dependence on limited customers to drive positive cash flows and profitability.

Foreign Operations

We established office space in Stafford, Virginia to conduct United States business development activities and anticipated light assembly and distribution for our non-lethal, Digitization, and Counter-Threat business lines.

History and Development of the Company

Corporate Overview

KWESST Micro Systems Inc. is a corporation domiciled in Canada and was incorporated under the BCBCA on November 28, 2017. We develop and commercialize next-generation tactical systems for military, security, and personal defense markets. Key market segments and solutions addressed by our proprietary solutions are:

(i) non-lethal products with broad application in the professional  and personal defense,

(ii) modernized digitization of tactical teams for shared real-time situational awareness in the military and civilian markets, and

(iii) counter-measures against threats such as drones, lasers and electronic detection for the military market.

Our business activities are carried on by our wholly-owned subsidiaries as listed in Intercorporate Relationships.

Our registered and head office is located at 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and our principal place of business is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8.

Our Common Shares are listed on the TSXV under the stock symbol of “KWE” and the Frankfurt Stock Exchange under the stock symbol of “62U” and were quoted on the OTCQB under the stock symbol of “KWEMF” before the Up-Listing.

Following the closing of the Qualifying Transaction on September 17, 2020 (as defined below) pursuant to the policies of the TSXV, we changed our fiscal year end from December 31st to September 30th.

The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our internet site is https://www.kwesst.com; our telephone number is (613)319-0537.

Intercorporate Relationships

The following chart illustrates our wholly-owned subsidiaries:

KWESST U.S. Holdings Inc.

On May 2, 2022, we incorporated a wholly-owned United States holding subsidiary in Delaware (United States).

KWESST Public Safety Systems U.S. Inc.

On May 2, 2022, we incorporated a wholly-owned United States subsidiary in Delaware (United States), for the PARA OPS product line in the United States (see Business Overview).

KWESST Defense Systems U.S. Inc. (formerly KWESST U.S., Inc.)

On January 28, 2021, we incorporated a wholly-owned United States subsidiary in Delaware (United States), named KWESST U.S., Inc., and established an office in Stafford, Virginia (United States) to further pursue Digitization and Counter-Threat business opportunities in the United States.  On June 3, 2022, we amended the certificate of incorporation of the subsidiary to change the name to KWESST Defense Systems U.S. Inc.

KWESST Public Safety Systems Canada Inc.

On April 6, 2022, we incorporated a wholly-owned subsidiary in Ontario (Canada), for the PARA OPS business line in Canada (see Business Overview).

2720178 Ontario Inc. and Police Ordnance Company Inc.

On December 15, 2021, we acquired 2720178 Ontario Inc., which owns all of the issued and outstanding shares of Police Ordnance Company Inc., a company incorporated in Ontario (Canada) (see Principal Capital Expenditures and Divestitures).  These are wholly-owned subsidiaries of KWESST.

KWESST Inc.

On April 24, 2017, we incorporated a company in Ontario (Canada) named KWESST Inc. for the Digitization and Counter-Threat business lines.

On September 17, 2020, pursuant to the Qualifying Transaction (as defined below), KWESST Inc. amalgamated with 2751530 Ontario Ltd. ("Subco"), with the amalgamated company retaining the name of "KWESST Inc."

Events in the Development of the Business

All share-related information presented in this section gives effect to the Reverse Split.

Inception to 2019 Highlights

KWESST was formed in April 2017 by Jeffrey MacLeod, our President & CEO and director and promoter. KWESST was founded to pursue advanced projects within the defense and security fields. We opened our offices in Ottawa, Ontario in May of 2017 and began development of what would become our core technology, TASCS.  Our TASCS consists of a sensor package mounted to a soldier weapon and a display running a user interface program typically known as the Battlefield Management System ("BMS").

Between May and September of 2017, we developed the first-generation prototype of the sensor package forming part of TASCS, combined with a basic BMS system. KWESST started to collaborate with a United States military drone supplier, AeroVironment, Inc. ("AeroVironment").

In March 2018, we successfully integrated AeroVironment's drone data feed into KWESST's TASCS.

From April 20, 2018 to December 14, 2018, KWESST completed several financings (collectively "KWESST 2018 Financing") in the amount of $940,255 by way of revenue sharing agreements, related party loans and 10% convertible debentures to fund our working capital requirements.

2019 Highlights

On April 12, 2019, we won our first contract with AeroVironment valued   at USD$100,000.  In August 2019, we were in discussions with AeroVironment for a further contract to integrate our TASCS IFM with AeroVironment’s Augmented Weapon Sight technology for the preproduction development of 60mm and 81mm mortar and machine gun mounts.  This was delayed to April 2020 due to COVID-19 restrictions.

On October 1, 2019, we entered into an executive service agreement with DEFSEC Corporation ("DEFSEC") in which its CEO, David Luxton, agreed to serve as our Executive Chairman (refer to Compensation for remuneration information).

On October 24, 2019, we completed a private placement of Common Shares for gross proceeds of $1,015,000 at a price of $14 per share, resulting in the issuance of 72,500 Common Shares (the “October 2019 Private Placement”).

On October 24, 2019, the revenue sharing agreements and convertible debentures that we issued as part of the KWESST 2018 Financing were settled by the issuance of: (i) 44,350 Common Shares, and (ii) $234,515 in principal amount of convertible notes, bearing interest at a rate of 10% per annum (the “KWESST 2019 Convertible Notes”).

On November 18, 2019, we entered into a non-exclusive licensing agreement (the "AerialX Licensing Agreement") with AerialX and licensed a technology required to manufacture, operate and use a drone whose principal function and purpose is to act as a projectile to intercept aerial threats using kinetic force (the "Licensed Technology").

During the quarter ended December 31, 2019, we started developing proprietary laser defense products to protect ground forces from a portable laser attack weapon developed and produced by a foreign adversary.

Fiscal 2020 Highlights

On January 30, 2020, we completed a private placement of 37,500 Common Shares at a price of $28 per Common Share for gross proceeds of $1,050,000.

On March 1, 2020, we entered into a consulting agreement with SageGuild to provide United States business development support to facilitate the integration of our solutions/services into the U.S. Department of Defense markets. The monthly consulting fee comprised of cash and 435 Common Shares at a price of $35 per share. In preparation for a go-public transaction, the Common Shares issuable in satisfaction of the consulting fee were amended to stock options starting from May 31, 2020, in which the exercise price was satisfied by services rendered by SageGuild.

On March 25, 2020, we completed a private placement of 12,082 Common Shares at a price of $35 per Common Shares for gross proceeds of $422,875.

On April 30, 2020, Foremost Ventures Corp. ("Foremost"), together with its wholly owned subsidiary, Subco, entered into an amalgamation agreement ("Amalgamation Agreement") with KWESST Inc. pursuant to which Subco and KWESST Inc. agreed to amalgamate (the "Amalgamation") to complete an arm's length qualifying transaction, in accordance with the policies of the TSXV (the "Qualifying Transaction" or "QT").

On April 25, 2020, AeroVironment issued an additional purchase order valued at USD$635,000 to provide increased capability to the AWS system. This generated approximately $530,000 of revenue in fiscal year 2020 ("Fiscal 2020").

On May 8, 2020, we issued an aggregate amount of $1,115,034 in convertible notes comprised of (i) $1,081,504 in principal amount of convertible notes convertible at $31.50 per Common Share, bearing interest at a rate of 15% per annum (“KWESST May 2020 Private Placement Convertible Notes”) and (ii) a convertible note with a principal amount of $33,530 issued to a third party for services rendered in connection with the private placement, all of which convertible notes (including accrued interest thereon) were automatically converted into 37,275 Common Shares upon closing of the Qualifying Transaction on September 17, 2020. Additionally, as an inducement, the note holders were entitled to receive 25% of the principal amount in the form of Common Shares based on a stock price of $31.50 per share, resulting in the issuance of 8,583 Common Shares concurrently with the above conversion event.

On June 12, 2020, we entered into a technology agreement (the "GhostStep Technology Purchase Agreement") with SageGuild pursuant to which KWESST acquired GhostStep technology. We have since rebranded it as Phantom. The total purchase consideration was valued at approximately $482,000. For further information, see below, Principal Capital Expenditures and Divestitures.

On July 9, 2020, KWESST issued 62,994 subscription receipts of KWESST at $49.01 per subscription receipt for aggregate gross proceeds of approximately $3,087,138, before share issuance costs. As part of the Qualifying Transaction, in September 2020, the 62,994 subscription receipts were converted into Common Shares of KWESST, which were subsequently cancelled, and Common Shares were issued in exchange therefor.

On July 20, 2020, we won a contract with a United States military customer valued at USD$405,000 to integrate our TASCS IFM with a mortar system.

On September 17, 2020, KWESST completed the Qualifying Transaction with Foremost. The Amalgamation was structured as a three-cornered amalgamation and, as a result, the amalgamated corporation, named “KWESST Inc.”, became a wholly owned subsidiary of Foremost, which changed its name to “KWESST Micro Systems Inc.”. Immediately following the completion of the Amalgamation, there were 589,516 Common Shares outstanding, and the former shareholders of KWESST Inc., along with the holders of the subscription receipts and convertible notes of KWESST Inc., owned approximately 97.8% of the issued and outstanding Common Shares. This constituted a reverse acquisition for accounting purposes under IFRS.

Fiscal 2021 Highlights

On December 16, 2020, following successful trials, a United States military customer awarded a follow-on order of USD$799,000 with new hardware and software requirements coupled with additional military trials.

On January 14, 2021, we entered into a definitive technology purchase agreement (the "DEFSEC Purchase Agreement") to acquire the Low Energy Cartridge technology from DEFSEC, a proprietary non-lethal cartridge-based firing system (rebranded as the "PARA OPS" system) for a total purchase consideration of approximately $2.9 million, subject to closing conditions. For further information, see below, Principal Capital Expenditures and Divestitures.

On February 4, 2021, the Common Shares commenced quotation on the OTCQB under the stock symbol "KWEMF."

On April 5, 2021, KWESST and AerialX entered into an amended and restated license agreement in which we obtained exclusive rights to gain exclusive rights to manufacture, operate, and use its drone for the C-UAS (Counter Unmanned Aerial Systems) market, for the United States Department of Defense and Canada's Department of National Defense. For further information, see below, Principal Capital Expenditures and Divestitures.

On April 29, 2021, we completed a private placement of 51,087 units at a price of $87.50 per unit for gross proceeds of $4,470,071 (the “April 2021 Private Placement”), as amended in August 2021. Each unit consisted of one Common Share and seventy Common Share purchase warrants, exercisable to acquire 1/70 of a Common Share at a price of $1.75 each (70 warrants for one Common Share) for a period of 24 months. Following this closing, we also closed the acquisition of the PARA OPS system on same day.

On July 9, 2021, we held our first live demonstration of the PARA OPS system in Whistler, British Columbia. Following this successful live demonstration, on July 12, 2021, we announced details of our commercialization road map for the PARA OPS system, including the unveiling our products at the 2022 SHOT Show® in Las Vegas, Nevada to be held on January 18-21, 2022.

On July 21, 2021, we announced that Brandon Tatum agreed to be our strategic advisor and advocate for the LEC System. Mr. Tatum is a former Tucson Police Officer and runs a successful You-Tube channel called "The Officer Tatum", with over 1.9 million subscribers, as well as other social media platforms and a nationally syndicated radio show on the Salem Radio Network.

On August 31, 2021, the Common Share purchase warrants issued in the April 2021 Private Placement were listed for trading on the TSXV under the stock symbol "KWE.WT."

On September 16, 2021, we completed a private placement of 10,714 units at a price of $140 per unit for gross proceeds of $1,500,000 (the “September 2021 Private Placement”). Each unit consisted of one Common Share and seventy Common Share purchase warrants, exercisable at a price of $2.35 for each 1/70 of a Common Share (70 warrants for one Common Share) for a period of 24 months.

On September 28, 2021, we announced our strategic partnership with Stryk Group USA for the commercialization of our PARA OPS system in the United States.

Year-to-date Fiscal 2022 Highlights

On October 4, 2021, we announced the introduction to market our Phantom electronic battlefield decoy, including advanced negotiation with a global defense contractor to provide Phantom units as part of the contractor tender for armored vehicles to a large North Atlantic Treaty Organization ("NATO") customer. There are only two bidders that have qualified for this opportunity.

On October 13, 2021, we announced that we are accelerating the readiness of deployable and man-wearable BLDS for first deliveries available by end of Q1 Fiscal 2022, following military interest from a number of NATO land and Special Operation Forces at the signature European defense show, DESI, which took place in London, UK, on September 13 to 18, 2021.  While no deliveries took place in Fiscal 2022, on November 2, 2022, we won our first customer order of USD$330,000 from Nordic Defence & Security AS of Oslo, Norway, a trading and consulting agency offering solutions for the army, navy, air force in addition to other professional users such as the police, fire departments and different security dependent organizations, for the provision of four BLDS to be delivered by May 2, 2023.  These BLDS units are to be mounted and integrated on the new combat patrol vehicles for Norwegian Special Operating Forces (“SOF”) now in prototype build. Through this initial order, we are well positioned to supply a higher quantity of BLDS once the Norwegian SOF combat vehicle proceeds into full production in calendar year 2024.  There is no assurance on this timing or that we will receive additional orders for our BLDS from Norwegian SOF.

On November 12, 2021, we announced that GDLS selected KWESST’s Phantom electronic battlefield decoy as part of its ongoing efforts to develop a next generation multi-million domain mobile capability at the tactical level. If GDLS wins the contract with their United States military customer, we have estimated the potential value for this contract to KWESST could be more than USD $40 million, depending on the number of Phantom units per military vehicle and final pricing based on volume. The United States military customer is expected to announce the winner of the tender for 400-500 next generation military vehicles in calendar 2023. Accordingly, there is no assurance that we will be awarded this contract or if we are, what the value of such contract will be to KWESST.

On November 15, 2021, we conducted live fire demonstration of our initial non-lethal cartridge-based single shot device for investors near Toronto, Ontario, including an opportunity for these investors to use the devices. Further, on January 14, 2022, we announced the unveiling of our non-lethal cartridge-based products under the brand PARA OPS at the 2022 SHOT Show® in Las Vegas held on January 18th to 21st 2022.

On November 23, 2021, in connection with an updated capital markets strategy, we submitted our initial application to list our Common Shares on Nasdaq. We believe that, if successful, a Nasdaq listing can broaden investor awareness for KWESST's Common Shares, with a view to supporting shareholder value.

On December 2, 2021, we announced that we engaged the New York-based public relations firm AMW Public Relations to lead our public relations, brand strategy, and media communication initiatives.

On December 8, 2021, our United States military customer accepted the delivery of the final milestone of the US $0.8 million relating to the integration of our TASCS IFM with the 81 mortar system. Final payment was received in January 2022. While we expect follow-on customer orders for this solution during Fiscal 2023, there is no assurance of such orders.

On December 14 and 16, 2021, we announced that we signed a Master Services Agreement with GDMS - Canada  to support the development of digitization solutions for future Canadian land C4ISR programs. We estimate the contract's value to KWESST to be up to $1.0 million over the next 12 months.

On December 15, 2021, we completed the non-cash acquisition of Police Ordnance Company Inc. - see below Principal Capital Expenditures and Divestitures for further details. On January 10, 2022, we announced that Police Ordnance Company Inc. received orders from law enforcement agencies for approximately $0.4 million in ARWEN products, all have since been delivered as of the date of this Prospectus. However, as most of the shipments related to open customer orders at the acquisition date, these were not recorded as revenue during the quarter but rather as a reduction of intangible assets in accordance with IFRS.

At the 2022 SHOT Show® held in Las Vegas from January 18th to 21st 2022, we showcased our initial PARA OPS single shot device. Since this event, we have continued to make further improvements to this device based on positive feedback from the SHOT Show®. As of the date of this Prospectus, we have finalized the design of the single shot device and are in the process of producing small quantities for market testing prior to commercial launch this summer. We are also in the process of optimizing the design of our multi-shot device for market testing in June 2022 and commercial launch soon after. Our initial sales focus will be law enforcements (see below Proprietary Protection - Government Regulations).

On February 11, 2022, we filed United States patent application No. 17/669,420 claiming priority to a provisional patent application serial 63/148,163 by the USPO for our PARA OPS system.

On March 11, 2022, we closed a non-secured and non-convertible loan financing transaction with a syndicate of lenders for aggregate loan proceeds of $1.8 million and an additional $0.2 million on March 15, 2022, for a gross total of $2.0 million (the "Unsecured Loans"). The Unsecured Loans bear interest at a rate of 9.0% per annum, compounded monthly and not in advance, and have a maturity of thirteen months, with KWESST having the option to repay the whole or any part of the Unsecured Loans, without penalty or premium, at any time prior to the close of business on the maturity date. The principal amount is due only at maturity.  As part of the terms of the Unsecured Loans, we issued an aggregate of 14,286 bonus Common Shares to the lenders. These Common Shares were issued pursuant to prospectus exemptions of applicable Canadian securities laws and therefore subject to a four-month plus one day trading restriction.

On March 29, 2022, the Common Shares commenced trading on the Frankfurt Stock Exchange under the stock symbol "62U." We believe this listing will provide us with the opportunity to further increase our investor base globally, improve our stock liquidity, and promote KWESST to the European financial markets.

We announced on April 4, 2022, with the war in Ukraine, that we are currently actioning a number of NATO and non-NATO country requests for quotations of our Phantom electronic decoy and laser detection products.  While we are confident that this activity will generate sales orders before the end of Fiscal 2022, there is no assurance that we will be successful.

On April 22, 2022, we issued 875 Common Shares to the selling shareholders of Police Ordnance as a result of achieving the performance milestone as defined in the share purchase agreement.

On April 25, 2022, we announced that we engaged RedChip Companies ("RedChip") to lead our investor relations efforts in the United States, in advance of our pending Nasdaq listing. Headquartered in Orlando, Florida, RedChip provides investor relations, financial media, and research for microcap and small-cap stocks.

On July 6, 2022, we won our first CISM related contract and entered into a three-year contract with Counter-Crisis Technology Inc. to design, develop, and implement a significant component of a national Ground Search and Rescue Incident Command System for Public Safety Canada, with the Ontario Provincial Police as technical advisory stakeholder for this project. The total contract value is approximately $0.7 million, net of in-kind contributions of $76,000, over three years of services commencing in late July 2022.  Either party may, at any time and for any reason, terminate the contract for convenience upon at least 30 business days’ notice.  In the event of termination for convenience, we may recover only the actual cost of work completed to the date of termination in approved units of work or percentage of completion.

On July 14, 2022, we closed a non-brokered private placement, resulting in the issuance of 22,857 units of KWESST, at a price of $15.05 per unit, for aggregate gross proceeds of $0.34 million. Each unit consisted of one Common Share and seventy one-half Common Share purchase warrants, exercisable at a price of $0.285 each per share for a period of 24 months. Each Warrant converts into 0.01428571 Common Shares or 70 warrants for one Common Share. Certain of our directors and officers participated in the amount of $87,500.

On August 29, 2022, we announced that we closed two non-secured loans in the amount of USD$200,000 per loan with a third party lender for an aggregate amount of USD$400,000. The first non-secured loan of USD$200,000 bears interest of 6% per annum and will mature on August 31, 2023.  In connection with the first non-secured loan, we issued 4,239 bonus shares to the lender.  The second non-secured loan of USD$200,000 (the “Second Loan”) bears interest of 6% per annum and will mature on August 31, 2023. For both loans, the repayment will be 110% of its principal and both loans are senior to our other unsecured indebtedness. The Second Loan contains certain provisions allowing us to apply to the TSX Venture Exchange to repay the principal amount by issuing Common Shares in accordance with the rules and regulations of the TSX Venture Exchange.

On September 13, 2022, we announced the commencement of the Canadian Offering following the filing of a preliminary short form base PREP prospectus with the securities regulatory authorities in each of the provinces of Canada, except Québec.

On December 6, 2022, our Common Shares and the Warrants being offered in this offering were approved for trading on Nasdaq under the symbol “KWE” and “KWESW”, respectively, and commenced trading on December 7, 2022.

Principal Capital Expenditures and Divestitures

We made the following capital expenditures over the last three financial years and year-to-date Fiscal 2022. All share-related information presented in this section gives effect to the Reverse Split.

Year-to-date Fiscal 2022

  On December 15, 2021, we acquired 2720178 Ontario Inc., an Ontario (Canada) corporation, which owns all of the issued and outstanding shares of Police Ordnance, herein referred as the "Police Ordnance Acquisition". Located in Bowmanville, Ontario, with ancillary operations in Florida, Police Ordnance owns all intellectual properties to the ARWEN product line of non-lethal systems, and a proprietary line of 37 mm non-lethal cartridges designed for riot control and tactical teams.  Police Ordnance has law enforcement customers across Canada, the United States, and abroad. The Police Ordnance Acquisition provides us with a strategic opportunity to leverage its law enforcement customer base to accelerate growth within our specialty ordnance business (see Business Overview).
  On December 15, 2021, the closing date of the Police Ordnance Acquisition, the fair value of the purchase consideration was $0.6 million, which comprised of: (i) 3,965 Common Shares, (ii) 200,000 Common Share purchase warrants exercisable at a price of $1.72 per warrant (one warrant converts to 0.01428571 Common Share or 70 warrants for one Common Share) and expiring on December 15, 2024; and (ii) 875 Common Shares contingent on fulfilment of a financial milestone, which was met in April 2022 resulting in the issuance of these Common Shares. At this time the purchase price allocation remains preliminary as certain inventory and intangible asset valuation assessments are ongoing. We expect to finalize the allocation in Q4 2022. While this acquisition is expected to be accretive based on historical results, we do not expect it will have a material impact to our overall consolidated results of operations, financial condition, and/or cash flows over the next twelve months.

Fiscal 2021:

  On January 14, 2021, we entered into a purchase agreement with DEFSEC to acquire the LEC System the “DEFSEC Purchase Agreement”). The transaction closed on April 29, 2021 (the “DEFSEC Closing Date”), following the April 2021 Private Placement. DEFSEC is an Ottawa-based based private company owned by David Luxton, our Executive Chairman. The purchase consideration was approximately $2.9 million comprising of 14,285 Common Shares, 500,000 Common Share purchase warrants, and the fair value of the minimum annual royalty payments over a ten-year period. Each Common Share purchase warrant entitles the holder to purchase one Common Share, at a price of $0.70 per 1/70 of a Common Share (70 warrants for one Common Share). These warrants will expire on April 29, 2026. Under the DEFSEC Purchase Agreement, we agreed to pay a 7% royalty on future annual sales of the PARA OPS products, subject to minimum annual royalty payments over a ten-year period. Refer to Note 4(a) of the audited financial statements for Fiscal 2021 for further details.
  On April 5, 2021, we entered into an amended and restated AerialX Licensing Agreement with AerialX in which we obtained exclusive rights to the Licensed Technology for the United States Department of Defense and Canada’s Department of National Defense for a period of two years from the date upon which AerialX will meet certain technical milestones (the “Technical Milestones”). In consideration for the exclusivity, we issued 1,428 Common Shares to AerialX. We also agreed to issue an additional 1,429 Common Shares and 4,286 Common Shares upon AerialX achieving the Technical Milestones and certain financial milestones, respectively. Additionally, we agreed to pay a variable 8%-15% royalty. Refer to Note 26 of the audited financial statements of Fiscal 2021 for further details.

Fiscal 2020:

  On June 12, 2020, we entered into a technology purchase agreement with SageGuild pursuant to which we acquired the GhostStep® Technology (referred to hereinafter as “Phantom”). The Phantom technology is a portable, soldier or air deployable electronic battlefield decoy. The purchase consideration was $0.5 million, which was comprised of: (i) USD$0.1 million cash, (ii) 9,957 Common Shares, and (iii) 750,000 Common Share purchase warrants exercisable at a price of $0.50 per 0.01428571 of a Common Share (or 70 warrants for one Common Share) and expiring on January 15, 2023. Additionally, we agreed to pay a 20% royalty on the first USD$3.0 million of Phantom sales and 5% thereafter up to a maximum royalty payment of USD$20.0 million, with no minimum guaranteed annual royalty payment. Refer to Note 4 of the audited financial statements of Fiscal 2021 for further details.

Year 2019:

  On November 18, 2019, we entered into the AerialX Licensing Agreement with AerialX to have a non-exclusive right to manufacture, operate, and use AerialX's technology for the Counter Unmanned Aerial Systems market, which was amended and restated on April 5, 2021.

Advisers

Our United States legal counsel is Dorsey & Whitney LLP, with a business address at 161 Bay Street, Suite 4310, Toronto, Ontario, Canada M5J 2S1.

Our Canadian legal counsel is Fasken Martineau DuMoulin S.E.N.C.R.L., s.r.l, with a business address at 800 Victoria Square, Suite 3500, Montréal, Québec, Canada, H4Z 1E9.

Auditors

KPMG LLP, Chartered Professional Accountants, are currently and have been our independent auditors since March 31, 2021. KPMG LLP audited our consolidated financial statements for the year ended September 30, 2021. The business address of KPMG LLP is 150 Elgin Street, Suite 1800, Ottawa, Ontario, K2P 2P8. KPMG LLP are registered with both the Canadian Public Accountability Board and the United States Public Company Accounting Oversight Board.

Kreston GTA LLP, Chartered Professional Accountants, audited our consolidated financial statements for the nine months ended September 30, 2020, and the year ended December 31, 2019. The business address of Kreston GTA LLP is 8953 Woodbine Avenue, Markham, Ontario, L3R 0J9. Kreston GTA LLP are registered with both the Canadian Public Accountability Board and the United States Public Company Accounting Oversight Board.

Organizational Structure

See History and Development of the Company - Intercorporate Relationships.

Property, Plants and Equipment

We do not own any real estate property. We operate from leased premises in two different locations, as detailed in the following table:

Location	Area (approx.)	Premise Use	Expiry Date
155 Terence Matthews, Unit#1, Ottawa, Ontario, Canada	7,200 sq. ft.	Corporate offices and administration, Research and Development	April 30, 2026 (renewal extension of 5 years)
10 Center Street, Suite 201, Stafford, Virginia, United States	2,000 sq. ft.	Sales and Marketing	October 31, 2022
2370 Nash Road, Bowmanville, Ontario, Canada	5,000 sq. ft.	Manufacturing and distribution of non-lethal ARWEN products	Month-to-month

At June 30, 2022, the carrying value of our total tangible fixed assets was approximately $0.9 million held in Ottawa, Ontario, Canada.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Certain share-related information presented in this section gives effect to the Reverse Split.

Operating Results

The following discussion of our financial condition, changes in financial conditions and results of operations should be read in conjunction with our interim unaudited condensed consolidated financial statements as at and for the three and nine months ended June 30, 2022, and our audited consolidated financial statements as at and for the year ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 31, 2019, in each case, together with the related notes (see section titled, Financial Statements). Our consolidated financial statements have been prepared in accordance with IFRS as issued by the IASB.

The following discussion contains forward-looking statements that involve inherent risks and uncertainties. Actual results may differ materially from those contained in such forward-looking statements. See the Forward-Looking Statements at the beginning of this Prospectus.

Overview and Outlook

We are an early commercial-stage technology company focused on the development and commercialization of next-generation tactical systems that meet the requirements of military and security forces and personal defense.

In the last two financial years and for the nine months ended June 30, 2022, we have significantly expanded our business through one business combination and two asset acquisitions to complement our product offerings (refer to History and Development of the Company). The following are the key market segments and solutions address by our solutions:

  non-lethal systems with broad application, including law enforcement and personal defense;
  modernized digitization of tactical forces for shared situational awareness and targeting; and
  counter-measures against threats such as drones, lasers, and electronic detection.

Since inception, we have primarily generated revenues from pre-commercialization contracts with two United States military customers for our TASCS solution. More recently, we were awarded a USD$0.8 million contract to integrate TASCS IFM with an 81mm mortar system for a United States military customer. We held successful military exercises for this product in California in September 2021. Based on subsequent positive feedback from the United States military customer, we expect follow-on orders in Fiscal 2023. Additionally, on October 4, 2021, we announced our market introduction of our Phantom electronic decoy, enabling us to bid for a contract with GDMS, which could be valued over USD$40 million with a global defense contractor. The successful tender will be announced in late 2023. Further, we have begun LRIP for the single-shot PARA OPS business line and plan to go to market in Fiscal 2023.  Accordingly, we believe we are in a good position to generate significant revenue from a new source over the next 12 months, with continued volatility in our quarterly revenue for Fiscal 2023.

Our expenses grew dramatically over the last fiscal year compared to the prior two financial years primarily due to making a significant investment throughout our organization to position ourselves for success, coupled with one-time costs for going public in Canada (see Results of Operations - The Year Ended September 30, 2021 compared to the Nine Months Ended September 30, 2020 - Operating Expenses). We expect our expenses will continue to grow in Fiscal 2022, particularly for commercializing our PARA OPS and marketing efforts in the United States to grow our market share. Further, during YTD Fiscal 2022, due to the current global inflation we have experienced some increases in cost for certain raw materials that we source for the production of ARWEN ammunition, coupled with an increase of 6% to the annual payroll costs for our engineering group due to strong local demand for skilled, experienced engineers. However, we have observed recent layoffs from in our local technology market and therefore we believe the labor market may soften over the next twelve months.  As of the date of this Prospectus, our operations and business goals have not been materially affected by the current global supply chain disruptions nor from the disruption caused by Russia's invasion of Ukraine.  Except for the ARWEN product line, raw materials for our products are accessible from various suppliers and therefore we do not believe a persistent global supply chain dislocation will materially impact our operations over the next twelve months. It is difficult at this time to predict whether costs of raw materials will continue to increase in the light of the global supply chain disruptions; however, we expect to be able to pass on these incremental costs to customers.

Our financial strategy to date has been to raise sufficient capital through securities offerings in order to fund our working capital requirements, product development, and business growth strategies. As our commercialization efforts increase, we may need to raise additional capital. See Liquidity and Capital Resources, for more information.

Results of Operations - Three and Nine Months Ended June 30, 2022, and 2021

The following selected financial information is taken from the unaudited condensed consolidated interim financial statements for the three and nine months ended June 30, 2022, and 2021 ("Q3 Fiscal 2022 FS"), see Financial Information.

	Three months ended June 30,		Nine months ended June 30,
(Unaudited)	2022	2021(1)	2022	2021(1)

Revenue	$282,432	$521,724	$466,148	$1,115,757
Cost of sales	(238,350)	(315,273)	(405,841)	(718,309)
Gross profit	44,082	206,451	60,307	397,448
Gross margin %	15.6%	39.6%	12.9%	35.6%

Operating Expenses
General and administrative	1,322,730	1,236,988	3,410,887	2,909,349
Selling and marketing	851,705	882,261	2,931,460	2,195,647
R&D	350,689	678,622	1,610,445	1,648,711
Total operating expenses	2,525,124	2,797,871	7,952,792	6,753,707

Operating loss	(2,481,042)	(2,591,420)	(7,892,485)	(6,356,259)

Other expenses
Gain on acquisition	41,869	-	41,869	-
Net finance costs	(184,177)	(27,780)	(304,298)	(60,857)
Foreign exchange gain (loss)	22,901	(9,025)	22,602	(14,189)
Loss on disposals	-	-	(1,165)	-
Net loss	$(2,600,449)	$(2,628,225)	$(8,133,477)	$(6,431,305)
EBITDA loss	$(2,336,150)	$(2,587,006)	$(7,603,871)	$(6,281,964)
Adjusted EBITDA loss(2)	$(1,532,263)	$(2,057,558)	$(5,291,673)	$(4,868,894)

Loss per share, basic and diluted, as reported	$(3.50)	$(4.00)	$(11.32)	$(10.44)
Weighted average common shares, basic, as reported	742,697	657,381	718,400	616,094

(1) See Note 2(f) of the Q3 Fiscal 2022 FS.

(2) EBITDA and Adjusted EBITDA are non-IFRS measures.

In the following table, we reconciled the EBITDA and Adjusted EBITDA to the most comparable IFRS financial measure:

	Three months ended June 30,		Nine months ended June 30,
(Unaudited)	2022	2021	2022	2021

Net loss as reported under IFRS	$(2,600,449)	$(2,628,225)	$(8,133,477)	$(6,431,305)
Net finance costs	184,177	27,780	304,298	60,857
Depreciation and amortization	80,122	13,439	225,308	88,484
EBITDA loss	(2,336,150)	(2,587,006)	(7,603,871)	(6,281,964)
Other adjustments:
Stock-based compensation	524,931	520,423	1,875,392	1,398,881
Professional fees relating to U.S. financing	343,726	-	500,112	-
Gain on acquisition	(41,869)	-	(41,869)	-
Foreign exchange loss (gain)	(22,901)	9,025	(22,602)	14,189
Loss on disposals	-	-	1,165	-
Adjusted EBITDA loss	$(1,532,263)	$(2,057,558)	$(5,291,673)	$(4,868,894)

Note: EBITDA and Adjusted EBITDA are non-IFRS measures

For Q3 and YTD Fiscal 2022, KWESST's net loss was $2.6 million and $8.1 million, respectively. While the results Q3 Fiscal 2022 remained relatively consistent with the comparable prior period, the YTD Fiscal 2022 net loss increased by $1.7 million over the comparable prior period, primarily due to lower revenue and higher operating expenses driven by higher headcount and related share-based awards, and increased sales and marketing efforts. Additionally, we incurred higher professional fees relating to our Nasdaq listing application and the prospectus and related registration statement with respect to this offering, coupled with financing efforts in the United States (see below).

Most of the adjustments to EBITDA relate to non-cash share-based compensation and professional fees incurred in an effort to raise at least USD$7.0 million of capital via a brokered private placement in the United States, which we did not close due to very challenging global equity market conditions where the S&P 500 index and Nasdaq index declined by approximately 20.6% and 29.5%, respectively from January 1, 2022, to June 30, 2022. To preserve our remaining liquidity for near-term working capital, certain professional firms involved in this financing have agreed to defer the timing of payment until we complete an initial public offering on Nasdaq, which remains subject to SEC’s acceptance of our Form F-1 Registration Statement and Nasdaq’s approval of our listing on its exchange. The increase in share-based compensation in Q3 Fiscal 2022 compared to the same comparable prior period was primarily driven by 9,688 RSUs and 17,142 PSUs granted to officers and consultants near and at the end of Q2 Fiscal 2022, net of 5,714  PSUs forfeited during the current quarter due to not achieving one of the performance milestones as established by the independent directors of our Board. This also contributed to the increase in the YTD Fiscal 2022 share-based compensation compared to the same period in Fiscal 2021, coupled with an increase in expense for the stock units issued to key business consultants in Q4 Fiscal 2021 and Q1 Fiscal 2022 earned over 12 months.

Revenue and Gross Profit

	Three months ended June 30,		Change	Nine months ended June 30,		Change
(Unaudited)	2022	2021	%	2022	2021	%
Digitization	$157,900	$497,792	-68%	$314,515	$1,080,933	-71%
ARWENTM	100,684	-	N/A	111,176	-	N/A
Training and services	23,495	-	N/A	39,169	-	N/A
Other	353	23,932	-99%	1,288	34,824	-96%
Total revenue	$282,432	$521,724	-46%	$466,148	$1,115,757	-58%

Gross profit	$44,082	$206,451		$60,307	$397,448
Gross margin	15.6%	39.6%		12.9%	35.6%

Total revenue declined by 46% and 58% during Q3 Fiscal 2022 and YTD Fiscal 2022, respectively, compared to same periods in Fiscal 2021. Revenue for Digitization product line declined by 68% and 71% for Q3 Fiscal 2022 and YTD Fiscal 2022, respectively, primarily due to the timing of expected contracts and a smaller contract awarded by General Dynamic Mission Systems Canada in Q1 Fiscal 2022, compared to the USD$0.8 million contract awarded by a US military customer in the same quarter in Fiscal 2021 delivered throughout Fiscal 2021. The new ARWEN product line is as a result of the Police Ordnance Acquisition made in late Q1 Fiscal 2022. The Q3 Fiscal 2022 and YTD Fiscal 2022 ARWEN revenue excludes $0.2 million and $0.3 million, respectively for deliveries of ARWEN products for open customer orders at the closing of the Police Ordnance Acquisition which were recognized as a reduction of intangible assets.

While ARWEN product sales have contributed significantly to our YTD Fiscal 2022 revenues, we expect that this product line will represent a small percentage of our consolidated revenue in Fiscal 2023 and thereafter.

We expect revenue to ramp up over the next few quarters with new anticipated military contracts, coupled with the pending commercial launch of our PARA OPS, with LRIP shipments of the PARA OPS products expected to commence in September 2022. We anticipate transitioning from LRIP to full production with strategic U.S. manufacturing and distribution partners in Q1 Fiscal 2023.

Gross margin was lower for the three and nine months ended June 30, 2022, compared to the same prior periods, primarily due to negative gross margin earned on training and services on TASCS IFM and on ARWEN products provided to military and law enforcement agencies during Q3 Fiscal 2022 to drive business development for future sales opportunities, which resulted in additional ARWEN orders during the quarter for shipment in Q4 Fiscal 2022. Excluding the impact of this negative margin on training and services, our gross margin would have been 33.53% and 26.99% for Q2 Fiscal 2022 and YTD Fiscal 2022, respectively. Our gross profit will continue to fluctuate from quarter-to-quarter with the anticipated new product mix and sales volume.

Operating Expenses (OPEX)

	Three months ended June 30,		Change	Nine months ended June 30,		Change
(Unaudited)	2022	2021(1)%		2022	2021(1)%

General and administrative ("G&A")	$1,322,730	$1,236,988	7%	$3,410,887	$2,909,349	17%
Selling and marketing ("S&M")	851,705	882,261	-3%	2,931,460	2,195,647	34%
Research and development ("R&D")	350,689	678,622	-48%	1,610,445	1,648,711	-2%
Total operating expenses	$2,525,124	$2,797,871	-10%	$7,952,792	$6,753,707	18%

(1) See Note 2(f) of the Q3 Fiscal 2022 FS.

Total OPEX decreased by 10% or $0.3 million for the current quarter over the comparable prior period driven by a 48% reduction in R&D spend due to allocating some of our engineers to revenue-related activities and other projects in which we capitalized development costs (included in intangible assets). This was partially offset by a 7% increase in G&A driven primarily by higher professional fees relating to our US financing effort during Q3 Fiscal 2022 (see above Adjusted EBITDA). This was partially offset by no licensing expense incurred in the current quarter, compared to $0.3 million in Q3 Fiscal 2021 in connection with our amended licensing agreement with AerialX.

Total OPEX increased by 18% or $1.2 million for YTD Fiscal 2022 over the comparable prior period, including $0.5 million of additional share-based compensation or 7.1 percentage points of the total increase. Excluding share-based compensation (non-cash item), total OPEX was $6.1 million for YTD Fiscal 2022 compared to $5.4 million for YTD Fiscal 2021. The increase was driven by the following factors:

  G&A increased by 17% or $0.5 million, primarily due augmenting the senior management team with two full-time executives and recruiting independent directors and other staff, which led to an increase in total personnel costs including $0.1 million of additional share-based compensation over YTD Fiscal 2021. Additionally, as noted above for the Q3 Fiscal 2022 increase in G&A, we incurred higher professional fees which was partially offset by no licensing expense with AerialX in the current quarter compared to Q3 Fiscal 2021.
  S&M increased by 34% or $0.7 million; however, excluding share-based compensation S&M increased by $0.4 million. This increase was primarily due to attending various investor conferences in the United States and engaging strategic advisors during Fiscal 2022. This included The Officer Tatum LLC who joined us in July 2021 as our strategic advisor and advocate for our PARA OPS product line for law enforcement and personal defense in the United States; the engagement of STRYK Group in September 2021 to assist us with the commercialization of our PARA OPS product line up to January 2022; the engagement of AMW Public Relations in November 2021 to lead our United States public relations, brand strategy and media communications initiatives; and the engagement of Orchid Advisors to assist us with ATF compliance for our PARA OPS product line. Additionally, our S&M personnel costs increased as result of the Police Ordinance Acquisition. Partially offsetting this increase in S&M, we reduced our spend in external investor relations and social media promotions.

Net Finance Costs

Total finance costs for Q3 Fiscal 2022 and YTD Fiscal 2022 were $0.2 million and $0.3 million respectively, a 563% and 400% increase over the comparable prior periods primarily due to the accretion and interest costs relating to the Unsecured Loans and the accretion cost of the discounted royalties payable to DEFSEC Corporation for the PARA OPS technology acquisition.

Results of Operations - Fiscal Periods Ended September 30, 2021 and 2020, and December 31, 2019

The following selected financial information is taken from the audited financial statements for the year ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 31, 2019.

	Year ended September 30,	Nine months ended September 30,	Year ended December 31,	Change 2021 vs 2020 (1)	Change 2020 vs 2019 (1)
	2021	2020	2019	%	%
Revenue	$1,275,804	$861,917	$509,148	11%	126%

Cost of sales	(798,888)	(247,113)	(85,101)	142%	287%
Gross profit	476,916	614,804	424,047
Gross margin %	37.4%	71.3%	83.3%	-39.9%	-12.0%

Operating Expenses
General and administrative	4,057,167	2,723,861	397,990	12%	813%
Selling and marketing	3,484,159	564,266	36,681	363%	1951%
R&D	2,138,138	817,584	1,003,705	96%	9%

Total operating expenses	9,679,464	4,105,711	1,438,376	77%	281%

Operating loss	(9,202,548)	(3,490,907)	(1,014,329)	98%	359%

Loss on derivatives	-	29,463	113,178	-100%	-65%
Net finance costs	(107,751)	(61,397)	(245,147)	32%	-67%
Foreign exchange loss	(3,742)	(13,937)	(982)	-80%	1792%
Loss on disposals	(1,331)	-	-
Net loss	$(9,315,372)	$(3,536,778)	$(1,147,280)	98%	311%
EBITDA	$(9,066,631)	$(3,371,984)	$(799,991)	102%	462%
Adjusted EBITDA	$(6,599,351)	$(1,589,723)	$(912,187)	211%	132%
Earnings (loss) per share - basic and diluted, as reported	$(14.72)	$(8.03)	$(4.61)	43%	110%
Weighted average common shares - basic, as reported	632,721	440,631	249,001	44%	77%

Note:

(1) To calculate the change, we have annualized the results of operations for the nine months ended September 30, 2020. While annualized results are not indicative of actual 12-month results, we believe this is more relevant and useful information to readers to compare results year over year.

In the following table, we reconciled the EBITDA and Adjusted EBITDA to the most comparable IFRS financial measure:

	Year ended September 30,	Nine months ended September 30,	Year ended December 31,
	2021	2020	2019
Net loss as reported under IFRS	$(9,315,372)	$(3,536,778)	$(1,147,280)
Net finance costs	107,751	61,397	245,147
Depreciation and amortization	140,990	103,397	102,142

EBITDA loss	(9,066,631)	(3,371,984)	(799,991)
Other adjustments:
Non-cash M&A costs	-	1,514,703	-
Stock-based compensation	2,462,207	283,084	-
Fair value adjustments on derivatives	-	(29,463)	(113,178)
Foreign exchange loss	3,742	13,937	982
Loss on disposal	1,331	-	-

Adjusted EBITDA loss	$(6,599,351)	$(1,589,723)	$(912,187)

In Fiscal 2021, we incurred a net loss as reported under IFRS of $9.3 million, an increase in net loss of $5.8 million over Fiscal 2020. Over the last three financial years, our net loss substantially increased primarily due to scaling up our operations with additional headcount, increasing our investment in product development, going public in Canada, and making a significant investment in promoting and increasing awareness of our company and our new product offerings. While our revenue base has increased over the last three fiscal years, we have not reached the commercialization level to support these significant investments throughout our organization. We expect revenue to increase significantly starting from Q4 Fiscal 2022 as we begin to commercialize certain of our products that are currently under development, including, to a lesser extent new product sales from the acquisition of Police Ordnance.

Over the last three financial years, the adjustments made to our EBITDA loss were primarily driven by non-cash mergers and acquisitions ("M&A") costs, share-based compensation, and fair value adjustments on derivatives.

  The non-cash M&A costs incurred in Fiscal 2020 relate to the listing expense incurred in the reverse acquisition, coupled with related performance bonus settled in Common Shares (see Note 4(b) of our audited consolidated financial statements for Fiscal 2021).

  We implemented our stock option plan during the quarter ended March 31, 2020, which was subsequently replaced by our LTIP on March 31, 2021 (see Compensation - Equity Compensation Plan). The significant increase in share-based compensation in Fiscal 2021 over Fiscal 2020 is mainly due to granting a higher volume of options at a higher fair value per option, coupled with the timing of the grants and shorter vesting provision for certain grants. We granted 52,988 options at a weighted average fair value per option of $50.04, compared to 29,357 options at a weighted average fair value per option at $16.10. We also began to grant RSUs, PSUs, and SARs to our executive officers, employees, and consultants. The increase in grants was driven by the increase in headcount, including two executive officers, coupled with the recruiting of new independent directors. We also compensated certain consultants and promotors with restricted stock units and performance stock units. See Note 16(c) of our audited consolidated financial statements for Fiscal 2021 for further financial information.

  The fair value gain on derivatives recognized in Fiscal 2020 and year ended December 31, 2019 ("Fiscal 2019") relates to the fair value remeasurement on the conversion feature for the convertible notes issued in 2019. These convertible notes, including accrued interest, were subsequently converted into Common Shares upon the closing of our Qualifying Transaction in September 2020.

Financial Overview

Revenue

Since inception, our revenue was driven from the sale of product demonstration units to the United States military customers, including training. Because our performance obligations under the contract with the United States military customer were satisfied over time during Fiscal 2021, we recognized revenue over time using the percentage of completion method. We calculated this based on costs incurred to date relative to total estimated costs at completion.

With the expected commercial launch of our PARA OPS devices during Q4 Fiscal 2022, we expect revenue for these devices will be generated through the wholesale distribution of our products to dealers / distributors and through an e-commerce portal to consumers. We expect the transfer of control for our PARA OPS devices to take place at shipment and accordingly, revenue will be recognized at that point in time. As a result, coupled with a new service revenue stream for the ATAK integration services for prospective customers, we expect product revenue to accelerate from Q4 Fiscal 2022.  Accordingly, we expect our quarterly revenue will continue to fluctuate significantly for the remainder of Fiscal 2022 and in Fiscal 2023.

Cost of Sales / Gross Profit

Cost of sales include cost of finished goods, freight, and direct overhead expenses.

We expect our gross profit will continue to fluctuate from quarter-to-quarter with the anticipated new product mix and sales volume.

Operating Expenses

Our operating expenses are presented by function as follows: general and administration ("G&A"), selling and marketing ("S&M"), and R&D.

G&A expenses consist of corporate personnel costs, various management and administrative support functions, insurance, regulatory and other public company costs, professional fees relating to corporate matters, corporate advisory consulting costs, M&A related costs, depreciation and amortization expenses, and occupancy costs related to G&A costs.

S&M expenses consist of business development costs related to the market development activities and product commercialization, marketing support function, depreciation and amortization expenses and investor relations support function.

R&D expenses consist of costs incurred in performing R&D activities, including new product development, continuous product development, materials and supplies, personnel costs, external engineering consulting, patent procurement costs, depreciation and amortization expenses, and occupancy costs related to R&D activity. These costs are net of Canadian investment tax credits for qualified Scientific Research and Experimental Development ("SR&ED") projects.

Finance Costs

Our finance costs are primarily comprised of interest and accretion expenses relating to the borrowings and accrued royalties payable relating to the acquired LEC System technology. From this total, we net interest income and the gain from the Canadian government subsidy relating to the COVID-19 loan program (which we refer to as the "CEBA Term Loan").

The Year Ended September 30, 2021 compared to the Nine Months Ended September 30, 2020

Revenue

We earned $1.3 million in revenue for Fiscal 2021, compared to $0.9 million for Fiscal 2020. On an annualized basis, our total revenue increased by 11% over the prior year mainly due to one large contract with a United States military customer relating to our TASCS IFM system. At the end of Fiscal 2021, we estimated approximately 98.3% completion on this large contract and have fully delivered the remaining performance obligation since September 30, 2021.

For both Fiscal 2021 and 2020, our TASCS IFM revenue was concentrated with two United States military customers.

Gross Profit

Our gross profit was $0.5 million for Fiscal 2021, or gross margin of 37%, compared to $0.6 million for Fiscal 2020 with gross margin of 71%. The fluctuation in gross profit / margin is due to our pre-commercialization phase. Further, the contract that was awarded to us in Fiscal 2021 was significantly more complex in nature, requiring significant judgement during the bidding process in estimating the engineering labor hours to meet the customer requirements. We incurred more engineering labor hours than anticipated, which contributed to the lower gross margin in Fiscal 2021.

Operating Expenses ("OPEX")

Total operating expenses were $9.7 million for Fiscal 2021, compared to $4.1 million for Fiscal 2020. Excluding M&A costs, on an annualized basis total operating expenses increased by 185% driven primarily by growth in G&A, S&M and R&D.

  G&A increased by 12% on an annualized basis; however, excluding the M&A costs, our G&A increased by 161% primarily due to augmenting the senior management team with two executives and recruiting independent directors, which led to a significant increase in personnel costs, including share-based compensation. Further, as a result of becoming a public company in Canada late in Fiscal 2020, we are now incurring significantly more regulatory costs and director and officer insurance premium costs.

  S&M increased by 362% on an annualized basis primarily due to making an investment in promoting and increasing awareness about us and our product offerings, including the recruitment of Brandon Tatum, through his private company The Officer Tatum LLC, as our advisor and advocate for our LEC System for law enforcement and personal defense in the United States in advance of our commercial launch of the LEC System anticipated for January 2022. We compensate Officer Tatum primarily in non-cash consideration, RSUs and PSUs. Additionally, we made further investments in business development by recruiting consultants in the United States and in Canada to promote our product offerings.

  Excluding the investment tax credits ("ITCs"), R&D increased by 88% on an annualized basis primarily due to an increase in headcount to accelerate product development. We recognized $0.2 million and $0.1 million of ITCs in Fiscal 2021 and 2020, respectively, relating to qualified SR&ED projects. Recognition takes place only once we have completed our analysis on whether certain R&D projects qualify for SR&ED ITCs with the assistance of our external tax professionals.

Finance Costs

Net finance costs increased marginally in Fiscal 2021 mainly due to the accretion cost on the accrued royalties liability relating to the acquisition of the LEC System.

Foreign Exchange Loss

Due to small net USD exposure, we reported an immaterial foreign exchange loss for Fiscal 2021 and 2020.

Net Loss

We incurred a net loss of $9.3 million or $14.72 per basic share for Fiscal 2021, compared to the net loss of $3.5 million or $8.03 per basic share for Fiscal 2020. The increase in net loss was primarily due to investments made to drive marketing and promotional activities about us and our product offerings, accelerating product development, and recruiting talent to position ourselves for success.

The Nine Months Ended September 30, 2020 compared to the Year Ended December 31, 2019

Revenue

We earned $0.9 million in revenue for Fiscal 2020, compared to $0.5 million for Fiscal 2019. On an annualized basis, Fiscal 2020 total revenue increased by 126% over the prior year mainly due to an increase in demonstration sales for our TASCS IFM system with two United States military customers.

Gross Profit

Our gross profit was $0.6 million for Fiscal 2020, with a gross margin of 71%, compared to $0.4 million for Fiscal 2019 with gross margin of 83%. The fluctuation in gross profit and gross margin is due to our pre-commercialization phase.

Operating Expenses

Total operating expenses were $4.1 million for Fiscal 2020, compared to $1.4 million for Fiscal 2019. Excluding M&A costs, on an annualized basis total operating expenses increased by 136% driven by growth in G&A, and S&M. With the additional capital raised in the fourth calendar quarter of 2019, coupled with additional capital raised in Fiscal 2020, we were in a position to invest and scale our operations.

  G&A increased by 813% on an annualized basis due to significant investment in positioning ourselves to be a successful public company, resulting in higher personnel costs, consulting fees and professional fees.

  S&M increased by 1951% on an annualized basis due to making an investment in United States business development by entering into a consulting agreement with SageGuild, coupled with increased expenditure on tradeshows.

  Excluding ITCs, R&D increased by 26% on an annualized basis to accelerate product development. We recognized $0.1 million of ITCs in Fiscal 2020 relating to qualified SR&ED projects from the prior year. Recognition took place in Fiscal 2020 after we completed our analysis on the qualification of certain R&D projects for SR&ED ITCs. We have since collected the ITCs from the Canadian government.

Finance Costs

For Fiscal 2020, we incurred gross finance costs of $0.1 million, compared to $0.2 million in Fiscal 2019. The decrease was primarily due to a large accretion charge in Fiscal 2019 from the conversion of the 2018 convertible notes to KWESST 2019 Convertible Notes. The KWESST 2019 Convertible Notes were subsequently converted into Common Shares in September 2020.

We also recognized approximately $20,000 of interest income and gain on termination of lease obligations, net of the above gross finance costs in Fiscal 2020.

Foreign Exchange Loss

Due to small net USD exposure, we reported an immaterial foreign exchange loss for Fiscal 2020 and Fiscal 2019.

Net Loss

We incurred a net loss of $3.5 million or $8.03 per basic share for Fiscal 2020, compared to the net loss of $1.1 million or $4.61 per basic share for Fiscal 2019. The increase in net loss was primarily due to scaling-up our operations for growth, increasing R&D activities, and incurring non-recurring charges for going public in Canada.

Quarterly Results of Operations

The following tables summarize selected unaudited consolidated financial data for each of the last eight quarters for which such information is available. The summary financial information provided below is derived from our interim financial statements for each such quarter and are prepared under IFRS. These quarterly operating results are not necessarily indicative of our operating results for a full fiscal year or any future period. Our quarterly results of operations have been and will continue to be volatile until we have successfully commercialized our product offerings.

($ in thousands, except per share)	September 2020 (Q4 FY20)	December 2020 (Q1 FY21)	March 2021 (Q2 FY21)	June 2021 (Q3 FY21)	September 2021 (Q4 FY21)	December 2021 (Q1 FY22)	March 2022 (Q2 FY22)	June 2022 (Q3 FY22)
Revenue	$213	$146	$448	$522	$160	$17	$166		$282
Cost of sales	$95	$72	$332	$315	$80	$25	$142		$238
Gross profit	$118	$74	$116	$207	$80	$(8)	$24		$44
Gross margin %	55.1%	55.1%	26.0%	39.6%	49.7%	(45.9)%	14.6%		15.6%
Operating expenses	$2,392	$1,580	$2,376	$2,798	$2,925	$3,196	$2,231		$2,525

Operating loss	$(2,274)	$(1,506)	$(2,260)	$(2,591)	$(2,845)	$(3,204)	$(2,207)		$(2,481)
Other income (expenses)	$248	$(21)	$(17)	$(37)	$(38)	$(39)	$(83)		$(119)

Net income (loss)	$(2,026)	$(1,527)	$(2,277)	$(2,628)	$(2,883)	$(3,243)	$(2,290)		$(2,600)
Net finance costs (income)	$(45)	$18	$15	$28	$19	$48	$72		$184
Depreciation and amortization	$15	$39	$35	$13	$53	$72	$73		$81
EBITA loss	$(2,056)	$(1,470)	$(2,227)	$(2,587)	$(2,811)	$(3,123)	$(2,145)		$(2336)
Other adjustments:
Non-cash M&A costs	$1,515	$-	$-	$-	$-	$-	$-		$-
Stock-based compensation	$137	$274	$605	$555	$998	$928	$423		$525
Professional fees relating to U.S. financing	$-	$-	$-	$-	$-	$112	$44		$344
Gain on acquisition	$-	$-	$-	$-	$-	$-	$-		$(42)
Fair value adjustments on derivatives	$(178)	$-	$-	$-	$-	$-	$-		$-
Foreign exchange loss (gain)	$9	$3	$(5)	$15	$(19)	$(9)	$9		$(24)
Loss on disposal	$-	$-	$-	$-	$1	$-	$1	$
Adjusted EBITDA (loss)	$(573)	$(1,193)	$(1,627)	$(2,017)	$(1,831)	$(2,204)	$(1,712)		$(1,532)
Earnings (loss) per share - basic and diluted, as reported	$(4.29)	$(2.58)	$(3.78)	$(4.00)	$(4.23)	$(4.63)	$(3.22)		$(3.50)
Weighted average common shares - basic, as reported	472	591	602	657	682	700	712		743

Note: due to preparing the table in thousands, there may be rounding differences.

Governmental Regulations, Laws, and Local Practices

Please see the discussion of governmental regulations, laws and local practices in Business Overview - Government Regulations . See also Risk Factors - The Company may Experience Difficulties Complying with Applicable Regulations.

Liquidity and Capital Resources

Overview

Our primary sources of capital to date have been from security offerings, exercise of stock options and warrants, and, to a lesser extent, pre-commercial revenue. As at June 30, 2022, our cash position was $0.2 million, a decrease of $2.5 million since September 30, 2021 primarily due to incurring a net operating loss for YTD Fiscal 2022, offset primarily by an increase in cash from the net proceeds of the Unsecured Loans financing in March 2022 and exercise of warrants.

For YTD Q3 Fiscal 2022, we had capital expenditures of $0.6 million compared to $0.03 million in the comparable prior period.  The increase was primarily due to product development (where capitalized), coupled with an increase in R&D equipment purchases, partially offset by net cash acquired from the Police Ordnance Acquisition.  In Fiscal 2021, we had capital expenditures of $0.9 million, compared to $0.5 million for the nine months ended September 30, 2020, most of which we invested in R&D equipment, product development (where capitalized), office furniture and equipment, computer equipment, and leasehold improvements at our corporate office. Our capital expenditures in Fiscal 2019 were negligible due to limited capital at the time.

Our working capital was a negative $3.1 million at June 30, 2022, compared to $2.9 million at September 30, 2021, and at September 30, 2020. Working capital is calculated as follows: current assets less current liabilities. This decrease was mainly driven by our net operating loss for YTD Fiscal 2022, which was partially offset by the net proceeds from the Unsecured Loans and net assets assumed from the Police Ordnance Acquisition.

Based on management's projection, including the offering pursuant to this Prospectus, we believe that we have sufficient capital to fund our working capital, contractual obligations, and commitments over the next 12 months.  However, we may require additional capital to fund our commercialization efforts in the United States for the launch of the PARA OPS product line and/or any major customer orders for our Digitization and Counter-Threat product lines.  Potential sources of capital may include additional equity and/or debt financings.  In our view, the availability of capital will be affected by, among other things, capital market conditions, the success of our PARA OPS system commercialization efforts, timing for winning new customer contracts, potential acquisitions, and other relevant considerations (see Risk Factors). In the event we raise additional funds by issuing equity securities, our existing shareholders will likely experience dilution, and any additional incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operational and financial covenants that could further restrict our operations. Any failure to raise additional funds on terms favorable to us or at all may require us to significantly change or curtail our current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in us not being in a position to advance our commercialization strategy or take advantage of business opportunities.

Recent Sources and Uses of Financing

Equity and Debt Offerings

For year-to-date Fiscal 2022, we conducted the following offerings:

  On March 11, 2022, we closed a non-secured and non-convertible loan financing with various lenders in an aggregate amount of $1.8 million, which was upsized to $2.0 million on March 15, 2022. The Unsecured Loans bear interest at a rate of 9.0% per annum, compounded monthly and not in advance, and have a maturity of thirteen months, with us having the option to repay the whole or any part of the Unsecured Loans, without penalty or premium, at any time prior to the close of business on the maturity date. The principal amount is due only at maturity.  As part of the terms of the Unsecured Loans, we issued an aggregate of 14,286 Common Shares to the lenders as a bonus.  These Common Shares were issued pursuant to prospectus exemptions of applicable securities laws and therefore subject to a Canadian four-month plus one day trading restriction.  The use of proceeds was for working capital purposes.
  On July 14, 2022, we closed a non-brokered private placement of $0.3 million, resulting in the issuance of 22,857 units of KWESST (“July 2022 Units”), at a price of $15.05 per July 2022 Unit (the “Issue Price”), for aggregate gross proceeds of $0.3 million (the “July 2022 Offering”). Each July 2022 Unit is comprised of one common share and seventy one-half common share purchase warrant (the “July 2022 Warrants”). Each July 2022 Warrant is convertible into 0.01428571 Common Shares or 70 warrants for one Common Share for a period of 24 months from the closing date. Accordingly, we issued 800,000 July 2022 Warrants under the July 2022 Offering. There was no finder fee paid in this private placement. The proceeds from the July 2022 Offering will be used to fund our working capital requirements. All securities issued in connection with the July 2022 Offering are subject to a statutory hold period in Canada expiring four months and one day from the closing of the Offering. We have received final acceptance by the TSX Venture Exchange. In connection with the July 2022 Offering, certain of our directors and officers (the “Insiders”) purchased 5,813 Units for a total consideration of $87,500. The issuance of Units to the Insiders constitutes a related party transaction but is exempt from the formal valuation and minority approval requirements of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101”) as KWESST’s securities are not listed on any stock exchange identified in Section 5.5(b) of MI 61-101 and neither the fair market value of the units issued to the Insiders, nor the fair market value of the entire private placement, exceeds 25% of our market capitalization.

For Fiscal 2021, we raised gross proceeds of $6.0 million from closing the April 2021 Private Placement and September 2021 Private Placement (together, the "2021 Financings"). The total share offering costs (cash and non-cash) were $0.8 million.  See Use of Proceeds from Fiscal 2021 and Fiscal 2020 Financings.

For Fiscal 2020, we raised gross proceeds of $5.7 million primarily from equity and convertible note offerings. The total offering costs (cash and non-cash) were $0.7 million. See Use of Proceeds from Fiscal 2021 and Fiscal 2020 Financings.

For Fiscal 2019, we raised gross proceeds $1.0 million as a result of closing the October 2019 Private Placement. The share offering costs were immaterial.  The use of proceeds was for working capital purposes.

Refer to Note 16 of our audited consolidated financial statements for Fiscal 2021 (see Financial Statements), for further details on the above equity offerings related to Fiscal 2021, 2020 and 2019.

Use of Proceeds from Fiscal 2021 and Fiscal 2020 Financings

The following table shows the net proceeds from the 2021 Financings plus the remaining working capital on April 29, 2021 (immediately after closing the April 2021 Private Placement) available to fund future working capital, product development, repayment loans and other investments:

Available Funds
Net proceeds from April 2021 Private Placement	$4,009,223
Working capital on April 29, 2021	235,345
4,244,568
Net proceeds from September 2021 Private Placement	1,459,270

Proforma available funds from April 29, 2021	$5,703,838

The following table provides an approximate breakdown of the funds we spent up to June 30, 2022, from the proceeds raised in September 2020 plus the working capital available at that time, coupled with the above 2021 available funds:

	2020 Financing			2021 Financing
Use of Proceeds (1)	Expected Allocation of Net Proceeds (2)	Estimated and Unaudited Actual Use of Funds from September 1, 2020 to April 28, 2021	Proceeds Unspent as at April 28, 2021	Expected Allocation of Net Proceeds	Estimated and Unaudited Actual Use of Funds from April 29, 2021 to June 30, 2022	Proceeds Unspent as at June 30, 2022
Products development: (3)

TASCS NORS (formerly TASCS Sniper)	$150,000	$15,210	$134,790	$-	$-	$-
TASCS IFM (4)	150,000	623,953	(473,953)	400,000	311,085	88,915
BLDS	575,000	74,874	500,126	200,000	264,373	(64,373)
Shot Counter	120,000	-	120,000	-	-	-
Phantom	150,000	134,743	15,257	500,000	574,913	(74,913)
GreyGhost	250,000	91,284	158,716	200,000	15,840	184,160
ATAK	-	-	-	500,000	285,186	214,814
PARA OPS	-	-	-	500,000	571,606	(71,606)

Total products development	1,395,000	940,064	454,936	2,300,000	2,023,003	276,997
Other specific allocations:
Costs related to complete QT	150,000	145,560	4,440	-	-	-
Broker commissions and fees relating to QT	189,520	189,520	-	-	-	-
Repayment of CEO and employee loans	114,049	31,252	82,797	191,600	191,600	-
Repayment of unsecured borrowings	-	-	-	310,527	310,527	-
Marketing costs	345,000	832,852	(487,852)	-	-	-
Prepaid royalties to DEFSEC (5)	150,000	-	150,000	150,000	150,000	-
Total allocated proceeds	2,343,569	2,139,248	204,321	2,952,127	2,675,130	276,997
Unallocated proceeds for working capital	1,746,237	1,715,213	31,024	2,516,366	2,793,363	(276,997)
Transferred to 2021 Financing for working capital	-	235,345	(235,345)	235,345	235,345	-
Total use of proceeds	$4,089,806	$4,089,806	$-	$5,703,838	$5,703,838	$-

Notes:

(1) Excludes non-cash transactions settled in Common Shares.

(2) As disclosed in our Filing Statement dated August 28, 2020, as filed on SEDAR (www.sedar.com).

(3) Includes concept & design, initial prototype, market testing, and pre-production including a few demo units. Costs includes internal labor costs, outsourced engineering costs, and materials (no overhead allocation).

(4) Net of customer funding of $1.0 million up to June 30, 2022.

(5) In connection with the PARA OPS system acquisition.

Changes in Use of Proceeds

During Fiscal 2021, we allocated more funds to the TASCS IFM product line as a result of winning an additional contract with a United States military customer following the trials/testing held in September and November 2020. These trials provided us with constructive feedback for further enhancements to the TASCS IFM mortar system in advance of the extensive United States military exercises that took place in September and October 2021, which were also successful based on positive feedback received from the United States military customer. We also reallocated some of the funds to marketing to further promote and increase awareness about us and our product offerings. At April 28, 2021 (immediately prior to the closing of the April 2021 Private Placement) we had $235,345 remaining proceeds from the September 2020 Private Placement, which we have allocated to the 2021 Financings table as part of the unallocated working capital. Going forward, we will report only on the remaining funds from the 2021 Financings in accordance with applicable securities laws.

While management intends to invest the remaining available funds as shown under the 2021 Financings in the above table; there may be circumstances where, for sound business reasons, a reallocation of funds may be advisable.

CEBA Term Loan

In April 2020, we entered into a $40,000 term loan agreement with TD Canada Trust under the Canada Emergency Business Account program administered by the Federal Government of Canada. In December 2020, the Canadian Federal Government amended the CEBA Term Loan program to increase it to $60,000. Accordingly, our indebtedness increased to $60,000.

This amendment also resulted in extending the interest-free period on the CEBA Term Loan to December 31, 2022. Thereafter, we may exercise the option for a three (3) year term extension, subject to a 5% annual interest rate during the extension period. As an inducement for early repayment, if we repay the CEBA Term Loan by December 31, 2022, $20,000 will be forgiven.

As a result of the Police Ordnance Acquisition, we assumed an additional $30,000 CEBA Term Loan based on the same terms as above.  On January 12, 2022, the government of Canada announced the repayment deadline for the CEBA Term Loans to qualify for partial loan forgiveness is being extended from December 31, 2022, to December 31, 2023, for all eligible borrowers in good standing.  Repayment on or before the new deadline of December 31, 2023, will result in loan forgiveness of up to a third of the loans.

Cash Flow

Our approach to managing liquidity is to ensure, to the extent possible, that we always have sufficient liquidity to meet our liabilities as they come due. We regularly perform cash flow forecasts to ensure that we have sufficient cash to meet our operational needs while maintaining sufficient liquidity. At this time, we do not use any derivative financial instruments to hedge our currency risk.

The following table provides a summary of cash inflows and outflows by activity for the respective periods:

	Nine months ended June 30, 2022 (Unaudited)	Nine months ended June 30, 2021 (Unaudited)	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
Cash inflows (outflows) by activity:
Operating activities	$(3,947,752)	$(4,718,229)	$(6,255,213)	$(1,791,654)	$(1,093,556)
Investing activities	(614,028)	(299,909)	(1,073,192)	(390,972)	(20,190)
Financing activities	2,063,262	4,376,504	6,942,750	5,234,771	1,135,361
Net cash inflows (outflows)	$(2,498,518)	$(641,634)	$(385,655)	$3,052,145	$21,615

Nine months ended June 30, 2022, and 2021

Cash used by operating activities

We have funded our operating activities primarily from additional equity and debt financing for both periods in Fiscal 2022 and 2021. For the nine months ended June 30, 2022, total cash flow used in operating activities decreased by 16% compared to the same period in Fiscal 2021 primarily due to deferring payments with certain vendors (primarily professional firms) to conserve cash for near-term working capital. However, we expect this to reverse for the next quarter as we honor our payment commitments with these vendors coupled with an increase in cash outflows for the launch of PARA OPS in the United States and additional inventories across all three business lines.

Cash used by investing activities

Cash flow used in investing activities increased in YTD Fiscal 2022 compared to YTD Fiscal 2021 mainly due to $0.8 million in capitalized development costs and $0.2 million in additions to capital assets, partially offset by net cash acquired from the Police Ordnance Acquisition.

Cash provided by financing activities

The $2.3 million decrease in cash provided by financing activities in YTD Fiscal 2022 over YTD Fiscal 2021 was primarily driven lower capital raised. In YTD Fiscal 2021, we raised net proceeds of $4.0 million from equity issuance in a brokered private placement; whereas, for YTD Fiscal 2022 we raised net proceeds of $2.0 million from Unsecured Loans (see below). We also benefited from higher volume of exercised stock options, offset partially by repayment of related party loans, during YTD Fiscal 2021.

Fiscal periods ended September 30, 2021, 2020 and December 31, 2019

Cash used by operating activities

With the additional capital raised during Fiscal 2021, we continued to invest significantly across the organization and product development (refer to Operating Results - Results of Operations). As an early-stage company with various products in the pipeline (pre-commercialization phase), our revenue remains low and insufficient to cover the increase in our overhead costs, professional fees, advertising and promotion costs, and R&D costs. As a result, cash flow used in operating activities was $1.5 million and $6.3 million for Q4 Fiscal 2021 and for the full Fiscal 2021, respectively, compared to $0.2 million and $1.8 million for the comparable prior periods, respectively.

Cash used by investing activities

Cash flow used in investing activities for Fiscal 2021 was higher than in the prior two financial years, mainly due significant investment made in sales demonstration units for TASCS IFM, and to a lesser extent to a $0.15 million deposit made to DEFSEC as an advance on future royalties. The $0.4 million investment in Fiscal 2020 includes investments in capitalized developments projects and the cash consideration for the acquisition of the Phantom system from SageGuild.

Cash flow used in investing activities for Q4 Fiscal 2021 was higher than the comparable prior period mainly due to our significant investment made in sales demonstration units for TASCS IFM.

Cash provided by financing activities

The $1.7 million increase in cash provided by financing activities in Fiscal 2021 over Fiscal 2020 was primarily driven by $1.8 million of proceeds from exercised of stock options and warrants over the comparable period in light of the favorable movement in the price of the Common Shares since going public in Canada. In Fiscal 2021, we raised net proceeds of $5.4 million from equity offerings, slightly ahead of the $5.3 million raised in the prior period. We also repaid $0.2 million of related party loans during Fiscal 2021, compared to $0.08 million in the prior period (see Major Shareholders and Related Party Transactions - Related Party Transactions). In Q4 Fiscal 2021, we generated $0.8 million additional cash compared to Q4 Fiscal 2020 due to exercise of options and warrants.

The financing activities in Fiscal 2019, benefited from $1 million non-brokered private placement during the fourth quarter of 2019.

Contractual Commitments and Obligations

Our remaining operating lease commitments are for office premises, which will expire in March 2026. Further, we have committed to minimum annual royalty payments to DEFSEC for the LEC System acquisition (see Operating Results - Significant Expenses and Other Events section above).

At June 30, 2022, our contractual obligations and commitments were as follows:

Payment due:	Total	Within 1 Year	1 to 3 years	3 to 5 years
Minimum royalty commitments	$2,500,000	$150,000	$350,000	$2,000,000
Borrowings	2,090,000	2,090,000	--	-
Accounts payable and accrued liabilities	2,263,7022	2,263,7022	-	-
Lease obligations	351,000	93,600	187,200	70,200
Other commitments	12,886	12,886	-	-
Short-term rental obligations	10,574	10,574	-	-
Total contractual obligations	$7,228,162	$4,620,762	$537,200	$2,070,200

Research and Development, Patents and Licenses, etc.

Our R&D expenses are comprised of costs incurred in performing R&D activities, including new product development, continued product enhancement, materials and supplies, salaries and benefits (including share-based compensation), engineering consulting costs, patent procurement costs, and estimated R&D-related facility costs. Where we qualify for Canadian investment tax credits for qualified scientific research and experimental development expenditures, we record this income as a reduction of R&D expenses.

Additionally, we capitalize development costs only if development costs can be measured reliably, the product or process is technically or commercially feasible, future economic benefits are probable, and we have the intention and sufficient resources to complete the development and to use or sell the asset. This was case for our TASCS IFM development efforts during the nine months ended September 30, 2021. We subsequently transferred this capitalized development cost to inventory (work-in-process) during the first quarter of our fiscal 2021 as a result of winning a follow-on order from the United States military customer, which included delivery of our TASCS IFM prototype for 81mm mortar system.  For the nine months ended June 30, 2022, we capitalized development costs for our Phantom and PARA OPS systems (see Note 7 of the Q3 Fiscal 2022 FS in section titled Financial Statements).

For a description of our patents and product development in progress, please see Business Overview - Proprietary Protection.

Critical Accounting Estimates

The following is a summary of critical accounting policies, requiring management to make significant estimates and assumptions:

Revenue

Historically, revenue recognition did not require significant management judgement as delivery of performance obligations under contracts with customers was done generally within the same quarter. However, with the USD $0.8 million contract awarded to us from the United States military customer during the first quarter of Fiscal 2021 with delivery of performance obligations over several quarters, we have revised our accounting policy to address this as follows:

Revenue is recognized upon transfer of control of products or services to customers at an amount that reflects the transaction price we expect to receive in exchange for the products or services. Our contracts with customers may include the delivery of multiple products and services, which are generally capable of being distinct and accounted for as separate performance obligations. The accounting for a contract or contracts with a customer that contain multiple performance obligations requires us to allocate the contract or contracts transaction price to the identified distinct performance obligations.

Revenue from contracts with customers is recognized, for each performance obligation, either over a period of time or at a point in time, depending on which method reflects the transfer of control of the goods or services underlying the particular obligation to the customer.

For performance obligations satisfied over time, we recognize revenue over time using an input method, based on costs incurred to date relative to total estimated costs at completion, to measure progress toward satisfying such performance obligation (for non-recurring engineering services, the input method is based on hours). Under this method, costs that do not contribute to our performance in transferring control of goods or services to the customer are excluded from the measurement of progress toward satisfying the performance obligation. In certain other situations, we might recognize revenue at a point in time, when the criteria to recognize revenue over time are not met. In any event, when the total anticipated costs exceed the total anticipated revenues on a contract, such loss is recognized in its entirety in the period it becomes known. For the contract awarded in Fiscal 2021, we recognized revenue over time based on estimated hours to deliver the performance obligations under the contract. At September 30, 2021, we have estimated the percentage of completion at 98.3% based on our estimate of the remaining hours to complete our performance obligations under the contract, with the remaining recognized during the first quarter of Fiscal 2021.

We may enter into contractual arrangements with a customer to deliver services on one project with respect to more than one performance obligation, such as non-recurring engineering, procurement, and training. When entering into such arrangements, we allocate the transaction price by reference to the stand-alone selling price of each performance obligation. Accordingly, when such arrangements exist on the same project, the value of each performance obligation is based on its stand-alone price and recognized according to the respective revenue recognition methods described above. For example, for non-recurring engineering services rendered over a contract period the revenue is recognized using the percentage of completion method; whereas for training services the revenue is recognized after the training is delivered (i.e. point in time).

We account for a contract modification, which consists of a change in the scope or price (or both) of a contract, as a separate contract when the remaining goods or services to be delivered after the modification are distinct from those delivered prior to the modification and the price of the contract increases by an amount of consideration that reflects our stand-alone selling price of the additional promised goods or services. When the contract modification is not accounted for as a separate contract, we recognize an adjustment to revenue on a cumulative catch-up basis at the date of contract modification. There was no contract modification in Fiscal 2021.

The timing of revenue recognition often differs from performance payment schedules, resulting in revenue that has been earned but not billed. These amounts are included in unbilled receivables. At September 30, 2021, we had $0.3 million of unbilled receivable. Amounts billed in accordance with customer contracts, but not yet earned, are recorded and presented as part of contract liabilities. There was no outstanding contract liability at September 30, 2021.  At June 30, 2022, we had no outstanding contracts with unbilled receivable and contract liability.

When a contract includes a significant financing component, the value of such component is excluded from the transaction price and is recognized separately as finance income or expense, as applicable.

Accounting for acquisitions and contingent consideration

During YTD Fiscal 2022, Fiscal 2021 and 2020, we acquired technology assets, which were recorded at fair value. Refer to Note 4 of the unaudited consolidated financial statements for the three and nine months ended June 30, 2022, and Note 4 of the audited consolidated financial statements of Fiscal 2021 for further details.

Areas of significant estimation in connection with the acquisition of the PARA OPS system included:

  the determination of the discount rate for the present value of the minimum annual royalty payments to DEFSEC; and
  the volatility assumption used in the Black Scholes option model to estimate the fair value of the warrants issued to DEFSEC given our short history as a public company (see below - Accounting for share-based compensation).

Areas of significant estimation in connection with the acquisition of the Phantom included:

  the fair value of our Common Shares and warrants issued to SageGuild because we were a private company at the time of the asset acquisition; and
  the accounting for the contingent annual payments.

Areas of significant estimation in connection with the Police Ordnance Acquisition included:

  the estimated fair value of raw and work-in-progress inventories and intangible assets for the purchase price allocation, which remains under management review (to be finalized by September 30, 2022); and
  the volatility assumption used in the Black Scholes option model to estimate the fair value of the warrants issued to the selling shareholders given our short history as a public company.

Impairment of long-lived assets

We review property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. An impairment loss is recognized the carrying value of an asset exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows, referred as the cash generating unit ("CGU").

In accordance with IFRS, if the sum of the undiscounted expected future cash flows from a long-lived asset is less than the carrying value of that asset, then we recognize an asset impairment charge. The impairment charge is determined based on the excess of the asset's carrying value over its fair value, which generally represents the discounted future cash flows from that asset.

Because we are an early-stage defense technology company, management exercises significant judgment in establishing key assumptions and estimates to determine the recoverable amount of our CGU, including future cash flows based on historical and budgeting operating results, growth rates, tax rates, and appropriate after-tax discount rates. The actual results may vary and may cause significant adjustments in future periods.

Impairment of non-financial assets

We review non-financial assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may be impaired. If the recoverable amount of the respective non-financial asset is less than our carrying amount, it is considered to be impaired. Management exercises significant judgement in estimating the recoverable amount for non-financial assets (see Impairment of long-lived assets).

Accounting for share-based compensation

We measure share-based compensation at fair value. A key input in the Black Scholes option model is the volatility assumption in our Common Shares. Due to our limited trading history, management has established a relevant peer group of listed companies and selected the weighted average of their volatilities over a period of three to five years, where available. Starting in Fiscal 2021, we have commenced to incorporate a percentage of our stock volatility in the overall calculation of the volatility assumption. We expect to solely rely on our stock volatility by the end of Fiscal 2023 to estimate the fair value of share-based compensation as well as for warrants.

Accounting for Unsecured Loans

Due to the issuance of bonus Common Shares as part of the Unsecured Loans transaction, we are required to allocate the $2 million gross proceeds between the bonus Common Shares and the debt component based on their relative fair value.  To measure the fair value of the Unsecured Loans, we used the income approach and estimated a market discount rate of 22% to discount the future cash flows of the Unsecured Loans resulting in an estimated fair value of $1.63 million.  Accordingly, we allocated $1.63 million of the $2 million to Unsecured Loans and $0.37 million to share capital for the bonus Common Shares issued.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

All share-related information presented in this section gives effect to the Reverse Split.

Directors and Senior Management

The following table sets forth the name of each of our directors and executive officers, as well as such individual's place of residence, position with us, principal business activities performed outside those with us and period of service as a director (if applicable).

Directors and Executive Officers

Name	Position With KWESST Micro	Age	Principal Business Activity Outside KWESST Micro	Director/Officer Since
David Luxton Ontario, Canada	Executive Chairman and Director	71	N/A	October 24, 2019(1)
Jeffrey MacLeod Ontario, Canada	President, CEO, Director and Promoter	62	N/A	April 24, 2017(1)
Paul Mangano (2) Maine, United States	Director	65	Founder and Owner, Surculus Advisors LLC and General Manager, Steiner Optics Inc. (up to April 2022)	September 17, 2020
Paul Fortin (2) Ontario, Canada	Director	55	Senior Associate, David Pratt & Associates and Independent Advisor	September 17, 2020
John McCoach (2) British Columbia, Canada	Director	64	Director and Chairman of the Audit Committee, Xybion Digital Inc.; Director, Principal Technologies Inc.; Vice Chairman, Royal Canadian Marine Search and Rescue	November 28, 2017(3)
Steven Archambault Ontario, Canada	Chief Financial Officer, Vice President, Corporate Services & Compliance, and Interim Corporate Secretary	51	N/A	October 1, 2020
Rick Bowes Ontario, Canada	Vice President, Operations of Digitization & Counter-Threat Products	60	N/A	April 12, 2021

Notes:

(1) Date on which the individual became a director of KWESST.

(2) A member of the Audit Committee. Mr. McCoach is Chair of the Audit Committee.

(3) Date on which the individual became a director of Foremost.

The following are brief biographies of our directors and executive officers.

David Luxton, Executive Chairman and Director

David Luxton is an entrepreneur in the defense and security industry. He is a former Canadian infantry officer, and former senior official with the Canadian and British governments. In 1990 he founded Simunition, a business that develops and sells simulated munitions for realistic close quarters combat training for military and law enforcement. Between 2003 and 2009, he led the expansion of the Allen-Vanguard Corporation, a company in the IED countermeasures business, from approximately $3,000,000 to approximately $300,000,000 in annual revenues, then served as Chairman from 2010 to October 2021. Between 2015 and 2018, he was the Executive Chairman of United Tactical Systems, LLC, a company offering non-lethal products for law enforcement, military and personal defense. From 2003 to the date of this Prospectus, he has been President & Owner of DEFSEC, a company that specializes in strategic transactions in the defense and security industry. Furthermore, from 2016 to 2020, he was a Senior Strategic Advisor to the University of Ottawa. Since 2019, he has been the Executive Chairman of KWESST. He holds a SMDP postgraduate studies from the University of Oxford. He entered into a confidentiality and non-disclosure agreement through his consulting agreement with us on October 1, 2019.

Jeffrey MacLeod, President, Chief Executive Officer, Director and Promoter

Jeffrey MacLeod is an experienced defense industry executive with over 20 years of experience in the small arms and advanced soldier system fields. By establishing us, he aimed to develop software and hardware systems, such as the TASCS, to take existing legacy weapons and fully integrate them into a soldier system. Prior to founding KWESST, from 2008 to 2017, Jeffrey was the General Manager of Colt, a company producing small firearms for the Canadian military. Jeffrey has a Bachelor's degree in mechanical engineering from the Technical University of Nova Scotia (now DalTech) and a Master's degree in Military Vehicle Technology from the Royal Military College of Science (U.K). He is a Professional Engineer registered in the Province of Ontario. He entered into a confidentiality and non-disclosure agreement with us through his employment contract on October 1, 2019.

Steven Archambault - Chief Financial Officer, Vice President, Corporate Services and Compliance, and Interim Corporate Secretary

Mr. Archambault is an experienced finance executive with over 20 years' experience with private and public companies. He began his career as a CPA, CA with Ernst & Young LLP, followed by senior finance positions at AXIS Capital Holdings Limited, a global insurer and reinsurer listed on the New York Stock Exchange. Prior to joining us as of October 1, 2020, Mr. Archambault has been acting as a virtual CFO consultant since September 2019. From January 2018 to September 2019, he served as the CFO of Eureka 93 Inc. (formerly LiveWell Canada Inc.) listed on TSXV and subsequently on Canadian Securities Exchange. Prior to this role, Mr. Archambault held the positions of President and CFO of International Datacasting Corporation and Group CFO of Novra, and immediately prior to Novra's acquisition of IDC, he was the CFO of IDC (listed then on the TSXV) from December 2013 and Acting CEO from February 2016 to July 2016. Mr. Archambault graduated from the University of Ottawa with a Bachelor of Commerce, Honors. He has entered into a confidentiality and non-disclosure agreement with us on October 1, 2020.

Rick Bowes - Vice President, Operations of Digitization & Counter-Threat Products

Rick Bowes is an experienced defense industry executive with over 20 years of experience. Prior to joining us in April 2021, Mr. Bowes founded Cardinal Defence Consulting Inc. in 2018 and has since been offering consulting services to the defense industry. From 2016 to 2018, he served as the Vice President of Defense at ADGA Group. Over the course of his career, Mr. Bowes held various senior roles with defense contractors such as General Dynamics Canada, DRS Technologies Canada (now Leonardo DRS), ATCO Frontec and ADGA Group Inc., and he had a distinguished career as a senior officer in the Canadian Army, retiring in 2003 as a Lieutenant Colonel. He is a graduate of Royal Military College of Canada, and served in various operational and staff roles in the Canadian military and on secondment to the British Army. As an armor officer, Mr. Bowes served with various units such as Lord Strathcona's Horse (Royal Canadians) and the Canadian Airborne Regiment Battle Group across Canada and in deployed operations in Bosnia-Herzegovina with the UN Protection Force and the NATO Stabilization Force (SFOR). He was also part of the planning team for Canada's participation in the NATO Kosovo Force (KFOR) mission in 1999. He has entered into a confidentiality and non-disclosure agreement with us on April 13, 2021.

Paul Mangano - Director

Prior to being invited to join our board of directors ("Board"), Mr. Mangano founded and owned Surculus Advisors LLC since 2016, a boutique management consulting firm providing advice, leadership, specialized expertise and transaction consultation services to the industrial and high-tech sectors including aerospace, defense and security. From August 2020 to April 2022, he was the General Manager of Steiner Optics Inc., a division of Beretta. Prior to forming Surculus Advisors LLC, from 2006 to 2015, he served as the President of L-3 Communication's Public Safety & Sporting business unit. Mr. Mangano graduated with a BA in Economics from Harvard University and an MBA in High Technology from Northeastern University.

Paul Fortin - Director

Prior to being invited to join our Board, Paul Fortin was the director of international business development at Borden Ladner Gervais LLP, a full-service law firm, from 2011 to 2019. Since March 2020, he has been working with David Pratt & Associates as a Senior Associate and is an independent advisor within the defense and security industry. Mr. Fortin graduated from Carleton University with a Bachelor's degree in Political Science and from Algonquin College with a specialization in Product Marketing Management.

John McCoach - Director

Prior to being invited to join our Board, John McCoach held multiple senior positions in various companies, including seven years as the President of the TSXV. John McCoach was a member of the Capital Markets Authority Implementation Organization Board of Directors from 2016 to 2021. Mr. McCoach is an independent director and the current Audit Committee Chairman of Xybion Digital Inc. since November 2021. Furthermore, since 2018 he has been a director of Principal Technologies Inc. (formerly Connaught Ventures Inc.) since July 2020. He also served as Interim CEO and as a director of Foremost Ventures Corp., a position he held from 2018 until the Qualifying Transaction with KWESST Inc.  Finally, Mr. McCoach is an active crew member, and Vice Chairman of, Royal Canadian Marine Search and Rescue.

Compensation

Compensation for Fiscal 2021

The aggregate amount of compensation that we paid during the year ended September 30, 2021, directly and indirectly, including directors' fees, to our named executive officers and directors in their capacity as such, was $696,512.

In accordance with the TSXV policies, the following individuals are considered our named executive officers (collectively, "NEOs" and each, an "NEO") for the purposes of disclosure in this section:

(a) each individual who, during any part of the most recently completed financial year, served as our Chief Executive Officer ("CEO"), including any individual performing functions similar to a CEO;

(b) each individual who, during any part of the most recently completed financial year, served as our Chief Financial Officer ("CFO"), including any individual performing functions similar to a CEO;

(c) each of our three most highly compensated executive officers, or the three compensated officers acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was more than $150,000 for the fiscal year ended September 30, 2021; and

(d) each individual who would be a NEO under paragraph (c) but for the fact the individual was not one our executive officers and was not  acting in a similar capacity as of September 30, 2021.

Compensation Philosophy and Objectives

Our current executive compensation program is designed to provide short and long-term rewards to our executives that are consistent with individual and corporate performance and their contribution to our short and long-term objectives. Our objectives with respect to compensation of executive officers are to provide compensation levels necessary to attract and retain high quality executives, and to motivate key executives to contribute to our interests. These objectives are to be met by the principal components of our executive compensation program, which has been focused on a combination of base compensation, cash bonus remuneration, and long-term incentives in the form of stock options or other security-based compensation.

The executive compensation program adopted by us and applied to our executive officers is designed to:

(a) attract and retain qualified and experienced executives who will contribute to our growth and success;

(b) ensure that the compensation of our executive officers provides a competitive base compensation package and a strong link between corporate performance and compensation; and

(c) motivate executive officers to enhance long-term shareholder value, with current compensation being weighted toward at-risk long-term incentives in the form of options and other security-based incentives so as to foster alignment with the interests of our shareholders and stakeholders.

We do not believe that our compensation programs encourage excessive or inappropriate risk taking because: (i) our employees receive both fixed and variable compensation, and the fixed portion (salary) provides a steady income regardless of Common Share value, which allows employees to focus on our business; and (ii) our LTIP encourages a long-term perspective due to the vesting provisions, which is generally at least over two (2) years. We believe that our compensation program is appropriately structured and balanced to motivate our employees and reward the achievement of annual performance goals, as well as the achievement of long-term growth in shareholder value.

Compensation Governance and Process

We have relied on the experience of our Board in setting our executive compensation philosophy and appropriate levels of compensation for our NEOs.

Today, we do not have a separate Compensation Committee. Our Board assumes responsibility for the oversight over the compensation of directors and executives, including:

  review and approval our remuneration and compensation policies, including short and long-term incentive compensation plans and equity-based plans, bonus plans, pension plans (if any), our LTIP and grants, and benefit plans;
  sole authority to retain and terminate any compensation consultant to assist in the evaluation of director compensation, including sole authority to approve fees and other terms of the retention;
  review and approve at least annually all compensation arrangements for our senior executives;
  review and approve at least annually all compensation arrangements for our directors; and
  review the executive compensation sections disclosed in our management information circular distributed to shareholders in respect of our annual, and any special, meetings of shareholders.

While David Luxton and Jeffrey MacLeod work with our Board in making recommendations regarding our overall compensation policies and plan as well as specific level of compensation for the other NEOs, they are recused from any Board deliberations and decisions in respect to their own personal compensation. Their respective current fixed compensation was set prior to going public in Canada.

Elements of Compensation

Our executive compensation program consists of three principal components: base salaries, annual incentive compensation and benefits, and long-term compensation.

Base Salaries

Base salaries are intended to reflect an executive officer's position within our corporate structure, his or her years of experience and level of responsibility, and salary norms in the sector and general marketplace. Accordingly, decisions with respect to base salary levels for executive officers are not based on objective identifiable performance measures but for the most part are determined by reference to competitive market information for similar roles and levels of responsibility, coupled with subjective performance factors such as leadership, commitment, accountability, industry experience, and contributions. Our view is that a competitive base salary is a necessary element for retaining qualified executive officers, as it creates a meaningful incentive for individuals to remain with us and not be unreasonably susceptible to recruiting efforts by our competitors.

In determining the base salary compensation of each NEO, the Board considers: (i) recruiting and retaining executives critical to our success and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and our shareholders; and (iv) rewarding performance, both on an individual basis and with respect to operations in general.

Annual Incentive Compensation and Benefits

Our Board will consider whether it is appropriate and in our best interests to award discretionary cash bonus to the NEOs for the most recently completed fiscal year and, if so, the amount. Discretionary cash bonuses are awarded to recognize the achievement of annual corporate objectives and to recognize contributions that enhance our intrinsic value.

The following is a summary of the maximum annual incentive compensation as a percentage of base salary / annual consulting fee, for the NEOs based on their respective employment / consulting agreements, at the sole discretion of the Board:

Position	Maximum Annual Incentive Compensation (Percentage of Base Salary)
Executive Chairman	200%
President and CEO	Not specified
CFO, VP, Corporate Services & Compliance, and Interim Corporate Secretary	50%
VP Operations - Digitization and Counter-Threat Products	50%

We have not established explicit goals / milestones for our NEOs for Fiscal 2022 for the annual cash incentive compensation. We have set financial milestones for the vesting of 8,571 PSUs awarded to each of the Executive Chairman and the President & CEO on March 31, 2022. See Operating and Financial Review and Prospects.

Long-Term Compensation

The long-term component of compensation for our NEOs, consists of (i) stock options ("Options"), (ii) RSUs, (iii) deferred share units ("DSUs" and collectively with the Options, RSUs, PSUs and SARs, the "Security-Based Compensation Awards"), (iv) SARs and/or (v) PSUs. This component of compensation is intended to reinforce management's commitment to long-term improvements in our performance.

Our Board believes that incentive compensation in the form of Security-Based Compensation Awards which vest over time, is and has been beneficial and necessary to attract and retain NEOs. Furthermore, the Board believes Security-Based Compensation Awards are an effective long-term incentive vehicle because they are directly tied to our share price over a longer period and therefore motivates NEOs to deliver sustained long-term performance and increase shareholder value, and have a time horizon that aligns with long-term corporate goals.

In determining individual equity-based grants, the Board considers the experience, responsibilities and performance of each recipient of an award under the LTIP. Previous grants are also taken into consideration during the grant process.

Benefits Plans

The NEOs are entitled to life insurance, health and dental benefits.

We do not maintain a pension plan or retirement benefit plan for the NEOs.

Performance Graph

The following graph illustrates the cumulative return to our shareholders based on a $100 investment in the Common Shares from September 22, 2020, the date we went public in Canada, to September 30, 2021, and for the nine months ended June 30, 2022, as compared to the cumulative total return on the Standard & Poor's / TSXV Composite Index for the same period, assuming the reinvestment of cash distributions and/or dividends:

Summary Compensation Table

The following table provides information concerning the total compensation paid to the NEOs for the year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019.

					Non-equity incentive plan compensation
Name	Fiscal Year	Salary	Share-based Awards (1)	Option- based Awards (2)	Annual Incentive Plans	Long-term Incentive Plans	All Other Compensation	Total Compensation
David Luxton Executive Chairman and Director (3)	2021	$180,000	$237,300	$58,000	$-	$-	$-	$475,300
	2020	$110,769	$-	$-	$5,000	$-	$-	$115,769
	2019	$32,343	$-	$-	$-	$-	$-	$32,343
Jeffrey MacLeod President & CEO and Director	2021	$160,000	$237,300	$58,000	$-	$-	$-	$455,300
	2020	$110,769	$-	$-	$5,000	$-	$-	$115,769
	2019	$32,343	$-	$-	$-	$-	$-	$32,343
Steven Archambault CFO and VP, Corporate Services and Compliance (4)	2021	$192,733	$24,999	$301,000	$-	$-	$-	$518,732
	2020	$-	$-	$-	$-	$-	$-	$-
	2020	$-	$-	$-	$-	$-	$-	$-
Paul Kania Former CFO (5)	2021	$-	$-	$-	$-	$-	$-	$-
	2020	$50,000	$-	$38,750	$-	$-	$-	$88,750
	2019	$16,000	$-	$-	$-	$-	$-	$16,000
Richard Bowes VP, Operations of Digitization & Counter-Threat Products(6)	2021	$78,419	$24,999	$301,000	$-	$-	$-	$404,418
	2020	$-	$-	$-	$-	$-	$-	$-

Notes:

(1) Represents the grant value of RSU awards, based the closing price of the Common Shares on the TSXV on the grant date.

(2) Represents the grant value of the option awards, using the Black-Scholes option model. For the key inputs used in this valuation mode, refer to Note 16 of the audited financial statements for Fiscal 2021 (see Compensation - Outstanding Equity Awards at September 30, 2021).

(3) Effective October 1, 2019, we entered into a professional services agreement with DEFSEC Corporation, a private company owned by Mr. Luxton. The compensation payable to Mr. Luxton is paid to his private company, DEFSEC Corporation.

(4) Mr. Archambault joined as our CFO on a part-time basis on October 1, 2020, transitioned to full-time on April 1, 2021. He also took on the role of VP, Corporate Services and Compliance in October 2021.

(5) Through his private company, PLK Accounting and Finance Inc., Mr. Kania provided CFO services from November 4, 2019, to September 30, 2020.

(6) Through his private company, Cardinal Defense Consulting Inc, Mr. Bowes provided part-time virtual VP Operation services from January 25, 2021, to April 9, 2021. Effective April 12, 2021, Mr. Bowes joined as an executive officer.

Employment and Consulting Agreements

The following summarizes the key salient terms of the employment and consulting agreements between us and our NEOs in force as of September 30, 2021.

David Luxton: On October 1, 2019, we entered into a professional services agreement with DEFSEC Corporation, a private holding company owned by Mr. Luxton, in which he agreed to serve as our Executive Chairman for an annual fee of $120,000 per year and raising to $150,000 per year upon a going public transaction. This agreement was amended effective August 1, 2020, whereby the annual fee was adjusted to $180,000 per year. Mr. Luxton is entitled to an annual incentive bonus up to 200% of his annual fee at the Board's sole discretion. This agreement will expire on December 31, 2022. We have the right to terminate his consulting agreement with six (6) month notice period, subject to termination benefits (see Compensation - Potential Termination and Change of Control Benefits).

Jeffrey MacLeod: On October 1, 2019, we entered into an employment agreement with Mr. MacLeod to serve as our President and CEO with an initial base salary of $140,000 per year and raising to $160,000 upon a going public transaction. Because Mr. MacLeod's principal residence is based in West Montrose, Ontario, his employment agreement includes a $1,000 per month housing allowance for accommodations in Ottawa, Ontario while working at our corporate office. For Fiscal 2019, Mr. MacLeod collected a lower base salary to help us conserve cash to fund our working capital requirements. Further, he did not receive any housing allowance in the last three financial years. Mr. MacLeod is entitled to an annual incentive bonus at the Board's sole discretion and five weeks of vacation per year. His employment agreement will expire on September 30, 2022. We have the right to terminate his consulting agreement with six (6) month notice period, subject to termination benefits (see Compensation - Potential Termination and Change of Control Benefits).

Steven Archambault: On October 1, 2020, we entered into a part-time employment agreement with Mr. Archambault to serve as our part-time CFO for a monthly salary of $9,950 based on two business days per week, subject to adjustment for extra business days as defined in the agreement. On April 1, 2021, we amended his employment agreement to serve as our full-time CFO with an annual base salary of $180,000, of which $25,000 is to be in the form of RSUs and $155,000 in cash. These RSUs will be granted each year on April 1st, vesting over the next 12 months. Mr. Archambault is entitled to an annual incentive bonus up to 50% of his annual base salary at the Board's sole discretion and four weeks of vacation per year. Mr. Archambault also assumed the role of Vice President, Corporate Services and Compliance starting in October 2021. We have the right to terminate his employment agreement with 30 days' notice, subject to termination benefits (see Compensation - Potential Termination and Change of Control Benefits).

Richard Bowes: On April 12, 2021, we entered into an employment agreement with Mr. Bowes to serve as Vice President of Operations, Digitization and Counter-Threat Products with an annual base salary of $180,000, of which $25,000 is to be in the form of RSUs and $155,000 in cash. These RSUs will be granted each year on April 1st, vesting over the next 12 months. Mr. Bowes is entitled to an annual incentive bonus up to 50% of his annual base salary at the Board's sole discretion and four weeks of vacation per year. We have the right to terminate his employment agreement with 30 days' notice, subject to termination benefits (see Compensation - Potential Termination and Change of Control Benefits).

Outstanding Equity Awards at September 30, 2021

The following table sets forth information concerning the outstanding equity awards of each of the directors and NEOs as of September 30, 2021.

	Option-based awards					Share-based awards
	Fiscal year award granted	Number of securities underlying unexercised options	Option exercise price	Option expiration date	Value of unexercised in the- money options(1)	Number of shares or units of shares that have not vested	Market or payout value of share-based awards that have not vested (2)	Market or payout value of vested share-based awards not paid out or distributed
David Luxton (3)	2021	1,428	$87.50	7/2/2026	$72,000	2,143	$295,500	$-
Jeff MacLeod (4)	2021	1,428	$87.50	7/2/2026	$72,000	3,000	$413,700	$-
Steven Archambault (5)	2021	2,857	$136.50	8/25/2026	$4,000	207	$28,634	$-
		714	$49.00	11/20/2025	$63,500	-	$-	$-
		3,571	$52.50	10/1/2025	$305,000	-	$-	$-
Richard Bowes (6)	2021	1,428	$136.50	8/25/2026	$2,000	207	$28,634	$-
		4,285	$90.30	4/29/2026	$204,000	-	$-	$-
		1,428	$120.40	1/25/2021	$25,000	-	$-	$-
Total		17,139			$747,500	5,557	$766,468	$-

Notes:

(1) Based on the difference between the exercise price of the option and $137.90, the closing price of the Common Shares on the TSXV on September 30, 2021.

(2) Based on $137.90, the closing price of the Common Shares on the TSXV on September 30, 2021.

(3) The grants were made to Mr. Luxton's private company, DEFSEC Corporation. His 2021 stock option grant will vest over two (2) years and his RSU grant will vest over one (1) year.

(4) Mr. MacLeod's 2021 stock option grant will vest over two (2) years and his RSU grant will vest over one (1) year.

(5) Mr. Archambault’s 2021 stock option grants will vest as follows: a) 2,857 options and 3,571 options over (2) years, and b) 714 options vested immediately. His RSU grant will vest over twelve (12) months.

(6) Mr. Bowes’ 2021 stock option grants will vest as follows: a) 1,428 options over one (1) year, and b) 4,285 options and 1,428 options over two (2) years.

There was no exercise of stock options during Fiscal 2021.

Value Vested or Earned During the Year

The table below sets out the value of incentive awards that vested during the year ended September 30, 2021.

Name	Option-based awards - value vested during Fiscal 2021 (1)	Share-based awards - value vested during Fiscal 2021 (2)	Non-equity incentive plan compensation - value earned during Fiscal 2021
David Luxton	$-	$-	$-
Jeff MacLeod	$-	$-	$-
Steven Archambault	$41,125	$10,514	$-
Richard Bowes	$9,500	$10,514	$-

Notes:

(1) Amounts represent the difference between the exercise price and the closing price of the Common Shares on the TSXV on the vesting date.

(2) Amounts represent the number of vested RSUs multiplied by the closing price of the Common Shares on the TSXV on the vesting date.

Potential Termination and Change of Control Benefits

All outstanding equity compensation is forfeited / cancelled if we terminate a NEO's employment / consulting agreement for cause. Further, in the event a NEO voluntarily resigns from his employment / consulting with us, any unpaid annual incentive and unvested equity compensation are forfeited in accordance with our LTIP.

We have agreements with the NEOs that set out the terms of their employment / consulting and what they are entitled to in connection with a termination of employment or change of control. These agreements include non-solicitation, confidentiality, and ownership of intellectual property provisions to protect our interests.

The table below sets out what the NEOs are entitled to under the different termination scenarios under their respective agreements in effect as at September 30, 2021:

	Notice Period (months)	Termination Without Cause (pre-Change of Control)	Termination Without Cause in Connection with Change of Control
David Luxton
Base fee	6	$180,000	$270,000	(1)
Value of unvested options		$72,000	$72,000
Value of unvested RSUs		$295,500	$295,500
TOTAL		$547,500	$637,500
Jeffrey MacLeod
Base pay	6	$160,000	$240,000	(1)
Value of unvested options		$72,000	$72,000
Value of unvested RSUs		$413,700	$413,700
TOTAL		$645,700	$725,700
Steven Archambault
Base pay	1	$90,000	$90,000	(2)
Value of unvested options		$331,375	$331,375
Value of unvested RSUs		$28,634	$28,634
TOTAL		$450,009	$450,009
Richard Bowes
Base pay	1	$45,000	$45,000	(2)
Value of unvested options		$221,500	$221,500
Value of unvested RSUs		$28,634	$28,634
TOTAL		$295,134	$295,134

Notes:

(1) If within 24 months of, or in anticipation within 6 months of, change of control.

(2) If within 3 months of, or in anticipation within 3 months of, change of control.

A change of control is commonly defined in each of the respective agreements as:

a) the sale of all or substantially all of our outstanding Common Shares for cash or securities of an entity not managed by our management team and that are determined by our Board to be liquid for all of our shareholders ("Liquid Unrelated Issuer");

b) a merger, amalgamation, arrangement or other similar transaction involving us where the holders of our Common Shares receive cash or securities of a Liquid Unrelated Issuer, but do not immediately thereafter own securities of the successor corporation which entitle them to cash more than 50% of the votes attaching to all shares in the capital of the successor corporation;

c) the sale of all or substantially all of our assets followed by a liquidating distribution to the holders of our Common Shares of cash or securities of a Liquid Unrelated Issuer;

provided that our Board shall have the right, in its absolute discretion, to deem any transaction not enumerated above to be a change of control. For greater clarity, a sale or transfer of founders shares between related parties, and/or an initial going public transaction of any kind shall not constitute a change of control.

Compensation of Independent Directors

In prior financial years, we made no cash compensation to the directors. In December 2020, our Board approved the following cash compensation for the independent directors effective October 1, 2020:

  $5,000 per quarter; and
  $2,500 per quarter for the Chair of the Audit Committee.

The following table sets out the total compensation for our independent directors who served at any time during the year ended September 30, 2021.

Name	Fees Earned	Stock Awards (1)	Option Awards (2)	Non-equity Incentive Plan Compensation	All Other Compensation	Total Compensation
John McCoach	$30,000	$-	$110,000	$-	$-	$140,000
Paul Fortin	$20,000	$-	$110,000	$-	$-	$130,000
Paul Mangano	$20,000	$-	$110,000	$-	$-	$130,000
Elisabeth Preston(3)	$15,000	$-	$261,000	$-	$-	$276,000

Notes

(1) Represents the grant value of RSU awards, based on the closing price of the Common Shares on the TSXV on the grant date.

(2) Represents the grant value of the option awards, using the Black-Scholes option model. For the key inputs used in this valuation mode, refer to Note 16 of the audited financial statements for the year ended September 30, 2021.

(3) Mrs. Preston retired from the Board on May 18, 2022.

Outstanding Equity Awards at September 30, 2021

The following table shows all compensation securities granted to our independent directors during Fiscal 2021.

	Option-based awards					Share-based awards
	Fiscal Year award granted	Number of securities underlying unexercised options (1)	Option exercise price	Option expiration date	Value of unexercised in the money options(2)	Number of shares or units of shares that have not vested	Market or payout value of share-based awards that have not vested (3)	Market or payout value of vested share-based awards not paid out or distributed
John McCoach	2021	3,571	$67.90	12/15/2025	$250,000	-	$-	$-
	2018	306	$32.90	6/15/2023	$32,142	-	$-	$-
Paul Fortin	2021	3,571	$67.90	12/15/2025	$250,000	-	$-	$-
Paul Mangano	2021	3,571	$67.90	12/15/2025	$250,000	-	$-	$-
Elisabeth Preston	2021	4,285	$124.60	2/23/2026	$57,000	-	$-	$-
Total		15,304			$839,142	-	$-	$-

Notes:

(1) The 2021 stock option grants to the directors vest over two (2) years. The 2018 stock option granted to Mr. McCoach has fully vested.

(2) Based on the difference between the exercise price of the option and $137.90, the closing price of the Common Shares on the TSXV on September 30, 2021.

(3) Based on $137.90, the closing price of the Common Shares on the TSXV on September 30, 2021.

There was no exercise of options during Fiscal 2021.

Equity Compensation Plans

On February 10, 2021, our Board adopted a new LTIP, which was approved by our shareholders on March 31, 2021 and on April 9, 2021 by the TSXV.  Our LTIP was subsequently amended to conform with the new TSXV policy issued on November 24, 2021 in relation to security based compensation.  Our shareholders approved this amended LTIP on March 31, 2022, which was subsequently approved by the TSXV on April 14, 2022.

The maximum number of Common Shares issuable under our LTIP for stock options is 10% of our issued and outstanding Common Shares, subject to adjustment or increase pursuant to the terms of the LTIP. Any stock options that have been cancelled, repurchased, expired, or exercised will again be available under the LTIP. At June 30, 2022, we had 60,138 outstanding stock options, leaving 14,017 stock options available for future grants.

Additionally, the maximum number of Common Shares issuable under our LTIP in respect of RSUs, DSUs, SARs, and PSUs (collectively “Share Units”) is 60,381. At June 30, 2022, we had 36,370 outstanding Share Units, and 15,788 Share Units available for future grants. Refer to Note 12 of our Q3 Fiscal 2022 FS.

The following is a summary of the salient terms of the equity-based awards available under our amended LTIP. For a more fulsome disclosure of our LTIP, a copy of our amended LTIP is available on SEDAR website at www.sedar.com.

Stock Options

Key Employees, Directors, Consultants and Persons performing Investor Relations Services (as such terms are defined in the LTIP) are eligible to receive grants of stock options to acquire Common Shares at the time of employment or contract, if applicable, and thereafter as determined by the Board.

Restricted Share Units

Key Employees, Directors and Consultants, are eligible to receive grants of RSUs, entitling the holder to receive one Common Share for each RSU, subject to restrictions as the Board may, in its sole discretion, establish in the applicable award agreement. The Board believes the granting of RSUs creates long-term incentive, a sense of ownership and an alignment of the recipients' interests with those of our shareholders and stakeholders. The granting of RSUs is intended to reward those executives who are responsible for our management and growth and to encourage such executives to develop a long-term vision for us to operate in a manner to maximize shareholder value. By using vesting periods for RSUs in addition to other restrictions, this compensation element is also designed to support long term retention of valuable Key Employees and Directors as well as provide an incentive for the achievement of specific milestones, if applicable.

Performance Share Units

Key Employees, Directors, and Consultants are eligible to receive grants of PSUs, entitling the holder to receive one Common Share for each PSU, subject to the achievement or attainment of specific performance criteria ("Performance Criteria") within a specific period ("Performance Cycle"). The number of PSUs and the Performance Criteria which must be satisfied in order for the PSUs to vest and the Performance Cycle in respect of such PSUs shall be specified in the applicable award agreement. The Board believes the granting of the PSUs incentivizes the attainment of specific goals which support our overall strategies and creates a sense of ownership and an alignment of the recipients' interests with those of our shareholders and stakeholders. The granting of PSUs is intended to reward those executives who are responsible for our management and growth and to encourage such executives to develop a long-term vision for us to operate in a manner to maximize shareholder value. By using vesting periods for PSUs in addition to other restrictions, this compensation element is also designed to support long-term retention of valuable employees as well as provide an incentive for the achievement of specific milestones, if applicable.

Deferred Share Units

Key Employees and Directors are eligible to receive grants of DSUs. Directors may elect to receive any part or all of their fees payable in respective of their position as a director as DSUs. Each holder of a DSU is entitled to receive one Common Share for each DSU. The Board believes the granting of DSUs creates long-term incentive, a sense of ownership and an alignment of the recipients' interests with those of our shareholders and Stakeholders. The granting of DSUs is intended to reward directors who are responsible for oversight of our management and growth and to encourage such directors to maintain a long-term vision for us to operate in a manner to maximize shareholder value.

Stock Appreciation Rights

Key Employees, Directors, and Consultants are eligible to receive grants of SARs, entitling the recipient to receive a payment in Common Shares equal to the current market price less the grant price of the SAR as determined by the Board at the time of the grant for each SAR. Notwithstanding the foregoing, the Board may, in its sole discretion, satisfy payment of the entitlement in cash rather than in Common Shares. The granting of SARs is intended to reward those executives who are responsible for our management and growth and to encourage such executives to develop a long-term vision for us to operate in a manner to maximize shareholder value. By using vesting periods for SARs, this compensation element is also designed to support long-term retention of valuable employees as well as provide an incentive for the achievement of specific milestones, if applicable.

Vesting Provision

No award issued under the LTIP, other than Options, may vest before the date that is one year following the date it is granted or issued. Notwithstanding this provision, vesting may be accelerated for a Participant who dies or who ceases to be an eligible Participant under the LTIP in connection with a change of control, take-over bid, RTO, or other similar transaction.

For Options grants to Investor Relations service providers, vesting must be over a period of not less than one year, with no more than 25% of such options vesting in any three months.

Modification of an Award

Any adjustment, other than as noted in section 4.3 Anti-Dilution of the LTIP, to award granted or issued under our LTIP must be subject to the prior acceptance of the TSXV, including adjustments related to an amalgamation, merger, arrangement, reorganization, spin-off, dividend, or recapitalization.

Further, any decrease in the exercise price of or extension to stock options granted to individuals that are Insiders at the time of the proposed amendment is subject to disinterested shareholder approval.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the securities authorized for issuance under our LTIP as of December 6, 2022.

Equity Compensation Plans Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining to be issued under Equity Compensation Plans (excluding securities listed in column (a)) (c)
LTIP	Share units: 16,347 Options: 57,102	Share units: $nil Options: $84.00	Share units: 27,503 Options: 20,588
Equity Compensation Plans not approved by the holders	n/a	n/a	n/a

Board Practices

Each of our directors will hold office until the next annual general meeting of our shareholders or until his or her office is earlier vacated, in accordance with our Articles of Incorporation (the "Articles") and the BCBCA. Each of our officers serves at the pleasure of our Board. Please also refer to Directors and Senior Management above for further details regarding the periods of service of each of our current directors and officers.

As of September 30, 2021, we did not have any service contracts with any of our independent directors.

Board Nomination

The identification of potential candidates for nomination as our directors is carried out by all directors, who are encouraged to participate in the identification and recruitment of new directors. Potential candidates are primarily identified through referrals and business contacts.

Audit Committee

The Audit Committee's Charter

Our directors have adopted a Charter for the Audit Committee, which sets out the Audit Committee's mandate, organization, powers and responsibilities. As we are considered a "venture issuer" for the purposes of applicable Canadian securities laws, it is exempted from certain requirements pertaining to committee composition and reporting obligations. The full text of our Audit Committee Charter is available on request from us.

Composition of the Audit Committee

The members of the Audit Committee are John McCoach (Chairman), Paul Fortin, and Paul Mangano. All members are independent (as defined in National Instrument 52-110 - Audit Committees ("NI 52-110") adopted by the Canadian Securities Administrators), and all members are financially literate (as defined in NI 52-110). The Audit Committee meets regularly on at least a quarterly basis. The members of the Audit Committee do not have fixed terms and are appointed and replaced from time to time by resolution of the Board.

Relevant Education and Experience

All of the Audit Committee members are senior-level professionals with experience in financial matters; each has a broad understanding of accounting principles used to prepare financial statements and varied experience as to general application of such accounting principles. Further, John McCoach has served on other Audit Committees of reporting issuers and was previously the President of the TSXV.

For further relevant education and experience of Messrs. McCoach, Fortin, and Mangano, refer to their respective biographies in Directors, Senior Management and Employees.

Audit Committee Oversight

At no time during this past fiscal year have any recommendations by the Audit Committee respecting the appointment and/or compensation of our external auditors not been adopted by the Board.

Pre-Approval Policies and Procedures

Under its charter, the Audit Committee is required to pre-approve all non-audit services to be performed by the external auditors in relation to us, together with approval of the engagement letter for such non-audit services and estimated fees thereof. The pre-approval process for non-audit services will also involve a consideration of the potential impact of such services on the independence of the external auditors.

Employees

The following table sets forth the number of employees we had at the end of each fiscal period:

Year	Full Time	Part Time	Total
Fiscal 2019	6	nil	6
Fiscal 2020	10	nil	10
Fiscal 2021	17	0.6	17.6
Q3 Fiscal 2022	18	0.6	18.6

None of our employees are members in a labor union.

Share Ownership

As of December 6, 2022, our directors and executive officers, as a group, beneficially owned a total of 294,820 Common Shares, representing beneficial ownership of 28.73% of the Common Shares.

The table below sets forth the number of Common Shares beneficially owned by our directors and executive officers as of December 6, 2022. The persons listed below are deemed to be the beneficial owners of Common Shares underlying options, RSUs, and warrants that are exercisable within 60 days from the above date, including “out-of-the money” options. The percentages shown below are based on 780,873 outstanding Common Shares as of December 6, 2022, plus 245,349 Common Shares underlying options, RSUs and warrants that are exercisable within 60 days for the indicated beneficial owner for an aggregate total of 1,026,222.

Shareholdings of Directors and Executive Officers

Name of Beneficial Owner	Common Shares Held	Exercisable Options	RSUs	Common Shares Upon Exercise of Warrants	Number of Common Shares Beneficially Owned	Percent of Outstanding Common Shares
David Luxton (1)	68,579	714	-	33,648	102,943	10.03%
Jeffrey MacLeod (2)	141,360	714	3,000	12,000	157,074	15.31%
John McCoach	1,898	3,877	-	201	5,977	0.58%
Paul Mangano	4,610	3,571	-	11	8,193	0.80%
Paul Fortin	100	3,571	-	11	3,682	0.36%
Steven Archambault	3,697	6,071	-	977	10,746	1.05%
Richard Bowes	619	5,357	228	-	6,205	0.60%
Total	220,863	23,875	3,228	46,848	294,820	28.73%

Notes:

(1) Includes 68,032 Common Shares, 714 exercisable options, and 2,354,418 exercisable warrants for 33,634 common shares held by his private company, DEFSEC Corporation.

(2) Common Shares are held by his private company, 2573685 Ontario Inc. Exercisable options and warrants are held by Mr. MacLeod.

Refer to section titled, Compensation, for the details of the options held by our directors and executive officers as at September 30, 2021. We have since not granted any further options.

We do not have any other equity arrangements for involving employees in our capital, except for the grant of Security-Based Compensation Awards pursuant to our LTIP at the discretion of the Board.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Major Shareholders

To our best knowledge, the following are our only shareholders that beneficially own, directly or indirectly, or exercise control over, shares carrying more than 5% of the outstanding voting rights attached to our Common Shares as at December 6, 2022.

Name of Shareholder	Number of Common Shares	Percentage of Common Shares
2573685 Ontario Inc.(1)	141,360	18.2%
DEFSEC Corporation (2)	68,579	8.8%
SOL Global Investments Corp. (3)	119,250	8.7%

Notes:

(1) A private holding company owned 50% by our President and CEO and 50% by his spouse.

(2) Includes 547 Common Shares held by our Executive Chairman.

(3) A holding company listed on the Canadian Securities Exchange (stock symbol: SOL). As reported on www.sedi.ca.

Major changes in the last three years in the percentage ownership of persons who beneficially own 5% of the outstanding voting rights attached to our Common Shares were:

  On April 29, 2021, as a result of acquiring PARA OPS from DEFSEC, we issued 14,285 Common Shares (and 500,000 warrants exercisable for an aggregate of 7,142 Common Shares). DEFSEC’s equity ownership in us increased accordingly.
  On September 10, 2021, SOL Global Investments Corp. announced its equity ownership of our Common Shares for the first time, reporting 9.6% equity ownership and 10.3% on a partially diluted basis. On December 31, 2021, SOL Global Investments Corp held 77,142 Common Shares and 400,000 warrants exercisable for an aggregate of 5,714 Common Shares. On March 9, 2022, SOL Global Investments announced that it had reduced their Common Share holdings in KWESST to less than 10% of our total outstanding Common Shares.

Our major shareholders do not have different voting rights from other shareholders. At June 30, 2022 there were a total of 55 record holders of our Common Shares, of which nine record holders were resident in the United States, holding a total of 12,033 Common Shares, based on available information. This number represents approximately 1.6% of our total issued and outstanding Common Shares at that date.

We are a publicly owned company, and our Common Shares are owned by Canadian residents, United States residents, and residents of other countries. To our knowledge, we are not directly owned or controlled by another corporation, any foreign government or any other natural or legal person(s), whether severally or jointly. We are not aware of any arrangement, the operation of which may result in a change of control of us.

Related Party Transactions

To our knowledge, none of our directors or executive officers, nor any of our subsidiaries or insiders, nor any of our shareholders owning more than 10% of our voting shares, and no person with ties to any of the aforementioned, nor any member of the same group, has had or expects to have an interest in any transactions concluded since the beginning of Fiscal 2019 that has had or could have a material impact on us, or in any projected transactions, except as described below.

DEFSEC Purchase Agreement

The entering into the DEFSEC Purchase Agreement by us was considered to be a "related-party transaction" for purposes of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101") and Policy 5.9 - Protection of Minority Security Holders in Special Transactions of the TSXV. We relied on exemptions from the formal valuation and minority shareholder approval requirements available under MI 61-101. We were exempt from the formal valuation requirement in section 5.4 of MI 61-101 in reliance on sections 5.5(a) and (b) of MI 61-101 as the fair market value of the transaction was not more than the 25% of our market capitalization, and no securities of ours were listed or quoted for trading on prescribed stock exchanges or stock markets. Additionally, we were exempt from minority shareholder approval requirement in section 5.6 of MI 61- 101 in reliance on section 5.7(a) as the fair market value of the transaction was not more than the 25% of our market capitalization. The transaction was reviewed and approved by our independent directors and we obtained approval from over 51% of disinterested shareholders. Further, on February 19, 2021, the TSXV conditionally approved this asset acquisition. We closed the LEC Technology acquisition shortly after closing the April 2021 Private Placement.

Employment and Consulting Agreements

We have entered into a professional services agreement with DEFSEC to obtain Executive Chairman services from David Luxton and employment agreements with Jeffrey MacLeod, Steven Archambault and Richard Bowes (see Compensation - Employment and Consulting Agreements).

Voting Agreement

On September 14, 2020, we entered into a voting agreement with Messrs. Luxton and MacLeod, pursuant to which Messrs. Luxton and MacLeod agreed to vote the voting securities of us they own and exercise voting control over to ensure that the following individuals are members of our Board of Directors: Mr. Luxton, Mr. MacLeod, one person nominated by Mr. Luxton who is from the capital markets industry, one independent person nominated by Mr. Luxton and one independent person nominated by Mr. MacLeod. Further, Messrs. Luxton and MacLeod irrevocably appointed our President as their proxy and granted our President power of attorney to vote their voting securities in a manner described in the voting agreement should either Mr. Luxton or Mr. MacLeod fail to vote or attempt to vote in a manner inconsistent with the voting agreement. This voting agreement expired on March 31, 2022.

Related Party Loans

During Fiscal 2021, we repaid all prior related party loans. Refer to Note 11 of the audited consolidated financial statements for Fiscal 2021 for further details.  There were no new related party loans for YTD Fiscal 2022 except for $74,000 of Unsecured Loans provided by certain directors and officers (Messrs. Luxton, Mangano, Fortin, McCoach, and Archambault). See Liquidity and Capital Resources - Recent Sources and Uses of Financing.

Other Related Party Transactions

From January 28, 2021, to June 24, 2022, the CEO and sole shareholder of SageGuild agreed to serve as director for our United States subsidiary, KWESST Defense Systems U.S. Inc, and as a result SageGuild was a related party to KWESST for this period. We previously entered into a consulting agreement with SageGuild in March 2020 to provide business development services in the United States. This consulting agreement, including compensation, was not modified as a result of the above. At the time, SageGuild was not a related party and the terms of this consulting agreement were negotiated at arm's length. From January 1, 2021, to September 30, 2021, the total compensation (cash and share-based) amounted to $339,309.  For the three and nine months ended June 30, 2022 the total compensation was $81,761 and $251,809 respectively.  Effective June 24, 2022, our Executive Chairman replaced SageGuild's CEO as the acting CEO and director for KWESST Defense Systems U.S. Inc. and therefore from this date SageGuild is no longer a related party.

For other immaterial related party transactions, refer to Note 11 of the audited consolidated financial statements for Fiscal 2021 and Note 9 of Q3 Fiscal 2022 FS.

FINANCIAL INFORMATION

Consolidated Statements and Other Financial Information

Financial Statements

See section titled, Financial Statements.

Our unaudited consolidated financial statements as at and for the three and nine months ended June 30, 2022, and 2021, our audited consolidated financial statements as at and for the year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019, as required under this section, are attached hereto and found immediately following the text of this Prospectus. The audit reports of Kreston GTA LLP and KPMG LLP are included therein immediately preceding the financial statements and schedules.

Legal Proceedings

We are not and have not been a party to any legal proceedings and are not aware of any such proceedings known to be contemplated.

Dividend Policy

We have not, for any of the three most recently completed fiscal years or our current fiscal year, declared or paid any dividends on our Common Shares, and do not currently have a policy with respect to the payment of dividends. For the foreseeable future, we anticipate that we will not pay dividends but will retain future earnings and other cash resources for the operation and development of our business. The payment of dividends in the future will depend on our earnings, if any, our financial condition, and such other factors as our directors consider appropriate.

Significant Changes

Except as otherwise disclosed in this Prospectus, there have been no significant changes in our financial condition since the most recent audited consolidated financial statements for the year ended September 30, 2021, and the unaudited consolidated interim financial statements for the three and nine months ended June 30, 2022.

MARKET FOR OUR COMMON SHARES

Our Common Shares are listed and posted for trading on the TSXV under the trading stock symbol “KWE.V,” were quoted on the OTCQB under the stock symbol “KWEMF” before the Up-Listing and listed on the Frankfurt Stock Exchange under the stock symbol of “62U”.  Our Common Shares and the Warrants being offered  have been approved for trading on Nasdaq under the symbol “KWE” and “KWESW”, respectively, and commenced trading on December 7, 2022.

There is no established trading market for the Pre-funded Warrants. We do not expect a market for such securities to develop. In addition, we do not intend to apply for the listing of the Pre-funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

As of December 6, 2022, our authorized capital consisted of an unlimited number of Common Shares and consisted of 780,873 Common Shares outstanding, after giving effect to the Reverse Split, and there were approximately 65 record holders of our Common Shares. Our Common Shares are issued in registered form and the transfer of our Common Shares is managed by our transfer agent, TSX Trust Company, 301 - 100 Adelaide St. W., Toronto, ON, M5H 4H1 (Tel: (416) 342-1091). The Warrants being sold in the offering will be issued in electronic book-entry form to the investors and the warrant agent is Continental Stock Transfer & Trust.

For additional details regarding our Common Shares see Share Capital and for additional details regarding the Warrants see Warrants.

DILUTION

All share-related information presented in this section gives effect to the Reverse Split.

If you invest in our Common Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per Common Share (assuming no value is attributed to the Warrants) and the as adjusted net tangible book value per Common Share immediately after the closing of this offering (assuming no value is attributed to the Warrants). Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Shares. As of June 30, 2022, our net tangible book value was negative USD$2.7 million or USD$(3.52) per share and our net tangible book value adjusted for the Pre-IPO equity and debt transactions (see Capitalization and Indebtedness), was negative USD$2.4 million, or USD($3.12) per share, using the exchange rate of USD$1.00 per CAD$1.30.

After giving further effect to the Reverse Split, the net proceeds from our sale of 2,500,000 Common Shares in this offering (3,226,392 including the Canadian Offering) at the public offering price of USD$4.13 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and anticipated loan repayments, our as adjusted net tangible book value as of June 30, 2022, would have been USD$7.1 million, or USD$2.18 per share (USD$9.2 million or USD$2.29 including the Canadian Offering), assuming no value is attributed to the Warrants and no Pre-funded Warrants are sold in the offering. This represents an immediate increase in as adjusted net tangible book value of USD$5.30 per share (USD$5.41 including the Canadian Offering) to our existing shareholders and an immediate dilution of USD$1.95 per share (USD$1.84 per share including the Canadian Offering) to investors purchasing Common Shares in this offering.

We calculate dilution per share to new investors by subtracting the as adjusted net tangible book value per share from the public offering price paid by the new investor. The following table illustrates the dilution to new investors on a USD per share basis:

As of June 30, 2022
	Current	As adjusted for Pre-IPO transactions (1)	As adjusted for IPO, Net of Loan Repayment(1)	As adjusted for IPO and Canadian Offerings, net of Loan Repayments(1)
Public offering price per share			$4.13	$4.13
Historical net tangible book value per share as of June 30, 2022	$(3.52)	$(3.52)	$(3.52)	$(3.52)
Increase in as adjusted net tangible book value per share attributable to pre-IPO transactions		$0.40	$0.40	$0.40
Increase in as adjusted net tangible book value per share attributable to this offering			$5.30	$5.41
As adjusted net tangible book value per share after this offering	$(3.52)	$(3.12)	$2.18	$2.29
Dilution in as adjusted net tangible book value per share in this offering			$1.95	$1.84

(1) See Capitalization and Indebtedness.

If the underwriter’s Over-Allotment Option is exercised in full, the as adjusted net tangible book value per share after giving effect to this offering would be USD$2.35 per share (USD$2.42 per share including the Canadian Offering), representing an immediate increase to existing shareholders of USD$5.47 per share (USD$5.54 per share including the Canadian Offering), and immediate dilution to new investors in this offering of USD$1.78 per share (USD$1.71 per share including the Canadian Offering)

The following table summarizes, on the as adjusted basis described above as of June 30, 2022, the differences between the existing shareholders and the new investors in this offering with respect to the number of shares, including shares represented by shares purchased from us, the total consideration paid to us and the average price per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

	Shares Issued		Total Consideration		Average Price Per
	Number	Percent	Amount (USD$)	Percent	Share (USD$)
Existing shareholders	772,627	19%	16,510,555	55%	$21.37
IPO investors	2,500,000	63%	10,325,000	35%	$4.13
Canadian investors	726,392	18%	3,000,000	10%	$4.13
Total	3,999,019	100%	29,835,555	100%	$7.46

The foregoing calculations as of December 6, 2022 (USD$ equivalent is based on a conversion rate of $1.3649):

  assumes no exercise by the underwriter of its Over-Allotment Option;

  assumes no exercise of the Underwriter Warrants;

  assumes no exercise of Canadian Compensation Options;

  assumes no exercise of any of the Warrants sold in the offering;

  assumes no exercise of warrants to purchase 191,673 Common Shares  at a weighted average exercise price of $54.25 (USD$39.75) per share;

  excludes 57,102 Common Shares issuable upon the exercise of outstanding but unexercised stock options to purchase our Common Shares, under our LTIP, at a weighted average exercise price of $84.00 (USD$61.54) per share;

  excludes 837 Common Shares issuable upon the conversion of 837 agent option units at an exercise price of $87.50 (USD$64.11) per share, each unit comprised of one Common Share and seventy warrants exercisable at $1.75 (USD$1.28) per 0.01428571 common shares (70 warrants for one common share); (issued to PI Financial Corp. pursuant to the Compensation Options agreement dated April 29, 2021, in connection with the April 2021 Private Placement);

  excludes 54,073 Common Units upon the repayment of the Second Loan by way of issuance of 54,073 Common Shares and 54,973 warrants to purchase Common Shares at an exercise price of US$5.00 per share, subject to the closing of this Offering and final TSX Venture Exchange approval, and excludes 16,346 Common Shares issuable upon the conversion of 13,689 RSUs, and 2,657 SARs under our LTIP.

SHARES ELIGIBLE FOR FUTURE SALE

All share-related information presented in this section gives effect to the Reverse Split.

Future sales of substantial amounts of our Common Shares and/or Warrants in the public market, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. The majority of the outstanding Common Shares have been outstanding for many years and will be available for sale at any time after this offering. Therefore, there may be sales of substantial amounts of our Common Shares in the public market after the completion of this offering, which may adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, 3,280,873 Common Shares and 15,917,156 Warrants exercisable for an aggregate of  2,691,673 Common Shares will be outstanding (or 4,007,265 Common Shares and 16,643,548 Warrants exercisable for an aggregate of 3,418,065 Common Shares including the Canadian Offering). Of these securities, 2,500,000 Common Shares (or 2,875,000 Common Shares if the underwriter exercises in full its Over-Allotment Option) and all the Warrants sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any Common Shares or Warrants purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the Common Shares that will be outstanding, approximately 780,873 Common Shares and approximately 13,417,156 warrants, exercisable for an aggregate of 191,673 Common Shares are “restricted securities” as defined in Rule 144. Restricted Common Shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144. As a result of the 90-day lock-up period described below, the Common Shares subject to lock-up arrangements will be available for sale in the public market only after 90 days from the date of this Prospectus (generally subject to resale limitations).

Rule 144

In general, a person who has beneficially owned restricted Common Shares for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, the sale (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale (iii) we have filed all reports and other materials required by the Exchange Act during the preceding 12 months and (iv) one year has elapsed from the initial filing of this Prospectus with the SEC. Persons who have beneficially owned restricted shares of our Common Shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, the sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of the following:

  1% of the number of Common Shares then outstanding, which will equal approximately 17,393 Common Shares immediately after this offering; or
  the average weekly trading volume of our Common Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and that such sales must also comply with the manner of sale and notice provisions of Rule 144, to the extent applicable.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases Common Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Common Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Lock-up Agreements

The Company, each of our directors and executive officers, and certain shareholders who own 5% or more of our outstanding Common Shares have agreed not to or are otherwise restricted in their ability to offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Shares, Warrants, or any securities convertible into or exchangeable or exercisable for Common Shares, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the Common Shares, for a period of 90 days after the date of this Prospectus, without the prior written consent of the underwriter. Notwithstanding the foregoing, prior written consent is not required for the following transactions assuming certain criteria are met: securities purchased in open market transactions after the IPO; transfers of securities as bona fide gifts, by will or intestacy or to a family member or trust for the benefit of a family member; transfers of securities to a charity or educational institution; certain transfers made by corporations, partnerships, limited liability company or other business entity; transfers to a trustee or beneficiary of a trust, if the lock-up party is a trust; receipt of Common Shares in connection with an employment arrangement or upon vesting or exercise of a security issued under an incentive plan of the Company or transfer of securities to cover tax obligations in connection with cashless vesting or exercise of securities; establishment of a Rule 10b5-1 trading plan; the exercise, exchange or conversion of securities for Common Shares; transfers by operation of law; transfers pursuant to a change in control transaction where an offer is made to all holders of Common Shares. See Underwriting. The underwriter does not have any present intention or arrangement to release any Common Shares subject to lock-up arrangements prior to the expiration of the 90-day lock-up period.

UNDERWRITING

We have entered into an underwriting agreement, dated, December 6, 2022, with ThinkEquity LLC, acting as the sole book-running manager and underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to it, the number of Common Units listed next to its name at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this Prospectus and as indicated below:

Underwriter:	Number of Common Units
ThinkEquity LLC	2,500,000
Total:	2,500,000

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Common Units and Pre-funded Units offered by this Prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The Common Units and Pre-funded Units are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by the underwriter. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the Common Units and Pre-funded Units offered by this Prospectus if any such securities are taken.

We have agreed to indemnify the underwriter and certain of its affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), among others, against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Discounts and Commissions

The underwriter proposes to offer the Common Units and Pre-funded Units directly to the public at the public offering prices set forth on the cover page of this Prospectus. After the offering to the public, the offering prices and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter. Any Common Units and Pre-funded Units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of USD$0.1652 per Unit and Pre-funded Unit.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting commissions are 7.5% of the public offering price. We have also agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the gross proceeds received at the closing of the offering.

	Common Unit	Total Without Over-Allotment Option	Total With Full Over-Allotment Option(1)
Public offering price	USD$4.13	USD$10,325,000	USD$11,873,750
Underwriting discount (7.5%)	USD$0.30975	USD$774,375	USD$890,531
Non-accountable expense allowance (1%)	USD$0.0413	USD$103,250	USD$103,250
Proceeds, before expenses, to us	USD$3.77895	USD$9,447,375	USD$10,879,969

(1)Assumes Over-Allotment Option is exercised in full for Common Shares.

We have also agreed to pay certain of the underwriter's expenses relating to the offering, including the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, in an amount not to exceed USD$3,000; the fees and expenses of the underwriter's legal counsel not to exceed USD$125,000; the USD$29,500 cost associated with the use of Ipreo's book building, prospectus tracking and compliance software for the Offering; up to USD$5,000 for data services and communications expenses; up to USD$5,000 of underwriter's actual accountable "road show" expenses; and up to USD$30,000 of the underwriter's market making and trading, and clearing firm settlement expenses for the Offering. Notwithstanding the foregoing,  the aggregate expenses reimbursable by the Company to the underwriter pursuant to this paragraph shall not to exceed USD$150,000 without the Company's prior written consent. Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately USD$1.0 million.

Over-Allotment Option

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to 375,000 Common Shares and/or up to 375,000 Pre-funded Warrants and/or up to 375,000 Warrants, in each case, solely to cover over-allotments, if any.  The purchase price to be paid per additional Common Share or Pre-funded Warrant by the underwriter shall be equal to the public offering price of one Common Unit or one Pre-funded Unit, as applicable less underwriting discount, and the purchase price to be paid per additional Warrant by the underwriter shall be USD$0.00001.

Underwriter Warrants

Upon closing of this offering, we have agreed to issue to the underwriter, or its designees, as compensation, Underwriter Warrants to purchase up to 143,750 Common Shares, which is equal to 5% of the aggregate number of Common Shares (or in lieu thereof the Pre-funded Warrants) sold in this offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price Common Unit in this offering. The Underwriter Warrants are exercisable at any time and from time to time, in whole or in part, during the four and a half year period commencing 180 days from the effective date of the registration statement of which this Prospectus is a part.

The Underwriter Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The underwriter (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these Warrants or the Common Shares underlying these Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Warrants or the underlying Common Shares for a period of 180 days from the effective date of the registration statement. In addition, the Underwriter Warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the Common Shares issuable on exercise of the Underwriter Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of Common Shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Underwriter Warrant exercise price or underlying Common Shares will not be adjusted for issuances of Common Shares at a price below the Underwriter Warrants' exercise price.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We, our executive officers and directors, and certain of our shareholders, have agreed pursuant to “lock-up” agreements not to, or are subject to other restrictions so that they may not, without the prior written consent of the underwriter, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any Common Shares (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our Common Shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or any other of our securities or publicly disclose the intention to do any of the foregoing for a period of 90 days from the date of this Prospectus. Notwithstanding the foregoing, prior written consent is not required for the following transactions assuming certain criteria are met: securities purchased in open market transactions after the IPO; transfers of securities as bona fide gifts, by will or intestacy or to a family member or trust for the benefit of a family member; transfers of securities to a charity or educational institution; certain transfers made by corporations, partnerships, limited liability company or other business entity; transfers to a trustee or beneficiary of a trust, if the lock-up party is a trust; receipt of Common Shares in connection with an employment arrangement or upon vesting or exercise of a security issued under an incentive plan of the Company or transfer of securities to cover tax obligations in connection with cashless vesting or exercise of securities; establishment of a Rule 10b5-1 trading plan; the exercise, exchange or conversion of securities for Common Shares; transfers by operation of law; transfers pursuant to a change in control transaction where an offer is made to all holders of Common Shares.

Right of First Refusal

We have granted the underwriter a right of first refusal, for a period of twelve (12) months from the closing of the offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the underwriter's sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a "Subject Transaction"), or any successor (or any of our subsidiaries), on terms and conditions customary to the underwriter for such Subject Transactions.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriter may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriter option to purchase additional securities in the offering. The underwriter may close out any covered short position by either exercising the Over-Allotment Option to purchase securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option to purchase securities. "Naked" short sales are sales in excess of the Over-Allotment Option to purchase securities. The underwriter must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of securities made by the underwriter in the open market before the completion of the offering.

The underwriter makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter. The underwriter may agree to allocate a number of securities for sale to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of this Prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriter and/or its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it will receive customary fees and commissions. However, except as disclosed in this Prospectus, we have no present arrangements with the underwriter or any of its affiliates for any further services.

Pricing of the Offering

The public offering price was determined by negotiations between us and the underwriter. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriter can assure investors that an active trading market for the securities will develop or that, after the offering, the securities will trade in the public market at or above the public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this Prospectus in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

  to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

  to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be affected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

  to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

  in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

  Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

  made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

  in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Canadian Underwriting Agreement

In connection with the Canadian Offering, we have agreed to pay the Canadian Underwriter a cash commission equal to 7.0% of the gross proceeds from the sale of the Canadian Units. We have also agreed to issue to the Canadian Underwriter as additional consideration for the Canadian Offering, that number of non-transferable options as is equal to 7.0% of the Canadian Units sold pursuant to the Canadian Offering (the “Canadian Compensation Options”). Each Canadian Compensation Option is exercisable to purchase one Canadian Unit at the Offering Price for a period of 24 months from the closing date of the Canadian Offering. The Canadian Underwriter has not been granted an over-allotment option in connection with the Canadian Offering.

DESCRIPTION OF SECURITIES

Common Units

Each Common Unit being offered in this offering consists of one Common Share and one Warrant, each Warrant exercisable for one Common Share. The Common Shares and Warrants that are part of the Common Units are immediately separable and will be issued separately in this offering, although they will have been purchased together in this offering.

Pre-funded Units

Each Pre-funded Unit being offered in this offering consists of one Pre-funded Warrant and one Warrant, each Pre-funded Warrant and Warrant is exercisable for one Common Share. The Pre-funded Warrants and Warrants that are part of the Pre-funded Units are immediately separable and will be issued separately in this offering, although they will have been purchased together in this offering.

Share Capital

Authorized Capital

We are authorized to issue an unlimited number of Common Shares, without par value. As of June 30, 2022, there were 745,530 Common Shares outstanding after giving effect to the Reverse Split. Refer to Information on the Company - History and Development of the Company, for the equity offerings we have made over the last three financial years.

A reconciliation of the number of Common Shares outstanding at the beginning and end of Fiscal 2021 can be found in Note 16(a) of our audited consolidated financial statements for Fiscal 2021 and for the nine months ended June 30, 2022 can be found in Note 12(a) of our Q3 Fiscal 2022 FS.

We also have disclosed the rights, preferences and restrictions attached to our Common Shares under, Memorandum and Articles of Association.

Stock Options

As of June 30, 2022, there were options outstanding to purchase a total of 60,138 of Common Shares after giving effect to the Reverse Split, which have been issued to our directors, officers, employees, and consultants pursuant to the terms and conditions of our LTIP, which is described in detail under Compensation - Equity Compensation Plan. The number of options, expiry date and exercise prices of options granted to our directors and officers are presented in Share Ownership.

Escrowed Securities

Except as otherwise described below, to our knowledge and as of the date of this Prospectus, none of the Common Shares are being held in escrow. The holders of the escrowed Common Shares have voting power over such securities.  Once released by the TSX Trust Company, the holders also have dispositive power over such securities.

Designation of Class	Number of securities held in escrow (11)	Percentage of class(1)
Common Shares(2)	1,376 (3)	0.2%
Company 2024 Warrants(4)	2,750,000 (5)	5.0%
Common Shares(4)	113,435 (6)(7)	14.5%
Common Shares(8)	15,000 (9)	1.9%
Company 2024 Warrants(8)	1,050,000 (10)	1.9%

Notes:

(1) Based on the number of outstanding Common Shares as of December 6, 2022.

(2) Common Shares subject to escrow conditions pursuant to a CPC escrow agreement between Foremost and TSX Trust Company under TSXV Policy 2.4 - Capital Pool Companies dated May 2, 2018 (the "CPC Escrow Agreement").

(3) Deposited with TSX Trust Company, acting as escrow agent. These Common Shares will be released from escrow as to:

No. of Securities (11)	% of Escrowed Securities	Release Date
668	15% of the escrowed Common Shares	March 18, 2023
668	15% of the escrowed Common Shares	September 18, 2023

Includes 458 escrowed Common Shares held by a director.

(4) Securities deposited in escrow pursuant to a surplus security escrow agreement between us and TSX Trust Company dated September 17, 2020 as a result of the qualifying transaction following the Amalgamation (the "Surplus Security Escrow Agreement").

(5) Deposited with TSX Trust Company, acting as escrow agent. These Company 2024 Warrants will be released from escrow as to:

No. of Securities (11)	% of Escrowed Securities	Release Date
750,000	15% of the escrowed Company 2024 Warrants	March 18, 2023
2,000,000	40% of the escrowed Company 2024 Warrants	September 18, 2023

Includes 1,650,000 and 550,000 escrowed Warrants, after giving effect to the Reverse Split, to be released to DEFSEC Corp. (private company owned by our Executive Chairman),  and President & CEO, respectively. Each warrant is exercisable for 1/70 of a Common Share.

(6) Deposited with TSX Trust Company, acting as escrow agent. These Common Shares will be released from escrow as to:

No. of Securities (11)	% of Escrowed Common Shares	Release Date
30,936	15% of the escrowed Common Shares	March 18, 2023
82,498	40% of the escrowed Common Shares	September 18, 2023

(7)  Includes 28,013, 82,108, and 2,527 escrowed Common Shares to be released to DEFSEC Corp. , 2573685 Ontario Inc., and Paul Mangano (director), respectively, after giving effect to the Reverse Split..  For greater clarity, these are included in the beneficial ownership table in Directors, Senior Management, and Employees – Share Ownership.

(8) Securities deposited in escrow pursuant to a value security escrow agreement between us and TSX Trust Company dated September 17, 2020 as a result of the qualifying transaction following the Amalgamation (the "Value Security Escrow Agreement").

(9) Deposited with TSX Trust Company, acting as escrow agent. These securities have been or will be released from escrow as to:

No. of Securities (11)	% of Escrowed Securities	Release Date
7,500	15% of the escrowed Common Shares	March 18, 2023
7,500	15% of the escrowed Common Shares	September 18, 2023

(10) Deposited with TSX Trust Company, acting as escrow agent. These securities have been or will be released from escrow as to:

No. of Securities (11)	% of Escrowed Securities	Release Date
525,000	15% of the escrowed Company 2024 Warrants	March 18, 2023
525,000	15% of the escrowed Company 2024 Warrants	September 18, 2023

(11) Each warrant is exercisable for 1/70 of a Common Share, after giving effect to the Reverse Split.

Warrants to be Issued in this Offering

The following is a brief summary of certain terms and conditions of the Warrants to be issued in this offering and are subject in all respects to the provisions contained in the Warrants.

Form. The Warrants will be issued in electronic book-entry form to the investors. You should review a copy of the form of warrant, which is filed as an exhibit to the registration statement of which this Prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants.

Exercisability. The Warrants are exercisable at any time after their original issuance, and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant. No fractional Common Shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance, 9.99%) of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to us.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Warrants is USD$5.00 per Common Share. The exercise price is also subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Shares to the holder upon exercise of the Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The Warrants being offered  have been approved for trading on Nasdaq “KWESW” and commenced trading on December 7, 2022. No assurance can be given the trading market will be maintained.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder's ownership of shares of our Common Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Warrant.

Exclusive Forum. The Form of Warrant Certificate provides that (i) legal proceedings concerning the interpretation, enforcement and defense of the Warrant will be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan and (ii) that the parties thereto irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Notwithstanding the foregoing, such exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum. See Risk Factors – Risks Related to this Offering.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby in lieu of a Common Share is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Duration and Exercise Price. Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to USD$0.01. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full or they expire. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price.

Exercisability. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). There is no expiration date for the Pre-funded Warrants. A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any Pre-funded Warrants, 9.99%) of the outstanding Common Shares immediately after exercise. Any holder may increase such percentage to any percentage not in excess of 9.99% upon at least 61 days' prior notice to us. No fractional Common Shares will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional Common Shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of such Pre-funded Warrant or round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Pre-funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of the Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Shareholder. Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder's ownership of Common Shares, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Pre-funded Warrants.

Exclusive Forum. The Form of Pre-funded Warrant Certificate provides that (i) legal proceedings concerning the interpretation, enforcement and defense of the Pre-funded Warrant will be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan and (ii) that the parties thereto irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Notwithstanding the foregoing, such exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum. See Risk Factors – Risks Related to this Offering.

ADDITIONAL INFORMATION

Memorandum and Articles of Association

Incorporation

The Company was incorporated on November 28, 2017 pursuant to the provisions of the BCBCA under the name "Foremost Ventures Corp." On September 4, 2020, the Company changed its name to "KWESST Micro Systems Inc."

Our registered and records office address is located at Suite 1510 - 789 West Pender Street, Vancouver, British Columbia, V6C 1H2, Canada. Our head office is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, K2M 2A8, Canada.

Objects and Purposes

The Articles of the Company (the "Articles") do not contain a limitation on objects and purposes.

Directors

Article 17 of the Articles deals with a directors' disclosable interest (as defined in the BCBCA) in contracts or transactions into which the Company has entered or proposes to enter. Article 17.2 provides that a director who holds such a disclosable interest is not entitled to vote on any directors' resolution to approve such contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Pursuant to the BCBCA, a director holds a disclosable interest in a contract or transaction if (a) the contract or transaction is material to the Company, (b) the Company has entered, or proposes to enter, into the contract or transaction, and (c) the director has a material interest in the contract or transaction or the director is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. Pursuant to the BCBCA, a director does not have a disclosable interest in a number of prescribed situations, including without limitation in respect of a contract or transaction merely because the contract or transaction relates to the remuneration of the director in that person's capacity as a director of the Company.

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to the Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the BCBCA, for any other purpose. The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

Article 8 of the Articles deals with borrowing powers. The Company, if authorized by the directors, may: (i) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate; (ii) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate; (iii) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and (iv) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Qualifications of Directors

The Articles do not specify a retirement age for directors.

Directors are not required to own any Common Shares of the Company.

Section 124 of the BCBCA provides that an individual is not qualified to become or act as a director of a company if that individual is:

1. under the age of 18 years;

2. found by a court, in Canada or elsewhere, to be incapable of managing the individual's own affairs;

3. an undischarged bankrupt; or

4. convicted in or out of the Province of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud, unless:

a. the court orders otherwise;

b. 5 years have elapsed since the last to occur of:

i. the expiration of the period set for suspension of the passing of sentence without a sentence having been passed;

ii. the imposition of a fine;

iii. the conclusion of the term of any imprisonment; and

iv. the conclusion of the term of any probation imposed; or

c. a pardon was granted or issued, or a record suspension ordered, under the Criminal Records Act (Canada) and the pardon or record suspension, as the case may be, has not been revoked or ceased to have effect.

A director who ceases to be qualified to act as a director of the Company must promptly resign.

Section 120 of the BCBCA provides that every company must have at least one director, and a public company must have at least three directors.

Rights, Preference and Restrictions

Holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, to attend and to cast one vote per share at such meetings. Holders of Common Shares are also entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Board at its discretion from funds legally available therefor and upon the liquidation, dissolution, or winding up of the Company are entitled to receive on a pro rata basis, the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions, and conditions attaching to any other series or class of shares ranking senior in priority. Common Shares do not carry any pre-emptive, subscription, redemption, conversion rights, sinking fund provisions, liability to further capital calls by the Company, or provisions discriminating against any existing or prospective holder of Common Shares as a result of such shareholder owning a substantial number of Common Shares.

The rights of shareholders of the Company may be altered only with the approval of the holders of two thirds or more of the Common Shares voted at a meeting of the Company's shareholders called and held in accordance with the Articles and applicable law.

Shareholder Meetings

The BCBCA provides that: (i) a general meeting of shareholders must be held in the Province of British Columbia, unless otherwise provided in the Company's Articles or as approved by ordinary resolution of shareholders; (ii) the Company must hold an annual general meeting of shareholders not later than 15 months after the last preceding annual general meeting and once in every calendar year; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at a meeting of shareholders, the directors may set a date as the record date for that determination, provided that such date shall not precede by more than 2 months (or, in the case of a general meeting requisitioned by shareholders under the BCBCA, by more than 4 months) or be less than 21 days before the date on which the meeting is to be held; (iv) a quorum for the transaction of business at a meeting of shareholders of the Company is the quorum established by the Articles (Article 11.3 of the Articles provide that the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of Common Shares entitled to vote at the meeting, are present in person; (v) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting; and (vi) the Court may, on its own motion or on the application of the Company, upon the application of a director or the application of a shareholder entitled to vote at the meeting: (a) order that a meeting of shareholders be called, held and conducted in a manner that the Court considers appropriate; and (b) give directions it considers necessary as to the call, holding and conduct of the meeting.

Limitations on Ownership of Securities

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote the Common Shares under the laws of Canada or the Province of British Columbia or in the Company's constating documents.

Change in Control

There are no provisions in the Company's constating documents or under applicable corporate law that would have the effect of delaying, deferring or preventing a change in the control of the Company, or that would operate with respect to any proposed merger, acquisition or corporate restructuring involving the Company or any of its subsidiaries.

Ownership Threshold

There are no provisions in the Company's constating documents or under applicable corporate law requiring share ownership to be disclosed. Securities legislation in Canada requires that shareholder ownership (as well as ownership of an interest in, or right or obligation associated with, a related financial instrument of a security of the Company) must be disclosed once a person beneficially owns or has control or direction over, directly or indirectly, securities of a reporting issuer carrying more than 10% of the voting rights attached to all the reporting issuer's outstanding voting securities. This threshold is higher than the 5% threshold under United States securities legislation at which shareholders must report their share ownership.

Changes to Capital

There are no conditions imposed by the Articles governing changes in the capital where such conditions are more significant than is required by the corporate laws of the Province of British Columbia for as long as the Company is a public company. Otherwise, Section 26.3 of the Articles provides that no share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Description of Capital Structure

Our authorized share structure consists of an unlimited number of Common Shares without par value, of which 745,530 Common Shares were issued and outstanding as of June 30, 2022, after giving effect to the Reverse Split. All of the issued Common Shares are fully paid and non-assessable Common Shares in the capital of the Company. The Company does not own any of its Common Shares.

Exchange Controls

Canada has no system of exchange controls. There are no Canadian governmental laws, decrees, or regulations relating to restrictions on the repatriation of capital or earnings of the Company to non-resident investors. There are no laws in Canada or exchange control restrictions affecting the remittance of dividends or other payments made by the Company in the ordinary course to non-resident holders of the Common Shares by virtue of their ownership of such Common Shares, except as discussed below under section Material United States Federal Income Tax Consequences and Material Canadian Federal Income Tax Considerations.

There are no limitations under the laws of Canada or in the organizing documents of the Company on the right of foreigners to hold or vote securities of the Company, except that the Investment Canada Act may require that a "non-Canadian" not acquire "control" of the Company without prior review and approval by the Minister of Innovation, Science and Economic Development , where applicable thresholds are exceeded. The acquisition of one-third or more of the voting shares of the Company would give rise a rebuttable presumption of an acquisition of control, and the acquisition of more than fifty percent of the voting shares of the Company would be deemed to be an acquisition of control. In addition, the Investment Canada Act provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in the Company by a non-Canadian, including non-control level investments. "Non-Canadian" generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

MATERIAL CONTRACTS

We are a party to the following contracts which management currently considers to be material to the Company and our assets and operations.

  Amalgamation Agreement
  DEFSEC Purchase Agreement
  GhostStep Technology Purchase Agreement
  CPC Escrow Agreement
  Surplus Security Escrow Agreement
  Value Security Escrow Agreement
  Unsecured Loan Agreement - March 2022
  GDMS MPSA
  GDMS SOW No. 1
  CounterCrisis Technology Subcontractor Agreement
  Unsecured Loan Agreements - August 2022

The terms and conditions of these material contracts are described below.

Amalgamation Agreement

See Note 4(b) of the audited consolidated financial statements for Fiscal 2021.

DEFSEC Purchase Agreement

See Note 4(a) of the audited consolidated financial statements for Fiscal 2021.

GhostStep Technology Purchase Agreement

See Note 4(c) of the audited consolidated financial statements for Fiscal 2021.

CPC Escrow Agreement

Upon completion of the initial public offering of Foremost on the TSXV on June 15, 2018, the Common Shares for the insiders of Foremost were subject to a three-year escrow period, to be released in in the manner described in the section Additional Information - Share Capital - Escrowed Securities.

Surplus Security Escrow Agreement

Pursuant to the TSXV Policy 5.4, at the closing of the QT certain holders of our Common Shares were subject to a three-year escrow, to be released in in the manner described in the section Additional Information - Share Capital - Escrowed Securities.

In the event we graduate from Tier 2 to Tier 1 on the TSXV, then the escrowed securities will be subject to accelerated releases in accordance with TSXV policy.

Value Security Escrow Agreement

Pursuant to the TSXV Policy 5.4, at closing of the QT certain holders of our Common Shares were subject to a three-year escrow, to be released in in the manner described in the section Additional Information - Share Capital - Escrowed Securities.

In the event we graduate from Tier 2 to Tier 1 on the TSXV, then the escrowed securities will be subject to accelerated releases in accordance with TSXV policy.

Unsecured Loan Agreement – March 2022

In March 2022, we entered into loan agreements with various lenders for gross proceeds of $2 million, bearing interest at a rate of 9% per annum, compounded monthly and not in advance, and maturing in thirteen months from closing date. As an inducement, we issued an aggregate of 14,285 bonus Common Shares to the lenders. The group of lenders was comprised of: Pender Private Debt Opportunities Fund I Limited Partnership, which provided gross proceeds of $1 million; ten different employees, directors, officers and consultants which provided gross proceeds ranging from $2,000 to $100,000 per person for aggregate gross proceeds of $192,500; and ten different arm’s length lenders which provided gross proceeds ranging from $7,500 to $150,000 per person for aggregate gross proceeds of $807,500

For further information, see Operating and Financial Review and Prospects - Liquidity and Capital Resources.

GDMS MPSA

On December 1, 2021, we entered into a Master Professional Services Agreement with General Dynamic Mission Systems – Canada. See Operating and Financial Review and Prospects – Economic Dependence.

GDMS SOW No. 1

On December 1, 2021, we entered into Schedule B-1 to Master Professional Services Agreement - Statement of Work No. (1) with General Dynamic Mission Systems – Canada. See Operating and Financial Review and Prospects – Economic Dependence.

CounterCrisis Technology Subcontractor Agreement

On July 6, 2022, we entered into a three-year contract with CounterCrisis Technology to co-implement a national Ground Search and Rescue Incident Command System for Public Safety Canada, with the Ontario Provincial Police as technical advisory stakeholder for this project. See Events in the Development of the Business - Year-to-date Fiscal 2022 Highlights.

Unsecured Loan Agreement – August 2022

On August 29 2022, we entered into two unsecured loan agreements in the amount of USD$200,000 per loan with Walleye Opportunities Master Fund Ltd. for aggregate amount of USD$400,000, bearing interest at a rate of 6% per annum, compounded monthly and not in advance, and maturing in twelve months from closing date. For further information, see Information on the Company - Events in the Development of the Business.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Dorsey & Whitney LLP, which is attached as Exhibit 8.1 to the Registration Statement of which this Prospectus forms a part, the following is a summary of the material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Common Units or Pre-funded Units acquired pursuant to this offering, the acquisition, ownership, and disposition of Common Shares acquired as part of the Common Units, the acquisition, ownership, and disposition of Pre-funded Warrants acquired as part of the Pre-funded Units, the exercise, disposition, and lapse of Warrants acquired as part of the Common Units or Pre-funded Units, the acquisition, ownership, and disposition of Common Shares received upon exercise of the Pre-funded Warrants, and the acquisition, ownership, and disposition of Common Shares received upon exercise of the Warrants (the "Warrant Shares").

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Common Units or Pre-funded Units pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants and Warrant Shares. This summary also does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, and Warrant Shares.

No ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holder

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants or Warrant Shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

  a citizen or individual resident of the Common United States;

  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the Common United States, any state thereof or the District of Columbia;

  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  a trust that (1) is subject to the primary supervision of a court within the Common United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of Common Units or Pre-funded Units pursuant to this Prospectus (whether or not any such transactions are undertaken in connection with the purchase of Common Units or Pre-funded Units pursuant to this Prospectus).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders thereof); (j) are subject to special tax accounting rules; (k) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (l) are U.S. expatriates or former long-term residents of the U.S.; (m) are subject to taxing jurisdictions other than, or in addition to, the Common United States; or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants or Warrant Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Common Units or Pre-funded Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Common Unit will be treated as the acquisition of one Common Share and one Warrant. The purchase price for each Common Unit will be allocated between these two components in proportion to their relative fair market values at the time the Common Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Common Unit will establish a U.S. Holder's initial tax basis for U.S. federal income tax purposes in the Common Share and one Warrant that comprise each Common Unit.

For this purpose, we will allocate USD$    of the purchase price for the Common Unit to the Common Share and USD$    of the purchase price for each Common Unit to the Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Common Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above.  Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Common Units.

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Pre-funded Unit will be treated as the acquisition of one Pre-funded Warrant and one Warrant. The purchase price for each Pre-funded Unit will be allocated between these two components in proportion to their relative fair market values at the time the Pre-funded Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Pre-funded Unit will establish a U.S. Holder's initial tax basis for U.S. federal income tax purposes in the Pre-funded Warrant and one Warrant that comprise each Pre-funded Unit.

For this purpose, we will allocate USD$    of the purchase price for the Pre-funded Unit to the Pre-funded Warrant and USD$    of the purchase price for each Pre-funded Unit to the Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Pre-funded Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above.  Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Pre-funded Units.

Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, we believe that a Pre-funded Warrant should be treated as a separate class of our common shares for U.S. federal income tax purposes and a U.S. Holder of Pre-funded Warrants should generally be taxed in the same manner as a holder of Common Shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant and, upon exercise, the holding period of a Pre-funded Warrant should carry over to the Common Shares received. Similarly, the tax basis of the Pre-funded Warrant should carry over to the Common Shares received upon exercise, increased by the exercise price of $0.01 per share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-funded Warrants as warrants to acquire Common Shares. If so, the amount and character of a U.S. Holder's gain with respect to an investment in Pre-funded Warrants could change, and a U.S. Holder may not be entitled to make the "QEF Election" or "Mark-to-Market Election" described below with respect to the Pre-funded Warrants to mitigate PFIC consequences in the event that the Company is classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Passive Foreign Investment Company Rules

If the Company were to constitute a "passive foreign investment company" within the meaning of Section 1297 of the Code (a "PFIC") for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, and Warrant Shares.  Based on current business plans and financial expectations, the Company expects that it should not be a PFIC for its current tax year and expects that it should not be a PFIC for the foreseeable future.  No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested.  PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually.  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  Consequently, there can be no assurance that the Company has never been, is not, and will not become a PFIC for any tax year during which U.S. Holders hold Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, or Warrant Shares.

In addition, U.S. Holders of PFICs are required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require, which filing obligation would generally commence in the first tax year in which the Company is classified as a PFIC and in which such U.S. Holder holds Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, or Warrant Shares.  In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax.  U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

In general, the Company will be a PFIC if, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets.  "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.  In addition, for purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a ''Subsidiary PFIC''), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year and a U.S. Holder held Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, or Warrant Shares, such holder generally would be subject to special rules under Section 1291 of the Code with respect to "excess distributions" made by the Company on the Common Shares, Pre-Funded Warrants, Warrants or Warrant Shares and with respect to gain from the disposition of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, or Warrant Shares.  An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares, Pre-Funded Warrants, Warrants or Warrant Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares, Pre-Funded Warrants, Warrants or Warrant Shares, as applicable.  Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, or Warrant Shares ratably over its holding period for the Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, or Warrant Shares, as applicable.  Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.  Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code that apply to "excess distributions" and dispositions described above.  However, under the proposed Treasury Regulations, for the purposes of the PFIC rules, the holding period for any Warrant Shares acquired upon the exercise of a Warrant will begin on the date a U.S. Holder acquires the Common Units or Pre-funded Units (and not the date the Warrants are exercised).  This will impact the availability, and consequences, of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares.  Thus, a U.S. Holder will have to account for Warrant Shares, Pre-Funded Warrants and Common Shares under the PFIC rules and the applicable elections differently.  In addition, a QEF Election may not be made with respect to the Warrants and it is unclear whether the Mark-to-Market Election may be made with respect to the Warrants.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Units, Pre-funded Units, Common Shares, Pre-funded Warrants, Warrants, or Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Warrants but is subject in its entirety to the special rules described above under the heading Passive Foreign Investment Company Rules.

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder's initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder's tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder's holding period for the Warrant Share received on the exercise of a Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If we are a PFIC, a U.S. Holder's holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Common Units.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in the Warrant sold or otherwise disposed of.  Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year.  Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder's tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in the "earnings and profits" or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders).  Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution.  Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.  (See more detailed discussion of the rules applicable to distributions made by us at Distributions on Common Shares, Pre-funded Warrants and Warrant Shares below).

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares. Pre-funded Warrants and Warrant Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares, Pre-funded Warrants and Warrant Shares, but is subject in its entirety to the special rules described above under the heading Passive Foreign Investment Company Rules.

Distributions on Common Shares, Pre-funded Warrants and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share, Pre-funded Warrant or Warrant Share (as well as any constructive distribution on a Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated "earnings and profits", as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares, Pre-funded Warrants or Warrant Shares and thereafter as gain from the sale or exchange of such Common Shares, Pre-funded Warrants or Warrant Shares (see "Sale or Other Taxable Disposition of Common Shares, Pre-funded Warrants and/or Warrant Shares" below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the Common Shares, Pre-funded Warrants or Warrant Shares will constitute ordinary dividend income. Dividends received on Common Shares, Pre-funded Warrants or Warrant Shares generally will not be eligible for the "dividends received deduction" generally applicable to corporations.  Subject to applicable limitations and provided we are eligible for the benefits of the Tax Treaty or the Common Shares are readily tradable on a Common United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares, Pre-funded Warrants and/or Warrant Shares

Upon the sale or other taxable disposition of Common Shares, Pre-funded Warrants or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Common Shares, Pre-funded Warrants or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Common Shares, Pre-funded Warrants or Warrant Shares have been held for more than one year.  Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Common Shares, Pre-funded Warrants, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time).  If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares, Pre-funded Warrants or Warrant Shares (or with respect to any constructive dividend on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid.  Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax.  This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year.  The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances.  Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Common Shares, Pre-funded Warrants, Warrants, and Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial.  U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Common Shares, Pre-funded Warrants, Warrants and Warrant Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON UNITS, PRE-FUNDED UNITS, COMMON SHARES, PRE-FUNDED WARRANTS, WARRANTS, AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of Common Units and Pre-Funded Units acquired pursuant to this offering by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the "Tax Act"), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm's length with, and is not affiliated with, the Company, (iii) beneficially owns Common Shares, Warrants and Pre-Funded Warrants, (collectively, the "Securities"), as the case may be, as capital property, (iv) does not use or hold the Securities in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada, and (v) is not a "registered non-resident insurer" or "authorized foreign bank" within the meaning of the Tax Act, or other holder of special status, and (b) for the purposes of the Canada-United States Income Tax Convention (1980), as amended (the "Convention"), is a resident of the U.S., has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and is a qualifying person or otherwise qualifies for the full benefits of the Convention. Securities will generally be considered to be capital property to a holder unless such Securities are held in the course of carrying on a business of buying or selling securities or an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as a "U.S. Holder" or "U.S. Holders."

This summary does not deal with special situations, such as the particular circumstances of traders or dealers or holders who have entered or will enter into a "derivative forward agreement" (as defined in the Tax Act) in respect of any of the Securities. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the "Regulations") and counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act and the Regulations publicly released by the Minister of Finance (Canada) (the "Tax Proposals") prior to the date hereof, and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder and no representation with respect to the federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. The tax consequences to a U.S. Holder will depend on the holder's particular circumstances. Accordingly, U.S. Holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

Currency Conversion

In general, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Securities must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Allocation of Cost

A U.S. Holder who acquires Common Units or Pre-Funded Units, as the case may be, will be required to allocate the purchase price paid for each Common Unit or Pre-Funded Unit on a reasonable basis between the Common Share and the Warrant comprising each Common Unit, or between the Pre-Funded Warrant and the Warrant comprising each Pre-Funded Unit, as applicable, in order to determine their respective costs to such U.S. Holder for the purposes of the Tax Act.

Exercise or Expiry of Warrants

No gain or loss will be realized by a U.S. Holder of a Warrant or Pre-Funded Warrant upon the exercise of such Warrant or Pre-Funded Warrant for Common Shares. When a Warrant or Pre-Funded Warrant is exercised, the U.S. Holder's cost of the Common Share acquired thereby will be equal to the adjusted cost base of the Warrant or Pre-Funded Warrant to such U.S. Holder, plus the amount paid by such U.S. Holder on the exercise of the Warrant or Pre-Funded Warrant. For the purpose of computing the adjusted cost base to a U.S. Holder of the Common Shares acquired on the exercise of a Warrant or Pre-Funded Warrant, the cost of such Common Shares must be averaged with the adjusted cost base to such U.S. Holder of all other Common Shares (if any) held by the U.S. Holder as capital property immediately prior to the exercise of such Warrant.

Generally, the expiry of an unexercised Warrant or Pre-Funded Warrant will give rise to a capital loss equal to the adjusted cost base to the U.S. Holder of such expired Warrant or Pre-Funded Warrant.

Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on the Common Shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Convention, the rate of Canadian withholding tax on dividends paid or credited by the Company to a U.S. Holder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company that owns at least 10% of the Company's voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

Upon the disposition of a Security (but not upon the exercise of a Warrant or Pre-Funded Warrant), a U.S. Holder will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the U.S. Holder's proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the U.S. Holder of the particular Security immediately before the disposition or deemed disposition.

A U.S. Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such U.S. Holder on a disposition of Securities, unless such Securities constitute "taxable Canadian property" (as defined in the Tax Act) of the U.S. Holder at the time of disposition and the U.S. Holder is not entitled to relief under the Convention.

Provided that the Common Shares are listed on a designated stock exchange for purposes of the Tax Act (which currently includes the NASDAQ) at the time of the disposition, the Securities, will generally not constitute taxable Canadian property of a U.S. Holder, unless: (a) at any time during the 60-month period immediately preceding the disposition or deemed disposition of the Security (as applicable): (i) 25% or more of the issued shares of any class or series of the share capital of the Company were owned by, or belonged to, one or any combination of (x) the U.S. Holder, (y) persons with whom the U.S. Holder did not deal at arm's length (within the meaning of the Tax Act) and (z) partnerships in which the U.S. Holder or a person referred to in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada, (B) Canadian resource property (as defined in the Tax Act), (C) timber resource property (as defined in the Tax Act), and (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the Security (as applicable) is deemed under the Tax Act to be taxable Canadian property.

If a Security is taxable Canadian property to a U.S. Holder, any capital gain realized on the disposition or deemed disposition of such Security may not be subject to Canadian federal income tax pursuant to the terms of the Convention. U.S. Holders whose Securities may be taxable Canadian property should consult their own tax advisors.

LEGAL MATTERS

Dorsey & Whitney LLP, Toronto, Ontario, is acting as counsel to our Company regarding U.S. securities law and tax matters. Fasken Martineau DuMoulin LLP, Montréal, Québec, is acting as counsel to our Company regarding Canadian securities law matters and has provided an opinion on the validity of the securities being offered pursuant to this Prospectus. Dentons US LLP, New York, New York, is acting as counsel for the underwriter.

EXPERTS

KPMG LLP, our current independent accountant, has consented to the inclusion of its report with respect to KWESST Micro Systems Inc.'s consolidated financial statements as at and for the year ended September 30, 2021, in this Prospectus, in the form and context in which they are included, and has authorized the contents of that part of the Registration Statement. The audit report covering the September 30, 2021, consolidated financial statements contains an explanatory paragraph that states that the Company's significant losses and negative operating cash flows raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Further information regarding KPMG LLP is provided under the subheading titled Auditors.

Kreston GTA LLP, our previous independent accountant, has consented to the inclusion of its reports with respect to KWESST Micro Systems Inc.'s consolidated financial statements as at and for nine months ended September 30, 2020, and the year ended December 31, 2019, in this Prospectus, in the form and context in which they are included, and has authorized the contents of that part of the Registration Statement. Further information regarding Kreston GTA LLP is provided under the subheading titled Auditors.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to a number of financial risks arising through the normal course of business, including interest rate risk, foreign currency risk, credit risk, and liquidity risk. Refer to Note 22 of our audited consolidated financial statements for Fiscal 2021 (for the year ended September 30, 2021) and Note 20 of our audited consolidated financial statements for Fiscal 2020 (for nine months ended September 30, 2020, and the year ended December 31, 2019). There were no material changes in these risks for the three and nine months ended June 30, 2022.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in Canadian dollars and are prepared in accordance with IFRS, as issued by the IASB. The following financial statements are attached hereto and found immediately following the text of this Prospectus.

  Unaudited condensed consolidated interim financial statements of KWESST Micro Systems Inc. for the three and nine months ended June 30, 2022 and 2021, together with the notes thereto.
  Audited consolidated statements of financial position of KWESST Micro Systems Inc. as at September 30, 2021, 2020 and December 31, 2019, and the consolidated statements of net loss and comprehensive loss, consolidated statements of changes in shareholder's equity and cash flows for the periods then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.
  Report of KPMG LLP, Independent Registered Public Accounting Firm, on the consolidated statements of financial position of KWESST Micro Systems Inc. as of September 30, 2021 and the related consolidated statements of loss and comprehensive loss, changes in shareholders' equity, and cash flows for the year ended September 30, 2021, and the related notes the preceding financial statements, dated November 24, 2021.
  Report of Kreston GTA LLP, Independent Registered Public Accounting Firm, on consolidated statements of financial position of KWESST Micro Systems Inc. as of September 30, 2020 and December 31, 2019, and the related consolidated statements of loss and comprehensive loss, changes in shareholders' equity, and cash flows for the nine month ended September 30, 2020 and year ended December 31, 2019, and the related notes the preceding financial statements, dated November 22, 2021.

CHANGE IN COMPANY'S CERTIFYING ACCOUNTANT

Shortly after going public in Canada in September 2020, the newly formed Audit Committee undertook a review of external audit services, including a tender for the Company's annual audit and interim quarterly reviews.  Following this tender review, our Audit Committee selected KPMG LLP as the Company's independent auditors and approved by our Board of Directors, subject to shareholder's approval at the March 31, 2021, Annual and Special Meeting of Shareholders.  Our shareholders approved the appointment of KPMG LLP on March 31, 2021 as well as their reappointment at the March 31, 2022 Annual and Special Meeting of Shareholders.

Accordingly, Kreston GTA LLP ("Kreston") was not proposed for reappointment and resigned, effective on March 31, 2021.

The audit report of Kreston did not contain any adverse opinion or disclaimer of opinion and did not express any reservation or modified opinion in its reports for the two (2) most recently completed fiscal years of the Corporation, nor for the period from the most recently completed period for which Kreston issued an audit report in respect of the Corporation and the date of this Notice.  Further, for the two (2) most recent fiscal years and any subsequent interim period preceding their resignation: there were no disagreements with Kreston on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Additionally, for the two (2) most recent fiscal years and any subsequent interim period preceding their resignation:

  Kreston has not advised us that the internal controls necessary for us to develop reliable financial statements do not exist;
  Kreston has not advised us that information has to come to Kreston's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;
  Kreston has not advised us of the need to expand significantly the scope of its audit, nor that information has come to their attention during our two most recent fiscal years and any subsequent interim period preceding Kreston's resignation, that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements); or (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements; and due to Kreston's resignation, or for any other reason, Kreston did not so expand the scope of its audit or conduct such further investigation; or
  Kreston has not advised us that information has come to their attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Kreston's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements); and due to Kreston's resignation, or for any other reason, the issue has not been resolved to their satisfaction prior to its resignation.

KPMG LLP accepted the appointment effective April 6, 2021. Additionally, during the preparation of our consolidated financial statements for the fiscal year ended September 30, 2020, we sought advice from KPMG LLP between December 3, 2020, and January 14, 2021, on the application of the relevant IFRS standard for the acquisition of GhostStep® technology and the reverse acquisition relating to our Amalgamation with Foremost. However, KPMG LLP's role was limited to assisting management in interpreting the accounting guidance under IFRS 3, Business Combination and IFRS 2, Share-based Payment.  KPMG LLP did not provide an accounting opinion on these transactions; management was ultimately responsible for the accounting analysis and conclusion which was audited by its independent auditors then, Kreston.  Further, there was no matter that was either the subject of a disagreement or a reportable event in which we consulted with KPMG LLP.

EXPENSES OF THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this Prospectus (other than the underwriting discounts and commissions) will be as set forth in the table below, including the Canadian Offering. With the exception of the SEC registration fee, the FINRA filing fee, and Nasdaq listing fee, all amounts are estimates. All such expenses will be borne by us.

Item	IPO		IPO and Canadian Offering (1)
SEC registration fee	USD$	2,200	2,200
FINRA filing fee	USD$	10,000	10,000
Nasdaq listing fee	USD$	75,000	75,000
Printing and engraving expenses	USD$	100,000	115,000
Legal fees and expenses	USD$	400,000	746,500
Accounting fees and expenses	USD$	170,000	258,500
Miscellaneous expenses	USD$	340,000	390,000
Total	USD$	1,097,200	1,597,200

(1) For Canadian related expenses, we converted Canadian denominated expenses using an exchange rate of at a rate of USD$1.30 equals CAD$1.00.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus and the related exhibits are available for viewing at the offices of KWESST Micro Systems Inc., 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8, telephone: (613) 241-1849.

Additional information relating to us may be found on SEDAR, the system for electronic document analysis and retrieval, at www.sedar.com. Upon effectiveness of the registration statement of which this Prospectus forms a part, we will be subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will be filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will furnish to the SEC, under cover of a current report on Form 6-K, unaudited quarterly financial information.

Reports filed with, and other information furnished to, the SEC are available from the SEC's Electronic Data Gathering and Retrieval System (EDGAR) at www.sec.gov.

We have filed with the SEC a registration statement on Form F-1, as amended under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed above.

Condensed Consolidated Interim Financial Statements of

KWESST MICRO SYSTEMS INC.

Three and nine months ended June 30, 2022, and 2021

(Unaudited - Expressed in Canadian dollars)

KWESST MICRO SYSTEMS INC.

Table of Contents for the three and nine months ended June 30, 2022

KWESST MICRO SYSTEMS INC.
Condensed Consolidated Interim Statements of Financial Position
At June 30, 2022 and September 30, 2021
(Unaudited)

In Canadian dollars	Notes	June 30, 2022	September 30, 2021

ASSETS
Cash		$189,587	$2,688,105
Restricted short-term investment		30,000	30,000
Trade and other receivables	5	194,481	699,251
Inventories	6	445,000	90,299
Prepaid expenses and other		280,518	548,042
Current assets		1,139,586	4,055,697

Property and equipment		892,896	903,649
Right-of-use assets		222,652	266,214
Deposit		23,024	21,367
Intangible assets	7	4,244,253	3,470,919
Non-current assets		5,382,825	4,662,149
Total Assets		$6,522,411	$8,717,846

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	8 and 9	$2,263,702	$1,127,202
Accrued royalties liability	4	150,000	-
Lease obligations		67,450	32,288
Borrowings	10	1,752,865	-
Current liabilities		4,234,017	1,159,490

Accrued royalties liability	4	1,072,976	1,105,756
Lease obligations		224,410	275,621
Borrowings	10	-	53,251
Non-current liabilities		1,297,386	1,434,628
Total Liabilities		5,531,403	2,594,118

Shareholders' Equity
Share capital	12(a)	19,165,734	17,215,068
Warrants	12(b)	1,902,055	1,848,389
Contributed surplus	12(c)	3,473,768	2,458,211
Accumulated other comprehensive loss		(28,123)	(8,991)
Accumulated deficit		(23,522,426)	(15,388,949)
Total Shareholders' Equity		991,008	6,123,728

Total Liabilities and Shareholders' Equity		$6,522,411	$8,717,846

See Note 2(a) Going concern and Note 18 Commitments and contingencies.

See accompanying notes to the unaudited condensed consolidated interim financial statements.

On behalf of the Board of Directors:

(signed) John McCoach, Director	(signed) David Luxton, Director

KWESST MICRO SYSTEMS INC.
Condensed Consolidated Interim Statements of Net Loss and Comprehensive Loss
Three and nine months ended June 30, 2022 and 2021
(Unaudited)

In Canadian dollars	Notes	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Nine Months Ended June 30, 2022	Nine Months Ended June 30, 2021

Revenue	14	$282,432	$521,724	$466,148	$1,115,757
Cost of sales		(238,350)	(315,273)	(405,841)	(718,309)
Gross profit		44,082	206,451	60,307	397,448

Operating expenses	2(f)
General and administrative		1,322,730	1,236,988	3,410,887	2,909,349
Selling and marketing		851,705	882,261	2,931,460	2,195,647
Research and development, net		350,689	678,622	1,610,445	1,648,711
Total operating expenses		2,525,124	2,797,871	7,952,792	6,753,707

Operating loss		(2,481,042)	(2,591,420)	(7,892,485)	(6,356,259)

Other income and expenses
Gain on acquisition	4	41,869	-	41,869	-
Net finance costs	15	(184,177)	(27,780)	(304,298)	(60,857)
Foreign exchange gain (loss)		22,901	(9,025)	22,602	(14,189)
Loss on disposals		-	-	(1,165)	-
Total other income and expenses		(119,407)	(36,805)	(240,992)	(75,046)

Net loss		$(2,600,449)	$(2,628,225)	$(8,133,477)	$(6,431,305)

Other comprehensive loss:

Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences		(34,171)	-	(19,132)	-
Total comprehensive loss		$(2,634,620)	$(2,628,225)	$(8,152,609)	$(6,431,305)

Net loss per share
Basic and diluted	1(b)	$(3.50)	$(4.00)	$(11.32)	$(10.44)

Weighted average number of shares outstanding
Basic and diluted	1(b) and 13	742,697	657,381	718,400	616,094

See accompanying notes to the unaudited condensed consolidated interim financial statements.

KWESST MICRO SYSTEMS INC.
Condensed Consolidated Interim Statements of Changes in Shareholders' Equity
Nine months ended June 30, 2022, and 2021
(Unaudited)

In Canadian dollar	Notes	Share capital	Contingent shares	Warrants	Contributed surplus	Translation reserve	Deficit	Total Shareholders' Equity
Balance, September 30, 2020		$9,374,563	$-	$277,170	$306,708	$-	$(6,073,577)	$3,884,864
Shares issued to settle debt		63,949	-	-	-	-	-	63,949
Warrants exercised		220,220	-	(102,991)	-	-	-	117,229
Shares and warrants issued on asset acquisition		1,427,000	-	425,000	-	-	-	1,852,000
Shares and warrants issued for cash		3,571,418	-	848,654	-	-	-	4,420,072
Stock options exercised		736,419	-	-	(203,516)	-	-	532,903
Share offering costs		(693,905)	-	-	233,057	-	-	(460,848)
Share-based compensation	12(c)	-	-	-	1,398,881	-	-	1,398,881
Shares for vested RSUs		2,883	-	-	(2,883)	-	-	-
Net loss	12	-	-	-	-	-	(6,431,305)	(6,431,305)
Balance, June 30, 2021		$14,702,547	$-	$1,447,833	$1,732,247	$-	$(12,504,882)	$5,377,745

Balance, September 30, 2021		$17,215,068	$-	$1,848,389	$2,458,211	$(8,991)	$(15,388,949)	$6,123,728
Shares issued to settle debt		19,000	-	-	-	-	-	19,000
Shares and warrants issued on acquisition	4	377,503	83,319	132,000	-	-	-	592,822
Contingent shares converted to common shares	4	83,319	(83,319)	-	-	-	-	-
Warrants exercised		277,098	-	(61,173)	-	-	-	215,925
Warrants expired		-	-	(17,161)	17,161	-	-	-
Share-based compensation	12(c)	-	-	-	1,875,392	-	-	1,875,392
Shares for vested RSUs and PSUs		854,181	-	-	(854,181)	-	-	-
Vested RSUs and PSUs repurchased for withholding taxes		-	-	-	(22,815)	-	-	(22,815)
Shares issued for unsecured loans	10	365,888	-	-	-	-	-	365,888
Share offering costs		(26,323)	-	-	-	-	-	(26,323)
Other comprehensive loss		-	-	-	-	(19,132)	-	(19,132)
Net loss		-	-	-	-	-	(8,133,477)	(8,133,477)
Balance, June 30, 2022		$19,165,734	$-	$1,902,055	$3,473,768	$(28,123)	$(23,522,426)	$991,008

See accompanying notes to the unaudited condensed consolidated interim financial statements.

KWESST MICRO SYSTEMS INC.
Condensed Consolidated Interim Statements of Cash Flows
Nine months ended June 30, 2022, and 2021
(Unaudited)

In Canadian dollars	Notes	Nine months ended June 30, 2022	Nine months ended June 30, 2021

OPERATING ACTIVITIES
Net loss		$(8,133,477)	$(6,431,305)
Items not affecting cash:
Depreciation and amortization		225,308	88,484
Share-based compensation	12(c)	1,875,392	1,398,881
Gain on acquisition	4	(41,869)	-
Net finance costs		304,298	60,857
Loss on disposals		1,165	-
Shares for amended license		-	137,000
Impairment of intangible assets		-	55,376
Changes in non-cash working capital items	17	1,886,747	1,610
Interest paid		(65,316)	(29,132)
Cash used in operating activities		(3,947,752)	(4,718,229)

INVESTING ACTIVITIES
Additions of property and equipment		(172,158)	(119,909)
Investments in intangible assets	7	(764,067)	-
Recognition of open orders from acquisition	7	159,650	-
Cash acquired on acquisition	4	162,547	-
Deposit for advanced royalties		-	(150,000)
Purchase of restricted short-term investment		-	(30,000)
Cash flows used in investing activities		(614,028)	(299,909)

FINANCING ACTIVITIES
Proceeds from borrowings	10	2,000,000	326,000
Repayment of borrowings		-	(306,000)
Payments of deferred financing fees		(74,055)	-
Payments of share offering costs		(26,323)	(460,848)
Repayments to related party loans		-	(218,276)
Repayments of lease obligations		(29,470)	(34,576)
Proceeds from the issuance of common shares		-	4,420,072
Proceeds from exercise of warrants		215,925	117,229
Proceeds from exercise of stock options		-	532,903
Repurchase of vested RSUs and PSUs for withholding taxes		(22,815)	-
Cash flows provided by financing activities		2,063,262	4,376,504

Net change in cash during the period		(2,498,518)	(641,634)

Cash, beginning of period		2,688,105	3,073,760

Cash, end of period		$189,587	$2,432,126

See Note 17 Supplemental cash flow information.

See accompanying notes to the unaudited condensed consolidated interim financial statements.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

1. Reporting Entity

a) Corporate Information

KWESST Micro Systems Inc. (the "Company", "KWESST", "we", "our", and "us") was incorporated on November 28, 2017, under the laws of the Province of British Columbia. Our registered office is located at 550 Burrard Street, Suite 2900, Vancouver, British Columbia, Canada and our corporate office is located at Unit 1, 155 Terrence Matthews Crescent, Ottawa, Ontario, Canada. We have representative offices in the following foreign locations: Washington DC (United States), London (United Kingdom), and Abu Dhabi (United Arab Emirates).

We develop and commercialize next-generation technology solutions that deliver a tactical advantage for military, public safety agencies and personal defense markets.  Our core mission is to protect and save lives.

KWESST's common stock is listed on the TSX-Venture Exchange ("TSX-V'') under the stock symbol of KWE and on the OTCQB® Venture Market under the stock symbol of KWEMF and on the Frankfurt Stock Exchange under the stock symbol of 62U.

b) Reverse Stock Split

In August 2022, KWESST submitted a Form F-1 Registration Statement to the U.S. Securities and Exchange Commission and applied to have its common shares listed on the Nasdaq Capital Market ("Nasdaq"). In connection with KWESST's listing application on Nasdaq, KWESST effected a one for seventy (1-for-70) reverse stock split of its common stock on October 28, 2022 (the "Reverse Split").  Accordingly, all shareholders of record at the opening of business on October 28, 2022, received one issued and outstanding common share of KWESST in exchange for 70 outstanding common shares of KWESST.  No fractional shares were issued in connection with the Reverse Split.  All fractional shares created by the Reverse Split were rounded to the nearest whole number of common shares, with any fractional interest representing 0.5 or more common shares entitling holders thereof to receive one whole common share.

Effective on the date of the Reverse Split, the exercise price and number of common shares issuable upon the exercise of outstanding stock options were proportionately adjusted to reflect the Reverse Split.  The restricted share units ("RSUs") and performance stock units ("PSUs") have also been adjusted for the Reverse Split.  While the number of warrants has not changed as a result of the Reverse Split; the conversion rate for each warrant was adjusted from one common share to 0.01428571 common share.  All information respecting outstanding common shares and other securities of KWESST, including net loss per share, in the current and comparative periods presented herein give effect to the Reverse Split.

2. Basis of preparation

(a) Going concern

These unaudited condensed consolidated interim financial statements have been prepared assuming KWESST will continue as a going concern.

As an early-stage company, we have not yet reached commercial production for most of our products and have incurred significant losses and negative operating cash flows from inception that have primarily been funded from financing activities. We have incurred approximately $8.1 million net loss and negative operating cash flows of approximately $3.9 million for the nine months period ended June 30, 2022 (nine months ended June 2021 - $6.4 million net loss and negative operating cash flows of $4.7 million).

Our ability to continue as a going concern and realize our assets and discharge our liabilities in the normal course of business is dependent upon closing timely additional sales orders and the ability to raise additional debt or equity financing, as required. There are various risks and uncertainties affecting our future financial position and its performance including, but not limited to:

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)
  The market acceptance and rate of commercialization of our product offerings;
  Ability to successfully execute our business plan;
  Ability to raise additional capital at acceptable terms;
  General local and global economic conditions, including the ongoing COVID-19 pandemic.

Our strategy to mitigate these material risks and uncertainties is to execute timely a business plan aimed at continued focus on revenue growth, product development and innovation, improving overall gross profit, managing operating expenses and working capital requirements, and securing additional capital, as needed.

Failure to implement our business plan could have a material adverse effect on our financial condition and/or financial performance. There is no assurance that we will be able to raise additional capital as they are required in the future. Accordingly, there are material risks and uncertainties that may cast significant doubt about our ability to continue as a going concern.

These condensed consolidated interim financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities and reported expenses that may otherwise be required if the going concern basis was not appropriate.

(b) Statement of compliance

These unaudited condensed consolidated interim financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting, ("IAS 34") as issued by the International Accounting Standards Board ("IASB").  They do not include all the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards ("IFRS") and should be read in conjunction with our annual consolidated financial statements for the year ended September 30, 2021. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in our financial position and performance since the last annual consolidated financial statements as at and for the year ended September 30, 2021.

These unaudited condensed consolidated interim financial statements were authorized for issue by our Board of Directors on August 11, 2022 except for Note 1(b) and the related changes, as to which the date is November 14, 2022.

(c) Basis of consolidation

These unaudited condensed consolidated interim financial statements incorporate the financial statements of KWESST and the entities it controls.

Control is achieved where we have the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities, are exposed to, or have rights to, variable returns from our involvement with the entity and have the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to us until the date on which control ceases. Profit or loss of subsidiaries acquired during the year are recognized from the date of acquisition or effective date of disposal as applicable. All intercompany transactions and balances have been eliminated.

At June 30, 2022, we have the following wholly-owned subsidiaries:

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

	Location	Equity %
KWESST Inc.	Ottawa, Canada	100%
2720178 Ontario Inc.	Bowmanville, Canada	100%
Police Ordnance Company Inc.	Bowmanville, Canada	100%
KWESST U.S. Holdings Inc.	Delaware, Canada	100%
KWESST Defense Systems U.S. Inc.	Virginia, United States	100%
KWESST Public Safety Systems U.S. Inc.	Virginia, United States	100%
KWESST Public Safety Systems Canada Inc.	Ottawa, Canada	100%

(d) Functional and presentation currency

These financial statements are presented in Canadian dollars ("CAD"), KWESST's functional currency and presentation currency.

(e) Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

(f) Comparative figures

For the year ended September 30, 2021, we changed the presentation of our expenses in the consolidated statements of net loss and comprehensive loss from by nature to by function.  We made this change in presentation to provide more relevant financial information to facilitate peer benchmarking, particularly with peers in the United States. As a result, our operating expenses for the three and nine months ended June 30, 2022 and 2021 are now presented as follows: general and administration ("G&A"), selling and marketing ("S&M"), and research and development, net ("R&D").

(g) Use of estimates and judgments

The preparation of the unaudited condensed consolidated interim financial statements in accordance with IFRS requires management to make judgments, estimates, and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income, expenses, and disclosure of contingent liabilities.  Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

Judgments

Information about judgments made in applying accounting policies that have the most significant effects on the amounts recognized in these consolidated financial statements are the same as disclosed in Note 2(g) of the consolidated financial statements for the year ended September 30, 2021, with the addition of the following:

  Note 4 - acquisition of Police Ordnance: whether the purchase price allocation applied to the consideration transferred and assumptions used as inputs in determining the fair value of net assets acquired is reasonable.
  Note 10 - unsecured loans: whether the estimated market discount rate used to estimate the fair value of the unsecured loans is reasonable.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

Estimates

Information about assumptions and estimation uncertainties at June 30, 2022 that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities in the next financial year are the same as disclosed in Note 2(g) of the consolidated financial statements for the year ended September 30, 2021.

COVID-19 Uncertainties

While COVID-19 has not had a material impact to our business to date, the following is a summary of what we believe may impact our future business given the persistency of COVID-19: disruptions to business operations resulting from quarantines of employees, customers, manufacturers and other third-party service providers in areas affected by the outbreak; disruptions to business operations resulting from travel restrictions, including travel to industry tradeshows; and uncertainty around the duration of the virus' impact.

Despite the global vaccination efforts underway, the extent to which COVID-19 could impact our operations, financial condition, results of operations, and cash flows is highly uncertain and cannot be predicted. Negative financial results, uncertainties in the market, and a tightening of credit markets, caused by COVID-19, or a recession, could have a material adverse effect on our liquidity and ability to obtain financing in the future.

3. Significant accounting policies

During the three and nine months ended June 30, 2022, the accounting policies in these condensed consolidated interim financial statements are the same as those applied in our consolidated financial statements as at and for the year ended September 30, 2021.

4. Acquisitions

Acquisition in Current Fiscal Year

On December 15, 2021, we acquired 2720178 Ontario Inc., an Ontario (Canada) corporation, which owns all of the issued and outstanding shares of Police Ordnance Company Inc., an Ontario (Canada) corporation (together, "Police Ordnance"), herein referred as the "Police Ordnance Acquisition". Located in Bowmanville, Ontario, with ancillary operations in Florida, Police Ordnance owns all intellectual properties to the ARWENTM product line of launchers, and a proprietary line of 37 mm cartridges designed for riot control and tactical teams.  Police Ordnance has law enforcement customers across Canada, the United States, and abroad. The Police Ordnance Acquisition provides us with a strategic opportunity to leverage its law enforcement customer base to accelerate growth within its specialty ordnance business.

Consideration Transferred:

The purchase consideration comprised of the following:(1)

	Number	Fair Value
Common shares	3,965	$377,503
Warrants	200,000	$132,000
Contingent shares	875	$83,319
Total fair value purchase consideration		$592,822

(1) See Note 1(b) - Reverse Split

The warrants are exercisable at $1.72 each and will expire on December 15, 2024. As a result of the Reverse Split (see Note 1(b)), each warrant converts into 0.01428571 common share or 70 warrants to receive one common share of KWESST.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

We issued the 875 contingent common shares to the sellers in April 2022 following the fulfillment of the financial milestone as defined in the share purchase agreement.

We have estimated the fair value as follows:

  Common shares: based on KWESST's closing stock price on December 15, 2021.
  Warrants: based on using the Black Scholes option model with the following key inputs: a) exercise price of $1.72, 1/70 of the underlying stock price of $1.36, risk free rate of 1.04%, expected life of three years, and expected volatility of 84.7%.
  Contingent shares: based on KWESST's closing stock price on December 15, 2021, and high probability of achieving the financial milestone as defined in the share purchase agreement.

The net cash inflow as at the closing of the acquisition was as follows:

Cash assumed on acquisition	$162,547
less: consideration paid in cash	-
Net cash inflow on acquisition	$162,547

Net Assets Acquired:

The purchase consideration was allocated to Police Ordnance's net assets as follows:

Total purchase consideration at fair value	$592,822

Police Ordnance's net assets:
Cash	162,547
Trade and other receivables	104,432
Inventories	343,655
Intangible assets	165,596
Accounts payable and accrued liabilities	82,963
Corporate tax liability	32,338
Borrowings	26,238
Net assets at fair value	$634,691

Gain on acquisition	$41,869

The fair value of inventories in the above allocation continues to be under review due to the need for additional information related to certain specialized raw materials. In addition, we are completing our identification and assessment of intangible assets acquired in connection with the business combination, if any. This will be finalized by September 30, 2022.

Impact on KWESST's Results of Operations:

The results of operations of Police Ordnance are included in these unaudited condensed consolidated interim statements of net loss and comprehensive loss from December 16, 2021. If the acquisition had occurred on October 1, 2021, management estimates that Police Ordnance would have contributed approximately $341,500 and $623,800 of revenue and approximately $51,600 and $2,500 of net profit to KWESST's operating results for the three and nine months ended June 30, 2022, respectively. In determining these amounts, management has assumed that the fair value adjustments that arose on the date of the acquisition would have been the same if the acquisition had occurred on October 1, 2021.

KWESST incurred acquisition-related costs of $2,304 which are recorded as an expense in the unaudited condensed consolidated interim statements of net loss and comprehensive loss as part of general and administrative expenses. Share offering costs of $4,150 in relation to the acquisition are recorded against share capital on the unaudited condensed consolidated interim statements of financial position.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

Acquisition in Prior Fiscal Year

On April 29, 2021, we acquired the Low Energy Cartridge technology from DEFSEC, a proprietary non-lethal cartridge-based firing system (subsequently branded as PARA OPSTM system). This technology acquisition includes all intellectual property rights for the PARA OPSTM system.  With this acquisition, we will target the following four market segments that currently use a variety of dated "non-lethal" or "less-lethal" systems:

(i) public order (riots and control of dangerous subjects);

(ii) military and law enforcement training (realistic force-on-force training);

(iii) personal defence (home, car, boat, RV, camping, hiking); and

(iv) high-action gaming.

As DEFSEC is a private company owned by our Executive Chairman, this asset acquisition is a related party transaction.  We relied on exemptions from the formal valuation and minority shareholder approval requirements available under Multilateral Instrument 61-101, Protection of Minority Security Holders in Special Transactions.  However, we obtained approval from over 51% disinterested shareholders as well as from the TSX-V prior to closing the acquisition.

The purchase consideration consisted of:

  14,286 common shares of KWESST; and
  500,000 warrants to purchase our common shares at $0.70 each per 1/70 of a common share (70 warrants for one common share); 25% vesting on the first anniversary of the closing of the acquisition and 25% per annum thereafter. These warrants will expire on April 29, 2026.

Additionally, we will pay 7% royalty on annual sales of the PARA OPSTM system to DEFSEC, net of taxes and duties, up to a maximum of $10 million, subject to minimum annual royalty payments starting in 2022. At closing of the acquisition, we made an upfront payment of $150,000 as an advance on future royalty payments.

The minimum annual royalty payments are as follows:

Date	Amount
April 29 2023	$150,000
April 29 2024	$150,000
April 29 2025	$200,000
April 29 2026	$200,000
April 29 2027	$250,000
April 29 2028	$250,000
April 29 2029	$300,000
April 29 2030	$300,000
April 29 2031	$350,000
April 29 2032	$350,000
Total	$2,500,000

The royalty payment obligation of the Purchase Agreement ("Agreement") will expire in 20 years unless terminated earlier under the terms set out in the Agreement.  At our sole discretion, we may terminate this Agreement for convenience, including if market conditions for sales of the PARA OPSTM system become unfavorable subject 60 day's prior written notice.  Upon termination, we will be fully released and discharged by DEFSEC including the outstanding future royalties and any unvested warrants shall be immediately cancelled.  In return, we will return all intellectual property rights relating to the PARA OPSTM system to DEFSEC.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

The purchase price allocation was determined as follows: (1)

	Number	Fair Value
Common shares	14,286	$1,290,000
Warrants	500,000	$425,000
Minimum royalty payments		$1,191,219
Total		$2,906,219

Identifiable intangible assets
Technology asset		$2,906,219

(1) See Note 1(b) - Reverse Split

We estimated the fair value as follows:

  Common shares: based on KWESST's closing stock price on April 29, 2021.
  Warrants: based on using the Black Scholes option model with the following key inputs: a) exercise price of $0.70, 1/70 of the underlying stock price of $1.29, risk free rate of 0.48%, expected life of three years, and expected volatility of 80%.
  Minimum royalty payments: based on the income approach, specifically discounted cash flows, using a discount rate of 13.7% per annum.

During the three and nine months ended June 30, 2022, we recorded $40,393 and $113,899, respectively, of accretion cost relating to the discounted minimum royalty payments, which is included in net finance costs in the condensed consolidated interim statement of net loss and comprehensive loss (three and nine months ended June 30, 2021 - $25,567 and $25,567, respectively). As at June 30, 2022, $1,222,976 of accrued royalties liability was outstanding (2021 - $1,105,756).

5. Trade and other receivables

The following table presents trade and other receivables for KWESST:

	June 30, 2022	September 30, 2021

Trade receivables	$94,083	$-
Unbilled revenue	-	308,728
Sales tax recoverable	100,398	183,761
Investment tax credits refundable	-	206,762
Total	$194,481	$699,251

There was no impairment of trade and other receivables during the three and nine months ended June 30, 2022 (2021 - $nil).

The following table presents changes in unbilled receivables:

	June 30, 2022	September 30, 2021

Balance, beginning of period	$308,728	$-
Revenue in excess of billings, net of amounts transferred to trade receivables	-	308,728
Transferred to trade receivables	(308,728)	-
Balance, end of period	$-	$308,728
Current	$-	$308,728
Non-current	$-	$-

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

6. Inventories

 The following table presents a breakdown of inventories:

	June 30, 2022	September 30, 2021
Finished goods	$66,594	$-
Work-in-progress	18,843	-
Raw materials	359,563	90,299
Total	$445,000	$90,299

There was no impairment of inventories during the three and nine months ended June 30, 2022 (2021 - $nil).

7. Intangible assets

The following table presents intangible assets for KWESST:

Cost	PhantomTM System	PARA OPSTM System(1)	Patent	ARWENTM	Total
Balance at September 30, 2021	$564,700	$2,906,219	$-	$-	$3,470,919
Additions	365,947	372,658	28,783	-	767,388
Acquisition (Note 4)	-	-	-	165,596	165,596
Recognition of open orders (2)	-	-	-	(159,650)	(159,650)
Balance at June 30, 2022	$930,647	$3,278,877	$28,783	$5,946	$4,244,253

(1) In January 2022, we have branded the technology known as the Low Energy Cartridge system as PARA OPSTM system.

(2) This represents the open customer orders at the time of the acquisition measured at fair value, which were subsequently delivered to customers during the period.

The balance at June 30, 2022 for PhantomTM and PARA OPSTM represents the acquired technology asset (i.e. intellectual properties), coupled with additional capitalized development costs. As both product lines have not yet reached commercialization, no amortization charge was recorded for the three and nine months ended June 30, 2022 (2021 - $nil).  The patent relates to the PARA OPSTM system. Management anticipates the estimated useful life to be five years for both technology assets subsequent to the expected commercialization date and the estimated useful life of the patent will be determined subsequent to the approval of the patent.

For the three and nine months ended June 30, 2022, management concluded there was no impairment on the intangible assets (three and nine months ended June 30, 2021 - $nil and $55,376, respectively).

8. Accounts payable and accrued liabilities

The following table presents the accounts payable and accrued liabilities for KWESST:

	June 30, 2022	September 30, 2021
Trade payable	$1,354,235	$620,041
Accrued liabilities	661,426	384,239
Salary and vacation payable	248,041	122,922
Total	$2,263,702	$1,127,202

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

9.  Related party transactions

In November 2019, KWESST hired SageGuild LLC to assist us in promoting our product offerings in the United States.  From January 28, 2021 to June 24, 2022, the CEO and sole shareholder of SageGuild LLC agreed to serve as director of KWESST Defense Systems U.S. Inc. and as a result SageGuild LLC was a related party to KWESST for this period. The total cash and share-based remuneration amounted to $81,761 and $251,809 for the three and nine months ended June 30, 2022, respectively (three and nine months ended June 30, 2021: $111,269 and $226,797, respectively). Except for the cash consideration recorded at the exchange amount, the share-based compensation was recorded at fair value.

At June 30, 2022, $90,758 (September 30, 2021 - $23,187) was owed to directors and officers for business expense reimbursements and wages, which was included in accounts payable and accrued liabilities.  Additionally, $74,000 of borrowings were owed to directors and officers at June 30, 2022 for their participation in the Unsecured Loans financing (see Note 10).

10. Borrowings

There were no changes to KWESST's RBC Credit Facility since September 30, 2021, which consists of a $30,000 corporate credit card program collateralized by the short-term investment.

The following is a reconciliation of borrowings since September 30, 2021:

	CEBA Term Loan	Unsecured Loans	Total
Balance, September 30, 2021	$53,251	$-	$53,251
Assumed from acquisition (Note 4)	26,238	-	26,238
Issuance at fair value	-	1,634,112	1,634,112
Deferred financing fees	-	(74,055)	(74,055)
Net borrowings	79,489	1,560,057	1,639,546
Accrued interest and accretion expense	5,818	162,652	168,470
Interest paid	-	(55,151)	(55,151)
Balance, June 30, 2022	$85,307	$1,667,558	$1,752,865
Current	$85,307	$1,667,558	$1,752,865
Non-current	-	-	-
Total	$85,307	$1,667,558	$1,752,865

On March 11, 2022, we closed a non-secured loan financing with various lenders in an aggregate amount of $1,800,000 and an additional $200,000 on March 15, 2022, for a total of $2,000,000 (the "Unsecured Loans"). Certain directors and officers participated in this financing for an aggregate amount of $74,000. The Unsecured Loans bear interest at a rate of 9.0% per annum, compounded monthly and not in advance, and have a maturity of thirteen months, with KWESST having the option to repay the whole or any part of the Unsecured Loans, without penalty or premium, at any time prior to the close of business on the maturity date. The principal amount is due only at maturity.  As part of the terms of the Unsecured Loans, we issued an aggregate of 14,286 bonus common shares to the lenders (see Note 1(b) - Reverse Split). These common shares were issued pursuant to prospectus exemptions of applicable securities laws and therefore subject to a four-month plus one day trading restriction.

As a result of issuing common shares and debt for a total combined cash consideration of $2,000,000, we allocated the gross proceeds to these two financial instruments based on their relative fair value.  To measure the fair value of the Unsecured Loans, we used the income approach and estimated a market discount rate of 22% to discount the future cash flows of the Unsecured Loans resulting in an estimated fair value of $1,634,112.  Accordingly, we allocated $1,634,112 of the $2,000,000 to Unsecured Loans and $365,888 to share capital for the bonus common shares issued (see Note 12(a)).

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

The total offering costs were $90,636, $74,055 of which was allocated to deferred financing fees and $16,581 allocated to share offering costs. The deferred financing fees are recognized as a reduction of the gross borrowings to be accreted over the life of the Unsecured Loans as a financing cost and the share offering costs were recognized as a reduction to common shares.

As the Unsecured Loans mature in April 2023, we presented these as current borrowings in the consolidated financial position.

11. Contract liabilities

The following is a reconciliation of contract liabilities since September 30, 2021:

Contract liabilities
Balance, September 30, 2021	$-
Additions	300,340
Revenue recognized	(300,340)
Balance, June 30, 2022	$-

12. Share capital and Contributed Surplus

As disclosed in Note 1(b), the 1-for-70 Reverse Split effected on October 28, 2022, has been applied retrospectively herein.

a) Share capital

Authorized

KWESST is authorized to issue an unlimited number of common shares.

Issued Common Shares

The following is a summary of changes in outstanding common shares since September 30, 2021:

	Number	Amount
Balance at September 30, 2021	699,511	$17,215,068
Issued for acquisition (Note 4)	3,965	$377,503
Issued for conversion of contingent shares (Note 4)	875	$83,319
Issued for debt settlements	143	$19,000
Issued for exercise of warrants	19,000	$277,098
Issued for conversion of share units	7,752	$854,181
Issued for bonus shares relating to borrowings (Note 10)	14,286	$365,888
Less: share offering costs for the period		$(26,323)
Balance at June 30, 2022	745,532	$19,165,734

Refer to Note 20 (a) Subsequent Event for share issuances subsequent to June 30, 2022.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

b) Warrants

The following is a summary of changes in outstanding warrants since September 30, 2021:

	Number of warrants	Weighted average exercise price
Outstanding at September 30, 2021	13,901,640	$0.74
Issued (Note 4)	200,000	$1.72
Exercised	(1,330,000)	$0.26
Expired	(84,622)	$0.45
Outstanding at June 30, 2022	12,687,018	$0.81

Exercisable at June 30, 2022	12,062,018	$0.92

As a result of the Reverse Split, the warrant holder must exercise 70 warrants to receive one common share.

The following table provides additional information on the total outstanding warrants at June 30, 2022:

	Number outstanding	Fair value (1)	Expiry Date
Founders' warrants:
Exercise price of $0.20	5,520,000	$1,013	January 1, 2024
Exercise price of $0.20	1,900,000	$18,865	June 14, 2024

GhostStep's warrants:
Exercise price of $0.50	250,000	$60,000	January 15, 2023

April 2021 equity financing:
Exercise price of $1.75	3,274,657	$785,918	April 29, 2023
Exercise price of $1.75	40,000	$9,600	August 25, 2023

LEC's warrants:
Exercise price of $0.70	500,000	$425,000	April 29, 2026

September 2021 equity financing:
Exercise price of $2.35	750,000	$390,000	September 16, 2023

Broker warrants:
Exercise price of $0.70	69,862	$14,259	July 9, 2022
Exercise price of $1.75	137,499	$33,000	April 29, 2023
Exercise price of $2.00	45,000	$32,400	September 16, 2023

Acquisition of Police Ordnance (Note 4):
Exercise price of $1.72	200,000	$132,000	December 15, 2024
	12,687,018	$1,902,055

(1) Fair value is calculated based on the grant date fair value and number outstanding at June 30, 2022 and therefore it does not represent the fair value at June 30, 2022.

The fair value for the warrants issued during the nine months ended June 30, 2022, was determined using the Black-Scholes option model and key inputs:

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

Acquisition of POC
Exercise Price	$1.72
1/70 of stock price	$1.36
Volatility	84.7%
Dividend Yield	Nil
Risk-free interest rate	1.04%
Expected life	3

Weighted average fair value per warrant	$0.66

Refer to Note 20 (a) Subsequent Event for warrants issued subsequent to June 30, 2022.

c) Contributed Surplus

Share-based compensation

For the three and nine months ended June 30, 2022, KWESST recorded stock-based compensation expenses of $524,931 and $1,875,392, respectively (2021: $520,423 and $1,398,881, respectively).

(i) Stock Options

The following is summary of changes in outstanding options since September 30, 2021.

	Number of options	Weighted average exercise price
Outstanding at September 30, 2021	59,536	$95.90
Granted	5,214	$114.72
Forfeited	(4,612)	$115.50
Outstanding at June 30, 2022	60,138	$95.90

Options exercisable at June 30, 2022	46,324	$89.60

At June 30, 2022, there were 14,018 stock options available for grant under KWESST's LTIP.

For the options granted during the nine months ended June 30, 2022, the per share weighted-average fair value of stock options was $62.30 using the Black-Scholes option model with the following weighted-average assumptions:

Stock price	$86.80 to $126.70
Exercise price	$86.80 to $126.70
Volatility	85.21%
Dividend yield	Nil
Risk-free interest rate	1.15%
Expected life (years)	3.00

Weighted-average fair value per option	$ 62.30

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

Amended Stock option grants

There were no amended stock option grants during the nine months ended June 30, 2022.

During the nine months ended June 30, 2021, the Board approved the acceleration of vesting for 5,507 options and the cancellation of 3,571 options. This resulted in an additional share-based compensation charge of $65,813.

(ii) Share Units

The following is summary of changes in share units since September 30, 2021.

	RSUs	PSUs	SARs	Total
Outstanding at September 30, 2021	16,273	2,857	2,143	21,273

Granted	10,725	17,943	514	29,182
Vested and converted to common shares	(5,086)	(2,666)	-	(7,752)
Vested and repurchased for withholding taxes	(84)	(249)	-	(333)
Forfeited	-	(6,000)	-	(6,000)
Outstanding at June 30, 2022	21,828	11,885	2,657	36,370

At June 30, 2022, there were 15,788 Share Units available for grant under KWESST's LTIP.

13. Earnings (loss) per share

The following table summarizes the calculation of the weighted average basic number of basic and diluted common shares to calculate the earnings (loss) per share as reported in the condensed consolidated interim statements of net loss and comprehensive loss (see Note 1(b) - Reverse Split):

	Three months ended June 30, 2022	Three months ended June 30, 2021	Nine months ended June 30, 2022	Nine months ended June 30, 2021
Issued common shares, beginning of period	735,491	607,248	699,509	589,517

Weighted average effect of shares issued from:

Acquisition of Police Ordnance (Note 4)	-	-	2,861	-
Exercise of options	-	784	-	6,929
Exercise of warrants	2,286	-	7,761	3,621
Debt settlements	-	-	130	948
Conversion of stock units	4,249	28	2,246	7
Conversion of contingent shares (Note 4)	671	-	221	-
Issuance of bonus shares (Note 10)	-	-	5,672	-
Private placements	-	35,147	-	11,472
Asset acquisitions	-	12,695	-	3,244
Amended license	-	1,479	-	356
Weighted average number of basic common shares	742,697	657,381	718,400	616,094

Dilutive securities:			-	-
Stock options	-	-	-	-
Warrants	-	-	-	-
Weighted average number of dilutive common shares	742,697	657,381	718,400	616,094

At June 30, 2022 and 2021, all dilutive securities were anti-dilutive because of KWESST's net loss for the above periods.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

14. Revenue

The following table, revenue from contracts with customers is disaggregated by primary geographical market, major products and service lines, and timing of revenue recognition.

	Three months ended June 30, 2022	Three months ended June 30, 2021	Nine months ended June 30, 2022	Nine months ended June 30, 2021

Major products / service lines
Digitization	$157,900	$497,792	$314,515	$1,080,933
ARWENTM	100,684	-	111,176	-
Training and services	23,495	-	39,169	-
Other	353	23,932	1,288	34,824
	$282,432	$521,724	$466,148	$1,115,757

Primary geographical markets
United States	$27,607	$497,252	$48,658	$1,080,393
Canada	254,825	24,472	417,490	35,364
	$282,432	$521,724	$466,148	$1,115,757

Timing of revenue recognition
Products and services transferred over time	$181,395	$497,252	$353,684	$1,080,393
Products transferred at a point in time	101,037	24,472	112,464	35,364
	$282,432	$521,724	$466,148	$1,115,757

At June 30, 2022, our total contracted not yet recognized revenue was $nil (2021 - $146,542).

For the three and nine months ended June 30, 2022, one customer accounted for 55.91% and 63.90% of the total revenue (2021 - one customer accounted for 95.31% and 96.83%, respectively).

15. Net finance costs

The following table presents a breakdown of net finance costs for the following periods:

	Three months ended June 30, 2022	Three months ended June 30, 2021	Nine months ended June 30, 2022	Nine months ended June 30, 2021
Interest expense from:
Borrowings (interest and accretion expense)	$134,563	$4,666	$162,652	$12,336
Accrued royalties liability - accretion expense	40,393	25,567	113,899	25,567
Lease obligations	7,562	(2,891)	23,590	25,916
Other	2,709	1,042	7,668	3,784
Total interest expense	185,227	28,384	307,809	67,603
Interest income	(1,050)	(604)	(3,511)	(6,746)
Net finance costs	$184,177	$27,780	$304,298	$60,857

16. Financial instruments

Financial risk management

We are exposed to a number of financial risks arising through the normal course of business as well as through its financial instruments. Our overall business strategies, tolerance of risk and general risk management philosophy are determined by the directors in accordance with prevailing economic and operating conditions.

For the three and nine months ended June 30, 2022, there were no material changes to KWESST's financial risks as disclosed in Note 22 of the audited consolidated financial statements for the year ended September 30, 2021.

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)

At June 30, 2022, our contractual obligations were as follows:

Payment due:	Total	Within 1 Year	1 to 3 years	3 to 5 years
Minimum royalty commitments	$2,500,000	$150,000	$350,000	$2,000,000
Borrowings	2,090,000	2,090,000	-	-
Accounts payable and accrued liabilities	2,263,702	2,263,702	-	-
Lease obligations	351,000	93,600	187,200	70,200
Other commitments	12,886	12,886	-	-
Short-term rental obligations	10,574	10,574	-	-
Total contractual obligations	$7,228,162	$4,620,762	$537,200	$2,070,200

At June 30, 2022, we had negative $3,094,431 (September 30, 2021 - positive $2,896,207) in working capital (current assets less current liabilities).

17.   Supplemental cash flow information

The following table presents changes in non-cash working capital:

	Nine months ended June 30, 2022	Nine months ended June 30, 2021

Trade and other receivables	$609,202	$23,580
Inventories	(11,046)	(442,074)
Prepaid expenses and other	386,904	36,979
Accounts payable and accrued liabilities	934,025	(876,121)
Contract liabilities	-	(7,053)
Corporate taxes payable	(32,338)	-
Deposits	-	150,000
Accrued royalties liability	-	1,116,299
	$1,886,747	$1,610

The following is a summary of non-cash items that were excluded from the Statements of Cash Flows for the nine months ended June 30, 2022:

  $83,319 fair value of 875 contingent shares settled via common shares;
  $19,000 debt settlement via common shares;
  $61,173 fair value of warrants exercised and transferred to share capital from warrants; and
  $125,000 for 250,000 warrants exercised in connection with the GhostStepTM acquisition in June 2020.

The following is a summary of non-cash items that were excluded from the Statements of Cash Flows for the nine months ended June 30, 2021:

  $63,949 debt settlement via common shares;
  $125,000 for 250,000 exercised warrants in connection with the GhostStepTM acquisition in June 2020;
  $102,991 fair value of warrants exercised and transferred to share capital;
  $203,516 fair value of options exercised and transferred to share capital from contributed surplus;
  $1,715,000 fair value of common shares and warrants issued for the acquisition of the PARA OPSTM system;

KWESST MICRO SYSTEMS INC. Notes to Unaudited Condensed Consolidated Interim Financial Statements Three and nine months ended June 30, 2022, and 2021 (Expressed in Canadian dollars, except share amounts)
  $137,000 fair value of common shares issued for the amended and restated license agreement with AerialX; and
  $169,832 share offering costs relating to the Broker Compensation Options.

18. Commitments and contingencies

There was no significant change to the commitments and contingencies as disclosed in Note 26 of the audited consolidated financial statements for the year ended September 30, 2021.

19.  Segmented information

Our Executive Chairman has been identified as the chief operating decision maker. The Executive Chairman evaluates our performance and allocates resources based on the information provided by our internal management system at a consolidated level.  We have determined that we have only one operating segment.

At June 30, 2022, and 2021, all of KWESST's property and equipment are located in Canada, including the right-of-use assets.

20.   Subsequent events

a) Non-brokered private placement

On July 14, 2022, we closed a non-brokered private placement, resulting in the issuance of 22,857 units of KWESST ("July 2022 Units"), at a price of $15.05 per July 2022 Unit (the "Issue Price"), for aggregate gross proceeds of $344,000 (the "July 2022 Offering").

Each July 2022 Unit is comprised of one common share and seventy one-half common share purchase warrant (the "Warrants"). Accordingly, we issued 800,000 Warrants exercisable at $0.285 each for a period of 24 months from the closing date. Each Warrant converts into 0.01428571 common shares or 70 warrants for one common share.  There was no finder fee paid in this private placement.

Certain of our directors and officers (the "Insiders") purchased 5,814 Units for a total consideration of $87,500. The issuance of Units to the Insiders constitutes a related party transaction but is exempt from the formal valuation and minority approval requirements of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101") as KWESST's securities are not listed on any stock exchange identified in Section 5.5(b) of MI 61-101 and neither the fair market value of the units issued to the Insiders, nor the fair market value of the entire private placement, exceeds 25% of our market capitalization.

All securities issued in connection with the July 2022 Offering are subject to a statutory hold period in Canada expiring four (4) months and one (1) day from the closing of the Offering. We received final acceptance by the TSX Venture Exchange.

Consolidated Financial Statements of

KWESST MICRO SYSTEMS INC.

Year ended September 30, 2021,

Nine months ended September 30, 2020, and

Year ended December 31, 2019

(Expressed in Canadian Dollars)

KWESST MICRO SYSTEMS INC.

Table of contents for the year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019

INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
KWESST Micro Systems Inc.
Opinion

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

KWESST Micro Systems Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of KWESST Micro Systems Inc. (the Company) as of September 30, 2021, the related consolidated statements of net loss and comprehensive loss, stockholders' equity, and cash flows for the year then ended, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and its financial performance and its cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

We have served as the Company's auditor since 2021

Ottawa, ON

November 24, 2021, except for Note 1(b) as to which the date is November 14, 2022

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Financial Position
At September 30, 2021, September 30, 2020, and December 31, 2019

In Canadian dollars	Notes	September 30, 2021	September 30, 2020	December 31, 2019
			(Adjusted - see Note 8)
ASSETS
Cash		$2,688,105	$3,073,760	$21,615
Restricted short-term investment	12	30,000	-	-
Trade and other receivables	5	699,251	480,917	219,803
Inventories	6	90,299	-	-
Prepaid expenses and other		548,042	441,837	54,075
Current assets		4,055,697	3,996,514	295,493

Property and equipment	7	903,649	174,644	70,122
Right-of-use assets	8	266,214	327,576	184,472
Deposit	8	21,367	19,341	-
Intangible assets	9	3,470,919	644,702	-
Other assets	26	-	150,000	150,000
Non-current assets		4,662,149	1,316,263	404,594
Total Assets		$8,717,846	$5,312,777	$700,087

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	10	$1,127,202	$818,274	$198,687
Lease obligations	13	32,288	44,128	85,468
Related party loans	11	-	218,276	289,828
Borrowings	12	-	32,273	-
Contract liabilities	14	-	7,053	-
Financial derivative liabilities	22	-	-	29,463
Current liabilities		1,159,490	1,120,004	603,446

Accrued royalties liability	4(a)	1,105,756	-	-
Lease obligations	13	275,621	307,909	117,218
Borrowings	12	53,251	-	-
Convertible notes	15	-	-	210,819
Non-current liabilities		1,434,628	307,909	328,037
Total Liabilities		2,594,118	1,427,913	931,483

Shareholders' Equity
Share capital	16(a)	17,215,068	9,374,563	2,284,353
Warrants	16(b)	1,848,389	277,170	21,050
Contributed surplus	16(c)	2,458,211	306,708	-
Accumulated other comprehensive loss		(8,991)	-	-
Accumulated deficit		(15,388,949)	(6,073,577)	(2,536,799)
Total Shareholders' Equity		6,123,728	3,884,864	(231,396)

Total Liabilities and Shareholders' Equity		$8,717,846	$5,312,777	$700,087

See Note 2(a) Going concern and Note 26 Commitments and contingencies.

See accompanying notes to consolidated financial statements.

On behalf of the Board of Directors:

(signed) John McCoach, Director	(signed) David Luxton , Director

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Net Loss and Comprehensive Loss
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019

In Canadian dollars	Notes	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
			(Adjusted - see Note 8)
Revenue	18	$1,275,804	$861,917	$509,148
Cost of sales		(798,888)	(247,113)	(85,101)
Gross profit		476,916	614,804	424,047

Operating expenses
General and administrative	4(d)	4,057,167	2,723,861	397,990
Selling and marketing		3,484,159	564,266	36,681
Research and development, net	21(a)	2,138,138	817,584	1,003,705
Total operating expenses	19	9,679,464	4,105,711	1,438,376

Operating loss		(9,202,548)	(3,490,907)	(1,014,329)

Other income (expenses)
Fair value adjustments on derivatives	22	-	29,463	113,178
Net finance costs	20	(107,751)	(61,397)	(245,147)
Foreign exchange loss		(3,742)	(13,937)	(982)
Loss on disposals		(1,331)	-	-
Total other expenses		(112,824)	(45,871)	(132,951)

Net loss		$(9,315,372)	$(3,536,778)	$(1,147,280)
Other comprehensive loss:

Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences		(8,991)	-	-
Total comprehensive loss		$(9,324,363)	$(3,536,778)	$(1,147,280)

Net loss per share
Basic and diluted	1(b)	$(14.72)	$(8.03)	$(4.61)

Weighted average number of shares outstanding
Basic and diluted	1(b) and 17	632,721	440,631	249,001

See accompanying notes to consolidated  financial statements.

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Changes in Shareholders' Equity
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019

In Canadian dollars	Notes	Share capital	Warrants	Contributed surplus	Translation reserve	Deficit	Total Shareholders' Equity
Balance, December 31, 2018		$200	$-	$-	$-	$(1,389,519)	$(1,389,319)
Shares issued for cash	16(a)	1,014,948	-	-	-	-	1,014,948
Shares issued for debt	16(a)	1,269,205	1,192	-	-	-	1,270,397
Warrants issued for debt	16(b)	-	19,858	-	-	-	19,858
Net loss		-	-	-	-	(1,147,280)	(1,147,280)
Balance, December 31, 2019		$2,284,353	$21,050	$-	$-	$(2,536,799)	$(231,396)
Shares and warrants issued for cash	16(a),(b)	4,568,013	76,120	-	-	-	4,644,133
Shares for converted debt and interest	16(a)	1,583,881	-	-	-	-	1,583,881
Shares issued for performance incentive	16(a)	731,500	-	-	-	-	731,500
Shares from Foremost's QT	4(b)	628,949	-	41,155	-	-	670,104
Shares and warrants issued on asset acquisition	4(c)	167,280	180,000	-	-	-	347,280
Stock options exercised	16(c)	78,080	-	(17,531)	-	-	60,549
Shares for consulting services	16(a)	32,393	-	-	-	-	32,393
Share-based compensation	16(c)	-	-	283,084	-	-	283,084
Share offering costs	16(a)	(699,886)	-	-	-	-	(699,886)
Net loss	8	-	-	-	-	(3,536,778)	(3,536,778)
Balance, September 30, 2020 (adjusted)		$9,374,563	$277,170	$306,708	$-	$(6,073,577)	$3,884,864
Shares for debt settlements	16(a)	63,866	-	-	-	-	63,866
Warrants exercised	16(b)	815,307	(175,741)	-	-	-	639,566
Shares and warrants issued on asset acquisition	4(a)	1,290,000	425,000	-	-	-	1,715,000
Shares for amended license	26(a)	137,000	-	-	-	-	137,000
Shares and warrants issued for cash	16(a),(b)	4,721,818	1,280,654	-	-	-	6,002,472
Stock options and warrants exercised	16(c)	1,639,695	41,306	(531,263)	-	-	1,149,738
Share-based compensation	16(c)	-	-	2,462,207	-	-	2,462,207
Restricted share units vested	16(c)	12,498	-	(12,498)	-	-	-
Share offering costs	16(a)	(839,679)	-	233,057	-	-	(606,622)
Other comprehensive loss		-	-	-	(8,991)	-	(8,991)
Net loss		-	-	-	-	(9,315,372)	(9,315,372)
Balance, September 30, 2021		$17,215,068	$1,848,389	$2,458,211	$(8,991)	$(15,388,949)	$6,123,728

See accompanying notes to consolidated financial statements.

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Cash Flows
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019

In Canadian dollars	Notes	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
			(Adjusted - see Note 8)
OPERATING ACTIVITIES
Net loss		$(9,315,372)	$(3,536,778)	$(1,147,280)
Items not affecting cash:
Depreciation and amortization	7, 8, 27	140,990	103,397	102,142
Impairment of intangible assets	9	55,376	-	-
Share-based compensation	16(c)	2,462,207	283,084	-
Shares issued for M&A advisory and consulting services		-	763,893	-
Shares for amended license	26(a)	137,000	-	-
Fair value adjustments on derivative liabilities	22	-	(29,463)	(113,178)
Non-cash listing expense	4(b)	-	814,703	-
Net finance costs	20	107,751	61,217	230,858
Loss on disposals		1,331	-	-
Changes in non-cash working capital items	23	198,484	(245,095)	(141,575)
Interest paid		(42,980)	(6,612)	(24,523)
Cash used in operating activities		(6,255,213)	(1,791,654)	(1,093,556)

INVESTING ACTIVITIES
Acquisition of property and equipment	7	(809,964)	(133,927)	(20,190)
Investments in intangible assets	9	(83,228)	(163,230)	-
Deposit for advanced royalties	4(a)	(150,000)	-	-
Deposit for long-term office lease		-	(38,212)	-
Purchase of restricted short-term investment	12	(30,000)	-	-
Acquisition of technology asset	4(c)	-	(134,192)	-
Cash acquired on closing of Foremost	4(b)	-	78,589	-
Cash flows used in investing activities		(1,073,192)	(390,972)	(20,190)

FINANCING ACTIVITIES

Proceeds from the issuance of common shares and warrants	16(a)	6,002,472	4,355,171	1,014,948
Payments of share offering costs	16(a)	(606,622)	(164,716)	-
Proceeds from convertible notes	16(a)	-	1,081,504	-
Proceeds from borrowings	12	326,000	40,000	-
Repayment of borrowings	12	(306,000)	-	(10,747)
Repayments to related party loans	11	(218,276)	(80,000)	(70,513)
Proceeds from related party loans	11	-	-	310,684
Repayments of lease obligations	13	(44,128)	(58,188)	(77,367)
Repayments of convertible notes	15	-	-	(31,644)
Proceeds from exercise of warrants	16(b)	680,872	-	-
Proceeds from exercise of stock options	16(c)	1,108,432	61,000	-
Cash flows provided by financing activities		6,942,750	5,234,771	1,135,361

Net change in cash during the period		(385,655)	3,052,145	21,615

Cash, beginning of period		3,073,760	21,615	-

Cash, end of period		$2,688,105	$3,073,760	$21,615

See Note 23 Supplemental cash flow information.

See accompanying notes to consolidated  financial statements.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

1. Reporting Entity

a) Corporate Information

KWESST Micro Systems Inc. (the "Company" or "KWESST") was incorporated on November 28, 2017, under the laws of the Province of British Columbia. The Company's registered office is located at 550 Burrard Street, Suite 2900, Vancouver, British Columbia, Canada. Its corporate office is located at Unit 1, 155 Terrence Matthews Crescent, Kanata, Ontario, Canada. It also has representative offices in the following foreign locations: Washington DC (United States), London (United Kingdom), and Abu Dhabi (United Arab Emirates).

KWESST develops and commercializes next-generation tactical systems. Key market segments and solutions addressed by KWESST technologies are: (i) breakthrough technology in non-lethal systems with broad application, including law enforcement and personal defence, (ii) modernized digitization of tactical forces for shared situational awareness and targeting, and (iii) counter-measures against threats such as drones, lasers and electronic detection.

KWESST's common stock is listed on the TSX-Venture Exchange ("TSX-V'') under the stock symbol of KWE and on the OTCQB® Venture Market under the stock symbol of KWEMF.

Following the closing of the Qualifying Transaction ("QT") pursuant to the policies of the TSX Venture Exchange ("TSX-V") - see Note 4 (b), KWESST changed its fiscal year end to September 30th from December 31st to be aligned with the U.S. government fiscal year, a key market for KWESST. Accordingly, these consolidated financial statements presented herein are for the fiscal year ended September 30, 2021, with comparatives for the nine months ended September 30, 2020, and year ended December 31, 2019.

b) Reverse Stock Split

In August 2022, KWESST submitted a Form F-1 Registration Statement to the U.S. Securities and Exchange Commission and applied to have its common shares listed on the Nasdaq Capital Market ("Nasdaq"). In connection with KWESST's listing application on Nasdaq, KWESST effected a one for seventy (1-for-70) reverse stock split of its common stock on October 28, 2022 (the "Reverse Split").  Accordingly, all shareholders of record at the opening of business on October 28, 2022, received one issued and outstanding common share of KWESST in exchange for 70 outstanding common shares of KWESST.  No fractional shares were issued in connection with the Reverse Split.  All fractional shares created by the Reverse Split were rounded to the nearest whole number of common shares, with any fractional interest representing 0.5 or more common shares entitling holders thereof to receive one whole common share.

Effective on the date of the Reverse Split, the exercise price and number of common shares issuable upon the exercise of outstanding stock options were proportionately adjusted to reflect the Reverse Split.  The restricted share units ("RSUs") and performance stock units ("PSUs") have also been adjusted for the Reverse Split.  While the number of warrants has not changed as a result of the Reverse Split; the conversion rate for each warrant was adjusted from one common share to 0.01428571 common share.  All information respecting outstanding common shares and other securities of KWESST, including net loss per share, in the current and comparative periods presented herein give effect to the Reverse Split.

2. Basis of preparation

(a) Going concern

These consolidated financial statements have been prepared assuming KWESST will continue as a going concern. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and can realize its assets and discharge its liabilities and commitments in the normal course of business.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

As an early-stage company, KWESST has not yet reached commercial production of its products and has incurred significant losses and negative operating cash flows from inception that have primarily been funded from financing activities. KWESST incurred $9.3 million net loss and negative operating cash flows of approximately $6.3 million for the year ended September 30, 2021 (2020 - $3.5 million net loss and negative operating cash flows of $1.8 million; 2019 - $1.1 million net loss and negative operating cash flows of $1.1 million).

The Company's ability to continue as a going concern and realize its assets and discharge its liabilities in the normal course of business is dependent upon closing timely additional sales orders and the ability to raise additional debt or equity financing, if required. There are various risks and uncertainties affecting KWESST's future financial position and its performance including, but not limited to:

  The market acceptance and rate of commercialization of the KWESST's product offerings;
  Ability to successfully execute its business plan;
  Ability to raise additional capital at acceptable terms;
  General local and global economic conditions, including the ongoing COVID-19 pandemic.

KWESST's strategy to mitigate these material risks and uncertainties is to execute timely a business plan aimed at continued focus on revenue growth, product development and innovation, improving overall gross profit, managing operating expenses and working capital requirements, and securing additional capital, as needed.

Failure to implement the Company's business plan could have a material adverse effect on the Company's financial condition and/or financial performance. There is no assurance that that the Company will be able to raise additional capital as they are required in the future. Accordingly, there are material risks and uncertainties that may cast significant doubt about KWESST's ability to continue as a going concern.

These consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities and reported expenses that may otherwise be required if the going concern basis was not appropriate.

(b) Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the IFRS Interpretations Committee ("IFRIC").

The consolidated financial statements were authorized for issue by the Board of Directors on November 23, 2021 except for Note 1(b) and the related changes, as to which the date is November 14, 2022.

(c) Principles of consolidation

These consolidated financial statements incorporate the financial statements of KWESST and the entities it controls.

Control is achieved where KWESST has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities, are exposed to, or have rights to, variable returns from the Company's involvement with the entity and have the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company until the date on which control ceases. Profit or loss of subsidiaries acquired during the year are recognized from the date of acquisition or effective date of disposal as applicable. All intercompany transactions and balances have been eliminated.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

At September 30, 2021, the Company has the following wholly-owned subsidiaries:

	Location	Equity %
KWESST Inc.	Kanata, Canada	100%
KWESST U.S. Inc.	Virginia, United States	100%

(d) Functional and presentation currency

The consolidated financial statements are presented in Canadian dollars ("CAD"), which is the functional currency of KWESST and its subsidiaries unless otherwise stated.

(e) Measurement basis

The consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

(f) Comparative figures

For the year ended September 30, 2021, KWESST changed the presentation of its expenses in the consolidated statements net loss and comprehensive loss from by nature to by function.  KWESST made this change in presentation to provide more relevant financial information to facilitate peer benchmarking, particularly with peers in the United States. As a result, KWESST operating expenses are now presented as follows:  general and administration ("G&A"), selling and marketing ("S&M"), and net research and development ("R&D").

G&A expenses consist of corporate personnel costs, various management and administrative support functions, insurance, regulatory and other public company costs, professional fees relating to corporate matters, corporate advisory consulting costs, M&A related costs, depreciation and amortization expenses, and occupancy costs related to G&A costs.

S&M expenses consist of business development costs related to the market development activities and product commercialization, marketing support function, depreciation and amortization expenses and investor relations support function.

R&D expenses consist of costs incurred in performing R&D activities, including new product development, continuous product development, materials and supplies, personnel costs, external engineering consulting, patent procurement costs, depreciation and amortization expenses, and occupancy costs related to R&D activity. These costs are net of Canadian investment tax credits for qualified Scientific Research and Experimental Development ("SR&ED") projects.

As this change constitutes a change in accounting policy, KWESST has restated the presentation of the comparative expenses to conform with the current year's expense presentation.

This resulted in no change to the previously reported total operating expenses for the nine months ended September 30, 2020, and the year ended December 31, 2019. Refer to Note 19 for disclosure of expenses by nature.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

(g) Use of judgments and estimates

The preparation of the consolidated financial statements in accordance with IFRS requires management to make judgments, estimates, and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income, expenses, and disclosure of contingent liabilities. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

The current COVID-19 pandemic has significantly impacted health and economic conditions globally. While the COVID-19 has limited KWESST's ability to travel to foreign markets for business development during the year ended September 30, 2021, it has not significantly impacted KWESST's operations, including product development and delivery on customer contracts.  However, impacts related to COVID-19 pandemic are expected to continue to pose risks to KWESST for the foreseeable future and could have a significant impact to KWESST's business, operations or financial performance in a manner that is difficult for management to predict.

Judgments

Information about judgments made in applying accounting policies that have the most significant effects on the amounts recognized in these consolidated financial statements is included in the following notes:

  Note 4(a) - acquisition of LEC System: whether the estimated discount rate used to discount the minimum royalty payments is reasonable, and the reasonability of the volatility assumption used in the Black Scholes option model to estimate the fair value of the warrants issued to DEFSEC.
  Note 4(c) - acquisition of GhostStep® Tfechnology: whether the fair value of KWESST's common shares and warrants issued was reasonable, and inputs used in accounting for the contingent annual payments.
  Note 16(c) - share-based compensation: whether the determination of KWESST's stock volatility, forfeiture rate, and expected life are reasonable in light of its limited operating history, all significant inputs in the valuation model to fair value options granted;
  Note 16(c) - broker compensation options: whether the Monte Carlo valuation model and number of simulations are reasonable to estimate the fair value of these options, coupled with the volatility assumption;

Estimates

Information about assumptions and estimation uncertainties at September 30, 2021 that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities in the next financial year is included in the following notes:

  Note 5 - unbilled receivable: estimated percentage of completion for determining revenue recognition and related unbilled receivable amount;
  Note 9 - impairment test of intangible assets: key assumptions underlying recoverable amounts; and
  Note 21 - recognition of deferred tax assets: availability of future taxable profits against which deductible temporary differences and tax losses carried forward can be utilized.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

3. Significant accounting policies

(a) Revenue recognition

Revenue is recognized upon transfer of control of products or services to customers at an amount that reflects the transaction price KWESST expects to receive in exchange for the products or services. KWESST's contracts with customers may include the delivery of multiple products and services, which are generally capable of being distinct and accounted for as separate performance obligations. The accounting for a contract or contracts with a customer that contain multiple performance obligations requires KWESST to allocate the contract or contracts transaction price to the identified distinct performance obligations based on the stand-alone selling price of each performance obligation.

Revenue from contracts with customers is recognized, for each performance obligation, either over a period of time or at a point in time, depending on which method reflects the transfer of control of the goods or services underlying the particular obligation to the customer.

For performance obligations satisfied over time, KWESST recognizes revenue over time using an input method, based on costs incurred to date relative to total estimated costs at completion, to measure progress toward satisfying such performance obligation (for non-recurring engineering services, the input method is based on hours). Under this method, costs that do not contribute to the performance of KWESST in transferring control of goods or services to the customer are excluded from the measurement of progress toward satisfying the performance obligation. In certain other situations, KWESST might recognize revenue at a point in time, when the criteria to recognize revenue over time are not met. In any event, when the total anticipated costs exceed the total anticipated revenues on a contract, such loss is recognized in its entirety in the period it becomes known.

KWESST may enter into contractual arrangements with a customer to deliver services on one project with respect to more than one performance obligation, such as non-recurring engineering, procurement, and training. When entering into such arrangements, KWESST allocates the transaction price by reference to the stand-alone selling price of each performance obligation. Accordingly, when such arrangements exist on the same project, the value of each performance obligation is based on its stand-alone price and recognized according to the respective revenue recognition methods described above.  For example, for non-recurring engineering services rendered over a contract period the revenue is recognized using the percentage of completion method; whereas for training services the revenue is recognized after the training is delivered (i.e. point in time).

KWESST accounts for a contract modification, which consists of a change in the scope or price (or both) of a contract, as a separate contract when the remaining goods or services to be delivered after the modification are distinct from those delivered prior to the modification and the price of the contract increases by an amount of consideration that reflects KWESST's stand-alone selling price of the additional promised goods or services. When the contract modification is not accounted for as a separate contract, KWESST recognizes an adjustment to revenue on a cumulative catch-up basis at the date of contract modification.

The timing of revenue recognition often differs from performance payment schedules, resulting in revenue that has been earned but not billed. These amounts are included in unbilled receivables. Amounts billed in accordance with customer contracts, but not yet earned, are recorded and presented as part of contract liabilities.

When a contract includes a significant financing component, the value of such component is excluded from the transaction price and is recognized separately as finance income or expense, as applicable.

(b) Financial instruments

KWESST recognizes a financial asset or a financial liability when it becomes a party to the contractual provisions of the instrument.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

Trade and other receivables without a significant financing component are initially measured at the transaction price. All other financial assets and financial liabilities are initially recognized at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss ("FVTPL")) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

Financial assets

All financial assets are recognized and de-recognized on trade date.

Financial assets are recognized at fair value and subsequently classified and measured at:

a) Amortized cost;

b) Fair value through other comprehensive income ("FVOCI"); or

c) Fair value though profit or loss ("FVTPL").

KWESST determines the classification of its financial assets on the basis of both the business model for managing the financial assets and the contractual cash flows characteristics of the financial asset. Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets.

A financial asset is measured at amortized cost if it is held within a business model whose objective is to hold assets to collect contractual cash flows, and its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest of the principal amount outstanding. Financial assets classified at amortized cost are measured using the effective interest method. At September 30, 2021 KWESST classified the following as amortized cost:

  Cash
  Restricted short-term investment
  Trade and other receivables
  Lease deposit (non-current other asset)

All financial assets not classified and measured at amortized cost or FVOCI are measured at FVTPL. At September 30, 2021 KWESST did not have financial assets classified as FVOCI or FVTPL.

Expected credit losses

KWESST measures a loss allowance based on the lifetime expected credit losses. Lifetime expected credit losses are estimated based on factors such as KWESST's past experience of collecting payments, the number of delayed payments in the portfolio past the average credit period, observable changes in national or local economic conditions that correlate with default on receivables, financial difficulty of the borrower, and it becoming probable that the borrower will enter bankruptcy or financial re-organization.

Financial assets are written off when there is no reasonable expectation of recovery.

Financial liabilities

Financial liabilities are recognized at fair value and subsequently classified and measured at amortized cost or fair value though profit or loss ("FVTPL").

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

KWESST determines the classification of its financial liabilities at initial recognition. The Company has classified the following as amortized costs:

  Accounts payable and accrued liabilities
  Related party loans
  Borrowings
  Lease obligations
  Convertible notes

Financial liabilities at amortized cost are measured using the effective interest rate method.

At September 30, 2020 and December 31, 2019, KWESST classified financial derivative liabilities as FVTPL. Accordingly, fair value is remeasured at each reporting period with the fair value adjustment recognized in profit or loss. There was no outstanding financial derivative liability at September 30, 2021.

For convertible notes, these are initially segregated into their debt and equity components or derivative liability components at the date of issue, in accordance with the substance of the contractual agreements. The conversion feature of the convertible notes is presumed to be classified as a derivative financial liability unless it meets all the criteria to recognize as equity instrument under IAS 32.

De-recognition of financial liabilities

KWESST de-recognizes financial liabilities when its obligations are discharged, cancelled or they expire.

(c) Inventories

KWESST's inventories may consist of raw materials, work-in-progress ("WIP"), and finished goods. Inventories are measured at the lower of cost and net realizable value, with cost being determined using the weighted average cost method. The cost of WIP and finished goods includes the cost of raw materials, direct labour, and overhead. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. At each reporting period, management estimates the provision for obsolete and slow-moving inventory which may be reversed in subsequent periods, should the value subsequently be recovered.

(d) Property and equipment

Property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Cost comprises the fair value of consideration given to acquire or construct an asset and includes the direct charges associated with bringing the asset to the location and condition necessary for putting it into use along with the future cost of dismantling and removing the asset. These assets are depreciated over their estimated useful lives using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. Depreciation methods, useful lives and residual values are reviewed at each financial year end and adjusted prospectively, if appropriate.

The following table provides a summary of estimated useful lives for KWESST's property and equipment:

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

Rate
Computer equipment	3 years
Computer software	3 years
Office furniture and equipment	5 years
R&D equipment	5 years
Sales demo equipment	2 years
Leasehold improvements	Shorter of useful life or remaining term of lease

At the end of each reporting period, KWESST reviews the carrying amounts of its property and equipment to determine whether there is any indication of impairment. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash flows of other assets or groups of assets (the "cash-generating unit, or CGU"). If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(e) Leases

At inception of a contract, KWESST assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

KWESST recognizes a right-of-use asset and a lease liability at the lease commencement date. The lease obligation is measured at the present value of the lease payments that are not paid at the commencement date of the lease, discounted using its incremental borrowing rate of 10% at the time. The right-of-use asset is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received. The assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. The lease term includes periods covered by an option to extend if KWESST is reasonably certain to exercise that option.  Lease terms range from 3 to 6 years for offices and printer. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, KWESST's incremental borrowing rate. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in KWESST's estimate of the amount expected to be payable under a residual value guarantee, or if KWESST changes its assessment of whether it will exercise a purchase, extension, or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying value of the right-of-use asset or, is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

KWESST has elected to apply the practical expedient not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets. The lease payments associated with these leases are recognized as an expense on a straight-line basis over the lease term.

(f) Intangible assets

(i) Research and development ("R&D") costs

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss when incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and KWESST has the intention and sufficient resources to complete the development and to use or sell the asset. The expenditure capitalized in respect of development activities includes the cost of materials, direct labor and overhead costs that are directly attributable to preparing the asset for its intended use, and capitalized borrowing costs. Other development expenditures are recognized in profit or loss when incurred.

(ii) Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditures, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

(iii) Amortization

Amortization is a systematic allocation of the amortizable amount of an intangible asset of its useful life. The amortizable amount is the cost of the asset less its estimated residual value. KWESST recognizes in profit or loss on a sales-based rate over the estimated useful lives of the intangible assets from the date they are available for use, since this method most closely reflects the expected pattern of consumption of the future economic benefits embodied in each asset. Where a sales-based rate could not be determined, the straight-line approach is used.

Internally generated intangible assets are not systematically amortized as long as they are not available for use i.e. they are not yet on site or in working condition for their intended use. Accordingly, intangible assets such as development costs are tested for impairment at least once a year, until such date as they are available for use.

(iv) Impairment

All intangible assets are periodically reviewed for impairment. The estimated present value of future cash flows associated with the intangible asset is determined and an impairment loss is recognized for the difference between this amount and the carrying amount as follows: the carrying amount of the asset is reduced to estimated present value of the future cash flows associated with the asset, discounted at the financial asset's original effective interest rate, and the resulting loss is directly recognized in profit or loss for the period.

(g) Provisions

A provision is recognized if, as a result of a past event, KWESST has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the liability. The unwinding of the discount is recognized as a finance cost.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

(h) Income taxes

Income tax expense comprises current income tax expense and deferred income tax expense. Current and deferred income taxes are recognized as an expense and included in profit or loss for the period, except to the extent that the tax arises from a transaction which is recognized in other comprehensive income or directly in shareholder's deficiency.

Current income tax

Current tax expense is the amount of income taxes payable (recoverable) in respect of the taxable income (tax loss) for a period. Current liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax

Deferred tax assets and liabilities are recognized for the temporary differences between transactions and carrying amounts of assets and liabilities that have been included in the consolidated financial statements and the amounts used for taxation purposes. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities and for certain carry-forward items. Deferred income tax assets are recognized only to the extent that it is probable that the deferred income tax assets will be realized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent it is no longer probable that the related tax benefit will be realized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting period. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment or substantive enactment. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and KWESST intends to settle its current tax assets and liabilities on a net basis.

Investment tax credits

Investment tax credits relating to scientific research and experimental development expenditures are recorded in the fiscal period the qualifying expenditures are incurred based on management's interpretation of applicable legislation in the Income Tax Act of Canada. Credits are recorded provided there is reasonable assurance that the tax credit will be realized. Credits claimed are subject to review by the Canada Revenue Agency.

Credits claimed in connection with R&D activities are accounted for using the cost reduction method. Under this method, assistance and credits relating to the acquisition of equipment is deducted from the cost of the related assets, and those relating to current expenditures, which are primarily salaries and related benefits, are included in the determination of profit or loss as a reduction of the R&D expenses.

(i) Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions are in the normal course of business and have commercial substance.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

(j) Share-based compensation

KWESST has a Long-Term Incentive Plan ("LTIP") in which it may grant stock options, restricted share units ("RSUs"), performance stock units ("PSUs"), deferred stock units ("DSUs"), and stock appreciation rights ("SARs") to directors, employees and consultants. KWESST measures share-based compensation at fair value for all share-based awards granted under the LTIP.

Equity-settled service award

The grant date fair value of equity-settled share-based awards is recognized as an expense on a straight-line basis over the requisite service period, with a corresponding increase in equity, over the vesting period of the awards. For stock options, the grant date fair value is determined using the Black-Scholes option model (see Note 16(c) for key inputs used in this model). For share units, the grant date fair value is based on KWESST's closing stock price. Each tranche of an award is considered a separate award with its own vesting period and grand date fair value. The amount recognized as an expense is adjusted for estimated forfeitures.

Equity-settled performance award

The accounting for equity-settled performance award is the same as above, except compensation expense is subject to periodic adjustment based on the achievement of establishment performance criteria.

Modified award

Where the terms of an equity-settled transaction award are modified, the minimum expense recognized is the expense as if the terms had not been modified and if the original terms of the award are met. An additional expense is recognized for any modification that increases the total fair value of the share-based payment transaction or is otherwise beneficial to the employees as measured at the date of acquisition.

(k) Foreign currency

Foreign currency transactions

The financial statements of KWESST and its Canadian wholly-owned subsidiary are measured using CAD as the functional currency. Transactions in currencies other than in CAD are translated at the exchange rates prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are translated to the functional currency at the rates prevailing at that date. Exchange differences on monetary items are recognized in profit or loss in the period in which they arise. Non-monetary items carried at fair value that are denominated in foreign currencies are translated to the functional currency at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the rates at the date of the transaction and are not subsequently retranslated.

Foreign operations

The financial statements of KWESST U.S. Inc. are measured using the United States dollar ("USD") as its functional currency. Assets and liabilities have been translated into USD using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which cases the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in shareholders' equity.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

(l) Earnings (loss) per share

Basic earnings (loss) per share is computed using net earnings (loss) over the weighted average number of common shares outstanding during the period. KWESST uses the treasury stock method to compute the dilutive effect of options, warrants, and similar instruments. Under this method, the dilutive effect on earnings per share is calculated presuming the exercise of outstanding options, warrants, and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase common shares at the average market price during the period.

However, the calculation of diluted loss per share excludes the effects of various conversions and exercises of convertible debt, options and warrants that would be anti-dilutive.

(m) Reverse acquisition

KWESST was a capital pool company, which did not constitute a business as defined under IFRS 3 - Business Combination at the time of the QT and is therefore not within the scope of IFRS 3 (see Note 4(b)). However, the QT has some features of a reverse acquisition under IFRS 3. In the absence of a Standard that specifically applies to the QT, KWESST applied by analogy the guidance in IFRS 3 for reverse acquisitions in accordance with IAS 8 accounting policies, changes in accounting estimates and errors.

Application of the reverse acquisitions guidance by analogy results in the private operating entity KWESST Inc. being identified as the accounting acquirer, and the listed non-operating entity KWESST being identified as the accounting acquiree. The accounting acquirer is deemed to have issued shares to obtain control of the accounting acquiree KWESST. Because the QT is not within the scope of IFRS 3, KWESST accounted for it as an asset acquisition and the consideration as a share-based payment transaction which was accounted for in accordance with IFRS 2 - Share-based Payment.

According to IFRS 2, any difference in the fair value of the shares deemed to have been issued by the accounting acquirer and the fair value of the accounting acquiree's identifiable net assets represents a service received by the accounting acquirer. Regardless of the level of monetary or non-monetary assets owned by the non-listed operating entity, the entire difference was considered to be payment for a service of a stock exchange listing for its shares, and that no amount should be considered a cost of raising capital. The service received in the form of a stock exchange listing does not meet the definition of an intangible asset because it is not identifiable in accordance with IAS 38 Intangible Assets (it is not separable) and does not meet the definition of an asset that should be recognized in accordance with other Standards and the Conceptual Framework, therefore the services received was recognized as listing expense (included in merger & acquisition costs in the consolidated statements of net loss and comprehensive loss).

(n) Cash and cash equivalents

Cash and cash equivalents include cash investments in interest-bearing accounts and term deposits which can readily be redeemed for cash without penalty or are issued for terms of three months or less from dated of acquisition.

New accounting standards issued

Amendments to IAS 8, Accounting Policies, Changes to Accounting Estimates and Errors

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

On February 12, 2021, the IASB issued amendments to IAS 8, Accounting Policies, Changes to Accounting Estimates and Errors, in which it introduces a new definition of "accounting estimates". These amendments are designed to clarify the distinction between changes in accounting estimate and changes in accounting policies and the correction of errors. Specifically, accounting estimates are now defined as "monetary amounts in financial statements that are subject to measurement uncertainty".

The amendments become effective for annual reporting periods beginning on or after January 1, 2023, with earlier application permitted. KWESST has early adopted these amendments for the year ended September 30, 2021, which resulted in no impact to its financial position, results of operations and cash flows.

4. Acquisitions

a) LEC System

On April 29, 2021, KWESST acquired the Low Energy Cartridge technology from DEFSEC, a proprietary non-lethal cartridge-based firing system (herein referred as the "LEC System"). This technology acquisition includes all intellectual property rights for the LEC System. With this acquisition, KWESST will target the following four market segments that currently use a variety of dated "non-lethal" or "less-lethal" systems:

(i) public order (riots and control of dangerous subjects);

(ii) military and law enforcement training (realistic force-on-force training);

(iii) personal defence (home, car, boat, RV, camping, hiking); and

(iv) high-action gaming.

As DEFSEC is a private company owned by KWESST's Executive Chairman, this asset acquisition is a related party transaction. KWESST relied on exemptions from the formal valuation and minority shareholder approval requirements available under Multilateral Instrument 61-101, Protection of Minority Security Holders in Special Transactions. However, KWESST obtained approval from over 51% disinterested shareholders as well as from the TSX-V prior to closing the acquisition.

The purchase consideration consisted of:

  14,286 common shares of KWESST; and
  500,000 warrants to purchase KWESST's common shares; each warrant is exercisable at $0.70 per 1/70 of a common share (70 warrants for one common share); 25% vesting on the first anniversary of the closing of the LEC Technology acquisition and 25% per annum thereafter. These warrants will expire on April 29, 2026.

Additionally, KWESST will pay 7% royalty on annual sales of the LEC System to DEFSEC, net of taxes and duties, up to a maximum of $10 million, subject to minimum annual royalty payments starting in 2023. At closing of the acquisition, KWESST made an upfront payment of $150,000 as an advance on royalties owed for the first anniversary of the closing date.

The following represents the future minimum annual royalty payments starting from the second anniversary of the closing date:

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

Date	Amount
April 29 2023	$150,000
April 29 2024	$150,000
April 29 2025	$200,000
April 29 2026	$200,000
April 29 2027	$250,000
April 29 2028	$250,000
April 29 2029	$300,000
April 29 2030	$300,000
April 29 2031	$350,000
April 29 2032	$350,000
Total	$2,500,000

The royalty payment obligation of the Purchase Agreement ("Agreement") will expire in 20 years unless terminated earlier under the terms set out in the Agreement. At its sole discretion, KWESST may terminate this Agreement for convenience, including if market conditions for sales of the LEC System become unfavorable subject 60 day's prior written notice. Upon termination, KWESST will be fully released and discharged by DEFSEC including the outstanding future royalties and any unvested warrants shall be immediately cancelled. In return, KWESST will return all intellectual property rights relating to the LEC System to DEFSEC.

The purchase price was determined as follows:

	Number	Fair Value
Common shares	14,286	$1,290,000
Warrants	500,000	$425,000
Minimum royalty payments		$1,191,219

Total		$2,906,219

Identifiable intangible assets
Technology asset		$2,906,219

KWESST estimated the fair value as follows:

  Common shares: based on KWESST's closing stock price on April 29, 2021.
  Warrants: based on using the Black Scholes option model with the following key inputs: a) exercise price of $0.70, 1/70 of the underlying stock price of $1.29, risk free rate of 0.48%, expected life of three years, and expected volatility of 80%.
  Minimum royalty payments: based on the income approach, specifically discounted cash flows, using a discount rate of 13.7% per annum.

During the year ended September 30, 2021, KWESST recorded $64,537 of accretion cost relating to the discounted minimum royalty payments, which is included in net finance costs (see Note 20).

b) Reverse acquisition

On September 17, 2020, Foremost Ventures Corp. ("Foremost") completed the QT with KWESST Inc. pursuant to the policies of the TSX-V. Prior to the completion of the QT, Foremost effected a consolidation of its outstanding common shares on the basis of one post-consolidation common share for every 326.9 pre-consolidation common shares. The QT was done by way of a three-cornered amalgamation (the "Amalgamation") pursuant to which, among other things:

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

(i) KWESST Inc. amalgamated with a wholly-owned subsidiary of Foremost, incorporated for the purposes of the Amalgamation, pursuant to the provisions of the Business Corporations Act (Ontario),

(ii) Foremost changed its name to KWESST Micro Systems Inc., and

(iii) all of the outstanding common shares of KWESST Inc. (the "KWESST Shares") were cancelled and, in consideration the holders thereof received post-consolidation common shares of KWESST Micro Systems Inc. on the basis of one KWESST Micro System Inc. share for each KWESST Share.

Immediately following the QT, there were 589,517 shares of KWESST outstanding, of which 576,681 were held by the former shareholders of KWESST Inc. (representing approximately 97.8% of the outstanding shares of the Company) and 12,836 were held by the shareholders of Foremost prior to the QT. Accordingly, this transaction was accounted for as a reverse acquisition where KWESST Inc. was deemed to be the acquirer for accounting purposes.

The reverse acquisition of Foremost was accounted for under IFRS 2, Share-based Payment. Accordingly, the fair value of the purchase consideration was accounted for at the fair value of the equity instruments granted by the shareholders of KWESST Inc. to the shareholders and option holders of Foremost.

The following represents management's estimate of the fair value of the net assets acquired and total consideration transferred at September 17, 2020, the closing date of the QT.

Number of common shares issued to Foremost shareholders	12,836
KWESST's stock price at closing of reverse acquisition (1)	$49.00
Common shares	$628,949
Options	41,155
Total consideration transferred	$670,104

(1) At closing, the subscription receipts issued by KWESST Inc. on July 9, 2020 pursuant to a brokered private placement (the "KWESST Subscription Receipts"), were automatically converted, into shares of KWESST. The private placement which was completed through PI Financial Corp. as agent, consisted of 62,994 KWESST Subscription Receipts issued at $49.00 per KWESST Subscription Receipt for gross proceeds of about $3.1 million before share issuance costs. See Note 16(a).

The total fair value consideration was allocated to Foremost's net assets as follows:

Total fair value consideration	$670,104

Foremost's net assets (liabilities):
Cash	$78,589
Other receivables	1,900
Accounts payable and accrued liabilities	(225,088)
Net assets (liabilities) at fair value	(144,599)
Residual balance allocated to listing expense (included in M&A costs)	814,703
Total	$670,104

The results of operations of Foremost are included in these consolidated statements of comprehensive loss from September 17, 2020.

The listing expense of $814,703 is a non-cash item - see consolidated statements of cash flows.

In addition, 14,286 common shares with fair value of $700,000 were issued to two M&A / capital market advisors for successfully assisting KWESST to complete the QT.

c) GhostStep® Technology

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

On June 12, 2020, KWESST acquired the GhostStep® Technology from SageGuild LLC ("SageGuild"). The GhostStep® Technology has since been rebranded by KWESST as the PhantomTM, a tactical multi-function electromagnetic spectrum system. The PhantomTM System can generate numerous radio signals across multiple bands simultaneously, move itself around the battlefield, and function as a radio-relay while performing its main role of deception.

The purchase consideration consisted of:

(i) USD $100,000 (CAD $134,192) at closing;

(ii) 2,000 common shares of KWESST at closing; and

(iii) either the payment of USD $100,000 in cash or the issuance of 7,957 common shares of KWESST, at KWESST's sole discretion, upon the completion of KWESST's Qualifying Transaction ("QT").

In addition, KWESST agreed to:

(iv) make annual payments ("Yearly Payments") to SageGuild of $125,000 on each of December 31, 2020, 2021 and 2022, subject to certain conditions;

(v) issue 750,000 warrants to SageGuild exercisable at $0.50 per warrant; one warrant converts to 0.01428571 common share (or 70 warrants for one common share); and expiring on January 15, 2023 (the "SageGuild Warrants"); and

(vi) pay royalties up to USD $20 million.

The SageGuild Warrants will vest in equal tranches of 250,000 warrants on each of December 31, 2020, 2021 and 2022. KWESST has the right to apply the Yearly Payments against the exercise price of the Warrants. Further, in the event the consulting agreement with SageGuild is terminated, any remaining Yearly Payments will be terminated and the remaining unvested SageGuild Warrants will be cancelled. As the contingent Yearly Payments and SageGuild Warrants are directly linked, management combined these as "contingent consideration" for the purchase price allocation noted below. At December 31, 2020, KWESST issued 3,571 common shares for the 250,000 vested warrants (a non-cash transaction).

Additionally, KWESST will pay SageGuild royalties at a rate of 20% on amounts received in consideration of the grant of licenses and on sales of the PhantomTM System up to USD $3 million. Thereafter, the royalty rate will decrease to 5%. The obligation to pay royalties will terminate automatically once KWESST has paid SageGuild a total of USD $20 million in royalties. The Purchase Agreement became effective on June 12, 2020 and will continue in full force and effect until the earliest of (i) June 12, 2040 or (ii) the date of the expiration of the last of the patents or any of the patents (which are expected to be valid for a period of seventeen years from the date of issuance) related to improvements of the PhantomTM System to which SageGuild, or its principal Mr. Jeffrey M. Dunn, materially contributes, unless terminated earlier in accordance with the terms and conditions of the agreement.

In the event KWESST is in default of payment of any royalty payment as outlined above for a period of 30 days, SageGuild may terminate the agreement and KWESST will be required to, among other things, transfer the PhantomTM System back to SageGuild.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

The purchase price allocation was determined as follows:

	Number	Fair Value
Cash		$134,192
Common shares	2,000	$33,600
Cash or common share issuance (1)	7,957	$133,680
Contingent consideration		$180,000
Total		$481,472

Identifiable intangible assets
Technology asset		$481,472

(1) In September 2020, KWESST elected to issue 7,957 common shares rather than to pay USD $100,000.

KWESST estimated the fair value as follows:

  Common shares: as KWESST was a private company at the time, there was no active market for its common shares. Management estimated the fair value of these shares based on the USD $100,000 cash or 7,957 common shares election available under the purchase agreement, which the two parties negotiated at arm's length. This implied a fair value of $16.80 per common share at the time of the closing of the asset acquisition.
  Contingent consideration: as previously noted above, the contingent consideration (Yearly Payments and SageGuild Warrants) is effectively future common share issuances subject to the consulting agreement with SageGuild remaining effective at each anniversary year (the service vesting period). Management assumed the entire 750,000 warrants will be converted to common shares over the next three years. Consistent with the above, management applied the estimated $16.80 per common share to the contingent 10,714 common shares issuance, for a total fair value of $180,000.

Because there is no minimum royalty payment under the Purchase Agreement, the future royalties were not included in the purchase price allocation. Royalties will be recognized at the time revenue is earned.

d) M&A costs

Included in KWESST's general and administrative costs are the following total M&A costs:

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
Non-cash listing expense (1)	$-	$814,703	$-
Non-cash performance share bonus (1)	-	700,000	-
Professional fees	10,041	47,160	-
Total	$10,041	$1,561,863	$-

1) Relates to the Reverse Acquisition transaction as noted in part (b)

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

5. Trade and other receivables

The following table presents trade and other receivables for KWESST:

	September 30, 2021	September 30, 2020	December 31, 2019
		(Adjusted - see Note 8)
Trade receivables	$-	$209,169	$1,191
Unbilled revenue	308,728	-	-
Sales tax recoverable	183,761	144,423	55,684
Investment tax credits refundable	206,762	127,325	162,928
Total	$699,251	$480,917	$219,803

There was no impairment of trade and other receivables during the year ended September 30, 2021 (2020 - $nil, 2019 - $nil).

The following table presents changes in unbilled receivables:

	2021	2020	2019

Balance, beginning of period	$-	$-	$-

Revenue in excess of billings, net of amounts transferred to trade accounts receivable	308,728	-	-
Amounts written off	-	-	-

Balance, end of period	$308,728	$-	$-
Current	$308,728	$-	$-
Non-current	$-	$-	$-

6.    Inventories

The following table presents a breakdown of inventories:

	September 30, 2021	September 30, 2020	December 31, 2019
Raw materials	90,299	-	-
Total	$90,299	$-	$-

There was no impairment of inventories during the year ended September 30, 2021 (2020 - $nil, 2019 - $nil).

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

7. Property and equipment

The following is summary of changes in property and equipment for KWESST:

Cost	Computer equipment	Computer software	Office furniture and equipment	R&D equipment	Leasehold improvements	Sales demo equipment	Total
Balance, December 31, 2018	$-	$8,145	$31,873	$41,379	$8,607	$-	$90,004
Additions	14,073	-	908	5,209	-	-	20,190
Balance, December 31, 2019	$14,073	$8,145	$32,781	$46,588	$8,607	$-	$110,194
Additions	18,734	-	49,060	7,046	59,090	-	133,930
Disposals	-	-	-	-	(8,607)	-	(8,607)
Balance, September 30, 2020	$32,807	$8,145	$81,841	$53,634	$59,090	$-	$235,517
Additions	30,778	-	11,211	165,030	58,147	548,626	813,792
Disposals	(3,828)	(8,145)	(2,936)	(724)	-	-	(15,633)
Balance at September 30, 2021	$59,757	$-	$90,116	$217,940	$117,237	$548,626	$1,033,676

Accumulated depreciation	Computer equipment	Computer software	Office furniture and equipment	R&D equipment	Leasehold improvements	Sales demo equipment	Total
Balance, December 30, 2018	$-	$3,396	$9,587	$5,256	$2,498	$-	$20,737
Depreciation for the year	241	2,715	6,556	8,102	1,721	-	19,335
Balance, December 30, 2019	$241	$6,111	$16,143	$13,358	$4,219	$-	$40,072
Depreciation for nine months	5,821	1,526	6,149	7,478	8,434	-	29,408
Disposals	-	-	-	-	(8,607)	-	(8,607)
Balance, September 30, 2020	$6,062	$7,637	$22,292	$20,836	$4,046	$-	$60,873
Depreciation for the year	13,966	508	18,759	17,462	12,489	16,444	79,628
Disposals	(1,630)	(8,145)	(687)	(12)	-	-	(10,474)
Balance at September 30, 2021	$18,398	$-	$40,364	$38,286	$16,535	$16,444	$130,027
Carrying value at December 31, 2019	$13,832	$2,034	$16,638	$33,230	$4,388	$-	$70,122
Carrying value at September 30, 2020	$26,745	$508	$59,549	$32,798	$55,044	$-	$174,644
Carrying value at September 30, 2021	$41,359	$-	$49,752	$179,654	$100,702	$532,182	$903,649

8. Right-of-use assets

The following table presents right-of-use assets for KWESST:

	Offices	Printer	Total
Balance at December 31, 2018	$254,159	$13,120	$267,279
Depreciation	(76,248)	(6,559)	(82,807)
Balance at December 31, 2019	$177,911	$6,561	$184,472
Additions	571,604	-	571,604
Termination	(139,787)	-	(139,787)
Depreciation	(92,567)	(3,282)	(95,849)
Balance at September 30, 2020 (as previously reported)	517,161	3,279	520,440
Correction of an error	(192,864)	-	(192,864)
Balance at September 30, 2020 (as adjusted)	324,297	3,279	327,576
Depreciation	(58,083)	(3,279)	(61,362)
Balance at September 30, 2021	$266,214	$-	$266,214

During the year ended September 30, 2021, management made an adjustment for a correction in the application of IFRS 16, Leases, to the new office lease entered in the prior year, whereby future variable payments were erroneously included in the calculation of the lease obligations. The following summarizes the effects of this correction to the prior year's comparatives.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

Consolidated statements of financial position as at September 30, 2020:

	Previously Reported	Adjustment	Adjusted
Trade and other receivables	$479,291	$1,626	$480,917
Right-of-assets	$520,440	$(192,864)	$327,576
Deposit (non-current)	$22,337	$(2,996)	$19,341
Total assets	$5,507,011	$(194,234)	$5,312,777

Lease obligations (current)	$78,358	$(34,230)	$44,128
Lease obligations (non-current)	$496,394	$(188,485)	$307,909
Total liabilities	$1,650,628	$(222,715)	$1,427,913
Deficit	$(6,102,058)	$28,481	$(6,073,577)

Consolidated statements of net loss and comprehensive loss for the nine months ended September 30, 2020:

	Previously Reported (1)	Adjustment	Adjusted
General and administrative expenses	$2,740,779	$(16,918)	$2,723,861
Net finance costs	$72,960	$(11,563)	$61,397
Net loss and comprehensive loss	$(3,565,259)	$28,481	$(3,536,778)

(1) Adjusted for the change in presentation - see Note 2(f).

Condensed consolidated interim statements of changes in shareholders' equity (deficit) for the nine months ended September 30, 2020:

	Previously Reported	Adjustment	Adjusted
Deficit	$(6,102,058)	$28,481	$(6,073,577)
Total shareholders' equity (deficit)	$3,856,383	$28,481	$3,884,864

In connection with the lease entered in the prior year, KWESST made a total deposit of $33,726 to be released only at the end of this lease. This was initially recorded at fair value, discounted using the implied interest rate in the lease. At September 30, 2021, $21,367 (2020 - $19,341) was the carrying value and reported as non-current deposit in the consolidated statements of financial position.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

9. Intangible assets

The following table presents intangible assets for KWESST:

Cost	TASCS System	PhantomTM System	LEC System	Total
Balance at December 31, 2019	$-	$-	$-	$-
Additions	163,230	481,472	-	644,702
Balance at September 30, 2020	$163,230	$481,472	$-	$644,702
Additions	-	83,228	2,906,219	2,989,447
Transferred to cost of sales	(107,854)	-	-	(107,854)
Impairment charge	(55,376)	-	-	(55,376)
Balance at September 30, 2021	$-	$564,700	$2,906,219	$3,470,919

As the technology assets have not yet reached commercialization, no amortization charge was recorded for the year ended September 30, 2021 (2020 - $nil, 2019 - $nil). At September 30 2021, management concluded there was no impairment on the Phantom System and LEC System (2020 - $nil, 2019 - $nil).  Management anticipates the estimated useful life of five years for both technology assets.

For the additions during the year ended September 30, 2021, and the nine months ended September 30, 2020, refer to Note 4.

10. Accounts payable and accrued liabilities

The following table presents the accounts payable and accrued liabilities for KWESST:

	September 30, 2021	September 30, 2020	December 31, 2019

Trade payable	$620,041	$493,027	$126,481
Accrued liabilities	384,239	188,265	29,822
Salary and vacation payable	122,230	65,722	-
Payroll taxes payable	692	67,229	29,343
Other	-	4,031	13,041
Total	$1,127,202	$818,274	$198,687

11.  Related party transactions

Key management personnel compensation

Key management personnel are those having authority and responsibility for planning, directing and controlling the activities of KWESST directly or indirectly, including any directors (executive and nonexecutive) of KWESST. The key management personnel of KWESST are the executive management team and Board of Directors, who collectively control approximately (31.5%) of the issued and outstanding common shares of KWESST at September 30, 2021 (2020 - 38.0%; 2019 - 71.8%).

Key management personnel compensation comprised the following:

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
Wages and benefits	$427,252	$165,769	$48,343
Consulting fees	180,000	145,000	30,000
Directors compensation	85,000	-	-
Share-based compensation	988,716	24,959	-
Total	$1,680,968	$335,728	$78,343

The consulting fees relate to compensation paid to KWESST's Executive Chairman (via his private corporation, DEFSEC Corp) and for the prior periods the consulting fees also include the former Chief Financial Officer.

Related party loans

The following table summarizes the related party loans.

	CEO loan (1)	Employee loan	Loans from investors	Total
Balance, December 31, 2018	$612,171	$81,253	$191,789	$885,213
Additions	309,912	-	772	310,684
Transferred to convertible notes	-	-	(192,561)	(192,561)
Converted into common shares	(649,500)	-	-	(649,500)
Converted into warrants	(19,858)	-	-	(19,858)
Repayment of loans	(45,513)	(25,000)	-	(70,513)
Accrued interest	22,706	3,657	-	26,363
Balance, December 31, 2019	$229,918	$59,910	$-	$289,828
Accrued interest	7,174	1,274	-	8,448
Repayment of loans	(30,000)	(50,000)	-	(80,000)
Balance, September 30, 2020	$207,092	$11,184	$-	$218,276
Accrued interest	4,513	68	-	4,581
Repayment of loans	(211,605)	(11,252)	-	(222,857)
Balance, September 30, 2021	$-	$-	$-	$-

(1) Includes a loan held by 2573685 Ontario Inc., the parent company at the time (co-owned by the CEO and his spouse).

The CEO and employee loans accrued interest at TD Bank prime plus 1.55% and 5%, respectively. As noted in the above table, all related party loans have been repaid during the year ended September 30, 2021.

Other related party transactions:

  In April 2021, two directors and the CFO of the Company participated in the brokered private placement (see Note 16(a)); collectively, they purchased 1,029 Units for a total consideration of $90,000.  This transaction was recorded at fair value.
  In November 2019, KWESST hired SageGuild LLC to assist the Company in promoting its product offerings in the United States. In January 2021, the Acting CEO and sole shareholder of SageGuild LLC agreed to serve as director of KWESST U.S. Inc. and as a result SageGuild LLC became a related party to KWESST. The total cash and share-based remuneration amounted to $296,318 and $42,991 for business development costs from January 1, 2021, to September 30, 2021, respectively.  Except for the cash consideration recorded at the exchange amount, the share-based compensation was recorded at fair value (see Note 16(c)).

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

  Two directors of KWESST were investors in the 2019 convertible notes, in which KWESST incurred finance costs of $6,585 on these convertible notes for the nine months ended September 30, 2020. These were converted to common shares of KWESST in September 2020, based on the conversion rate as defined in the convertible note agreement
  The lease for a 3-D printer was with a private company owned by KWESST's President and CEO and his spouse (see Note 13). This transaction was recorded at the exchange amount.
  On October 23, 2019, $192,561 Subscription for Revenue Sharing issued in 2018 was reclassified as convertible notes (see Note 15).

At September 30, 2021, September 30, 2020 and December 31, 2019, there was no outstanding amount in accounts payable and accrued liabilities due to officers and directors of KWESST.

12. Borrowings

	CEBA Term Loan	Unsecured Loan	Total
Balance, December 31, 2019	$-	$-	$-
Additional borrowings	40,000	-	40,000
Gain on government grant	(9,096)	-	(9,096)
Accrued interest	1,369	-	1,369
Balance, September 30, 2020	$32,273	$-	$32,273
Additional borrowings	20,000	306,000	326,000
Gain on government grant	(3,514)	-	(3,514)
Accrued interest	4,492	4,527	9,019
Repayment	-	(310,527)	(310,527)
Balance, September 30, 2021	$53,251	$-	$53,251
Current	$-	$-	$-
Non-current	53,251	-	53,251
Total	$53,251	$-	$53,251

 CEBA Term Loan

In December 2020, the Canadian Federal Government amended the CEBA Term Loan program to increase the loan amount by $20,000 to $60,000. KWESST borrowed $40,000 in the nine-month period ended September 30, 2020, and an additional $20,000 during the current year. Additionally, effective January 1, 2021, the outstanding balance of the CEBA Term Loan was automatically converted to a 2-year interest free term loan. Accordingly, KWESST has presented this loan as non-current borrowings at September 30, 2021. The CEBA Term loan was initially recorded at fair value, discounted based on KWESST's estimated incremental borrowing rate of 10%. This resulted in recording a gain on government grant of $3,514 for the year ended September 30, 2021 (2020 - $9,096).

The CEBA Term Loan may be repaid at any time without notice or the payment of any penalty. If the CEBA Term Loan is repaid on or before December 31, 2022, $20,000 shall be forgiven. If on December 31, 2022, KWESST exercises the option for a 3-year term extension, a 5% annual interest will be applied on any balance remaining during the extension period.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

KWESST has not recorded the potential forgivable amount at September 30, 2021 and 2020.

RBC Credit Facility

KWESST maintains corporate credit cards for its key employees and a foreign exchange line of credit with Royal Bank of Canada ("RBC"). To provide security, KWESST entered into a cash collateral agreement for $30,000 and a general security agreement providing a first lien on all assets. The $30,000 was invested in a short-term guaranteed investment certificate.

Unsecured Loan

On February 24, 2021, KWESST entered into an unsecured loan agreement with a private fund managed by a KWESST shareholder to borrow $306,000 for general corporate purposes. The interest rate on this loan was 0.5% per month. On May 27, 2021, KWESST repaid the loan, including accrued interest, for a total of $310,527.

13. Lease obligations

During the nine months ended September 30, 2020, KWESST terminated an office lease and entered into a long-term office lease contract. The office lease includes the right to renew for an additional five years following its expiry on April 30, 2026. Management has not included the renewal option because it was deemed too uncertain whether KWESST would renew at this time.

Under the new office lease, KWESST benefits from the following lease inducements:

  Free rent from inception (March 1, 2020) to November 1, 2020; and
  Free rent from November 1, 2021, to March 1, 2022.

When measuring the lease obligation, the Company discounted the remaining lease payments using the incremental estimated borrowing rate of Company of 10% per annum at the time of closing the new lease agreement.

The following table presents lease obligations for KWESST:

	Offices	Printer	Total	Current Portion	Non-current portion
Balance, December 31, 2018	$266,292	$13,761	$280,053	$77,367	$202,686
Lease payments (including interest)	(94,270)	(7,620)	(101,890)	-	-
Interest expense	23,441	1,082	24,523	-	-
Balance, December 31, 2019	$195,463	$7,223	$202,686	$85,468	$117,218
Addition	347,640	-	347,640	-	-
Termination	(157,315)	-	(157,315)	-	-
Lease payments (including interest)	(62,816)	(7,620)	(70,436)	-	-
Interest expense	29,065	397	29,462	-	-
Balance, September 30, 2020 (as adjusted)	$352,037	$-	$352,037	$44,128	$307,909
Lease payments (including interest)	(78,000)	-	(78,000)	-	-
Interest expense	33,872	-	33,872	-	-
Balance at September 30, 2021	$307,909	$-	$307,909	$32,288	$275,621

Refer to Note 8 regarding the correction of an error in the application of IFRS 16.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

The termination of the former lease resulted in the de-recognition of the lease obligation and related unamortized book value of the right-of-use asset, resulting in a gain of $17,527. This was included in the net finance costs for the nine months ended September 30, 2020 (see Note 20).

The following table presents the contractual undiscounted cash flows for the lease obligations:

	September 30, 2021	September 30, 2020	December 31, 2019
Less than one year	$62,400	$78,000	$101,890
One to five years	327,600	390,000	125,693
Total	$390,000	$468,000	$227,583

14. Contract Liabilities

The following table presents the changes in contract liabilities:

	September 30, 2021	September 30, 2020	December 31, 2019
Balance, beginning of period	$7,053	$-	$-
Amounts invoiced and revenue deferred	-	7,053	-
Recognition of deferred revenue included in the balance at the beginning of period	(7,053)	-	-
Balance, end of period	$-	$7,053	$-

15. Convertible notes

The following table presents the changes in KWESST's convertible notes:

	September 30, 2021	September 30, 2020	December 31, 2019
Balance, beginning of period	$-	$210,819	$521,515
Transfer from related party loans (note 11)	-	-	192,561
Less fair value of conversion feature (note 22)	-	-	(30,688)
Repayment	-	-	(31,644)
Accrued interest	-	16,769	74,707
Accretion expense	-	28,130	105,265
Converted into common shares (note 16)	-	(255,718)	(620,897)
Balance, end of period	$-	$-	$210,819

2020 Activities

As disclosed in Note 4(b), a Liquidity Event occurred which resulted in the conversion of the $255,718 outstanding convertible note, including accrued interest up to Liquidity Event, into 6,523 common shares (see Note 16).

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

2019 Activities

On October 23, 2019, KWESST converted $560,007 of debt and $60,890 of interest into 44,350 common shares at a price of $14.00 relating to all debts noted above and repaid $31,644 debt by cash. The remaining $234,515 was issued as new convertible debentures at a rate of 10% per annum and due on October 23, 2021 (the "2019 Convertible Notes"). Upon the occurrence of a Liquidity Event, the 2019 Convertible Notes will automatically convert into common shares of the Company at a conversion rate equal to a 20% discount to the value assigned to the common shares of the Company under such Liquidity Event for the entire amount of the principal amount plus all accrued interest.

"Liquidity Event" means either (1) the completion of an initial public offering which results in the common shares of the Company being listed and posted for trading or quoted on any of the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the London Stock Exchange or any successor exchange or market thereto; or (2) the closing of a merger, amalgamation plan of arrangement or other transaction or series of related transactions resulting in the holders of Common shares receiving consideration in securities listed on a Qualified Exchange.

16. Share capital and Contributed Surplus

As disclosed in Note 1(b), the 1-for-70 Reverse Split effected on October 28, 2022, has been applied retrospectively herein.

a) Share capital

Authorized

KWESST is authorized to issue an unlimited number of common shares.

Issued Common Shares

	September 30, 2021		September 30, 2020		December 31, 2019
	Number	Amount	Number	Amount	Number	Amount
Balance, beginning of period	589,518	$9,374,563	383,996	$2,284,353	3	$200
Issued in brokered private placement	51,087	$3,611,818	62,994	$3,087,138	-	$-
Issued for exercise of stock options	18,195	$1,292,015	1,743	$78,080	-	$-
Issued for asset acquisition	14,286	$1,290,000	9,957	$167,280	-	$-
Issued in private placement	10,714	$1,110,000	49,811	$1,480,875	72,500	$1,014,948
Issued for exercise of warrants	10,380	$815,307	-	$-	-	$-
Issued for exercise of broker compensation options	2,459	$347,680	-	$-	-	$-
Issued for amended license	1,429	$137,000	-	$-	-	$-
Issued for debt settlements	1,305	$63,866	-	$-	-	$-
Issued for share units	138	$12,498	-	$-	-	$-
Issued for conversion of 15% 2020 converted notes	-	$-	45,858	$1,328,163	-	$-
Issued for performance bonus	-	$-	14,929	$731,500	-	$-
Shares from Foremost's QT (Note 4(b))	-	$-	12,836	$628,949	-	$-
Issued for conversion of 10% 2019 converted notes	-	$-	6,523	$255,718	-	$-
Issued for consulting services	-	$-	871	$32,393	-	$-
Issued for directors converted loans	-	$-	-	$-	114,286	$181,308
Issued for parent company converted loans	-	$-	-	$-	152,857	$467,000
Issued for converted debt and accrued interest	-	$-	-	$-	44,350	$620,897
Less: share offering costs for the year	-	$(839,679)	-	$(699,886)	-	$-
Balance, end of period	699,511	$17,215,068	589,518	$9,374,563	383,996	$2,284,353

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

2021 Activities

Brokered Private Placement

In April 2021, KWESST closed its previously announced over-subscribed brokered private placement, resulting in the issuance of 51,087 units ("Units") of KWESST, at a price of $87.50 per Unit (the "Issue Price"), for aggregate gross proceeds of $4,470,071 (the "April 2021 Offering"), as amended in August 2021.

Under the April 2021 Offering, KWESST sold a total of 51,087 units at a price of $87.50 per Unit. Each Unit is comprised of one common share of the Company and seventy common share purchase warrants ("April 2021 Warrant"). Each April 2021 Warrant is exercisable to acquire 1/70 of a common share at a price of $1.75 each (70 warrants for one common share) for a period of 24 months from the closing of the April 2021 Offering ("Closing Date"). If at any time after four (4) months and one (1) day following the Closing Date, the trading price of KWESST common stock on the TSX Venture Exchange is equal to or exceeds $210.00 for a period of 10 consecutive trading days, as evidenced by the price at the close of market, KWESST shall be entitled to notify the holders of the April 2021 Warrants of its intention to force the exercise of the April 2021 Warrants. Upon receipt of such notice, the holders of April 2021 Warrants shall have 30 days to exercise the April 2021 Warrants, failing which the April 2021 Warrants will automatically expire. Directors and officers of KWESST purchased 1,029 Units for a total consideration of $90,000.

In connection with this Offering, management has concluded the Unit qualified as an equity instrument under IAS 32, Financial Instruments: Presentation. Furthermore, management used the residual method to allocate the $87.50 consideration between common shares and the April 2021 Warrants. Because the April 2021 Warrants include an accelerator provision for expiration, management used the Barrier option model to estimate the fair value of these April 2021 Warrants at $0.24 each (70 warrants for one common share). As a result, $70.70 of the $87.50 consideration was allocated to common shares and is reflected in the above table of outstanding common shares.

The total cash and non-cash share offering costs were $630,680 for the Offering, including cash commission of $288,405 paid to the Agents and $233,057 of Compensation Options granted to the Agents (see part (c) Contributed Surplus).

Asset Acquisition

In April 2021, following the closing of the brokered private placement, KWESST closed on the acquisition of the LEC System technology resulting in the issuance of 14,286 common shares and 500,000 warrants (see Note 4(a)). Management estimated a fair value of $0.85 per warrant, using the Black-Scholes option model (see below - Warrants).

Private Placement

In September 2021, KWESST closed a non-brokered private placement, resulting in the issuance of 10,714 units ("September Units") of KWESST, at a price of $140.00 per September Unit (the "Issue Price"), for aggregate gross proceeds of $1,500,000 (the "September 2021 Offering").

Under the September 2021 Offering, each September Unit is comprised of one common share and seventy Warrant Shares at a price of $2.35 for each 1/70 of a common share (70 warrants for one common share) for a period of 24 months from September 16, 2021 ("September 2021 Warrants). If at any time after four months and one day following September 16, 2021, the trading price of KWESST common stock on the TSX-V is equal to or exceeds $322.00 for a period of 3 consecutive trading days, as evidenced by the price at the close of market, KWESST will be entitled to notify the holders of Warrants of its intention to force the exercise of the Warrants. Upon receipt of such notice, the holders of Warrants shall have 30 days to exercise the Warrants, failing which the Warrants will automatically expire.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

KWESST paid cash commissions to Haywood Securities Inc. in the amount of $90,000 and granted 45,000 broker warrants ("September 2021 Broker Warrants"). Each September 2021 Broker Warrant is exercisable to acquire 1/70 of a common share at a price of $2.00 for a period of 24 months from the closing of the September 2021 Offering. Management estimated a fair value of $0.72 per warrant, using the Black-Scholes option model (see below - Warrants).

In connection with this private placement, management has concluded the September Unit qualified as an equity instrument under IAS 32, Financial Instruments: Presentation. Furthermore, management used the residual method to allocate the $140.00 consideration between the common share and the Warrant. Because the warrant includes an accelerator provision for expiration, management used the Barrier option model to estimate the fair value of these September 2021 Warrants at $0.52 each (70 warrants for one common share). As a result, $103.60 of the $140.00 consideration was allocated to common shares and is reflected in the above table of outstanding common shares at September 30, 2021.

The total cash and non-cash share offering costs were $130,730 for this private placement.

Amended License

In April 2021, KWESST issued 1,429 common shares for the exclusivity with AerialX as disclosed in Note 20.

Debt for Equity Settlement

In December 2020, KWESST settled the following liabilities with its common shares:

  $47,000 of legal fees for 816 common shares; and
  $16,866 of online advertising services for 346 common shares.

2020 Activities

Brokered Private Placements

In September 2020, KWESST closed a brokered private placement led by PI Financial Corp., resulting in the issuance of 62,994, at $49.01 each, for aggregate gross proceeds of $3,086,687. The total share offering costs were $325,887, settled in cash and warrants.

2020 Convertible Notes

In May 2020, KWESST Inc. closed on approximately $1.1 million gross proceeds from the issuance of unsecured convertible notes ("2020 Notes"), with automatic conversion upon a Liquidity Event including the listing of KWESST on the TSX-V.  In connection with these 2020 Notes, the note holders earned interest at a rate of 15% per annum. Additionally, as an inducement, the note holders also received 25% of the principal amount in the form of KWESST common shares based on a stock price of $31.50, resulting in the issuance 8,583 at the QT.

In light of KWESST going public in September 2020, resulting in the automatic conversion of these 2020 Notes, management concluded that under IAS 38 the recognition of these 2020 Notes should be accounted for as equity and not debt.  At the QT, these 2020 Notes were converted to 35,398 common shares. Because the 2020 Notes were treated as equity instruments, the total accrued interest of $59,112 was not recognized in the profit or loss. This accrued interest was converted to 1,877 common shares at QT. In connection with this private placement, KWESST incurred $58,065 of offering costs settled in cash and warrants.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

Private Placements

In January 2020, KWESST closed a non-brokered private placement, resulting in the issuance of 37,500 common shares of KWESST, at $28.00 each, for aggregate gross proceeds of $1,050,000.

In March 2020, KWESST closed a non-brokered private placement, resulting in the issuance of 12,082 common shares of KWESST, at $35.00 each, for aggregate gross proceeds of $422,875.

In June 2020, KWESST closed a non-brokered private placement, resulting in the issuance of 229 common shares of KWESST, at $34.93 each, for aggregate gross proceeds of $8,000.

Performance Share Bonus

During the quarter ended September 30, 2020, KWESST settled performance bonuses in the form of 643 common shares. Additionally, KWESST awarded 7,143 common shares each to two M&A / capital market advisors for successfully assisting KWESST to complete a QT, in accordance with their respective consulting agreement.

Shares from Foremost

As part of the reverse acquisition, KWESST assumed 12,836 common shares previously issued by Foremost (see Note 4(b)).

2019 Convertible Notes

In September 2020, as a result of the completion of the QT (see Note 4 (b)) all the 2019 Convertible Notes and accrued interest were automatically converted to 6,523 common shares of KWESST.

Asset Acquisition

As disclosed in Note 4(c), KWESST issued 9,957 common shares to acquire the PhantomTM System technology.

2019 Activities

Related Party Loans

During the year ended December 31, 2019, the directors and the parent of KWESST Inc. agreed to convert certain loans to common shares as follows:

  On January 1, 2019, the directors converted $32,500 of loans into 92,857 of units of KWESST ("2019 Units") at a conversion price of $0.34 per 2019 Unit. Each 2019 Unit is comprised of one common share and seventy common share purchase warrants. Each warrant entitles the holder to acquire a common share at a price of $0.20 per share and with an expiry date of June 14, 2024. The $32,500 has been prorated to common shares and warrants based on their relative fair values determined by Black-Scholes pricing model with $31,308 were allocated to common shares and $1,192 were allocated to the attached warrants.
  On March 5, 2019, the parent company converted $467,000 of loans into 152,857 of shares at a conversion price of $3.06 per share.
  On August 7, 2019, the directors converted $150,000 of loans into 21,429 of shares at a conversion price of $7.00 per share.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

2018 Convertible Notes

On October 23, 2019, KWESST converted $560,007 of convertible notes and $60,890 of interest into 44,350 common shares at a price of $14.00 (Note 8).

Private Placement

On October 24, 2019, KWESST closed a non-brokered private placement raising $1,014,948 at a value of $14.00, issuing 72,500 shares.

b) Warrants

The following reflects the warrant activities for KWESST:

	September 30, 2021		September 30, 2020		December 31, 2019
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price
Outstanding, beginning of period	9,585,050	$0.24	8,500,000	$0.20	-	$-
Issued during the period	5,043,165	$1.73	1,085,050	$0.54	8,500,000	$0.20
Exercised during the period	(726,575)	$1.05	-	$-	-	$-
Outstanding, end of period	13,901,640	$0.74	9,585,050	$0.24	8,500,000	$0.20

Exercisable, end of period	12,901,640	$0.75	8,835,050	$0.22	8,500,000	$0.20

As a result of the Reverse Split, the warrant holder must exercise 70 warrants to receive one common share.

The following table provides additional information on the total outstanding warrants at September 30, 2021:

	Number outstanding	Fair value(1)	Expiry Date
Founders' warrants:
Exercise price of $0.20	6,500,000	$1,192	January 1, 2024
Exercise price of $0.20	2,000,000	$19,858	June 14, 2024

GhostStep's warrants:
Exercise price of $0.50	500,000	$120,000	January 15, 2023

April 2021 equity financing:
Exercise price of $1.75	3,274,657	$785,918	April 29, 2023
Exercise price of $1.75	40,000	$9,600	August 25, 2023

LEC's warrants:
Exercise price of $0.70	500,000	$425,000	April 29, 2026

September 2021 equity financing:
Exercise price of $2.35	750,000	$390,000	September 16, 2023

Broker warrants:
Exercise price of $0.45	84,622	$17,162	May 8, 2022
Exercise price of $0.70	69,862	$14,259	July 9, 2022
Exercise price of $1.75	137,499	$33,000	April 29, 2023
Exercise price of $2.00	45,000	$32,400	September 16, 2023
	13,901,640	$1,848,389

(1) Fair value is calculated based on the grant date fair value and number outstanding at September 30, 2021. It does not represent the fair value at September 30, 2021.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

The fair value for the warrants issued during the year ended September 30, 2021, was determined by the following valuation models and key inputs:

	Barrier Option Model		Black-Scholes Option Model
	April 2021 warrants	September 2021 warrants	September 2021 broker warrants	LEC warrants
Exercise Price	$1.75	$2.35	$2.00	$0.70
1/70 of stock price	$1.01	$2.14	$2.14	$0.40
Volatility	80%	80%	80%	0%
Dividend Yield	Nil	Nil	Nil	Nil
Risk-free interest rate	0.31%	0.26%	0.26%	69.00%
Barrier (accelerator on life of warrants)	$3.00	$4.60	N/A	N/A
Rebate	$1.25	$2.00	N/A	N/A
Expected life	2	1	1	0.85

Weighted average fair value per warrant	$0.24	$0.52	$0.72	$0.85

The fair value for the warrants issued during nine months ended September 30, 2020, was determined using the Black-Scholes option model using the following inputs:

	Warrants @ $0.40	Warrants @ $0.45	Warrants @ $0.70
1/70 of stock price	$0.40	$0.50	$0.70
Volatility	68%	68%	67%
Dividend Yield	Nil	Nil	Nil
Risk-free interest rate	1.47%	0.27%	0.29%
Expected life	2	2	2

Estimated fair value per warrant	$0.15	$0.20	$0.26

The fair value for the warrants issued during the year ended December 31, 2019, was determined using the Black-Scholes option model using the following inputs:

Warrants @ $0.20
1/70 of stock price	$0.044
Volatility	66.75%
Dividend Yield	Nil
Risk-free interest rate	1.40%
Expected life	5

Weighted average fair value per warrant	$0.0099

c) Contributed Surplus

Contributed surplus consists of the broker compensation options at fair value, the cumulative amortized fair value of share-based compensation grants since inception, less amounts transferred to share capital for exercises. If outstanding options expire or are forfeited, there is no reversal of contributed surplus.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

Broker Compensation Options

The April 2021 Offering was completed by PI Financial Corp., the lead agent and sole bookrunner (the "Lead Agent"), and other dealers (the "Agents"). As consideration for the services provided by the Agents in connection with the April 2021 Offering, the Agents received: (a) a cash commission of $288,405; and (b) 3,296 compensation options (the "Compensation Options"). Each Compensation Option is exercisable to acquire one unit of KWESST (a "Compensation Option Unit") at a price equal to $87.50 for a period of two years after the closing of the Offering. Each Compensation Option Unit is comprised of one Common Share and seventy Common Share purchase warrants (a "Compensation Option Warrant"). Each Compensation Option Warrant is exercisable to acquire 1/70 of a Common Share (a "Compensation Option Warrant Share") at a price of $1.75 per Compensation Option Warrant Share (70 Compensation Option Warrant for one Compensation Option Warrant Share) for a period of 24 months from the closing of the Offering.

Based on the structure of the Compensation Option, management estimated its fair value using the Monte Carlo method. Management estimated a fair value of $77.00 per Compensation Option.  The following were key inputs used in the Monte Carlo simulation: estimated life of 2 years, underlying stock price of $90.30, exercise price of Compensation Option of $87.50, exercise price of 70 Compensation Option Warrants of $87.50, estimated volatility of 80%, risk free rate of 0.31%, and discount for lack of marketability of 0%.

Accordingly, KWESST recorded $233,057 of Compensation Options in contributed surplus, with an equal offset to share offering costs (a non-cash transaction).

During the year ended September 30, 2021, the Agents have exercised 2,459 Compensation Option Units for total gross proceeds of $215,148. At September 30, 2021, the total outstanding Compensation Option Units was 837.

Share-based compensation

On March 31, 2021, KWESST shareholders approved the Company's Long-Term Incentive Plan (the "LTIP"), replacing the former Stock Option Plan, to retain a competitive compensation structure for its directors, executives, employees, consultants, and service providers. The LTIP allows for the issuance of stock options ("Options"), restricted share units ("RSUs"), deferred share units ("DSUs"), share appreciation rights ("SARs"), and performance stock units ("PSUs") - collectively referred as Compensation Securities. The TSX-V accepted the filing of the LTIP on April 9, 2021.

Under the LTIP, the aggregate maximum number of common shares available for issuance from treasury at any given time shall not exceed 10% of the outstanding common shares as of the date of Compensation Securities, subject to adjustment or increase of such number pursuant to the terms of the LTIP. Any Options that have been cancelled, repurchased, expired, or exercised will again be available under the LTIP. The maximum number of common shares issuable under the LTIP in respect RSUs, DSUs, SARs, and PSUs (herein referred as "Share Units") shall not exceed 60,382 shares. The LTIP is subject to annual shareholder approval at the Annual General and Special Meeting.

(i) Stock Options

At September 30, 2021, there were 10,415 stock options available for grant under KWESST's LTIP.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

The following is summary of changes in outstanding stock options for the respective periods:

	Number of options	Weighted average exercise price
Outstanding at December 31, 2019	-	$-

Granted	29,357	$45.50
Options from the Foremost QT (see Note 4(b))	1,224	$32.90
Exercised	(1,743)	$35.00
Outstanding at September 30, 2020	28,838	$45.50

Granted	52,988	$104.30
Exercised	(18,194)	$50.40
Cancelled	(4,096)	$48.30
Outstanding at September 30, 2021	59,536	$95.90

Options exercisable at September 30, 2021	26,348	$87.50

During the year ended September 30, 2021, KWESST granted 52,988 (2020 - 29,357, 2019 - nil) options to directors, officers, employees and consultants at a weighted average exercise price of $104.30 (2020 - $45.50, 2019 - $nil). At September 30, 2021, the weighted average remaining vesting period was 1.82 years (2020 - 0.87 years).

For the options granted during the year ended September 30, 2021, and the nine months ended September 30, 2020, the per share weighted-average fair value of stock options was $50.40 and $16.10, respectively, using the Black-Scholes option model with the following weighted-average assumptions:

	2021	2020
Volatility	76.46%	67.71%
Dividend yield	Nil	Nil
Risk-free interest rate	0.35%	0.65%
Expected life (years)	2.26	3.38

Weighted-average fair value per option	$50.40	$16.10

For the year ended September 30, 2021, KWESST recorded stock-based compensation expenses of $1,854,240 (2020 - $283,084, 2019 - $nil) related to the vesting of options.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

The following table summarizes information about stock options outstanding at September 30, 2021:

Range of exercise prices	Number outstanding	Weighted average remaining contractual life	Weighted average outstanding strike price	Exercisable	Remaining exercisable contractual life	Weighted average exercisable strike price
$17.50 to $49.00	9,151	3.56	$46.90	7,481	3.59	$46.90
$49.70 to $80.50	15,540	4.21	$65.10	7,143	4.16	$64.40
$81.20 to $112.00	9,241	4.63	$90.30	1,786	4.55	$93.10
$112.70 to $143.50	20,604	4.33	$128.10	7,259	3.97	$123.20
$144.20 to $175.00	5,000	4.48	$156.10	2,679	4.35	$159.60
	59,536	4.24	$95.90	26,348	3.99	$87.50

KWESST did not grant any stock options for the year ended December 31, 2019.

Amendment to stock option grants

During the year ended September 30, 2021, the Board approved the acceleration of vesting for 5,507 options and the cancellation of 3,571 options. This contributed an additional stock-based compensation charge of $65,813 (included in the above total share-based compensation expenses).

(ii) Share Units

At September 30, 2021, there were 38,971 Share Units available for grant under KWESST's LTIP.

During the year ended September 30, 2021, the Board granted the following Share Units:

	RSUs	PSUs	SARs	Total
Outstanding at September 30, 2020	-	-	-	-

Granted	16,411	2,857	2,143	21,411
Vested and converted	(138)	-	-	(138)
Outstanding at September 30, 2021	16,273	2,857	2,143	21,273

RSUs:

Each RSU entitles the holder to receive one common share in the future, based on continued service during the applicable period.

During the year ended September 30, 2021, KWESST granted 5,697 to directors and officers and 10,714 to consultants. The weighted-average grant date fair value of the RSUs granted in 2021 was $115.50 per unit (2020 - $nil, 2019 - $nil). The weighted average vesting period for the outstanding RSUs is 0.69 years. KWESST recorded share-based compensation of $204,386 (2020 - $nil, 2019 - $nil) related to the RSUs.

PSUs:

Each PSU entitles the holder to receive one common share in the future, based on the achievement of established performance criteria and continued service during the applicable performance period.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

During the year ended September 30, 2021, KWESST granted 714 PSUs to an employee and 2,143 PSUs to a consultant. The weighted-average grant date fair value of the PSUs granted in 2021 was $105.00 per unit (2020 - $nil, 2019 - $nil). The weighted average vesting period for the outstanding PSUs is 0.40 years. KWESST recorded share-based compensation of $171,924 (2020 - $nil, 2019 - $nil) related to the PSUs.

SARs:

Each SAR entitles the holder to receive cash or common share at the discretion of the Company in the future, based on continued service during the applicable period. The amount of the cash payment or the value of common shares is determined based on the increase of the share price of KWESST between the grant date and the exercise date. Because KWESST intends to always settle in common shares, KWESST accounts for SARs as equity-settled awards.

During the year ended September 30, 2021, KWESST granted 2,143 SARs to a consultant at an exercise price of $115.50 each. KWESST recorded share-based compensation of $30,657 (2020 - $nil, 2019 - $nil) related to the SARs. The SARs will expire on July 20, 2022.

(iii) Share-based Compensation

The following table presents a breakdown of total share-based compensation expense by function:

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
General and administrative	$1,425,111	$160,267	$-
Selling and marketing	754,167	42,700	-
Research and development, net	282,929	80,117	-
Total share-based compensation	$2,462,207	$283,084	$-

17. Earnings (loss) per share

As disclosed in Note 1(b), the 1-for-70 Reverse Split effected on October 28, 2022, has been applied retrospectively herein.

The following table summarizes the calculation of the weighted average basic number of basic and diluted common shares:

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
Issued common shares, beginning of period	589,517	383,996	3

Effect of shares issued from:

Private placements	21,810	45,665	-
Exercise of options	9,118	447	-
Asset acquisitions	6,027	1,272	-
Exercise of warrants	4,383	-	-
Debt settlements	1,038	-	-
Amended license agreement	626	-	-
Exercise of broker options	171	-	-
Conversion of stock units	31	-	-
Conversion of convertible notes, including interest	-	7,126	21,769
Services rendered	-	1,373	-
Qualifying transaction	-	752	-
Conversion of directors converted loans	-	-	101,174
Conversion of parent company converted loans	-	-	126,055
Weighted average number of basic common shares	632,721	440,631	249,001

Dilutive securities:
Stock options	-	-	-
Warrants	-	-	-
Weighted average number of dilutive common shares	632,721	440,631	249,001

At September 30, 2021, September 30, 2020, and December 31, 2019, all the stock options and warrants were anti-dilutive because of KWESST's net loss for both periods.

18. Revenue

a) Revenue streams

KWESST generates revenue from the sale of products to its customers.

b) Disaggregation of revenue from contracts with customers

In the following table, revenue from contacts with customers is disaggregated by primary geographical market, major products and service lines, and timing of revenue recognition.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 30, 2019

Major products / service lines
Digitization systems	$1,255,982	$835,097	$472,749
Other	19,822	26,820	36,399
	$1,275,804	$861,917	$509,148

Primary geographical markets
United States	$1,238,063	$835,097	$472,749
Canada	37,741	26,820	36,399
	$1,275,804	$861,917	$509,148

Timing of revenue recognition
Products and services transferred over time	$1,238,063	$835,097	$472,749
Products transferred at a point in time	37,741	26,820	36,399
	$1,275,804	$861,917	$509,148

Revenue allocated to remaining performance obligations represents contracted revenue that has not yet been recognized ("contracted not yet recognized") and includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods. At September 30, 2021, KWESST's contracted not yet recognized revenue was $16,545 (2020 - $233,193, 2019 - $nil), of which 100% of this amount is expected to be recognized over the next 12 months.

For the year ended September 30, 2021, one customer accounted for the revenue based in the United States (2020 - two customers, 2019 - one customer).

19. Expenses by nature

The following table presents a breakdown of expenses by nature for the following periods:

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
		(Adjusted - see Note 8)
Employee benefits	$4,746,316	$1,161,071	$800,455
Advertising and promotion	1,914,630	220,946	23,181
Consulting fees	1,138,782	620,295	144,400
R&D consulting and material costs, net	482,348	100,483	170,852
Professional fees	722,457	190,398	97,840
Other expenses	497,120	106,007	44,578
Royalty and license costs	287,000	-	-
Travel and conferences	246,418	112,360	64,414
Depreciation and amortization	196,156	103,396	102,143
Merger and acquisition costs	22,255	1,561,860	-
Total expenses	10,253,482	4,176,816	1,447,863
Allocation to cost of sales:
Employee benefits	(574,018)	(71,105)	(9,487)
Total operating expenses	9,679,464	$4,105,711	$1,438,376

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

20. Net finance costs

The following table presents a breakdown of net finance costs for the following periods:

	Year ended September 30,	Nine months ended September 30,	Year ended December 31,
	2021	2020	2019
		(Adjusted - see Note 8)
Interest expense from:
Accretion cost - accrued royalties liability	$64,537	$-	-
Lease obligations	33,872	31,242	24,523
Related party loans	4,581	8,448	26,363
Unsecured loan	4,527	-	-
CEBA term loan	4,481	-	-
2019 convertible notes	-	44,899	179,972
2020 convertible notes	-	-	-
Other	4,115	5,885	14,289
Total interest expense	116,113	90,474	245,147
Interest income	(4,848)	(2,454)	-
Gain on termination of lease obligation	-	(17,527)	-
Gain on government grant	(3,514)	(9,096)	-
Net finance costs	$107,751	$61,397	$245,147

21. Income taxes

a) Reconciliation of effective income tax rate

KWESST's effective income tax rate differs from the statutory rate of 26.5% that would be obtained by applying the combined Canadian basic federal and provincial income tax rate to loss before income taxes. These differences result from the following:

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019
		(Adjusted - see Note 8)
Loss before income taxes	$(9,315,372)	(3,536,778)	(1,147,280)
Expected statutory tax rate	26.5%	26.5%	26.5%
Expected tax recovery resulting from loss	(2,468,574)	(937,246)	(304,029)

Increase (reduction) in income taxes resulting from:
Non-deductible expenses	654,956	275,273	28,115
Foreign operations subject to different tax rates	3,593
Unrecognized temporary differences	1,826,279	661,973	275,914
Prior year differences	(16,254)	-	-
	$-	$-	$-

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

KWESST claims research and development deductions and related Investment Tax Credits ("ITC") for tax purposes based on management's interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency ("CRA") and any adjustments that results could affect ITCs recorded in the consolidated financial statements. The following table shows the breakdown of R&D expenses, net of ITCs:

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended September 30, 2019
		(Adjusted - see Note 8)
R&D expenses	$2,369,145	$944,909	$1,003,705
Less:
Investment tax credits	(231,007)	(127,325)	-
R&D expenses, net	2,138,138	817,584	1,003,705

b) Deferred tax balances

The following tables deferred tax assets (liabilities) have been recognized in the consolidated financial statements:

	Balance at September 30, 2020	Recognized in profit or loss	Recognized in Equity	Balance at September 30, 2021

Deferred tax assets (liabilities):
Net operating loss carryforwards	48,045	(48,045)	-	-
Impairment provision	(48,045)	48,045	-	-
	-	-	-	-

	Balance at December 31, 2019	Recognized in profit or loss	Recognized in Equity	Balance at September 30, 2020

Deferred tax assets (liabilities):
Net operating loss carryforwards	-	48,045	-	48,045
Impairment provision	-	(48,045)	-	(48,045)
	-	-	-	-

At December 31, 2019, the deferred tax assets (liabilities) recognized the consolidated financial statements were $nil.

c) Unrecognized net deferred tax assets

Deferred taxes reflect the impact of loss carryforwards and of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by enacted tax laws. However, KWESST has not recorded net deferred tax assets at September 30, 2021, September 30, 2020 and December 31, 2019, due to the uncertainty involved in determining whether these deferred tax assets will be realized upon expiration due to KWESST's limited history and operating losses since its inception.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

The following is a summary of KWESST's unrecognized deductible temporary differences:

	Balance at September 30, 2021	Balance at September 30, 2020	Balance at December 31, 2019

Net operating loss carryforwards	9,429,436	4,279,494	2,111,531
Share issuance costs	1,810,927	1,496,239	17,281
Intangibles and development costs	780,607	-	-
Scientific research and development expenditures	1,789,571	218,235	170,940
Other	104,793	46,891	22,106
	13,915,334	6,040,859	2,321,858

d) Available net operating losses

At September 30, 2021, KWESST has the following net operating losses in Canada available to reduce future year's taxable income which expire as follows:

Year of Expiry	Amount

2036	$512,163
2037	744,022
2038	1,174,797
2039	1,732,039
2040 and thereafter	5,266,415
$9,429,436

e) Available research and development investment tax credits

The Company has the following research and development investment tax credits available to reduce future years' income taxes payable which expire as follows:

Year of Expiry	Amount

2037	$13,361
2038	6,742
2039	-
2040 and thereafter	329,283
$349,386

22. Financial instruments

Fair value of financial instruments

The fair values of KWESST's cash, restricted short-term investment, trade and other receivables, accounts payable and accrued liabilities, deposit (included in non-current other assets), and related party loans approximate carrying value because of the short-term nature of these instruments.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

Under IFRS, the levels of fair value hierarchy is as follows:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3: inputs for the asset or liability that are not observable market data (unobservable inputs).

The lease deposit, lease obligations, accrued royalties liability, and borrowings were recorded at fair value at initial recognition.  The fair value measurement for these were Level 2. Subsequently, these were measured at amortized cost and accreted to their nominal value over their respective terms. At September 30, 2021, the fair value for accrued royalties liability approximates its carrying value as the 13.7% discount rate used at inception continues to reflect a reasonable market discount rate at September 30, 2021.  Using the same market discount rate, the fair value of the borrowings was $49,825 at September 30, 2021.

In connection with the issuance of the 2018 debentures and 2019 convertible notes (see note 15), management determined that the conversion feature was a financial derivative liability, requiring fair value remeasurement at each reporting period. Management used the Black-Scholes option model to remeasure the estimated fair value of the financial derivative liabilities (Level 2).

The following table shows the movement of the financial derivative liabilities in 2019 and 2020:

Total
Balance at December 31, 2018	$111,953

Adjustment upon debentures converted to common shares	(111,953)
Financial derivative liability on initial recognition	30,688
Remeasurement	(1,225)
Balance at December 31, 2019	29,463
Adjustment upon convertible notes converted to common shares	(29,463)
Balance at September 30, 2020	$-

Financial risk management

KWESST is exposed to a number of financial risks arising through the normal course of business as well as through its financial instruments. KWESST's overall business strategies, tolerance of risk and general risk management philosophy are determined by the directors in accordance with prevailing economic and operating conditions.

(a) Interest rate risk

Interest rate risk is the risk that the fair value of cash flows of a financial instrument will fluctuate because of changes in market interest rates. At September 30, 2021, KWESST's indebtedness was interest free. Accordingly, KWESST has no interest rate risk.

(b) Foreign currency risk

Foreign currency risk is the risk that the future cash flows or fair value of KWESST's financial instruments that are denominated in a currency that is not KWESST's functional currency will fluctuate due to a change in foreign exchange rates.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

For the year ended September 30, 2021 and nine months ended September 30 2020, KWESST's revenue was substantially denominated in US dollar driven by contracts with U.S. prime contractors in the defense sector. KWESST also procures certain raw materials denominated in US dollar for product development. Accordingly, KWESST is exposed to the US dollar currency. Where a natural hedge cannot be achieved, a  significant change in the US dollar currency could have a significant effect on KWESST's financial performance, financial position and cash flows. Currently, KWESST does not use derivative instruments to hedge its US dollar exposure.

At September 30, 2021, KWESST had the following net US dollar exposure:

Total USD
Net liabilities in U.S. subsidiary	$6,221

US denominated:
Assets	$268,178
Liabilities	(74,720)
Net US dollar exposure	$187,237

Impact to profit or loss if 5% movement in the US dollar	$9,362

During the year ended September 30, 2021, KWESST recorded foreign exchange loss of $3,742 (2020 - $13,937, 2019 - $982).

(c) Credit risk

Credit risk is the risk of financial loss to KWESST if a counterparty to a financial instrument fails to meet its contractual obligations. KWESST's credit risk exposure is limited to cash, and trade and other receivables. Refer to Note 5 for the breakdown of KWESST's trade and other receivables. KWESST enters into contracts with large, financially sound US general contractors, which mitigates the credit risk. At September 30, 2021, KWESST had no outstanding trade receivable. The remaining receivable is due from the Canadian Federal and Provincial Government for sales tax recoverable and investment tax credits.

(d)  Liquidity risk

Liquidity risk is the risk that KWESST will be unable to meet its financial obligations as they become due. KWESST's objective is to ensure that it has sufficient cash to meet its near-term obligation when they become due, under both normal and stressed condition, without incurring unacceptable losses or risking reputational damage to KWESST. A key risk in managing liquidity is the degree of uncertainty in KWESST's cash flows due to its early stage in operations and the need for additional capital to fund its business strategies (see Note 2(a)).

At September 30, 2021, our contractual obligations were as follows:

Payment due:	Total	Within 1 Year	1 to 3 years	3 to 5 years
Minimum royalty commitments	$2,500,000	$-	$150,000	$2,350,000
Accounts payable and accrued liabilities	1,127,202	1,127,202	-	-
Lease obligations	390,000	62,400	187,200	140,400
Other commitments	101,928	101,928	-	-
Borrowings	60,000	-	60,000	-
Total contractual obligations	$4,179,130	$1,291,530	$397,200	$2,490,400

At September 30, 2021, KWESST had $2.7 million in cash and $2.9 million in working capital (current assets less current liabilities).

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

23. Supplemental cash flow information

The following table presents changes in non-cash working capital:

	Year ended September 30, 2021	Nine months ended September 30, 2020	Year ended December 31, 2019

Trade and other receivables	$(218,334)	$(257,588)	$(41,465)
Inventories	17,555	-	-
Prepaid expenses and other	(106,205)	(387,762)	(36,629)
Other assets	-	-	(150,000)
Accounts payable and accrued liabilities	(828,698)	393,202	86,519
Contract liabilities	(7,053)	7,053	-
Deposits	150,000	-	-
Accrued royalties liability	1,191,219	-	-
	$198,484	$(245,095)	$(141,575)

The following is a summary of non-cash items that were excluded from the consolidated statements of cash flows for the year ended September 30, 2021:

  $63,866 debt settlement via common shares;
  $125,000 for 250,000 exercised warrants in connection with the GhostStepTM acquisition (Note 4(c));
  $102,991 fair value of warrants exercised and transferred to share capital;
  $203,516 fair value of options exercised and transferred to share capital from contributed surplus;
  $1,715,000 fair value of common shares and warrants issued for the acquisition of the LEC System (Note 4(a)),
  $137,000 fair value of common shares issued for the amended and restated license agreement with AerialX (Note 26(a));
  $169,832 share offering costs relating to the Broker Compensation Options (Note 16(a)); and
  $3,828 non-cash consideration for computer equipment acquired.

The following is a summary of non-cash items that were excluded from the consolidated statements of cash flows for the nine months ended September 30, 2020:

  $358,178 of right-of-use asset and lease obligations relating to the new office lease;
  $139,787 of right-of-use asset and $157,315 lease obligations de-recognized from KWESST's consolidated financial position relating to the former lease office;
  $347,280 of KWESST's common shares and warrants for the asset acquisition of GhostStepTM Technology;
  $255,718 of convertible notes, including accrued interest, settled in KWESST's common shares;
  $322,779 of share offering costs settled in KWESST's common shares;
  $41,155 of options adjustment due to QT (see note 4(b)); and
  $17,531 fair value of options exercised and transferred to KWESST's common shares.

The following is a summary of non-cash items that were excluded from the consolidated statements of cash flows for the twelve months ended December 31, 2019:

  $1,290,255 common shares and warrants for settlement of loans.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

24. Segmented information

KWESST's Executive Chairman has been identified as the chief operating decision maker. The Executive Chairman evaluates the performance of KWESST and allocates resources based on the information provided by its internal management system at a consolidated level. KWESST has determined that it has only one operating segment.

At September 30, 2021, September 30, 2020 and December 31, 2019, all of KWESST's property and equipment are located in Canada, including the right-of-use assets.

25. Capital management

KWESST's objective in managing its capital is to safeguard its ability to continue as a going concern and to sustain future development of the business. The Company's senior management is responsible for managing the capital through regular review of financial information to ensure sufficient resources are available to meet operating requirements and investments to support its growth strategy. The Board of Directors is responsible for overseeing this process. From time to time, KWESST could issue new common shares or debt to maintain or adjust its capital structure. KWESST is not subject to any externally imposed capital requirements.

KWESST's capital is composed of the following:

	September 30, 2021	September 30, 2020	December 31, 2019
Debt:
Lease obligations	$307,909	$352,037	$202,686
Related party loans	-	218,276	289,828
Borrowings	53,251	32,273	-
Convertible notes	-	-	210,819

Equity:
Share capital	17,215,068	9,374,563	2,284,353
Warrants	1,848,389	277,170	21,050
Contributed surplus	2,458,211	306,708	-
Accumulated other comprehensive loss	(8,991)	-	-
Accumulated deficit	(15,388,949)	(6,073,577)	(2,536,799)
Total capital	$6,484,888	$4,487,450	$471,937

26. Commitments and contingencies

a) AerialX Drone Solutions ("AerialX")

On April 5, 2021, KWESST entered into an amended and restated licensing agreement with AerialX to gain exclusive rights to manufacture, operate, and use its drone for the C-UAS (Counter Unmanned Aerial Systems) market, specifically for the United States Department of Defense and Canada's Department of National Defence for a period of two years from the date upon which AerialX will meet certain technical milestones. In consideration for this exclusivity, KWESST has issued 1,429 common shares to AerialX ("Exclusive License Shares"). Based on KWESST's closing stock price of $95.90 on April 23, 2021 (TSX-V approval date), the fair value for these shares was $137,000. KWESST recorded the $137,000 fair value as a license cost for the year ended September 30, 2021, with an equal offset to KWESST's share capital.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

In addition to the Exclusive License Shares, KWESST also agreed to issue an additional 1,429 common shares upon AerialX achieving the technical milestones. For the year ended September 30, 2021, Aerial X has not delivered on the technical milestones and therefore no recognition was made.

Additionally, KWESST also agreed to issue up to 4,286 common shares subject to achieving the following performance milestones:

# of Common Shares	Milestones
1,071	$3 million in sales
1,429	$9 million in sales
1,786	$18 million in sales

The amended and restated licensing agreement also changed the terms of the annual minimum royalty payment to AerialX. The initial minimum royalty payment is not due prior to the first anniversary year of the Prototype Date, which is defined under the agreement as the date upon which a functioning prototype is received by KWESST.

Under this agreement, KWESST will pay a royalty ranging from 8% to 15% of sales of AerialX technology, subject to the following minimum payments:

  1st anniversary: $150,000
  2nd anniversary: $200,000
  3rd anniversary: $300,000
  4th anniversary: $400,000
  5th anniversary: $500,000

In accordance with the original agreement dated November 18, 2019, in the first quarter of Fiscal 2020 KWESST made a payment of $150,000 as an advance for future royalty payments (the "Advance"). This Advance was recorded as a non-current deposit in the audited consolidated statements of financial position at December 31, 2019 and September 30, 2020. During the year ended September 30, 2021, management performed a recoverability review of all KWESST's financial assets, including this Advance. Management made the recoverability assessment on the Advance based on anticipated future sales of the licensed technology. While KWESST continues to work with AerialX on this project, management has concluded the timing and volume of future sales of the licensed drone was uncertain at this stage given AerialX has not yet met the technological milestones. Accordingly, KWESST took a charge to net loss. This charge is included in general and administrative expenses in the condensed consolidated interim statements of net loss and comprehensive loss.

Under the amended and restated licensing agreement, KWESST will continue to have non-exclusive worldwide license. This agreement will expire on April 30, 2026.

b) STRYK Group USA, LLC ("STRYK")

On September 24, 2021, KWESST entered into a services agreement with STRYK to obtain branding and website management services over a period of four months from the date upon which the agreement was signed. These services are focused on strategic promotional activities related to the LEC System. Under the agreement, KWESST has committed to future minimum payments of $101,928, due within the next fiscal year.

KWESST MICRO SYSTEMS INC.
Notes to Consolidated Financial Statements
Year ended September 30, 2021, nine months ended September 30, 2020, and year ended December 31, 2019
(Expressed in Canadian dollars, except share amounts)

27. Depreciation and Amortization

The following table presents total depreciation and amortization expense of property and equipment and right-of-use assets by function:

	2021	2020	2019
General and administrative	$95,310	$89,307	$91,084
Selling and marketing	16,443	-	-
Research and development	29,237	14,090	11,058
Total depreciation and amortization	$140,990	$103,397	$102,142

Consolidated Financial Statements of

KWESST MICRO SYSTEMS INC.

Nine months ended September 30, 2020, and

Twelve months ended December 31, 2019

(Expressed in Canadian Dollars)

KWESST MICRO SYSTEMS INC.

Table of Contents for the Nine months Ended September 30, 2020 and twelve months ended December 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of KWESST Micro Systems Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of KWESST Micro Systems Inc. (the "Company") as of September 30, 2020 and December 31, 2019, and the related consolidated statements of loss and comprehensive loss, changes in shareholders' equity, and cash flows for the nine month ended September 30, 2020 and twelve months ended December31, 2019, and the related notes (collectively referred to as the "consolidated financial statements").

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and December 31, 2019, and its financial performance and its cash flows for the periods then ended, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Correction in the application of IFRS 16 Leases

As discussed in Note 8, the consolidated financial statements for the nine months ended September 30, 2020 have been adjusted for a correction in the application of IFRS 16 Leases.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect of this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Kreston GTA LLP | 8953 Woodbine Avenue, Markham, Ontario, Canada, L3R 0J9, T. 905.474.5593 | www.krestongta.com
A member of Kreston International | A global network of independent accounting firms

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 26(b) to the consolidated financial statements, subsequent to the fiscal year 2020, the Company has completed an asset acquisition transaction with a related party under common control by issuance of common shares and share purchase warrants of the Company. Our opinion is not modified in respect of this matter.

We served as the Company's auditor since 2019.

Chartered Professional Accountants

Licensed Public Accountants

November 22, 2021, except for Note 1 as to which the date is November 14, 2022

Markham, Canada

Kreston GTA LLP | 8953 Woodbine Avenue, Markham, Ontario, Canada, L3R 0J9, T. 905.474.5593 | www.krestongta.com
A member of Kreston International | A global network of independent accounting firms

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Financial Position
At September 30, 2020 and December 31, 2019

In Canadian dollars	Note	September 30, 2020	December 31, 2019
		(Adjusted - See Note 8)	(As restated - see Note 25)
ASSETS
Cash		$3,073,760	$21,615
Trade and other receivables	5	480,917	219,803
Prepaid expenses and other		441,837	54,075
Current assets		3,996,514	295,493

Property and equipment	6	174,644	70,122
Right-of-use assets	8	327,576	184,472
Deposits	8	19,341	-
Intangible assets	7	644,702	-
Other assets	25	150,000	150,000
Non-current assets		1,316,263	404,594
Total Assets		$5,312,777	$700,087

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities
Accounts payable and accrued liabilities	9	$818,274	$198,687
Lease obligations	12	44,128	85,468
Related party loans	10	218,276	289,828
Borrowings	11	32,273	-
Deferred revenue	13	7,053	-
Financial derivative liabilities	14	-	29,463
Current liabilities		1,120,004	603,446

Lease obligations	12	307,909	117,218
Convertible notes	15	-	210,819
Non-current liabilities		307,909	328,037
Total Liabilities		1,427,913	931,483

Shareholders' Equity (Deficit)
Share capital	16	9,374,563	2,284,353
Contributed surplus	16	583,878	21,050
Accumulated deficit		(6,073,577)	(2,536,799)
Total Shareholders' equity (deficit)		3,884,864	(231,396)

Total Liabilities and Shareholders' Equity (Deficit)		$5,312,777	$700,087

See Note 2(a) Going concern and Note 24 Commitments and contingencies.
See accompanying notes to consolidated financial statements.

On behalf of the Board of Directors:

(signed) John McCoach, Director	(signed) David Luxton, Director

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Net Loss and Comprehensive Loss
For the nine months ended September 30, 2020 and the twelve months ended December 31, 2019

In Canadian dollars	Note	Nine Months ended September 30, 2020	Twelve months ended December 31, 2019
		(Adjusted - see Note 8)	(As restated - see Note 25)
Revenue	18	$861,917	$509,148
Cost of sales		(247,113)	(85,101)
Gross profit		614,804	424,047

Operating expenses
General and administrative	4, 10, 16	2,723,861	397,990
Selling and marketing		564,266	36,681
Research and development, net		817,584	1,003,705
Total operating expenses		4,105,711	1,438,376

Operating loss		(3,490,907)	(1,014,329)

Other income (expenses)
Fair value adjustments on derivatives	14	29,463	113,178
Net finance costs	10, 12, 15	(61,397)	(245,147)
Foreign exchange gain (loss)		(13,937)	(982)
Total other income (expenses)		(45,871)	(132,951)

Loss before income taxes		(3,536,778)	(1,147,280)
Income tax recovery:	19
Current tax recovery		-	-
Deferred tax recovery		-	-
Net loss and comprehensive loss		$(3,536,778)	$(1,147,280)

Net Loss per share
Basic and diluted		$(8.03)	$(4.61)

Weighted average number of shares outstanding
Basic and diluted	17	440,631	249,001

See accompanying notes to consolidated financial statements.

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Changes in Shareholders' Equity
For the nine months ended September 30, 2020 and the twelve months ended December 31, 2019

In Canadian dollars		Common Shares		Contributed Surplus			Total Shareholders' Equity
[Refer to Note 16]	Other Notes	Number Issued	Share Capital	Warrants	Options	Deficit
Balance, December 31, 2018		3	$200	$-	$-	$(1,389,519)	$(1,389,319)
Shares issued for cash		72,500	1,014,948	-	-	-	1,014,948
Shares issued for debt		311,493	1,269,205	1,192	-	-	1,270,397
Warrants issued for debt		-	-	19,858	-	-	19,858
Net loss	25	-	-	-	-	(1,147,280)	(1,147,280)
Balance, December 31, 2019		383,996	$2,284,353	$21,050	$-	$(2,536,799)	$(231,396)

Shares and warrants issued in a brokered private placement		62,994	3,087,138	60,340	-	-	3,147,478
Shares for converted debt and interest		52,381	1,583,881	-	-	-	1,583,881
Shares and warrants issued in non-brokered private placements		49,811	1,480,875	15,780	-	-	1,496,655
Shares issued for performance incentive		14,929	731,500	-	-	-	731,500
Shares from Foremost's qualifying transaction	4(a)	12,836	628,949	-	41,155	-	670,104
Shares and warrants issued on acquisition of technology asset	4(b)	9,957	167,280	180,000		-	347,280
Stock options exercised		1,743	78,080	-	(17,531)	-	60,549
Shares for consulting services		871	32,393	-		-	32,393
Share-based payments		-	-		283,084	-	283,084
Share offering costs		-	(699,886)	-		-	(699,886)
Net loss		-	-	-		(3,536,778)	(3,536,778)
Balance, September 30, 2020		589,518	$9,374,563	$277,170	$306,708	$(6,073,577)	$3,884,864

See accompanying notes to consolidated financial statements.

KWESST MICRO SYSTEMS INC.
Consolidated Statements of Cash Flows
For the nine months ended September 30, 2020 and the twelve months ended December 31, 2019

In Canadian dollars	Note	Nine months ended September 30, 2020	Twelve months ended December 31, 2019
		(Adjusted - See Note 8)	(As restated - see Note 25)
OPERATING ACTIVITIES
Net loss		$(3,536,778)	$(1,147,280)
Items not affecting cash:
Depreciation and amortization	6, 8	103,397	102,142
Share-based compensation	17	283,084	-
Shares for M&A advisory and consulting services		763,893	-
Fair value adjustments on derivative liabilities	14	(29,463)	(113,178)
Non-cash listing expense (included in M&A costs)	4(a)	814,703	-
Net finance costs		61,217	230,858
Changes in non-cash working capital items	21	(245,095)	(141,575)
Interest paid		(6,612)	(24,523)

Cash used in operating activities		(1,791,654)	(1,093,556)

INVESTING ACTIVITIES
Acquisition of property and equipment	6	(133,927)	(20,190)
Acquisition of technology asset	4(b)	(163,230)	-
Investments in development projects	9	(38,212)	-
Deposit for long-term office lease		(134,192)	-
Cash acquired on closing of Foremost	4(a)	78,589	-

Cash flows used in investing activities		(390,972)	(20,190)

FINANCING ACTIVITIES
Proceeds from the issuance of common shares	16	4,355,171	1,014,948
Proceeds from convertible notes and converted to equity	17	1,081,504	-
Payments of share offering costs	17	(164,716)	-
Proceeds from borrowings	11	40,000	-
Repayment of borrowings		-	(10,747)
Repayments to related party loans	10	(80,000)	(70,513)
Proceeds from related party loans	10	-	310,684
Repayments of lease obligations	12	(58,188)	(77,367)
Repayments of convertible notes	15	-	(31,644)
Proceeds from exercise of stock options	16	61,000	-

Cash flows provided by financing activities		5,234,771	1,135,361

Net change in cash during the period		3,052,145	21,615

Cash, beginning of period		21,615	-

Cash, end of period		$3,073,760	$21,615

See Note 21 for supplemental cash flow information
See accompanying notes to consolidated financial statements.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

1. Corporate information

KWESST Micro Systems Inc. (the "Company" or "KWESST"), formerly Foremost Ventures Corp. (''Foremost''), was incorporated on November 28, 2017, under the laws of the Province of British Columbia. The Company's registered office is located at 550 Burrard Street, Suite 2900, Vancouver, British Columbia, Canada. Its corporate office is located at Unit 1, 155 Terrence Matthews Crescent, Ottawa, Ontario, Canada.

On September 17, 2020, Foremost completed a Qualifying Transaction ("the QT") with KWESST Inc., a private company, was incorporated under the laws of the Province of Ontario on April 24, 2017. The QT constituted a reverse acquisition in accordance with IFRS as the shareholders of KWESST Inc. took control of Foremost (Note 4(a)). At the time of the QT, Foremost did not constitute a business as defined under IFRS 3 - Business Combinations, and therefore the QT was accounted for as an asset acquisition. As KWESST Inc. was deemed to be the acquirer for accounting purposes, the resulting consolidated statements of financial position was presented as a continuance of KWESST Inc.'s operations at their historical carrying values, and the comparative figures presented are those of KWESST Inc. The results of operations, the cash flows, and the assets and liabilities of Foremost have been included in these consolidated financial statements since September 17, 2020.

Following the QT, KWESST, pursuant to Section 4.8(2) of National Instrument 51-102, provided notice that KWESST has changed its fiscal year end to September 30th from December 31st. Accordingly, these consolidated financial statements presented herein are as at and for the nine months ended September 30, 2020 with comparatives as at and for the twelve months ended December 31, 2019.

KWESST develops and markets innovative products to create ''intelligent tactical systems'' and proprietary technology for game-changing applications in the military and homeland security market. KWESST's core technology has multiple applications based on its micro integrated sensor software technology, or MISST, a proprietary integration of miniaturized sensors, optics, ballistics and software that provides an advancement in affordable smart systems and mission capability.

KWESST's common stock is listed on the TSX-Venture Exchange (''TSX-V'') under the stock symbol of KWE.

KWESST effected a one-for-seventy (1-for-70) reverse stock split of its common stock on October 28, 2022 (the "Reverse Split"). The Reverse Split has been retroactively applied to these consolidated financial statements.

To retroactively apply this Reverse Split, the exercise price and number of common shares issuable upon the exercise of outstanding stock options were adjusted accordingly. The restricted share units ("RSUs") and performance stock units ("PSUs") have also been adjusted. While the number of warrants has not changed as a result of the Reverse Split; the conversion rate for each warrant was adjusted from one common share to 0.01428571 of a common share.

All information respecting outstanding common shares and other securities of KWESST, including net loss per share, in the current and comparative periods presented are on a Reverse Split basis.

2. Basis of preparation

(a) Going concern

These consolidated financial statements have been prepared assuming KWESST will continue as a going concern.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

As an early-stage company, KWESST has incurred significant losses and negative operating cash flows from inception that have primarily been funded from financing activities. The Company incurred approximately $3.5 million net loss and negative operating cash flows of approximately $1.8 million for the nine months period ended September 30, 2020 (2019 - $1.1 million net loss and negative operating cash flows of $1.1 million for 12 months). At September 30, 2020, KWESST had a working capital of $2.9 million (December 31, 2019 - working capital deficiency of $0.3 million).

The Company's ability to continue as a going concern and realize its assets and discharge its liabilities in the normal course of business is dependent upon closing timely additional sales orders, achieving sustained profitability and the ability to raise additional debt or equity financing, if required, to fund its working capital requirements. There are various risk and uncertainties affecting KWESST's operating including, but not limited to:

  The market acceptance and rate of commercialization of the KWESST's offerings;
  Ability to successfully execute its business plan;
  Ability to raise additional capital at acceptable terms;
  General local and global economic conditions, including the ongoing COVID-19 pandemic, certain of which are beyond the Company's control.

KWESST's strategy to mitigate these risks and uncertainties is to execute timely a business plan aimed at continued focus on revenue growth, product development and innovation, improving overall gross profit, managing operating expenses and working capital requirements, and securing additional capital, as needed. There are no guarantees that the funds raised will be sufficient to sustain KWESST's ongoing operations beyond twelve months or that additional debt or equity financing will be available to the Company or available at acceptable terms. Failure to implement the Company's business plan could have a material adverse effect on the Company's financial condition and/or financial performance. Accordingly, there are material risks and uncertainties that cast significant doubt about KWESST's ability to continue as a going concern.

These consolidated financial statements do not include any adjustments or disclosures that would be required if assets are not realized and liabilities and commitments are not settled in the normal course of operations. If KWESST is unable to continue as a going concern, then the carrying value of certain assets and liabilities would require revaluation to a liquidation basis, which could differ materially on the values presented in the financial statements.

(b) Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (''IFRS'') as issued by the International Accounting Standards Board ("IASB") and interpretations of the IFRS Interpretations Committee ("IFRIC'').

The consolidated financial statements were authorized for issue by the Board of Directors on November 22, 2021 except for Note 1 and the related changes, as to which the date is November 14, 2022.

(b) Principles of consolidation

These consolidated financial statements incorporate the financial statements of KWESST and the entity it controls.

Control is achieved where KWESST has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities, are exposed to, or have rights to, variable returns from the Company's involvement with the entity and have the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company until the date on which control ceases. Profit or loss of subsidiaries acquired during the year are recognized from the date of acquisition or effective date of disposal as applicable. All intercompany transactions and balances have been eliminated.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

At September 30, 2020, the Company has one wholly-owned subsidiary: KWESST Inc.

(c) Functional and presentation currency

The consolidated financial statements are presented in Canadian dollars ("CAD"), which is the functional currency of KWESST and its subsidiary.

(d) Measurement basis

The consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

(e) Comparative figures

Certain comparative figures in the consolidated statements of net loss and comprehensive loss have been reclassified to conform with the current period's presentation.

(f) Use of estimates and judgments

The preparation of the consolidated financial statements in accordance with IFRS requires management to make judgments, estimates, and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income, expenses, and disclosure of contingent liabilities. Actual results may differ from these estimates.

The continuing uncertainty around the outbreak of the novel coronavirus ("COVID-19"') pandemic required the use of judgements and estimates in the preparation of the consolidated financial statements for the nine months ended September 30, 2020. The future impact of COVID-19 uncertainties could generate, in future reporting periods, a significant impact to the reported amounts of assets, liabilities, revenue and expenses in these and any future financial statements.

Critical judgments that management has made in applying KWESST's accounting policies that the most significant effect on the amounts recognized in the consolidated financial statements include: assessment of KWESST's ability to continue as a going concern (Note 2(a)); and determination of the functional currency of the principal operations of KWESST(Note 2(c)).

Significant areas having estimation uncertainty in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements:

Revenue recognition

To date, substantially all of the Company's revenue arise from providing customized tactical system solutions to customers at an amount that reflects the consideration KWESST expects to receive in exchange for the system offering.

The timing of revenue recognition often differs from contract payment milestones, resulting in revenue that has been earned but not billed. These amounts are included in unbilled receivables. Amounts billed in accordance with customer contracts, but not yet earned, are recorded and presented as part of deferred revenue. At September 30, 2020, management determined there was no unbilled receivables.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Fair value of acquired intangible assets

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

KWESST estimates the fair value of technology acquired based on observable market inputs. Because KWESST Inc. was a private company at the time of closing the GhostStep® Technology acquisition (see Note 4(b)), the common shares issued under this transaction were not actively trading on a stock exchange. Accordingly, management measured the fair value of the common shares based on the cash versus shares election available under the purchase agreement. Specifically, KWESST Inc. had the sole discretion to pay USD $100,000 (CAD $134,192) or issue 7,957 common shares to SageGuild. This implies a fair value of $16.80 per common share of KWESST Inc. at the time of closing the transaction.

Accordingly, for the purpose of estimating the fair value of the warrants issued under this transaction (see contingent consideration below), management used $0.24 as 1/70 of the underlying stock price for one of the key inputs in the Black-Scholes pricing model.

Contingent consideration

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

The GhostStep® Technology acquisition included contingent consideration in which KWESST Inc. issued 750,000 warrants (exercisable to acquire 10,714 common shares) to SageGuild which are cancellable if service condition is not met (see Note 4(b)). The rights granted under warrants shall vest and be exercisable as to 250,000 warrants on each of December 31, 2020, 2021, and 2022 if service condition is met. Subject to the service condition being met, on each of these three vesting dates, SageGuild shall be deemed to have exercised 250,000 warrants for an aggregate purchase price of $125,000.

Under IFRS, the contingent consideration is classified as either a financial liability or equity based on the feature of the contingent consideration and how the number of shares to be issued is determined. Where a fixed number of shares either will or will not be issued depending on future events, the contingent consideration meets the definition of equity. The SageGuild warrants were classified as equity and the subsequent settlement will also be accounted for within equity. The contingent consideration is required to be recognized at the acquisition date fair value even if it is not deemed to be probable of payment at the date of the acquisition.

Treatment of development costs

Costs to develop products are capitalized to the extent that the criteria for recognition as intangible assets in IAS 38, Intangible Assets are met. Those criteria require that the product is technically and economically feasible, which management assessed based on the attributes of the development project, perceived user needs, industry trends, and expected future economic conditions. Management considers these factors in aggregate and applies significant judgment to determine whether the product is feasible.

Impairment of intangible assets

At September 30, 2020, the intangible assets relates primarily the GhostStep® Technology recorded at its fair value at the acquisition date (see Note 8). Because the GhostStep® Technology is pre-commercial stage with no similar technology in the current marketplace, there is significant management judgement in projecting anticipated global market demand, pricing, and gross profit for this electronic decoy technology; all key inputs in management's discounted cash flow model to determine the recoverable amount. An impairment loss is recognized if the recoverable amount of the asset is less than the carrying amount.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Useful lives of property and equipment

As KWESST is an early-stage company, it has limited operating history to estimate the useful lives of property and equipment. Management made estimates based on anticipated use. Further, management has determined the residual value of these assets to be nil. At September 30, 2020, management concluded there was no evidence of a change in the useful lives of property and equipment.

Fair value of share-based payments and warrants

Because KWESST Inc. has limited operating history and was a private company at the time of granting stock options and issuing warrants during the nine months ended September 30, 2020, management exercised significant judgement in estimating the fair value of stock options and warrants. Fair value is estimated using the Black-Scholes pricing model, which requires management to make significant judgment principally on the following key inputs: expected life of the stock option and volatility of the underlying share price. For share-based payment, management must also apply an estimated forfeiture rate to the calculated fair value, which is subject to significant judgement due to the Company's limited history.

3. Significant accounting policies

KWESST used the following significant accounting policies for the preparation of the consolidated financial statements. These policies have been applied to the comparative period.

(a) Revenue recognition

KWESST determines the amount of revenue to be recognized through application of the following five-step process:

(i) Identification of the contract, or contracts with a customer;

(ii) Identification of the performance obligations in the contract;

(iii) Determination of the transaction price;

(iv) Allocation of the transaction price to the performance obligations in the contract; and

(v) Recognition of revenue when or as the Company satisfies the performance obligations.

For contracts with payment milestones, Management estimates the percentage of completion and records unbilled revenue.

KWESST also recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the costs to be recoverable. Management has determined that sales commissions meet the requirements to be capitalized. Capitalized contract acquisition costs are amortized consistent with the pattern of transfer to the customer for the goods and services to which the asset relates. KWESST applies the practical expedient available under IFRS 15 and does not capitalize incremental costs of obtaining contracts if the amortization period is one year or less.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

(b) Financial instruments

KWESST recognizes a financial asset or a financial liability when it becomes a party to the contractual provisions of the instrument.

Trade and other receivables without a significant financing component are initially measured at the transaction price. All other financial assets and financial liabilities are initially recognized at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss (''FVTPL'')) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

Financial assets

All financial assets are recognized and de-recognized on trade date.

Financial assts are recognized at fair value and subsequently classified and measured at:

a) Amortized cost;

b) Fair value through other comprehensive income (''FVOCI''); or

c) Fair value though profit or loss (''FVTPL'').

KWESST determines the classification of its financial assets on the basis of both the business model for managing the financial assets and the contractual cash flows characteristics of the financial asset. Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets.

A financial asset is measured at amortized cost if it is held within a business model whose objective is to hold assets to collect contractual cash flows, and its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest of the principal amount outstanding. At September 30, 2020, KWESST classified the following as amortized cost:

  Cash
  Trade and other receivables
  Lease deposit (non-current other asset)

All financial assets not classified and measured at amortized cost or FVOCI are measured at FVTPL. At September 30, 2020, KWESST did not have financial assets classified as FVOCI or FVTPL.

Expected credit losses

KWESST measures a loss allowance based on the lifetime expected credit losses. Lifetime expected credit losses are estimated based on factors such as KWESST's past experience of collecting payments, the number of delayed payments in the portfolio past the average credit period, observable changes in national or local economic conditions that correlate with default on receivables, financial difficulty of the borrower, and it becoming probable that the borrower will enter bankruptcy or financial re-organization.

Financial assets are written off when there is no reasonable expectation of recovery.

Financial liabilities

Financial liabilities are recognized at fair value and subsequently classified and measured at amortized cost or fair value though profit or loss (''FVTPL'').

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

KWESST determines the classification of its financial liabilities at initial recognition. The Company has classified the following as amortized costs:

  Accounts payable and accrued liabilities
  Related party loans
  Borrowings
  Lease obligations
  Convertible notes

Financial liabilities at amortized cost are measured using the effective interest rate method.

At September 30, 2020 and December 31, 2019, KWESST classified financial derivative liabilities as FVTPL.  Accordingly, fair value is remeasured at each reporting period with the fair value adjustment recognized in profit or loss. There was no outstanding financial derivative liability at September 30, 2020.

De-recognition of financial liabilities

KWESST de-recognizes financial liabilities when its obligations are discharged, cancelled or they expire.

(c) Property and equipment

Property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Cost comprises the fair value of consideration given to acquire or construct an asset and includes the direct charges associated with bringing the asset to the location and condition necessary for putting it into use along with the future cost of dismantling and removing the asset. These assets are depreciated over their estimated useful lives using the straight-line method as this most closely reflects the expected pattern of consumption o the future economic benefits. Depreciation methods, useful lives and residual values are reviewed at each financial year end and adjusted prospectively, if appropriate.

The following table provides a summary of estimated useful lives for KWESST's property and equipment:

Property and equipment	Rate
Computer equipment	5 years
Computer software	3 years
Office furniture and equipment	5 years
R&D equipment	5 years
Leasehold improvements	Shorter of useful life or remaining term of lease

At the end of each reporting period, KWESST reviews the carrying amounts of its property and equipment to determine whether there is any indication of impairment. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash flows of other assets or groups of assets (the ''cash-generating unit, or CGU''). If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(d) Leases

At inception of a contract, KWESST assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

KWESST recognizes a right-of-use asset and a lease liability at the lease commencement date. The lease obligation is measured at the present value of the remaining lease payments as of January 1, 2018, discounted using its incremental borrowing rate of 10%. The right-of-use asset is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received. The assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. The lease term includes periods covered by an option to extend if KWESST is reasonably certain to exercise that option.  Lease terms range from 3 to 6 years for offices and printer. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, KWESST's incremental borrowing rate. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in KWESST's estimate of the amount expected to be payable under a residual value guarantee, or if KWESST changes its assessment of whether it will exercise a purchase, extension, or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying value of the right-of-use asset or, is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

KWESST has elected to apply the practical expedient not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets. The lease payments associated with these leases are recognized as an expense on a straight-line basis over the lease term.

(e) Intangible assets

(i) Research and development ("R&D'') costs

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss when incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and KWESST has the intention and sufficient resources to complete the development and to use or sell the asset. The expenditure capitalized in respect of development activities includes the cost of materials, direct labor and overhead costs that are directly attributable to preparing the asset for its intended use, and capitalized borrowing costs. Other development expenditures are recognized in profit or loss when incurred.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

(ii) Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditures, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

(iii) Amortization

Amortization is a systematic allocation of the amortizable amount of an intangible asset of its useful life. The amortizable amount is the cost of the asset less its estimated residual value. KWESST recognizes in profit or loss on a sales-based rate over the estimated useful lives of the intangible assets from the date they are available for use, since this method most closely reflect the expected pattern of consumption of the future economic benefits embodied in each asset. Where a sales-based rate could not be determined, the straight-line approach is used.

Internally generated intangible assets are not systematically amortized as long as they are not available for use i.e. they are not yet on site or in working condition for their intended use. Accordingly, intangible assets such as development costs are tested for impairment at least once a year, until such date as they are available for use.

(iv) Impairment

All intangible assets are periodically reviewed for impairment. The estimated present value of future cash flows associated with the intangible asset is determined and an impairment loss is recognized for the difference between this amount and the carrying amount as follows: the carrying amount of the asset is reduced to estimated present value of the future cash flows associated with the asset, discounted at the financial asset's original effective interest rate, and the resulting loss is directly recognized in profit or loss for the period.

(f) Provisions

A provision is recognized if, as a result of a past event, KWESST has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the liability. The unwinding of the discount is recognized as a finance cost.

(g) Convertible notes

KWESST's convertible notes are segregated into their debt and equity components or derivative liability components at the date of issue, in accordance with the substance of the contractual agreements.

The conversion feature of the convertible notes is presumed to be classified as a derivative financial liability unless it meets all the criteria to recognize as equity instrument under IAS 32, Financial Instruments: Presentation. One of the criteria is that the conversion option exchanges a fixed amount of shares for a fixed amount of cash ("fixed for fixed").

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

If the conversion feature meets the fixed for fixed criteria, the conversion option will be classified as equity components. Equity instruments are instruments that evidence a residual interest in the assets of an entity after deducting all of its liabilities. Therefore, when the initial carrying amount of the convertible notes is allocated to its equity and liability components, the equity component is assigned the residual amount after deducting from the fair value of the instrument as a whole the amount separately determined for the liability component. The sum of the carrying amounts assigned to the liability and equity components on initial recognition is always equal to the fair value that would be ascribed to the instrument as a whole. No gain or loss arises from initially recognizing the components of the instrument separately.

If the conversion feature does not meet the fixed for fixed criteria, the conversion option will be recorded as derivative financial liability, which must be separately accounted for at fair value on initial recognition. The carrying amount of the debt component, on initial recognition, is recalculated as the difference between the proceeds of the convertible notes as a whole and the fair value of the derivative financial liabilities. Subsequent to initial recognition, the derivative financial liability is re-measured at fair value at the end of each reporting period with changes in fair value recognized in the consolidated statements of comprehensive loss for each reporting period, while the debt component is accreted to the face value of the debt using the effective interest method.

Incremental costs incurred in respect of raising capital or debt are charged against the equity or debt proceeds raised, unless the instrument to which the transaction costs relate is classified as held for trading, in which case the incremental costs are expensed to profit or loss immediately.

(h) Income taxes

Income tax expense comprises current income tax expense and deferred income tax expense. Current and deferred income taxes are recognized as an expense and included in profit or loss for the period, except to the extent that the tax arises from a transaction which is recognized in other comprehensive income or directly in shareholder's deficiency.

Current income tax

Current tax expense is the amount of income taxes payable (recoverable) in respect of the taxable income (tax loss) for a period. Current liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax

Deferred tax assets and liabilities are recognized for the temporary differences between transactions that have been included in the consolidated financial statements or income tax returns. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between that the tax and financial statement bases of assets and liabilities and for certain carry-forward items. Deferred income tax assets are recognized only to the extent that, in the opinion of management, it is probable that the deferred income tax assets will be realized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting period. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment or substantive enactment. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and KWESST intends to settle its current tax assets and liabilities on a net basis.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Investment tax credits

Investment tax credits relating to scientific research and experimental development expenditures are recorded in the fiscal period the qualifying expenditures are incurred based on management's interpretation of applicable legislation in the Income Tax Act of Canada. Credits are recorded provided there is reasonable assurance that the tax credit will be realized. Credits claimed are subject to review by the Canada Revenue Agency.

Credits claimed in connection with R&D activities are accounted for using the cost reduction method. Under this method, assistance and credits relating to the acquisition of equipment is deducted from the cost of the related assets, and those relating to current expenditures, which are primarily salaries and related benefits, are included in the determination of profit or loss as a reduction of the R&D expenses.

(i) Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions are in the normal course of business and have commercial substance.

(j) Share-based payments

KWESST records share-based compensation related to its stock options and certain warrants granted from the Company. Stock-based compensation for stock options and warrants are measured at fair value using a Black Scholes option-pricing model. The market value of KWESST's shares on the date of the grant is used to determine the fair value of options and warrants. Each tranche of an award is considered a separate award with its own vesting period and grand date fair value. Compensation cost is recognized as employee benefits expense over the vesting period in which employees unconditionally become entitled to the award. The amount recognized as an expense is adjusted to reflect only the number of awards for which related service conditions are expected to be met, such that the amount ultimately recognized as an expense is based on the number of awards that meet the related service conditions at the vesting date.

Where the terms of an equity-settled transaction award are modified, the minimum expense recognized is the expense as if the terms had not been modified and if the original terms of the award are met. An additional expense is recognized for any modification that increases the total fair value of the share-based payment transaction or is otherwise beneficial to the employees as measured at the date of acquisition.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

(k) Foreign currency

Transactions in foreign currencies are translated to the respective functional currencies of KWESST at the exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in other than the functional currency are translated at the exchange rates in effect at the reporting date. Non-monetary items that are measured in terms of historical cost in other than the functional currency are translated using the exchange rate at the date of the transaction. The resulting exchange gains and losses are recognized in profit or loss.

(l) Earnings (loss) per share

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. KWESST uses the treasury stock method to compute the dilutive effect of options, warrants, and similar instruments. Under this method, the dilutive effect on earnings per share is calculated presuming the exercise of outstanding options, warrants, and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase common shares at the average market price during the period.

However, the calculation of diluted loss per share excludes the effects of various conversions and exercises of convertible debt, options and warrants that would be anti-dilutive.

(m) Reverse acquisition

KWESST was a capital pool company, which did not constitute a business as defined under IFRS 3 - Business Combination at the time of the QT and is therefore not within the scope of IFRS 3. However, the QT has some features of a reverse acquisition under IFRS 3. In the absence of a Standard that specifically applies to the QT, KWESST applied by analogy the guidance in IFRS 3 for reverse acquisitions in accordance with IAS 8 accounting policies, changes in accounting estimates and errors.

Application of the reverse acquisitions guidance by analogy results in the private operating entity KWESST Inc. being identified as the accounting acquirer, and the listed non-operating entity KWESST being identified as the accounting acquiree. The accounting acquirer is deemed to have issued shares to obtain control of the accounting acquiree KWESST. Because the QT is not within the scope of IFRS 3, KWESST accounted for it as an asset acquisition and the consideration as a share-based payment transaction which was accounted for in accordance with IFRS 2 - Share-based Payment.

According to IFRS 2, any difference in the fair value of the shares deemed to have been issued by the accounting acquirer and the fair value of the accounting acquiree's identifiable net assets represents a service received by the accounting acquirer. Regardless of the level of monetary or non-monetary assets owned by the non-listed operating entity, the entire difference was considered to be payment for a service of a stock exchange listing for its shares, and that no amount should be considered a cost of raising capital. The service received in the form of a stock exchange listing does not meet the definition of an intangible asset because it is not identifiable in accordance with IAS 38 Intangible Assets (it is not separable) and does not meet the definition of an asset that should be recognized in accordance with other Standards and the Conceptual Framework, therefore the services received was recognized as listing expense (included in merger & acquisition costs in the consolidated statements of net loss and comprehensive loss).

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

New accounting standards issued but not yet in effect

Classification of liabilities as current or non-current (Amendments to IAS 1)

The IASB has published Classification of Liabilities as Current or Non-Current (Amendments to IAS 1), which clarified the guidance on whether a liability should be classified as either current or non-current. The amendments were as follows:

(i) Clarified that the classification of liabilities as current or non-current should only be based on rights that are in place at the end of the reporting period.

(ii) Clarified that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability; and

(iii) Made clear that settlement includes transfers to the counterparty of cash, equity instruments, other assets or services that result in extinguishment of the liability.

This new guidance is effective for annual periods beginning on or after January 1, 2022. Earlier application is permitted. KWESST has not yet assessed the impact of adoption of this guidance. Further, there is currently a proposal outstanding that would defer the effective date until January 1, 2023.

4. Acquisitions

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

a) Reverse acquisition

On September 17, 2020, Foremost completed the QT with KWESST Inc. pursuant to the policies of the TSX Venture Exchange (''TSX-V''). Prior to the completion of the QT, Foremost effected a consolidation of its outstanding common shares on the basis of one post-consolidation common share for every 326.9 pre-consolidation common shares. The QT was done by way of a three-cornered amalgamation (the "Amalgamation") pursuant to which, among other things:

(i) KWESST Inc. amalgamated with a wholly-owned subsidiary of Foremost, incorporated for the purposes of the Amalgamation, pursuant to the provisions of the Business Corporations Act (Ontario),

(ii) Foremost changed its name to KWESST Micro Systems Inc., and

(iii) all of the outstanding common shares of KWESST Inc. (the "KWESST Shares") were cancelled and, in consideration therefor, the holders thereof received post-consolidation common shares of KWESST Micro Systems Inc. on the basis of one KWESST Micro System Inc. share for each KWESST Share.

Immediately following the QT, there were 589,517 shares of KWESST outstanding, of which 576,681 were held by the former shareholders of KWESST Inc. (representing approximately 97.8% of the outstanding shares of the Company) and 12,836 were held by the shareholders of Foremost prior to the QT. Accordingly, this transaction was accounted for as a reverse acquisition where KWESST Inc. is deemed to be the acquirer for accounting purposes.

The reverse acquisition of Foremost was accounted for under IFRS 2, Share-based Payment. Accordingly, the fair value of the purchase consideration was accounted for at the fair value of the equity instruments granted by the shareholders of KWESST Inc. to the shareholders and option holders of Foremost.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

The following represents management's estimate of the fair value of the net assets acquired and total consideration transferred at September 17, 2020, the closing date of the QT.

Number of common shares issued to Foremost shareholders	12,836
KWESST's stock price at closing of reverse acquisition (1)	$49.00
Common shares	$628,949
Options	41,155
Total consideration transferred	$670,104

(1) At closing, the subscription receipts issued by KWESST Inc. on July 9, 2020 pursuant to a brokered private placement (the "KWESST Subscription Receipts"), were automatically converted into shares of KWESST. The private placement which was completed through PI Financial Corp. as agent, consisted of 62,994 KWESST Subscription Receipts issued at $49.00 per KWESST Subscription Receipt for gross proceeds of about $3.1 million before share issuance costs. See Note 16.

The total fair value consideration was allocated to Foremost's net assets as follows:

Total fair value consideration	$670,104
Foremost's net assets (liabilities):
Cash	$78,589
Other receivables	1,900
Accounts payable and accrued liabilities	(225,088)
Net assets (liabilities) at fair value	(144,599)
Residual balance allocated to listing expense (included in M&A costs)	814,703
Total	$670,104

The results of operations of Foremost are included in these consolidated statements of comprehensive loss from September 17, 2020.

The listing expense of $814,703 is a non-cash item - see consolidated statements of cash flows.

In addition, 14,286 common shares with fair value of $700,000 were issued to two M&A / capital market advisors for successfully assisting KWESST to complete the QT. One of the two advisors is a related party (Note 16).

b) Asset acquisition

On June 12, 2020, KWESST Inc. entered into the GhostStep Technology Purchase Agreement (the "Purchase Agreement") with SageGuild LLC ("SageGuild") pursuant to which KWESST Inc. acquired the GhostStep® Technology.  Management determined that this transaction did not meet the definition of a business under IFRS 3 and therefore this transaction was accounted for as an asset acquisition.

The total purchase consideration ("Purchase Price") comprised of:

(i) a cash payment made on June 12, 2020 in the amount of USD $100,000 (CAD $134,192);

(ii) the issuance on June 12, 2020 of 2,000 common shares of KWESST; and

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

(iii) either the payment of USD $100,000 in cash or the issuance of 7,957 common shares of KWESST at a deemed price of $35.00 per common share (CAD $278,500), at KWESST's sole discretion, upon the completion of KWESST's QT.

As a result of completing the QT, KWESST Inc. has elected to issue 7,957 common shares to SageGuild.

In addition to the Purchase Price, pursuant to the Purchase Agreement KWESST Inc. has:

(i) agreed to make annual payments ("Yearly Payments") to SageGuild of $125,000 on each of December 31, 2020, 2021 and 2022, subject to certain conditions; and

(ii) issued 750,000 warrants to SageGuild exercisable at $0.50 per warrant for 1/70 of a common share and expiring on January 15, 2023 (the "Warrants") - see Notes 16.

The Warrants will vest in equal tranches of 250,000 warrants on each of December 31, 2020, 2021 and 2022. KWESST has the right to apply the Yearly Payments against the exercise price of the Warrants.

Accordingly, the total purchase consideration amounted to:

Cash consideration	$134,192
Share issuance with no condition	33,600
Elected share issuances	133,680
Contingent consideration	180,000
Total purchase consideration	$481,472

The above total purchase consideration was recognized as intangible assets (see Note 8).

In addition to the above total purchase consideration, KWESST Inc. has agreed to pay SageGuild royalties at a rate of 20% on amounts received in consideration of the grant of licenses and on sales of the GhostStep® Technology until KWESST has paid SageGuild a total of USD $3 million in royalties. Once KWESST has paid SageGuild a total of USD $3 million in royalties, the royalty rate will decrease to 5%. The obligation to pay royalties will terminate automatically once KWESST has paid SageGuild a total of USD $20 million in royalties. The Purchase Agreement became effective on June 12, 2020 and will continue in full force and effect until the earliest of (i) June 12, 2040 or (ii) the date of the expiration of the last of the patents or any of the patents (which are expected to be valid for a period of seventeen years from the date of issuance) related to improvements of the GhostStep® Technology to which SageGuild, or its principal Mr. Jeffrey M. Dunn, materially contributes, unless the terminated earlier in accordance with the terms and conditions of the agreement.

In the event KWESST is in default of payment of any royalty payment as outlined above for a period of 30 days, SageGuild may terminate the agreement and KWESST will be required to, among other things, transfer the GhostStep® Technology back to SageGuild.

KWESST Inc. did not have any sales during the nine months ended September 30, 2020 that would have triggered royalty payments payable to SageGuild.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

5. Trade and other receivables

The following table presents trade and other receivables for KWESST:

	September 30, 2020	December 31, 2019
Trade receivables	$210,795	$1,191
Sales tax recoverable	142,797	55,684
Investment tax credits refundable	127,325	162,928
Total	$480,917	$219,803

There was no impairment of trade and other receivables during the nine months ended September 30, 2020 (2019 - $nil).

6. Property and equipment

The following is summary of changes in property and equipment for KWESST:

Cost	Computer equipment	Computer software	Office furniture and equipment	R&D equipment	Leasehold improvements	Total property and equipment
Balance at December 31, 2018	$-	$8,145	$31,873	$41,379	$8,607	$90,004
Additions	14,073	-	908	5,209	-	20,190
Disposals	-	-	-	-	-	-
Balance at December 31 2019	$14,073	$8,145	$32,781	$46,588	$8,607	$110,194
Additions	18,734	-	49,060	7,046	59,090	133,930
Disposals	-	-	-	-	(8,607)	(8,607)
Balance at September 30, 2020	$32,807	$8,145	$81,841	$53,634	$59,090	$235,517

Accumulated depreciation	Computer equipment	Computer software	Office furniture and equipment	R&D equipment	Leasehold improvements	Total property and equipment
Balance at December 31, 2018	$-	$3,396	$9,587	$5,257	$2,497	$20,737
Amortization for 12 months	241	2,715	6,556	8,102	1,721	19,335
Balance at December 31, 2019	$241	$6,111	$16,143	$13,359	$4,218	$40,072
Amortization for 9 months	5,821	1,526	6,149	7,478	8,434	29,408
Disposals	-	-	-	-	(8,607)	(8,607)
Balance at September 30, 2020	$6,062	$7,637	$22,292	$20,837	$4,045	$60,873

Carrying value at December 31, 2019	$13,832	$2,034	$16,638	$33,229	$4,389	$70,122
Carrying value at September 30, 2020	$26,745	$508	$59,549	$32,797	$55,045	$174,644

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

7.    Intangible assets

The following table presents intangible assets for KWESST:

	Development Costs	Technology Asset	Total
Cost
Balance at December 31, 2019	$-	$-	$-
Additions	163,230	-	163,230
Additions through acquisition (Note 4)	-	481,472	481,472
Balance at September 30, 2020	$163,230	$481,472	$644,702

During the nine months ended September 30, 2020, KWESST capitalized development costs of $163,230 in connection with a funded development project to support a U.S. military customer, featuring KWESST's signature Tactical Awareness and Situational Control System ("TASCS") - see Note 26 (a).

As disclosed in Note 4(b), KWESST acquired technology assets of $481,272, comprising intellectual property rights, including trademark rights, of the GhostStep® Technology, an electronic decoy system. Management has estimated a useful life of five years; however, as this technology has not yet reached commercialization, no amortization charge was recorded for the nine months period ended September 30, 2020.

8. Right-of-use assets

The following table presents right-of-use assets for KWESST:

	Offices	Printer	Total
Balance at December 31, 2018	$254,159	$13,120	$267,279
Depreciation	(76,248)	(6,559)	(82,807)
Balance at December 31, 2019	$177,911	$6,561	$184,472
Additions	571,604	-	571,604
Termination	(139,787)	-	(139,787)
Depreciation	(92,567)	(3,282)	(95,849)
Balance at September 30, 2020 (as previously reported)	517,161	3,279	520,440
Correction of an error	(192,864)	-	(192,864)
Balance at September 30, 2020 (as adjusted)	$324,297	$3,279	$327,576

During the nine months ended September 30, 2020, KWESST terminated an office lease agreement due to breach of contract by the former landlord and de-recognized the related right-of-use asset and lease obligations (see Note 12). As a result, KWESST entered into a new office lease agreement with a 74-month lease term starting from March 1, 2020. In connection with this new lease, KWESST made a total deposit of $33,726 to be released only at the end of this lease. This deposit was initially recorded at fair value, discounted using the implied interest rate in the lease. At September 30, 2020, $19,341 was the carrying value and reported as non-current deposit in the consolidated statements of financial position.

Subsequently, during the year ended September 30, 2021, management made an adjustment for a correction in the application of IFRS 16, Leases, to the new office lease entered in the prior year, whereby future variable payments were erroneously included in the calculation of the lease obligations. The following summarizes the effects of this correction to the prior year's comparatives.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Consolidated statements of financial position as at September 30, 2020:

	Previously Reported	Adjustment	Adjusted
Trade and other receivables	$479,291	$1,626	$480,917
Right-of-assets	$520,440	$(192,864)	$327,576
Deposit (non-current)	$22,337	$(2,996)	$19,341
Total assets	$5,507,011	$(194,234)	$5,312,777
Lease obligations (current)	$78,358	$(34,230)	$44,128
Lease obligations (non-current)	$496,394	$(188,485)	$307,909
Total liabilities	$1,650,628	$(222,715)	$1,427,913
Deficit	$(6,102,058)	$28,481	$(6,073,577)

 Consolidated statements of changes in shareholders' equity (deficit) for the nine months ended September 30, 2020:

	Previously Reported	Adjustment	Adjusted
Deficit	$(6,102,058)	$28,481	$(6,073,577)
Total shareholders' equity (deficit)	$3,856,383	$28,481	$3,884,864

9. Accounts payable and accrued liabilities

The following table presents the accounts payable and accrued liabilities for KWESST:

	September 30, 2020	December 31, 2019
Trade payable	$493,027	$126,481
Accrued liabilities	188,265	29,822
Payroll taxes payable	67,229	-
Salary and vacation payable	65,722	29,343
Other	4,031	13,041
Total	$818,274	$198,687

10. Related party transactions

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

Key management personnel compensation

Key management personnel are those having authority and responsibility for planning, directing and controlling the activities of KWESST directly or indirectly, including any directors (executive and nonexecutive) of KWESST. The key management personnel of KWESST are the executive management team and Board of Directors, who collectively control approximately 38% of the issued and outstanding common shares of KWESST at September 30, 2020.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Key management personnel compensation comprised the following:

	Nine months ended September 30, 2020	Twelve months Year ended December 31, 2019
Wages and benefits	$165,769	$48,343
Consulting fees	145,000	30,000
Directors compensation	-	-
Share-based compensation	24,959	-
Total	$335,728	$78,343

The consulting fees relate to compensation paid to KWESST's Executive Chairman (via his private corporation, DEFSEC Corporation), including a one-time $15,000 payment for prior year expenses in accordance with the consulting agreement.

Related party loans

The following table summarizes the related party loans.

	Loans from CEO(1)	Employee loan (2), (5)	Loans from investors (3), (4)	Total
Balance at December 31, 2018	$612,171	$81,253	$191,789	$885,213
Additions	309,912	-	772	310,684
Transferred to convertible debentures	-	-	(192,561)	(192,561)
Converted into common shares	(649,500)	-	-	(649,500)
Converted into warrants	(19,858)	-	-	(19,858)
Repayment of loans	(45,513)	(25,000)	-	(70,513)
Accrued interest	22,706	3,657	-	26,363
Balance at December 31, 2019	$229,918	$59,910	$-	$289,828
Repayment of loans	(30,000)	(50,000)	-	(80,000)
Accrued interest	7,174	1,274	-	8,448
Balance at September 30, 2020	$207,092	$11,184	$-	$218,276

(1) In prior years, KWESST's CEO and his spouse (major shareholders) advanced funds to KWESST to fund its working capital requirements. The loans are due on demand and accrue annual interest at TD Bank prime plus 1.55%.

(2) In prior years, KWESST borrowed funds from an employee to fund its working capital requirements. The loan bears interest at 5% per annum and is due upon demand. This loan was fully repaid during the first quarter of fiscal 2021.

(3) On April 20, 2018, KWESST issued two Subscriptions for Revenue Sharing in the principal amount of $50,000 each to an investor. An additional amount of $26,961 was invested to the Company on December 14, 2018. The total loan of $126,960 and was subsequently reclassified as convertible notes on October 23, 2019 (see Note 15).

(4) On June 5, 2018, KWESST issued a Subscription for Revenue Sharing in the principal amount of $64,829 (USD$50,000) to one of KWESST's officer. This loan was subsequently reclassified as convertible debentures on October 23, 2019 (see Note 15).

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Other related party transactions during the nine months ended September 30, 2020:

  Two directors of KWESST were investors in the 2019 convertible notes (see Note 15), in which KWESST incurred interest expense of $6,585 on these two convertible notes. This interest expense was converted to KWESST common shares.
  KWESST hired a consulting firm to provide capital markets advisory services, including assistance to complete KWESST's Qualifying Transaction with Foremost (see Note 4 (a)) and to raise capital. This consulting firm is also a significant shareholder and holds 1,500,000 warrants (each warrant is exercisable into 1/70 of a common share) and 2,857 options of KWESST, including securities held by the owner of this firm. Total cash and share-based remuneration amounted to $494,325.
  The lease for the 3-D printer was with a private company owned by KWESST's President and CEO and his spouse (see Note 12).

At September 30, 2020 and December 31, 2019, there was no outstanding amount in accounts payable and accrued liabilities due to officers and directors of KWESST.

11. Borrowings

In April 2020, KWESST was approved and received a $40,000 term loan with TD Bank under the Canada Emergency Business Account (''CEBA Term Loan'') program funded by the Government of Canada. The CEBA Term Loan is non-interest and can be repaid at any time without penalty. KWESST has recorded a fair value of $30,904 at inception, discounted using its incremental borrowing rate of 10%. The difference of $9,096 between the fair value and the total amount of CEBA Term Loan received has been recorded as a gain on government grant for the nine months period ended September 30, 2020. See Note 26(a).

12. Lease obligations

During the nine months ended September 30, 2020, KWESST terminated an office lease and entered into a long-term office lease contract. The office lease includes the right to renew for an additional five years following its expiry on April 30, 2026. Management has not included the renewal option because it was deemed too uncertain whether KWESST would renew at this time.

Under the new office lease, KWESST benefits from the following lease inducements:

• Free rent from inception (March 1, 2020) to November 1, 2020; and

• Free rent from November 1, 2021, to March 1, 2022.

When measuring the lease obligation, the Company discounted the remaining lease payments using the incremental estimated borrowing rate of Company of 10% per annum at the time of closing the new lease agreement.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

The following table presents lease obligations for KWESST:

	Offices	Printer	Total	Current Portion	Non-current portion
Balance, December 31, 2018	$266,292	$13,761	$280,053	$77,367	$202,686
Lease payments (including interest)	(94,270)	(7,620)	(101,890)	-	-
Interest expense	23,441	1,082	24,523	-	-
Balance, December 31, 2019	$195,463	$7,223	$202,686	$85,468	$117,218

Addition	347,640	-	347,640
Termination	(157,315)	-	(157,315)
Lease payments (including interest)	(62,816)	(7,620)	(70,436)
Interest expense	29,065	397	29,462
Balance, September 30, 2020 (as adjusted)	$352,037	$-	$352,037	$44,128	$307,909

Refer to Note 7 regarding the correction of an error in the application of IFRS 16.

The termination of the former lease resulted in the de-recognition of the lease obligation and related unamortized book value of the right-of-use asset, resulting in a gain of $17,527. This was included in the net finance costs for the nine months ended September 30, 2020.

The following table presents the contractual undiscounted cash flows for the lease obligations:

	September 30, 2020	December 31, 2019
Less than one year	$78,000	$101,890
One to five years	390,000	125,693
Total	$468,000	$227,583

13. Deferred revenue

The following table presents the changes in deferred revenue:

	September 30, 2020	December 31, 2019
Balance, beginning of period	$-	$-
Amounts invoiced and revenue deferred	7,053	-
Recognition of deferred revenue included in the balance at the beginning of period	-	-
Balance, end of period	$7,053	$-

14.  Financial derivative liabilities

In connection with the issuance of the 2019 Convertible Notes (see Note 15), management determined that the conversion feature was a financial derivative liability which is remeasured at fair value at each reporting period (see Note 20).

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

The following table summarizes the financial derivative liabilities:

Total
Balance at December 31, 2018	$111,953
Fair value adjustment when notes were converted into common shares	(111,953)
Fair value of financial derivative liabilities on initial recognition	30,688
Fair value adjustment	(1,225)
Balance at December 31, 2019	29,463
Fair value adjustment	(29,463)
Balance at September 30, 2020	$-

15.  Convertible notes

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

The following table presents the convertible notes for KWESST:

Balance at December 31, 2018	$521,515
Related party loans transferred to convertible notes (Note 10)	192,561
Converted into common shares (Note 16)	(620,897)
Repayment of debt	(31,644)
Less fair value of conversion feature	(30,688)
Accrued interest	74,707
Accretion expenses	105,265
Balance at December 31, 2019	210,819
Accrued interest	16,769
Accretion expenses	28,130
Converted in common shares (Note 16)	(255,718)
Balance at September 30, 2020	$-

Activities in 2019

During the year ended December 31, 2018, KWESST issued convertible notes to investors in the total principal amount of $601,961 bearing an interest of 10% per annum.

On October 23, 2019, KWESST converted $560,007 of debt and $60,890 of interest into 44,350 common shares at a price of $14.00 relating to all debts noted above and repaid $31,644 debt by cash. The remaining $234,515 was issued as new convertible debentures at a rate of 10% per annum and due on October 23, 2021. Upon the occurrence of a Liquidity Event, the new convertible note will automatically convert into common shares of KWESST at a conversion rate equal to a 20% discount to the value assigned to the common shares of KWESST under such Liquidity Event for the entire amount of the principal amount plus all accrued interest.

"Liquidity Event" means either (1) the completion of an initial public offering which results in the common shares of KWESST being listed and posted for trading or quoted on any of the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the London Stock Exchange or any successor exchange or market thereto; or (2) the closing of a merger, amalgamation plan of arrangement or other transaction or series of related transactions resulting in the holders of common shares receiving consideration in securities listed on a Qualified Exchange.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

The conversion feature of convertible debentures is presumed to be classified as a derivative financial liability unless it meets all the criteria to recognize as equity instrument under IAS 32 - Financial Instruments: Presentation. One of criteria is that the conversion feature exchanges a fixed amount of shares for a fixed amount of cash ("fixed for fixed"). The convertible debentures are convertible to % of the shares of the Company on a fully diluted basis which is not a fixed amount of shares, therefore the fixed for fixed criteria is not met. As such, the conversion feature was classified as financial derivative liabilities instead of an equity instrument. KWESST separated the convertible debentures into two components at initial recognition, with the debt carried at amortized cost, and the conversion feature carried at fair value as financial derivative liabilities.

Activities in 2020

As disclosed in Note 4(a), a Liquidity Event occurred which resulted in the conversion of the $255,718 outstanding convertible note, including accrued interest up to Liquidity Event, into 6,523 common shares.

16. Share capital and Contributed Surplus

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

Share capital

Authorized

KWESST is authorized to issue an unlimited number of common shares.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Issued Common Shares

	Number	Issued Price	Amount
Outstanding at December 2018	3	$66.67	$200

Issued for directors converted loans (1)	92,857	$0.34	31,308
Issued for parent company converted loans (2)	152,857	$3.06	467,000
Issued for directors converted loans (3)	21,429	$7.00	150,000
Issued for converted debt and accrued interest (4)	44,350	$14.00	620,897
Issued in private placement (5)	72,500	$14.00	1,014,948

Outstanding at December 31, 2019	383,996		$2,284,353

Issued in private placement (6)	37,500	$28.00	1,050,000
Issued in private placement (6)	12,082	$35.00	422,875
Issued in asset acquisition (7)	9,957	$16.80	167,280
Issued for converted debt and accrued interest (8)	6,523	$39.20	255,718
Issued for new converted debt and accrued interest (9)	45,858	$28.96	1,328,163
Issued in private placement (10)	229	$34.93	8,000
Issued for consulting services (11)	871	$37.19	32,393
Issued for exercise of stock options (12)	1,743	$44.80	78,080
Issued for performance bonus (13)	14,929	$49.00	731,500
Issued in brokered private placement (14)	62,994	$49.01	3,087,138
Shares from Foremost's QT (15)	12,836	$49.00	628,949
Outstanding at September 30, 2020	589,518		$10,074,449
Less: share offering costs			(699,886)
Total share capital at September 30, 2020			$9,374,563

2019 Activities

(1) During the first quarter of 2019, the directors converted $32,500 of loans into 92,857 of units of KWESST Inc. (''Units''). Each Unit is comprised of one common share and one common share purchase warrant. Each warrant entitles the holder to acquire 1/70 of a common share at a price of $14.00 per share and with an expiry date of June 14, 2024.

(2) During the first quarter of 2019, the corporate shareholder of KWEEST Inc. converted $467,000 of loans into 152,857 common shares.

(3) During the third quarter of 2019, the directors converted $150,000 of loans into 21,429 common shares.

(4) During the third quarter of 2019, KWESST Inc. converted $560,007 of debt and $60,890 of interest into 44,350 common shares.

(5) During the third quarter of 2019, KWESST Inc. closed a non-brokered private placement raising $1,014,948 at a value of $14.00 per share by issuing 72,500 common shares.

2020 Activities

(6) During the first quarter of 2020, KWESST Inc. closed a non-brokered private placement, raising gross proceeds of $1,050,000 at $28.00 per share and another non-brokered private placement raising gross proceeds of $422,875 at $35.00 per share. Total share offering costs amounted to $45,283.

(7) See Note 4(b).

(8) See Note 15.

(9) During the second quarter of fiscal 2020, KWESST Inc. closed on approximately $1.1 million gross proceeds from a non-brokered private placement for unsecured convertible notes, with automatic conversion upon a Liquidity Event including the listing of the Company on the TSX-V.  In light of the Company going public during the third quarter of fiscal 2020, resulting in the automatic conversion of these notes, management concluded that under IAS 38 the recognition of these notes should be equity and not debt.  At the QT, these convertible notes were converted to 35,398 common shares. In connection with these notes, the note holders earned interest at a rate of 15% per annum. Because the notes were treated as equity instruments, the total accrued interest of $59,112 was not recognized in the profit or loss. This accrued interest was converted to 1,877common shares at QT. Additionally, as an inducement, the note holders also received 25% of the principal amount in the from KWESST common shares based on a stock price of $31.50, resulting in the issuance 8,583 common shares. In connection with this private placement, KWESST incurred $58,065 of offering costs settled in cash and warrants.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

(10) During the second quarter of fiscal 2020, KWESST issued 229 common shares under a non-brokered private placement.

(11) During the second quarter of fiscal 2020, KWESST issued 871 common shares as settlement for consulting services rendered.

(12) See below - Stock Options.

(13) During the third quarter, KWESST settled performance bonuses in the form of 643 common shares. Additionally, KWESST awarded 7,143 common shares each to two M&A / capital market advisors for successfully assisting KWESST to complete a QT, in accordance with their respective consulting agreement. One of the two advisors is a related party (see Note 10).

(14) During the third quarter and as part of the QT, KWESST closed a brokered private placement led by PI Financial Corp., resulting in gross proceeds of $3,086,687 before share offering costs of $325,887 settled in both cash and warrants.

(15) See Note 4(a).

Warrants

The following reflects the warrant activities for KWESST:

	# of Warrants	Exercise Price	Fair Value	Weighted average remaining life (years)	Expiry Date
Warrants outstanding at December 31 2018	-	$-	$-	-

Granted	6,500,000	$0.20	$1,192	3.25	January 1 2024
Granted	2,000,000	$0.20	$19,858	3.71	June 14 2024

Warrants outstanding at December 31, 2019	8,500,000		$1,192

Issued in private placement	15,000	$0.40	$2,265	1.33	January 30 2022
Issued in private placement	84,622	$0.45	$13,515	1.60	May 8 2022
Issued in asset acquisition (see Note 4)	750,000	$0.50	$180,000	2.29	June 12 2022
Issued in private placement	235,428	$0.70	$60,340	1.77	July 9 2022

Warrants outstanding at September 30, 2020	9,585,050		$257,312	3.22

2019 Activities:

Warrants were issued to major shareholders, which a portion was subsequently reallocated to the Executive Chairman's controlling company (DEFSEC) and strategic advisor (See Note 10). Management determined that the estimated fair value for 6.5 million warrants issued on January 1, 2019, was insignificant. For the remaining two million warrants, management estimated the fair value for these warrants using the Black-Sholes pricing model with the following inputs:

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Warrants @ $0.20
1/70 of stock price	$0.044
Volatility	66.75%
Dividend Yield	Nil
Risk-free interest rate	1.40%
Expected life	5

Weighted average fair value per warrant	$0.0099

2020 Activities:

In connection with private placements, warrants were issued as compensation to brokers and consultants. Additionally, KWESST issued 750,000 warrants to SageGuild LLC in connection with the technology acquisition.

Management estimated fair value of the warrants using the Black-Scholes pricing model with the following key inputs:

	Warrants @ $0.40	Warrants @ $0.45	Warrants @ $0.70
1/70 of stock price	$0.40	$0.50	$0.70
Volatility	68%	68%	67%
Dividend Yield	Nil	Nil	Nil
Risk-free interest rate	1.47%	0.27%	0.29%
Expected life	2	2	2

Estimated fair value per warrant	$0.15	$0.20	$0.26

Stock options

KWESST has a rolling stock option plan (the ''Plan'') that authorizes the Board of Directors to grant incentive stock options to directors, officers, consultants and employees, whereby a maximum of 10% of the issued common shares are reserved for issuance under the Plan. Under this Plan, the exercise price of each option may not be less than the market price of KWESST's shares at the date of grant. The maximum term for options is five years. Options are granted periodically and generally vest over two years.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

The following table shows the status of the Plan:

	Number of options	Weighted average exercise price
Options outstanding at December 31, 2019	-	$-

Granted	29,357	45.50
Options from the Foremost qualifying transaction	1,224	32.90
Exercised	(1,743)	35.00
Options outstanding at September 30, 2020	28,838	$45.50

Options exercisable at September 30, 2020	7,474	$42.00

The following table presents information about stock options outstanding at September 30, 2020:

Range of exercise prices	Number outstanding	Weighted average remaining contractual life	Number exercisable
$33.00	1,224	2.71	1,224
$35.00	2,614	0.67	-
$46.00	13,214	4.41	3,304
$49.00	11,786	4.79	2,946
	28,838	4.15	7,474

At September 30, 2020, there were 30,113 stock options available for grant under the Plan.

During 2020, KWESST granted 29,357 options (2019 - nil) and recorded stock-based compensation expenses of $283,084 (2019 - $nil) related to the vesting of options. The per share weighted-average fair value of stock options granted in 2020 was $16.10 on the date of grant using the Black-Scholes option model with the following weighted-average assumptions:

Stock price	$28.00 to $49.00
Exercise price	$28.00 to $49.00
Volatility	67.71%
Dividend Yield	Nil
Risk-free interest rate	0.65%
Expected life (years)	4.15

Weighted-average fair value per option	$ 16.10

Management estimated a forfeiture rate of nil%, except for an option grant of 7,143 at $49.00 each where forfeiture rate was set at 50% based information available subsequent to September 30, 2020.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

17. Earnings (loss) per share

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

The following table summarizes the calculation of the weighted average basic number of basic and diluted common shares:

	Nine months ended September 30, 2020	Twelve months ended December 31, 2019
Issued common shares, beginning of period	383,996	3

Effect of shares issued from:

Conversion of directors converted loans	-	101,174
Conversion of parent company converted loans	-	126,055
Exercise of options	447	-
Conversion of convertible notes, including interest	7,126	21,769
Issuance for services	1,373	-
Issuance for technology acquisition (Note 4 (b))	1,272	-
Issuance of for equity private placements	45,665	-
Qualifying transaction (Note 4(a))	752	-
Weighted average number of basic common shares	440,631	249,001

Dilutive securities:
Stock options	-	-
Warrants	-	-

Weighted average number of dilutive common shares	440,631	249,001

At September 30, 2020 and December 31, 2019, all the stock options and warrants were anti-dilutive because of KWESST's net loss for both periods.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

18. Revenue

The following table presents the key streams of revenue for KWESST:

	Nine months ended September 30, 2020	Twelve months ended December 31, 2019

Systems	$835,097	$472,749
Other	26,820	36,399
	$861,917	$509,148

Revenue allocated to remaining performance obligations represents contracted revenue that has not yet been recognized ("contracted not yet recognized") and includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods. At September 30, 2020, KWESST's contracted not yet recognized revenue was $233,193, of which 100% of this amount is expected to be recognized over the next 12 months.

19. Income tax recovery

a) Reconciliation of effective income tax rate

KWESST's effective income tax rate differs from the statutory rate of 26.5% that would be obtained by applying the combined Canadian basic federal and provincial income tax rate to loss before income taxes. These differences result from the following:

	Nine months ended September 30, 2020	Twelve months ended December 31, 2019
	(Adjusted - see Note 8)	(Restated - see Note 25)
Loss before income taxes	$(3,536,778)	(1,147,280)
Expected statutory tax rate	26.5%	26.5%
Expected tax recovery resulting from loss	(937,246)	(304,029)

Increase (reduction) in income taxes resulting from:
Non-deductible expenses	275,273	28,115
Unrecognized temporary differences	661,973	275,914
	$-	$-

KWESST claims research and development deductions and related Investment Tax Credits ("ITC") for tax purposes based on management's interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency ("CRA") and any adjustments that results could affect ITCs recorded in the consolidated financial statements. During the nine months ended September 30, 2020, KWESST recognized estimated investment tax credits of $127,325 for the current period and the twelve months ended December 31, 2019. This was presented as a reduction to R&D consulting and material costs in the consolidated statements of net loss and comprehensive loss.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

b) Deferred tax balances

The following tables deferred tax assets (liabilities) have been recognized in the consolidated financial statements:

	Balance at December 31, 2019	Recognized in profit or loss	Recognized in equity	Balance at September 30, 2020

Deferred tax assets (liabilities):
Net operating loss carryforwards	$-	$48,045	$-	$48,045
Intangible assets	-	(48,045)		(48,045)
	$-	$-	$-	$-

c) Unrecognized net deferred tax assets

Deferred taxes reflect the impact of loss carryforwards and of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by enacted tax laws. However, KWESST has not recorded net deferred tax assets at September 30, 2020 and December 31, 2019, due to the uncertainty involved in determining whether these deferred tax assets will be realized upon expiration due to KWESST's limited history and operating losses since its inception.

The following is a summary of KWESST's unrecognized deductible temporary differences:

	Balance at	Balance at
	September 30,	December 31,
	2020	2019

Net operating loss carryforwards	$4,279,494	$2,111,531
Share issuance costs	1,496,239	17,281
Scientific research and development expenditures	218,235	170,940
Other	46,891	22,106
	$6,040,859	$2,321,858

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

d) Available net operating losses

At September 30, 2020, KWESST has the following net operating losses in Canada available to reduce future year's taxable income which expire as follows:

Year of expiry	Amount
2036	$512,163
2037	611,677
2038	1,174,797
2039	1,829,518
2040	332,641
$4,460,796

20. Financial instruments

Fair value of financial instruments

The fair values of KWESST's cash, trade and other receivables, accounts payables and accrued liabilities, lease deposits (included in non-current other assets), related parties, and convertible notes approximate carrying value because of the short-term nature of these instruments.

The lease deposits, convertible notes, and lease obligations were recorded at fair value at initial recognition. Subsequently, these were measured at amortized cost and accreted to their nominal value over their respective terms.

Financial derivative liabilities are the only instruments classified as a Level 2 in the fair value hierarchy, as a result of measuring its fair value at each reporting date using the Black-Scholes pricing model. Under IFRS, the levels of fair value hierarchy is as follows:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3: inputs for the asset or liability that are not observable market data (unobservable inputs).

Financial risk management

The Company is exposed to a number of financial risks arising through the normal course of business as well as through its financial instruments. The Company's overall business strategies, tolerance of risk and general risk management philosophy are determined by the directors in accordance with prevailing economic and operating conditions.

(a) Interest rate risk

Interest rate risk is the risk that the fair value of cash flows of a financial instrument will fluctuate because of changes in market interest rates. KWESST's related party loans have fixed interest rate terms and therefore KWESST is not exposed to interest rate risk.

(b) Foreign currency risk

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Foreign currency risk is the risk that the future cash flows or fair value of the Company's financial instruments that are denominated in a currency that is not KWESST's functional currency will fluctuate due to a change in foreign exchange rates.

For the nine months ended September 30 2020, KWESST's revenue was substantially denominated in US dollar driven by contracts with U.S. prime contractors in the defense sector. Accordingly, KWESST is exposed to the US dollar currency. A significant change in the US dollar currency could have a significant effect on KWESST's financial performance, financial position and cash flows. Currently, KWESST does not use derivative instruments to hedge its US dollar exposure.

At September 30, 2020, KWESST had the following net US dollar exposure:

Total USD
Assets	$222,262
Liabilities	(88,019)
Net exposure at September 30, 2020	$134,243

Impact to profit or loss if 5% movement in the US dollar	$6,712

During the nine months ended September 30, 2020, KWESST recorded foreign exchange loss of $13,937 (12 months in 2019: $982 loss)

(c) Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations. KWESST's credit risk exposure is limited to cash, and trade and other receivables. Refer to Note 5 for the breakdown of KWESST's trade and other receivables. KWESST enters into contracts with large, financially sound US general contractors, which mitigates the credit risk. Since September 30, 2020, KWESST has fully collected from the U.S. customer. The remaining receivable is due from the Canadian Federal and Provincial Government for sales tax recoverable and investment tax credits.

(d) Liquidity risk

Liquidity risk is the risk that KWESST will be unable to meet its financial obligations as they become due. KWESST's objective is to ensure that it has sufficient cash to meet its near term obligation when they become due, under both normal and stressed condition, without incurring unacceptable losses or risking reputational damage to KWESST. A key risk in managing liquidity is the degree of uncertainty in KWESST's cash flows due to its early stage in operations and the need for additional capital to fund its business strategies (see Note 2(a)).

At September 30, 2020, KWESST had approximately $3.1 million cash and $2.9 million in working capital (current assets less current liabilities).

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

21.  Supplemental cash flow information

The following table presents changes in non-cash working capital:

	Nine months ended September 30, 2020	Twelve months ended December 31, 2019
		(As restated - see Note 25)
Trade and other receivables	$(257,588)	$(41,465)
Prepaid expenses and other	(387,762)	(36,629)
Other assets	-	(150,000)
Accounts payable and accrued liabilities	393,202	86,519
Deferred revenue	7,053	-
	$(245,095)	$(141,575)

The following is a summary of non-cash items that were excluded from the consolidated statements of cash flows for the nine months ended September 30, 2020:

  $358,178 of right-of-use asset and lease obligations relating to the new office lease;
  $139,787 of right-of-use asset and $157,315 lease obligations de-recognized from KWESST's consolidated financial position relating to the former lease office;
  $347,280 of KWESST's common shares and warrants for the asset acquisition of GhostStep® Technology;
  $255,718 of convertible notes, including accrued interest, settled in KWESST's common shares;
  $322,779 of share offering costs settled in KWESST's common shares;
  $41,155 of options adjustment due to QT (see note 4(a)); and
  $17,531 fair value of options exercised and transferred to KWESST's common shares.

The following is a summary of non-cash items that were excluded from the consolidated statements of cash flows for the twelve months ended December 31, 2019:

  $1,290,255 common shares and warrants for loans.

22.  Segmented information

KWESST's Executive Chairman has been identified as the chief operating decision maker. The Executive Chairman evaluates the performance of the Company and allocates resources based on the information provided by KWESST's internal management system at a consolidated level. KWESST has determined that it has only one operating segment.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Geographic information

The following table presents external revenue on a geographic basis:

	Nine months ended September 30, 2020	Twelve months ended December 31, 2019

United States	$835,097	$472,749
Canada	26,820	36,399
	$861,917	$509,148

All of KWESST's property and equipment are located in Canada, including the right-of-use assets.

Concentration of customers information

For the nine months ended September 30, 2020, two customers accounted for the revenue based in the United States. For the twelve months ended December ended December 31, 2019, one customer accounted for the revenues based in United States.

23.  Capital management

KWESST's objective in managing its capital is to safeguard its ability to continue as a going concern and to sustain future development of the business. The Company's senior management is responsible for managing the capital through regular review of financial information to ensure sufficient resources are available to meet operating requirements and investments to support its growth strategy. The Board of Directors is responsible for overseeing this process. From time to time, KWESST could issue new common shares or debt to maintain or adjust its capital structure. KWESST is not subject to any externally imposed capital requirements.

KWESST's capital is composed of the following:

	September 30, 2020	December 31, 2019
	(Adjusted - See Note 8)
Debt:
Related party loans	$218,276	$289,828
Borrowings	32,273	-
Lease obligations	352,037	202,686
Convertible notes	-	210,819

Equity:
Share capital	9,374,563	2,284,353
Contributed surplus	583,878	21,050
Accumulated deficit	(6,073,577)	(2,536,799)
	$4,487,450	$471,937

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

24. Commitments and contingencies

a) Minimum royalties

On November 18, 2019, KWESST entered into a non-exclusive license agreement with a third party for its product named DroneBullet, a drone whose principal function and operation is acting as a projectile to intercept aerial threats using kinetic force.  Under this license agreement, KWESST will pay 8% royalty on annual sales of the DroneBullet to the third party, subject to the following minimum annual payments.

  $150,000 for March 31, 2020 to December 31, 2020;
  $200,000 for January 1, 2021 to December 31, 2021;
  $300,000 for January 1, 2022 to December 31, 2022;
  $400,000 for January 1, 2023 to December 31, 2023; and
  $500,000 for January 1, 2024 to December 31, 2024.

In accordance with this license agreement, KWESST paid $150,000 advanced royalty to the third party in 2019 (see Note 25). Due to delays in completing a fully functional DroneBullet, the third party delayed its minimum annual royalty payment. In light of this delay, KWESST and the third party are currently renegotiating the contract to amend certain terms, including the timing for the first minimum annual payment.

This agreement will expire on March 31, 2025. The agreement was amended subsequent to September 30, 2020 (see Note 26(c)).

25.  Restatement of previously reported audited financial statements

Subsequent to the issuance of the previously reported audited financial statements for the year ended December 31, 2019, management discovered an error with the accounting for a $150,000 advanced royalty paid to a third party. This advanced royalty payment was an advance on future royalty payments under the licencing agreement (see Note 24) and therefore this payment should have been recognized as non-current other asset rather than a charge to profit or loss. It is classified as non-current because the application of the advanced royalty is limited to sales royalties in excess of the minimum annual royalties, subject to a maximum of $50,000 per year.

The following tables summarizes the effects of the adjustments described above.

Line item on the consolidated statements of financial position and consolidated statement of changes in shareholders' equity:

	As at		As at
	December 31, 2019	Adjustment	December 31, 2019
	(Previously Reported)		(As restated)
Other assets	$-	$150,000	$150,000
Non-current assets	$254,594	$150,000	$404,594
Total assets	$550,087	$150,000	$700,087
Deficit	$(2,686,799)	$150,000	$(2,536,799)
Total shareholders' equity (deficit)	$(381,396)	$150,000	$(231,396)
Total liabilities and shareholders' equity (deficit)	$550,087	$150,000	$700,087

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

Line item on the consolidated statements of net loss and comprehensive loss:

	Year ended		Year ended
	December 31, 2019	Adjustment	December 31, 2019
	(Previously Reported)		(As restated)
General and administrative expenses	$171,273	$(150,000)	$21,273
Total operating expenses	$295,493	$(150,000)	$145,493
Operating loss	$(1,164,329)	$150,000	$(1,014,329)
Loss before income taxes	$(1,297,280)	$150,000	$(1,147,280)
Net loss and comprehensive loss	$(1,297,280)	$150,000	$(1,147,280)
Net loss per share	$(0.07)	$150,000	$(0.07)

Line item on the consolidated statements of cash flows:

	Twelve months ended		Twelve months ended
	December 31, 2019	Adjustment	December 31, 2019
	(Previously Reported)		(As restated)
Net loss per share	$(1,297,280)	$150,000	$(1,147,280)
Changes in non-cash working capital items	$8,425	$(150,000)	$(141,575)

This non-current asset of $150,000 was subsequently written off.

26.  Subsequent Events

As disclosed in Note 1, the 1-for-70 Reverse Split effected on October 28, 2022 has been applied retrospectively herein.

a) Borrowings

In December 2020, the Canadian Federal Government amended the CEBA Term Loan program to increase the loan amount by $20,000 to $60,000. KWESST has increased its borrowings accordingly. Additionally, effective January 1, 2021, the outstanding balance of the CEBA Term Loan was automatically converted to a 2-year interest free term loan.

The CEBA Term Loan may be repaid at any time without notice or the payment of any penalty. If 75% of the CEBA Term Loan is repaid on or before December 31, 2022, the repayment of the remaining 25% shall be forgiven. If on December 31, 2022, KWESST exercises the option for a 3-year term extension, a 5% annual interest will be applied on the any balance remaining during the extension period.

b) Technology acquisition

On April 29, 2021, KWESST acquired the Low Energy Cartridge technology from DEFSEC, a proprietary non-lethal cartridge-based firing system (herein referred as the "LEC System"). This technology acquisition includes all intellectual property rights for the LEC System. As DEFSEC is a private company owned by KWESST's Executive Chairman, this asset acquisition is a related party transaction.

KWESST MICRO SYSTEMS INC.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2020 and twelve months ended December 31, 2019

(Expressed in Canadian dollars, except share and per share amounts)

The purchase consideration consisted of:

  14,286 common shares of KWESST; and
  500,000 warrants to purchase KWESST's common shares at $0.70 per 1/70 of a common share; 25% vesting on the first anniversary of the closing of the LEC Technology acquisition and 25% per annum thereafter. These warrants will expire on April 29, 2026.

Additionally, KWESST will pay 7% royalty on annual sales of the LEC System to DEFSEC, net of taxes and duties, up to a maximum of $10 million, subject to minimum annual royalty payments starting in 2023.

The royalty payment obligation of the Purchase Agreement ("Agreement") will expire in 20 years unless terminated earlier under the terms set out in the Agreement.

c) Amended and restated licensing agreement

As disclosed in Note 24(a), KWESST entered into a licensing agreement with a third party, AerialX Drone Solutions ("AerialX").

Subsequently on April 5, 2021, KWESST entered into an amended and restated licensing agreement with AerialX for a period of two years from the date upon which AerialX will meet certain technical milestones. In consideration, KWESST has issued 1,429 common shares to AerialX ("Exclusive License Shares"). Based on KWESST's closing stock price of $95.90 on April 23, 2021 (TSX-V approval date), the fair value for these shares was $137,000.

d) Share capital activities

In April 2021, KWESST closed a brokered private placement, resulting in the issuance of 51,087 units of KWESST, at a price of $87.50 per unit for aggregate gross proceeds of $4,470,071. Each issued unit is comprised of one common share of the Company and seventy common share purchase warrant. Each Warrant is exercisable to acquire 1/70 of a common share at a price of $1.75 each (70 warrants for one common share) for a period of 24 months from the closing date. If at any time after four (4) months and one (1) day following the closing date, the trading price of KWESST common stock on the TSX Venture Exchange is equal to or exceeds $21.00 for a period of 10 consecutive trading days, as evidenced by the price at the close of market, KWESST shall be entitled to notify the holders of the Warrants of its intention to force the exercise of the Warrants. Upon receipt of such notice, the holders shall have 30 days to exercise the Warrants, failing which the Warrants will automatically expire.

The following provides a summary of share capital activities since September 30, 2020:

	Number	Amount
Outstanding at September 30, 2020	589,518	$9,374,563
Issued in brokered private placement	51,087	$3,611,818
Issued for exercise of stock options	18,195	$1,292,015
Issued for asset acquisition	14,286	$1,290,000
Issued in private placement	10,714	$1,110,000
Issued for exercise of warrants	10,380	$815,307
Issued for exercise of broker compensation options	2,459	$347,680
Issued for amended license	1,429	$137,000
Issued for debt settlements	1,305	$63,866
Issued for share units	138	$12,498
Less: share offering costs for the year	-	$(839,679)
Outstanding at September 30, 2021	699,511	$17,215,068

2,500,000 Common Units, Each Consisting of a Common Share and a Warrant to
Purchase One Common Share

KWESST Micro Systems Inc.

PROSPECTUS

ThinkEquity

December 6, 2022

Through and including December 31, 2022 (the 25th day after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.